As filed with the U.S. Securities and Exchange Commission on November 29, 2010
Registration No. 333-170502
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROBBINS & MYERS, INC.
(Exact name of registrant as specified in its charter)

Ohio	3561	31-0424220
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

51 Plum Street, Suite 260
Dayton, Ohio 45440
(937) 458-6600
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)
Linn S. Harson, Esq.
General Counsel and Secretary of Robbins & Myers, Inc.
Thompson Hine LLP
10 West Second Street
2000 Courthouse Plaza, NE
Dayton, Ohio 45402-1758
(937) 443-6842
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copy to:

Richard M. Safier, Esq. General Counsel and Secretary T-3 Energy Services, Inc. 7135 Ardmore Street Houston, Texas 77054 (713) 996-4110	Stephen M. Gill, Esq. Vinson & Elkins L.L.P. Suite 2500 1001 Fannin Street Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐  Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐  Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

The Board of Directors of Robbins & Myers, Inc. (“Robbins & Myers”) and the Board of Directors of T-3 Energy Services, Inc. (“T-3”) have each unanimously approved the acquisition of T-3 by Robbins & Myers (the “merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of October 6, 2010 (the “Merger Agreement”). Upon completion of the merger, T-3 or a successor entity will become a wholly owned subsidiary of Robbins & Myers.

If the merger is completed, T-3 stockholders will receive 0.894 Common Shares of Robbins & Myers, plus $7.95 in cash, without interest, for each share of T-3 Common Stock that they own. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the merger. Based on the closing price of Robbins & Myers Common Shares on the New York Stock Exchange (the “NYSE”) on October 5, 2010, the last trading day before public announcement of the merger, the stock exchange ratio, plus the cash component, represented $31.80 in value for each share of T-3 Common Stock. Based on such price on November 26, 2010, the stock exchange ratio, plus the cash component, represented $35.49 in value for each share of T-3 Common Stock. Robbins & Myers shareholders will continue to own their existing Robbins & Myers Common Shares.

Based on the estimated number of Robbins & Myers Common Shares and the number of shares of T-3 Common Stock to be outstanding immediately prior to the closing of the merger, we estimate that upon the closing, Robbins & Myers shareholders will own approximately 73% of the combined company and T-3 stockholders will own approximately 27% of the combined company. Robbins & Myers Common Shares are traded on the NYSE under the symbol “RBN,” and shares of T-3 Common Stock are traded on the NASDAQ Global Select Market under the symbol “TTES.”

At the special meeting of Robbins & Myers shareholders, Robbins & Myers shareholders will be asked to vote on the issuance of Robbins & Myers Common Shares to T-3 stockholders in the merger and approval of the merger and the other transactions contemplated by the Merger Agreement. At the special meeting of T-3 stockholders, T-3 stockholders will be asked to vote on the approval of the merger and adoption of the Merger Agreement.

We cannot complete the merger unless the shareholders of both of our companies approve the respective proposals related to the merger. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend your special meeting in person, please vote your shares as promptly as possible so that your shares may be represented and voted at the Robbins & Myers or T-3 special meeting, as applicable. Please note that a failure to vote your shares has the same effect as a vote against the merger.

The Robbins & Myers Board of Directors recommends that the Robbins & Myers shareholders vote “FOR” the proposal to issue Robbins & Myers Common Shares in the merger and to approve the merger and the other transactions contemplated by the Merger Agreement. The T-3 Board of Directors recommends that the T-3 stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the merger.

The obligations of Robbins & Myers and T-3 to complete the merger are subject to the satisfaction or waiver of several conditions. More information about Robbins & Myers, T-3 and the merger is contained in this joint proxy statement/prospectus. You should read this entire joint proxy statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 16.

We look forward to the successful completion of this transaction.

Sincerely,

Peter C. Wallace President and Chief Executive Officer Robbins & Myers, Inc.	Steven W. Krablin Chairman, President and Chief Executive Officer T-3 Energy Services, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated December 3, 2010 and is first being mailed to the shareholders of Robbins & Myers and the stockholders of T-3 on or about December 3, 2010.

Robbins & Myers, Inc.
51 Plum Street, Suite 260
Dayton, OH 45440
(937) 458-6600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On January 7, 2011

Dear Shareholders of Robbins & Myers, Inc.:

We are pleased to invite you to attend a special meeting of shareholders of Robbins & Myers, Inc., an Ohio corporation (“Robbins & Myers”), which will be held at Robbins & Myers’ corporate offices at 51 Plum Street, Suite 260, Dayton, Ohio 45440, on January 7, 2011, at 9:00 a.m., local time, for the following purposes:

•	To vote on a proposal to approve the issuance of Robbins & Myers Common Shares, without par value, in connection with the merger (the “merger”) contemplated by the Agreement and Plan of Merger, dated as of October 6, 2010 (the “Merger Agreement”), by and among Robbins & Myers, Inc., T-3 Energy Services, Inc. (“T-3”), Triple Merger I, Inc. and Triple Merger II, Inc., wholly owned subsidiaries of Robbins & Myers, a copy of which is included as Annex A to the attached joint proxy statement/prospectus, and to approve the merger and other transactions contemplated by the Merger Agreement, as it may be amended from time to time.

•	To vote upon an adjournment of the Robbins & Myers special meeting (if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes for the approval of the foregoing proposal).

Robbins & Myers will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement of it. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the Robbins & Myers special meeting.

Holders of Robbins & Myers Common Shares at the close of business on November 26, 2010 are entitled to vote at the meeting and any adjournment or postponement thereof.

The issuance of Robbins & Myers Common Shares to T-3 stockholders and the merger and the other transactions contemplated by the Merger Agreement will be approved if the votes cast in favor of the proposal represent two-thirds or more of all Robbins & Myers Common Shares entitled to vote on the proposal.

Completion of the merger is conditioned on approval of the issuance of Robbins & Myers Common Shares in the merger, the merger and the other transactions contemplated by the Merger Agreement.

Your vote is important. Whether or not you expect to attend in person, we urge you to authorize a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Robbins & Myers special meeting.

By Order of the Board of Directors,

Linn S. Harson,
Secretary

Dayton, Ohio
December 3, 2010

T-3 Energy Services, Inc.
7135 Ardmore Street
Houston, Texas 77054
(713) 996-4110

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On January 7, 2011

Dear Stockholders of T-3 Energy Services, Inc.:

We are pleased to invite you to attend a special meeting of stockholders of T-3 Energy Services, Inc., a Delaware Corporation (“T-3”), which will be held at T-3’s corporate offices at 7135 Ardmore Street, Houston, Texas 77054, on January 7, 2011, at 8:00 a.m., local time, for the following purposes:

•	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 6, 2010 (the “Merger Agreement”), among T-3, Robbins & Myers, Inc. (“Robbins & Myers”), Triple Merger I, Inc. and Triple Merger II, Inc., wholly owned subsidiaries of Robbins & Myers, a copy of which is included as Annex A to the attached joint proxy statement/prospectus, as such Merger Agreement may be amended from time to time, and to approve the merger contemplated by the Merger Agreement (the “merger”). Pursuant to the Merger Agreement, one or both of the Robbins & Myers subsidiaries will be merged with T-3 and each outstanding share of Common Stock of T-3 will be converted into the right to receive 0.894 Common Shares of Robbins & Myers, plus $7.95 in cash, without interest. Cash will also be paid in lieu of fractional shares.

•	To approve an adjournment of the T-3 special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes for the proposal to adopt the Merger Agreement and approve the merger.

T-3 will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement of it. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the T-3 special meeting.

Holders of shares of T-3 Common Stock at the close of business on November 26, 2010, are entitled to vote at the special meeting and any adjournment or postponement of the special meeting.

The T-3 Board of Directors has unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of T-3 and its stockholders. The T-3 Board of Directors unanimously recommends that T-3 stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the merger.

Adoption of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of T-3 Common Stock entitled to vote on the proposal. A list of the names of T-3 stockholders of record will be available for ten days prior to the T-3 special meeting for any purpose germane to the special meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at T-3’s headquarters, 7135 Ardmore Street, Houston, Texas 77054. The T-3 stockholder list will also be available at the T-3 special meeting for examination by any stockholder present at such meeting.

Your vote is very important. Whether or not you expect to attend the T-3 special meeting in person, we urge you to submit a proxy to vote your shares as promptly as possible by either: (1) logging onto http://www.proxyvote.com and following the instructions on your proxy card; (2) dialing 1-866-540-5760 and listening for further directions; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the T-3 special meeting. If your shares are held of record by a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by the record holder, as appropriate.

The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the Merger Agreement. We urge you to read this joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies or need help voting your shares of T-3 Common Stock, please contact T-3’s proxy solicitor:

InvestorCom, Inc.
65 Locust Ave., Third Floor
New Canaan, Connecticut 06840
Banks and brokers call collect: (203) 972-9300
Stockholders may call toll-free: (877) 972-0090

By Order of the Board of Directors

Richard M. Safier,
Secretary

December 3, 2010

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Robbins & Myers and T-3 from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Alliance Advisors, LLC 200 Broadacres Drive, 3rd Fl. Bloomfield, New Jersey 07003 (973) 873-7700 Toll-free: (877) 503-8435 or	InvestorCom, Inc. 65 Locust Ave., Third Floor New Canaan, Connecticut 06840 Banks and brokers call collect: (203) 972-9300 Stockholders may call toll-free: (877) 972-0090 or

Robbins & Myers, Inc. 51 Plum Street, Suite 260 Dayton, Ohio 45440 (937) 458-6600 Attn: Investor Relations	T-3 Energy Services, Inc. 7135 Ardmore Street Houston, Texas 77054 (713) 996-4110 Attn: Investor Relations

Investors may also consult Robbins & Myers’ or T-3’s website for more information about Robbins & Myers or T-3, respectively. Robbins & Myers’ website is www.robn.com. T-3’s website is www.t3energy.com.  Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

If you would like to request any documents, please do so by December 30, 2010 in order to receive them before the special meetings.

For a more detailed description of the information incorporated by reference in this joint proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information” beginning on page 124.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Robbins & Myers, constitutes a prospectus of Robbins & Myers under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Robbins & Myers Common Shares to be issued to T-3 stockholders pursuant to the merger. This joint proxy statement/prospectus constitutes a proxy statement of both Robbins & Myers and T-3 under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of Robbins & Myers shareholders and a notice of meeting with respect to the special meeting of T-3 stockholders.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated December 3, 2010. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our mailing of this joint proxy statement/prospectus to Robbins & Myers shareholders or T-3 stockholders nor the issuance by Robbins & Myers of Common Shares in connection with the merger will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation. Information contained in this joint proxy statement/prospectus regarding Robbins & Myers has been provided by Robbins & Myers and information contained in this joint proxy statement/prospectus regarding T-3 has been provided by T-3.

i

Page

Other Covenants and Agreements	86
Conditions to Completion of the Merger	87
Termination of the Merger Agreement	88
Termination Fees; Consequences of Termination	90
Expenses	90
Amendments, Extensions and Waivers	90
Specific Enforcement	91
ROBBINS & MYERS AND T-3 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	92
COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION	106
CERTAIN HISTORICAL AND PRO FORMA PER SHARE DATA	107
COMPARISON OF RIGHTS OF ROBBINS & MYERS SHAREHOLDERS AND T-3 STOCKHOLDERS	108
APPRAISAL RIGHTS	117
Robbins & Myers Dissenters’ Rights	117
T-3 Appraisal Rights	118
LEGAL MATTERS	122
EXPERTS	122
SHAREHOLDER PROPOSALS	123
Robbins & Myers	123
T-3	123
WHERE YOU CAN FIND MORE INFORMATION	124
ANNEX A AGREEMENT AND PLAN OF MERGER	A-1
ANNEX B OPINION OF UBS SECURITIES LLC	B-1
ANNEX C OPINION OF SIMMONS & COMPANY INTERNATIONAL	C-1
ANNEX D OHIO REVISED CODE SECTIONS 1701.84 AND 1701.85 — DISSENTER’S RIGHTS	D-1
ANNEX E DELAWARE GENERAL CORPORATION LAW SECTION 262 — APPRAISAL RIGHTS	E-1
EX-5.1
EX-8.1
EX-8.2
EX-23.3
EX-23.4
EX-99.1
EX-99.2
EX-99.3
EX-99.4

QUESTIONS AND ANSWERS

The following are some questions that you, as a shareholder of Robbins & Myers or stockholder of T-3, may have regarding the merger and the other matters being considered at the special meetings and the answers to those questions. Robbins & Myers and T-3 urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the special meetings. Additional important information is also contained in the Annexes to and the documents incorporated by reference into this joint proxy statement/prospectus. All references in this joint proxy statement/prospectus to “Robbins & Myers” refer to Robbins & Myers, Inc., an Ohio corporation; all references in this joint proxy statement/prospectus to “T-3” refer to T-3 Energy Services, Inc., a Delaware corporation; all references in this joint proxy statement/prospectus to “Merger Sub I” refer to Triple Merger I, Inc. a Delaware corporation and a direct wholly owned subsidiary of Robbins & Myers; all references in this joint proxy statement/prospectus to “Merger Sub II” refer to Triple Merger II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Robbins & Myers; unless otherwise indicated or as the context requires, all references in this joint proxy statement/prospectus to “we”, “our” and “us” refer to Robbins & Myers and T-3 collectively; and all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of October 6, 2010, among Robbins & Myers, T-3, Merger Sub I and Merger Sub II, a copy of which is included as Annex A to this joint proxy statement/prospectus. Robbins & Myers and its subsidiaries following completion of the merger are sometimes referred to collectively in this joint proxy statement/prospectus as the “combined company.”

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	Robbins & Myers and T-3 have agreed that Robbins & Myers will acquire T-3 pursuant to the terms of a Merger Agreement that is described in this joint proxy statement/prospectus. A copy of the Merger Agreement is included in this joint proxy statement/prospectus as Annex A.

In order to complete the merger:

• Robbins & Myers shareholders must approve the issuance of Robbins & Myers Common Shares in connection with the merger, the merger and the other transactions contemplated by the Merger Agreement; and

• T-3 stockholders must adopt the Merger Agreement and approve the merger.

We sometimes refer to the respective proposals being submitted to the Robbins & Myers shareholders and the T-3 stockholders related to the matters listed above as the “merger proposals.”

Robbins & Myers and T-3 will hold separate special meetings to obtain these approvals. This joint proxy statement/prospectus contains important information about the merger and the meetings of the shareholders of Robbins & Myers and stockholders of T-3, and you should read it carefully and in its entirety.

Your vote is important. You do not need to attend the special meetings in person to vote. We encourage you to vote as soon as possible.

Q:	What will I receive in the merger?

A:	If the merger is completed, T-3 stockholders will receive, for each share of T-3 Common Stock outstanding immediately prior to the effective time of the merger, 0.894 Common Shares of Robbins & Myers, plus $7.95 in cash, without interest (the “merger consideration”). T-3 stockholders will not receive any fractional Common Shares of Robbins & Myers in the merger. Instead, Robbins & Myers will pay cash for any fractional Common Shares of Robbins & Myers that a T-3 stockholder would otherwise have been entitled to receive.

Robbins & Myers shareholders will not receive any merger consideration and will continue to hold their Robbins & Myers Common Shares.

v

Q:	What is the value of the merger consideration?

A:	Because Robbins & Myers will issue a fixed number of Common Shares of Robbins & Myers, plus a fixed amount of cash, in exchange for each share of T-3 Common Stock, the value of the merger consideration that T-3 stockholders will receive will depend on the price per share of Robbins & Myers Common Shares at the time the merger is completed. That price will not be known at the time of the special meetings and may be less than the current implied price or the implied price at the time of the special meetings. You are encouraged to obtain market quotations for Robbins & Myers Common Shares and T-3 Common Stock.

Q:	When and where will the special meetings be held?

A:	The Robbins & Myers special meeting will be held at Robbins & Myers’ corporate offices at 51 Plum Street, Suite 260, Dayton, Ohio 45440, on January 7, 2011, at 9:00 a.m., local time. The T-3 special meeting will be held at T-3’s corporate offices at 7135 Ardmore Street, Houston, Texas 77054, on January 7, 2011, at 8:00 a.m., local time.

Q:	How do I vote?

A:	If you are a shareholder of record of Robbins & Myers as of the close of business on the record date for the Robbins & Myers special meeting or a stockholder of record of T-3 as of the close of business on the record date for the T-3 special meeting, you may vote in person by attending your special meeting or, to ensure your shares are represented at the meeting, you may authorize a proxy to vote by:

• Accessing the Internet website specified on your proxy card;

• Calling the toll-free number specified on your proxy card; or

• Signing and returning your proxy card in the postage-paid envelope provided.

If you hold Robbins & Myers shares or T-3 shares in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at your special meeting. If you hold shares through the Robbins & Myers Retirement Savings Plan, please see the question below “Q: How are my Robbins & Myers Retirement Savings Plan shares voted?”

Q:	My shares are held in “street name” by my broker. Will my broker automatically vote my shares for me?

A:	No. If your shares are held in the name of a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “record holder” of such shares. If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. As the beneficial holder, unless your broker, bank or other nominee has discretionary authority over your shares, you generally have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority. This is often called a “broker non-vote.”

Please follow the voting instructions provided by your broker, bank or other nominee so that they may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to Robbins & Myers or T-3 or by voting in person at your special meeting unless you first provide a proxy from your broker, bank or other nominee.

If you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any matter over which they do not have discretionary authority, which will have the same effect as a vote against the merger proposals.

Q:	How are my Robbins & Myers Retirement Savings Plan shares voted?

A:	If you hold shares through the Robbins & Myers Retirement Savings Plan (the “Robbins & Myers 401(k) Plan”) you can instruct the trustee, The Charles Schwab Trust Company (the “401(k) Trustee”), in a confidential manner, how to vote the shares allocated to you in the Plan by one of the following three methods:

• Call the number indicated on your instruction card to vote by telephone anytime up to 5:00 p.m. eastern time on January 4, 2011, and follow the instructions provided in the recorded message;

• Go to the website indicated on your instruction card to vote over the Internet anytime up to 5:00 p.m. eastern time on January 4, 2011 and follow the instructions provided on that site; or

• Mark, sign and mail your instruction card to the address indicated on your instruction card. Your instruction card must be received by Computershare Investor Services, LLC, Robbins & Myers’ transfer agent, no later than 5:00 p.m. eastern time on January 4, 2011, to ensure that the 401(k) Trustee is able to vote the shares allocated to you in accordance with your wishes.

Since only the Trustee of the Robbins & Myers 401(k) Plan can vote the shares allocated to you, you will not be able to vote your Robbins & Myers 401(k) Plan shares personally at the special meeting.

Please note that the trust agreement governing the Robbins & Myers 401(k) Plan provides that if the 401(k) Trustee does not receive your voting instructions, the Trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the 401(k) Trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the Robbins & Myers 401(k) Plan shares by the 401(k) Trustee is subject to federal pension laws, which require the Trustee to act as a fiduciary for Robbins & Myers 401(k) Plan participants in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the 401(k) Trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law.

The only way to ensure that the 401(k) Trustee votes shares allocated to you in the Robbins & Myers 401(k) Plan in accordance with your wishes is to provide instructions to the Trustee in the manner set forth above.

If you are a participant (or a beneficiary of a deceased participant) in the Robbins & Myers 401(k) Plan and you also own other Robbins & Myers Common Shares outside of your Robbins & Myers 401(k) Plan account, you should receive a voting instruction card for shares credited to your account in the Robbins & Myers 401(k) Plan, and a separate proxy card if you are a record holder of additional Common Shares of Robbins & Myers, or voting instruction card if you hold additional Common Shares of Robbins & Myers through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your Robbins & Myers 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive.

Q:	Who is entitled to vote at the Robbins & Myers and T-3 special meetings?

A:	Robbins & Myers: Robbins & Myers has fixed November 26, 2010 as the record date for the Robbins & Myers special meeting. Only holders of record of outstanding Robbins & Myers Common Shares as of the close of business on such date are entitled to notice of and to vote at the Robbins & Myers special meeting or any adjournment or postponement of the Robbins & Myers special meeting.

A:	T-3: T-3 has fixed November 26, 2010 as the record date for the T-3 special meeting. Only holders of record of outstanding shares of T-3 Common Stock as of the close of business on such date are entitled to notice of and to vote at the T-3 special meeting or any adjournment or postponement of the T-3 special meeting.

Q:	How many votes do I have?

A:	Robbins & Myers: You are entitled to one vote for each Common Share of Robbins & Myers that you owned as of the close of business on the Robbins & Myers record date. As of the close of business on the Robbins & Myers record date, there were 32,985,562 outstanding Common Shares of Robbins & Myers.

A:	T-3: You are entitled to one vote for each share of T-3 Common Stock that you owned as of the close of business on the T-3 record date. As of the close of business on the T-3 record date, there were 13,387,706 outstanding shares of T-3 Common Stock.

Q:	What vote is required to approve each proposal?

A:	Robbins & Myers: The issuance of Robbins & Myers Common Shares to T-3 stockholders and approval of the merger and the other transactions contemplated by the Merger Agreement require the affirmative vote of the holders of two-thirds or more of the outstanding Robbins & Myers Common Shares as of the close of business on the record date for the Robbins & Myers special meeting.

A:	T-3: Approval of the merger and adoption of the Merger Agreement require the affirmative vote of the holders of at least a majority of the outstanding shares of T-3 Common Stock as of the close of business on the record date for the T-3 special meeting.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	Robbins & Myers: If you are a Robbins & Myers shareholder and fail to vote, fail to instruct your broker, bank or other nominee to vote, or mark your proxy or voting instructions to abstain, it will have the effect of a vote against the issuance of Robbins & Myers Common Shares in the merger and approval of the merger and the other transactions contemplated by the Merger Agreement. If you are a Robbins & Myers shareholder through the Robbins & Myers 401(k) Plan and fail to instruct the 401(k) Trustee how to vote, the Trustee will vote your shares as described under the question above “Q: How are my Robbins & Myers 401(k) Plan shares voted?”

A:	T-3: If you are a T-3 stockholder and fail to vote, fail to instruct your broker, bank or other nominee to vote, or mark your proxy or voting instructions to abstain, it will have the effect of a vote against adoption of the Merger Agreement and approval of the merger.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you are a holder of record and properly complete, sign and return your proxy card without indicating how to vote on any particular proposal, the Robbins & Myers Common Shares or T-3 Common Stock represented by your proxy will be voted in accordance with the recommendation of the Board of Directors of Robbins & Myers or T-3, as applicable.

Q:	What constitutes a quorum?

A:	Robbins & Myers: Shareholders who hold at least a majority of the Common Shares issued and outstanding and who are entitled to vote at the Robbins & Myers special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Robbins & Myers special meeting. Note, however, that even if a quorum is present at the Robbins & Myers special meeting, the merger proposals can be approved only if two-thirds or more of all outstanding Robbins & Myers Common Shares entitled to vote on the proposal vote in favor of the proposal. All Robbins & Myers Common Shares represented at the Robbins & Myers special meeting, including shares that are represented but that abstain from voting, and shares that are represented but that are held by brokers, banks and other nominees who do not have authority to vote such shares (i.e., a broker non-vote), will be treated as present and entitled to vote for purposes of determining the presence or absence of a quorum.

A:	T-3: Stockholders entitled to cast a majority of all the votes entitled to be cast at the T-3 special meeting must be present in person or by proxy to constitute a quorum for the transaction of business at the T-3 special meeting. Note, however, that even if a quorum is present at the T-3 special meeting, the merger proposals can be approved only if holders of at least a majority of the outstanding Common Stock of T-3 as of the close of business on the record date of the T-3 special meeting vote in favor of the proposal. Abstentions will be included in the calculation of the number of shares of T-3 Common Stock represented at the special meeting for purposes of determining whether a quorum is present. With respect to broker non-votes, the adoption of the Merger Agreement and approval of the merger are not considered routine matters. Therefore, your broker will not be permitted to vote on the merger proposals without instruction from you as the beneficial owner of the T-3 Common Stock. Broker non-votes will, however, be counted for purposes of determining whether a quorum is present at the T-3 special meeting.

Q:	How can the meetings be adjourned or postponed:

A:	Robbins & Myers: Even if a quorum is not present, shareholders present in person or by proxy may, by a majority vote, adjourn the meeting from time to time and from place to place without further notice so long as the time and place of the adjourned meeting, and the means of voting by shareholders at the adjourned meeting, are fixed and announced at the meeting.

A:	T-3: Even if a quorum is not present, stockholders present in person or by proxy may, by a majority vote and without further notice, postpone or recess the meeting without notice other than announcement at the meeting of the date, time and place of the postponed or recessed meeting. The Chairman of the meeting may also postpone or recess the meeting without notice other than announcement at the meeting of the date, time and place of the postponed or recessed meeting.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes.

If you are a record holder of either Robbins & Myers or T-3: If you are a record holder of shares, you can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways:

• You can grant a new, valid proxy bearing a later date (including by telephone or Internet) in accordance with the instructions on the enclosed proxy card;

• You can send a signed notice of revocation to the address given on the enclosed proxy card; or

• You can attend your special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by Robbins & Myers or T-3, as applicable, no later than the beginning of the applicable special meeting (or, in the case of granting a new later-dated proxy by telephone or Internet, no later than 11:59 p.m. on the day prior to the applicable special meeting). If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above.

If you hold shares of either Robbins & Myers or T-3 in “street name”: If your shares are held in street name, you must contact your broker, bank or other nominee to change your vote.

If you hold Robbins & Myers shares in the Robbins & Myers 401(k) Plan: If you hold Common Shares of Robbins & Myers in the Robbins & Myers 401(k) Plan, there are two ways in which you may revoke your instructions to the 401(k) Trustee and change your vote with respect to voting the shares allocated to you in the Robbins & Myers 401(k) Plan:

• First, you may submit new voting instructions under any one of the three methods described under the question above “Q: How are my Robbins & Myers 401(k) Plan shares voted?”. The latest dated instructions actually received by the 401(k) Trustee, in accordance with the instructions for voting set forth in this joint proxy statement/prospectus, will be the instructions that are followed, and all earlier instructions will be revoked.

• Second, you may send a written notice to Robbins & Myers’ transfer agent, Computershare Investor Services, LLC at 250 Royall Street, Canton, Massachusetts 02021, stating that you would like to revoke your instructions to the 401(k) Trustee. This written notice must be received no later than 5:00 p.m. eastern time on January 4, 2011, in order to revoke your prior instructions.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of T-3 Common Stock?

A:	Robbins & Myers and T-3 have structured the merger with the intent that it qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”). If the merger qualifies as such a reorganization, T-3 stockholders will recognize any gain realized as a result of the merger only to the extent of cash received, and any loss will not be currently recognized. See the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 71.

Q:	What are the material U.S. federal income tax consequences of the merger to Robbins & Myers shareholders?

A:	Robbins & Myers shareholders will not recognize any gain or loss as a result of the merger, regardless of whether the merger qualifies as a reorganization under Section 368 of the Code.

Q:	When do you expect the merger to be completed?

A:	Robbins & Myers and T-3 are working to complete the merger as soon as possible and expect the closing of the merger to occur toward the beginning of 2011. However, the merger is subject to various regulatory approvals and other conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the respective Robbins & Myers and T-3 special meetings and the completion of the merger. If the merger is not completed by May 15, 2011, either party may terminate the Merger Agreement in certain circumstances. See the section entitled “Termination of the Merger Agreement” beginning on page 88.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this joint proxy statement/prospectus, including the Annexes. Then please authorize a proxy to vote your shares as soon as possible so that they may be represented at your special meeting.

Q:	Do I need to do anything with my shares now?

A:	No. If you are a T-3 stockholder, after the merger is completed, your shares of T-3 Common Stock will be converted automatically into the right to receive the merger consideration and cash will be paid in lieu of fractional Common Shares of Robbins & Myers. You do not need to take any action at the current time.

If you are a Robbins & Myers shareholder, you are not required to take any action with respect to your Common Shares of Robbins & Myers.

Q:	Are shareholders entitled to dissenters’ or appraisal rights?

A:	Robbins & Myers: A Robbins & Myers shareholder will be entitled to statutory dissenters’ rights under Ohio law if the shareholder does not vote in favor of the merger proposals and follows the procedures described in this joint proxy statement/prospectus to assert the shareholder’s dissenters’ rights. See the section entitled “Appraisal Rights” beginning on page 117. If a Robbins & Myers shareholder votes in favor of the merger proposals, or submits a signed proxy that does not indicate how the shareholder wishes to vote the shareholder’s shares, the shareholder will not have dissenters’ rights.

T-3: A T-3 stockholder will be entitled to statutory appraisal rights under Delaware law if the stockholder does not vote in favor of the merger proposals and follows the procedures described in this joint proxy statement/prospectus to assert the stockholder’s appraisal rights. See the section entitled “Appraisal Rights”

x

beginning on page 117. If a T-3 stockholder votes in favor of the merger proposals, or submits a signed proxy that does not indicate how the stockholder wishes to vote the stockholder’s shares, the stockholder will not have appraisal rights.

Q.	What happens if I sell my shares of T-3 Common Stock before the T-3 special meeting?

A:	The record date of the T-3 special meeting is earlier than the date of the T-3 special meeting and the date that the merger is expected to be completed. If you transfer your shares of T-3 Common Stock after the T-3 record date but before the T-3 special meeting, you will retain your right to vote at the T-3 special meeting, but will have transferred the right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares through effective time of the merger.

Q:	What if I hold shares in both Robbins & Myers and T-3?

A:	If you are a shareholder of Robbins & Myers and a stockholder of T-3, you will receive two separate packages of proxy materials. A vote as a Robbins & Myers shareholder will not count as a vote as a T-3 stockholder, and a vote as a T-3 stockholder will not count as a vote as a Robbins & Myers shareholder. Therefore, please separately vote your Robbins & Myers Common Shares and T-3 Common Stock.

Q:	Who can help answer my questions?

A:	Robbins & Myers shareholders or T-3 stockholders who have questions about the merger or the other matters to be voted on at the special meetings or desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

If you are a Robbins & Myers shareholder:	If you are a T-3 stockholder:
Alliance Advisors, LLC 200 Broadacres Drive, 3rd Fl. Bloomfield, New Jersey 07003 (973) 873-7700 Toll free: (877) 503-8435	InvestorCom, Inc. 65 Locust Ave., Third Floor New Canaan, Connecticut 06840 Banks and brokers call collect: (203) 972-9300 Stockholders may call toll-free: (877) 972-0090
or Robbins & Myers, Inc. 51 Plum Street, Suite 260 Dayton, Ohio 45440 (937) 458-6600 Attn: Investor Relations	or T-3 Energy Services, Inc. 7135 Ardmore Street Houston, Texas 77054 (713) 996-4110 Attn: Investor Relations

SUMMARY

This summary highlights information contained elsewhere in this joint proxy statement/prospectus and may not contain all the information that is important to you. Robbins & Myers and T-3 urge you to read carefully the remainder of this joint proxy statement/prospectus, including the Annexes, and the other documents to which we have referred you because this summary does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the Robbins & Myers and T-3 special meetings. See also the section entitled “Where You Can Find More Information” beginning on page 124. We have included page references in this summary to direct you to a more complete description of the topics presented below.

The Companies

Robbins & Myers, Inc. (see page 22)

51 Plum Street, Suite 260
Dayton, Ohio 45440
(937) 458-6600

Robbins & Myers, an Ohio corporation, is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical and pharmaceutical markets. Robbins & Myers’ operations are classified into three business segments: Fluid Management; Process Solutions; and Romaco. The Fluid Management Group designs, manufactures and markets equipment and systems used in oil and gas exploration, recovery and transportation, specialty chemical, wastewater treatment and a variety of other industrial applications. The Process Solutions Group designs, manufactures, and services glass-lined reactors and storage vessels and provides alloy steel vessels, heat exchangers, other fluid systems, wiped film evaporators, packaged process systems and customized fluoropolymer-lined fittings, vessels and accessories, primarily for the pharmaceutical and specialty chemical markets. Romaco designs, manufactures and markets packaging and secondary processing equipment for the pharmaceutical, healthcare, nutriceutical, food and cosmetic industries.

Additional information about Robbins & Myers and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 124.

Robbins & Myers Merger Subs (see page 22)

51 Plum Street, Suite 260
Dayton, Ohio 45440
(937) 458-6600

Triple Merger I, Inc., a wholly owned subsidiary of Robbins & Myers, is a Delaware corporation that was formed on April 16, 2010 for the purpose of effecting the merger. In the merger, Triple Merger I, Inc. will be merged with and into T-3, with T-3 surviving as a wholly owned subsidiary of Robbins & Myers. Triple Merger II, Inc., a wholly owned subsidiary of Robbins & Myers, is a Delaware corporation that was formed on April 16, 2010 for the purpose of facilitating completion of the merger. If necessary for tax reasons, T-3 will be merged with and into Triple Merger II, Inc., with Triple Merger II, Inc. surviving as a wholly owned subsidiary of Robbins & Myers.

T-3 Energy Services, Inc. (see page 22)

7135 Ardmore Street
Houston, Texas 77054
(713) 996-4110

T-3, a Delaware corporation, designs, manufactures, repairs and services products used in the drilling and completion of new oil and gas wells, the workover of existing wells, and the production and transportation of oil and gas. Its products are used in both onshore and offshore applications throughout the world.

Additional information about T-3 and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 124.

The Merger and the Merger Agreement

The Merger (see page 30)

The Board of Directors of Robbins & Myers and the Board of Directors of T-3 have each unanimously agreed that Robbins & Myers will acquire T-3 pursuant to the terms of the Merger Agreement, which is included in this joint proxy statement/prospectus as Annex A. Upon completion of the merger, T-3 will become a wholly owned subsidiary of Robbins & Myers or will be merged into a wholly owned subsidiary of Robbins & Myers. Robbins & Myers and T-3 encourage you to read the entire Merger Agreement carefully because it is the principal document governing the merger.

Terms of the Merger; Merger Consideration (see page 78)

The Merger Agreement provides for the merger of Merger Sub I with and into T-3, with T-3 surviving as a wholly owned subsidiary of Robbins & Myers. If necessary to obtain the tax treatment described in the section entitled ‘‘Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 71, T-3 will then be merged with and into Merger Sub II, with Merger Sub II surviving and continuing as a wholly owned subsidiary of Robbins & Myers. Upon completion of the merger, each share of T-3 Common Stock (including any restricted shares of T-3 Common Stock) issued and outstanding immediately prior to the completion of the merger, except for any shares of T-3 Common Stock held by Robbins & Myers or either Merger Sub (which will be cancelled), will be converted into the right to receive 0.894 Common Shares of Robbins & Myers, plus $7.95 in cash, without interest.

Robbins & Myers will not issue any fractional Common Shares in the merger. Instead, a T-3 stockholder who otherwise would have received a fraction of a Common Share of Robbins & Myers will receive an amount in cash equal to such fractional amount multiplied by the closing sale price of Robbins & Myers Common Shares on the NYSE on the last trading day prior to completion of the merger.

Treatment of T-3 Stock Options and Restricted Shares (see page 76)

Stock Options.  Pursuant to the Merger Agreement, upon completion of the merger, each outstanding option to purchase T-3 Common Stock will become fully vested prior to the effective time of the merger and will be converted into an option to acquire Common Shares of Robbins & Myers on the same terms and conditions as were in effect immediately prior to the completion of the merger. The number of Common Shares of Robbins & Myers underlying each converted T-3 stock option will be determined by multiplying the number of shares of T-3 Common Stock subject to such stock option immediately prior to the completion of the merger by 1.192, and rounding up to the nearest whole share. The exercise price per share of each converted T-3 stock option will be determined by dividing the per share exercise price of such stock option by 1.192, and rounding up to the nearest whole cent.

Restricted Shares.  Each T-3 restricted share that did not become fully vested upon execution of the Merger Agreement will become fully vested immediately prior to completion of the merger. The holders of restricted shares of T-3 Common Stock will be treated in the same manner as other holders of T-3 Common Stock under the Merger Agreement.

Treatment of T-3 Warrants (see page 77)

Pursuant to the Merger Agreement, upon completion of the merger, each outstanding warrant to purchase T-3 Common Stock will be converted into a warrant to receive, for each share of T-3 Common Stock for which the warrant was exercisable immediately prior to the merger, upon payment of the exercise price specified in the warrant, the same consideration that would have been issuable and payable in the merger if such share of T-3 Common Stock had been outstanding immediately prior to the merger ($7.95 in cash, without interest, and 0.894 Common Shares of Robbins & Myers), including cash in lieu of fractional shares.

Material U.S. Federal Income Tax Consequences of the Merger (see page 71)

Robbins & Myers and T-3 expect that the transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the obligations of each of Robbins & Myers and T-3 to complete the merger that each receives an opinion from its legal counsel to that effect. If the merger qualifies as a “reorganization,” a U.S. holder of T-3 Common Stock generally will recognize any gain realized as a result of the merger only to the extent of cash received, and any loss will not be currently recognized.

Tax matters are very complicated and the tax consequences of the merger to each T-3 stockholder will depend on that stockholder’s particular facts and circumstances. T-3 stockholders are urged to consult their tax advisors to understand fully the tax consequences to them of the merger.

Recommendations of the Board of Directors of Robbins & Myers (see page 39)

At a special meeting held on October 6, 2010, the Robbins & Myers Board of Directors unanimously determined that the merger and the other transactions contemplated by the Merger Agreement, including the issuance of Robbins & Myers Common Shares in the merger, are advisable and in the best interests of Robbins & Myers and its shareholders. Accordingly, the Robbins & Myers Board of Directors unanimously recommends that the Robbins & Myers shareholders vote “FOR” the proposal to approve the issuance of Common Shares of Robbins & Myers in the merger and to approve the merger and the other transactions contemplated by the Merger Agreement.

Recommendation of the Board of Directors of T-3 (see page 49)

At a special meeting held on October 5, 2010, the T-3 Board of Directors, by the unanimous vote of its members, determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of T-3 and its stockholders. Accordingly, the T-3 Board of Directors unanimously recommends that the T-3 stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the merger.

Opinion of Robbins & Myers’ Financial Advisors (see page 41)

On October 6, 2010, UBS Securities LLC, which we refer to in this joint proxy statement/prospectus as “UBS,” rendered its oral opinion to the Board of Directors of Robbins & Myers, which was subsequently confirmed in writing by delivery of a written opinion dated October 6, 2010, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its opinion, the consideration to be paid by Robbins & Myers in the merger was fair, from a financial point of view, to Robbins & Myers.

The summary of UBS’ opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this joint proxy statement/prospectus and sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion was provided for the benefit of the Board of

Directors of Robbins & Myers, in its capacity as such, in connection with, and for the purpose of, its evaluation of the consideration to be paid in the merger. UBS’ opinion only addressed the fairness, from a financial point of view, to Robbins & Myers of the consideration to be paid by Robbins & Myers in the merger and did not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Robbins & Myers or Robbins & Myers’ underlying business decision to effect the merger or any related transaction. The opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote or act with respect to the merger or any related transaction.

Opinion of T-3’s Financial Advisor (see page 53)

Simmons & Company International, which we refer to in this joint proxy statement/prospectus as “Simmons,” delivered its opinion to the Board of Directors of T-3 to the effect that, as of October 5, 2010, and based upon and subject to factors and assumptions set forth in its opinion, the merger consideration to be paid by Robbins & Myers in respect of each share of T-3 Common Stock as set forth in the Merger Agreement is fair, from a financial point of view, to the holders of T-3 Common Stock. The full text of the written opinion of Simmons, dated October 5, 2010, which sets forth certain assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included as Annex C to this joint proxy statement/prospectus. The summary of Simmons’ opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion included as Annex C. Simmons’ opinion was provided for the benefit of the Board of Directors of T-3 in connection with, and for the purpose of, its evaluation of the per share merger consideration from a financial point of view and does not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to T-3 or T-3’s underlying business decision to effect the merger. Simmons’ opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger. Holders of T-3 Common Stock are encouraged to read Simmons’ opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Simmons.

Financial Interests of Robbins & Myers Directors and Officers in the Merger (see page 64)

In considering the recommendation of the Robbins & Myers Board of Directors that you vote to approve the merger proposals, you should note that the Robbins & Myers’ directors and executive officers have financial interests in the merger that are different from, or in addition to, those of other Robbins & Myers shareholders generally. These interests relate to the vesting of certain equity awards that will be triggered if the merger proposals are approved by Robbins & Myers shareholders. The Robbins & Myers Board of Directors was aware of and considered these potential interests, among other matters, in evaluating the Merger Agreement and the merger, and in recommending that you approve the merger proposals.

Financial Interests of T-3 Directors and Officers in the Merger (see page 66)

Some of T-3’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of the stockholders of T-3 generally. These interests include, as applicable, the right to receive payments following the consummation of the merger (if certain termination events occur), the right to receive at the effective time of the merger cash amounts and/or Robbins & Myers Common Shares and options to acquire Common Shares of Robbins & Myers in exchange for outstanding T-3 equity compensation awards currently held by such individuals, and the right to continued indemnification and insurance coverage by Robbins & Myers after the merger. The T-3 Board of Directors was aware of and considered these potential interests, among other matters, in evaluating and recommending that its stockholders adopt the Merger Agreement and approve the merger.

Board of Directors and Management After the Merger (see page 71)

Following the completion of the merger, all members of the Robbins & Myers Board of Directors will continue to be directors of Robbins & Myers, and it is anticipated that the executive officers of Robbins & Myers will continue in that capacity. It is not anticipated that any of the current directors or executive officers of T-3 will continue as directors or executive officers of the combined company following the merger.

Regulatory Approvals Required for the Merger (see page 76)

Robbins & Myers and T-3 have agreed to use their reasonable best efforts to obtain all governmental and regulatory approvals required to complete the transactions contemplated by the Merger Agreement.

Under the Hart-Scott-Rodino Antitrust Improvements Act and related rules (the “HSR Act”), certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and all statutory waiting period requirements have been satisfied. Robbins & Myers and T-3 filed Notification and Report Forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on November 4, 2010. The parties did not receive a request for additional information (a “Second Request”) from the Federal Trade Commission and early termination of the 30 day waiting period under the HSR Act was granted effective November 16, 2010. No other approvals are required under the United States antitrust laws to complete the transaction. However, at any time before or after the effective time of the merger, public or private entities (including states and private parties) could take action under the antitrust laws, including but not limited to seeking to prevent the merger in court, to rescind the merger or to require the divestiture of assets of Robbins & Myers or T-3. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Any of these events could result in the conditions to the merger not being satisfied.

Completion of the Merger (see page 78)

Robbins & Myers and T-3 currently expect to complete the merger in early 2011, subject to receipt of required shareholder and regulatory approvals and the satisfaction or waiver of the conditions to the merger described in the Merger Agreement. It is possible that factors outside the control of Robbins & Myers or T-3 could result in the merger being completed at any earlier time, a later time, or not at all.

Conditions to Completion of the Merger (see page 87)

As more fully described in this joint proxy statement/prospectus and in the Merger Agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	The receipt of the approval of the merger proposals by T-3 stockholders;

•	The receipt of the approval of the merger proposals by Robbins & Myers shareholders;

•	The receipt of all necessary regulatory approvals under antitrust laws;

•	The accuracy of representations and warranties made by the parties in the Merger Agreement;

•	Performance by the parties of their obligations under the Merger Agreement (subject in each case to certain materiality standards);

•	The absence of a material adverse effect on each party;

•	Each party’s receipt of legal opinions regarding the qualification of the merger as a “reorganization” for U.S. federal income tax purposes;

•	The approval of the listing of the Robbins & Myers Common Shares to be issued in the merger or in respect of T-3 equity awards; and

•	The absence of any applicable law or judgment, or other legal restraint or prohibition, preventing the completion of the merger.

Robbins & Myers’ obligation to complete the Merger is also subject to the condition that the number of shares of T-3 Common Stock for which demands for an appraisal are made and not withdrawn does not exceed 10% of the outstanding shares of T-3 Common Stock.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement; Termination Fees (see page 88)

The Merger Agreement may be terminated at any time prior to the effective time of the merger, even after the receipt of the requisite shareholder approvals, by mutual written consent of Robbins & Myers and T-3, or by either Robbins & Myers or T-3 if:

•	The merger is not completed by May 15, 2011 (a party may not terminate the Merger Agreement for this reason, however, if the party’s failure to perform or observe in any material respect any of its obligations under the Merger Agreement are the cause of, or resulted in, the failure of the merger to occur);

•	Certain legal restraints preventing completion of the merger are in effect and have become final and nonappealable;

•	The Robbins & Myers shareholders fail to approve the merger proposals;

•	The T-3 stockholders fail to approve the merger proposals; or

•	The other party breaches the Merger Agreement in a way that would entitle the party seeking to terminate the agreement not to complete the merger (provided the terminating party is not also in breach of the Merger Agreement), subject to the right of the breaching party to cure the breach if it is curable.

Either party also may terminate the Merger Agreement prior to the other party’s shareholder meeting if (i) the Board of Directors of the other party withdraws or modifies in any adverse manner, or proposes publicly to withdraw or modify in any adverse manner, its approval or recommendation with respect to the merger; (ii) the Board of Directors of the other party approves or recommends, or proposes publicly, within 10 business days after a tender offer or exchange offer for an alternative transaction is first published, given or sent to shareholders, to approve or recommend, any alternative transaction with a third party; (iii) if the Board of Directors of the other party fails to recommend rejection of an alternative proposal; or (iv) if a party willfully and materially breaches its obligations under the Merger Agreement not to solicit alternate acquisition proposals. If the Merger Agreement is terminated under any of these circumstances, the other party will be required to pay the terminating party a termination fee.

In addition, prior to obtaining shareholder approval of its merger proposals, the Board of Directors of either party may terminate the Merger Agreement solely in response to a superior acquisition proposal if that party concurrently enters into an acquisition agreement with respect to the superior proposal and has complied with all of its obligations under the Merger Agreement with respect to the superior proposal. If the Merger Agreement is terminated under any of these circumstances, the terminating party will be required to pay the other party a termination fee.

A termination fee also will be payable by a party if the party terminates the Merger Agreement because its shareholders fail to approve the merger proposals and, under certain circumstances, the terminating party then enters into a contract with respect to, or completes, an alternative transaction within 12 months.

If the Merger Agreement is terminated and T-3 is required to pay a termination fee, the amount of the fee will be $12 million. If the Merger Agreement is terminated and Robbins & Myers is required to pay a termination fee, the amount of the fee will be $24 million.

Expenses (see page 90)

All fees and expenses incurred in connection with the merger and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses.

Appraisal Rights (see page 117)

Robbins & Myers:  A Robbins & Myers shareholder will be entitled to statutory dissenters’ rights under Ohio law if the shareholder does not vote in favor of the merger proposals and follows the procedures described in this joint proxy statement/prospectus to assert the shareholder’s dissenters’ rights. See the section entitled “Appraisal Rights” beginning on page 117. If a Robbins & Myers shareholder votes in favor of the merger proposals, or submits a signed proxy that does not indicate how the shareholder wishes to vote the shareholder’s shares, the shareholder will not have dissenters’ rights.

T-3:  A T-3 stockholder will be entitled to statutory appraisal rights under Delaware law if the stockholder does not vote in favor of the merger proposals and follows the procedures described in this joint proxy statement/prospectus to assert the stockholder’s appraisal rights. See the section entitled “Appraisal Rights” beginning on page 117. If a T-3 stockholder votes in favor of the merger proposals, or submits a signed proxy that does not indicate how the stockholder wishes to vote the stockholder’s shares, the stockholder will not have appraisal rights.

The Robbins & Myers Special Meeting

Date, Time and Place (see page 23)

The special meeting of Robbins & Myers shareholders will be held at Robbins & Myers’ corporate offices, 51 Plum Street, Suite 260, Dayton, Ohio 45440, on January 7, 2011, at 9:00 a.m., local time.

Purpose of the Robbins & Myers Special Meeting (see page 23)

At the Robbins & Myers special meeting, Robbins & Myers shareholders will be asked:

•	To vote on a proposal to approve the issuance of Robbins & Myers Common Shares to T-3 stockholders in connection with the merger and to approve the merger and the other transactions contemplated by the Merger Agreement;

•	To vote upon an adjournment of the Robbins & Myers special meeting (if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes for the approval of the foregoing proposal).

Completion of the merger is conditioned on approval by the Robbins & Myers shareholders of the issuance of Robbins & Myers Common Shares in the merger, the merger and the other transactions contemplated by the Merger Agreement.

Robbins & Myers Record Date; Stock Entitled to Vote (see page 23)

Only holders of Common Shares of Robbins & Myers as of the close of business on November 26, 2010, the record date for the Robbins & Myers special meeting, will be entitled to notice of, and to vote at, the Robbins & Myers special meeting or any adjournments or postponements thereof. On the record date, there were outstanding a total of 32,985,562 Common Shares of Robbins & Myers. Each outstanding Robbins & Myers Common Share is entitled to one vote on each proposal and any other matter coming before the Robbins & Myers special meeting.

Required Vote (see page 24)

The required votes to approve the Robbins & Myers proposals are as follows:

•	The issuance of Robbins & Myers Common Shares to T-3 stockholders in connection with the merger and the merger and the other transactions contemplated by the Merger Agreement will be approved if the total votes cast in favor of the proposal represent two-thirds or more of all outstanding Robbins & Myers Common Shares entitled to vote on the proposal. Votes to abstain and broker non-votes are treated the same as votes against the proposal.

•	The adjournment of the Robbins & Myers special meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Votes to abstain and broker non-votes will have no effect on the approval of the proposal.

As of the close of business on the Robbins & Myers record date, directors and executive officers of Robbins & Myers and their affiliates had the right to vote 481,130 Common Shares of Robbins & Myers, or approximately 1.5% of the combined voting power of the outstanding Robbins & Myers Common Shares entitled to vote at the Robbins & Myers special meeting.

Under a Voting Agreement, dated October 6, 2010 (the “Voting Agreement”), among M.H.M. & Co., Ltd., T-3 and Robbins & Myers, M.H.M. & Co. Ltd. agreed to vote the Robbins & Myers Common Shares beneficially owned by it in favor of the merger proposals and granted to T-3 an irrevocable proxy to secure the performance of its obligations under the Voting Agreement. M.H.M. & Co., Ltd. may terminate the Voting Agreement in certain circumstances, including if the Robbins & Myers Board of Directors adversely changes its recommendation with respect to the merger. As of the record date for the Robbins & Myers special meeting, M.H.M. & Co., Ltd. held 5,546,106 Common Shares, or approximately 16.8% of the outstanding Robbins & Myers Common Shares. Thomas P. Loftis, Chairman of the Robbins & Myers Board of Directors, is the sole owner of Loftis Investments, LLC, a general partner of M.H.M. & Co., Ltd., but does not make decisions with respect to voting or disposition of its Robbins & Myers Common Shares.

The T-3 Special Meeting

Date, Time and Place (see page 27)

The special meeting of T-3 stockholders will be held at T-3’s corporate offices at 7135 Ardmore Street, Houston, Texas 77054, on January 7, 2011 at 8:00 a.m., local time.

Purpose of the T-3 Special Meeting (see page 27)

At the T-3 special meeting, T-3 stockholders will be asked:

•	To adopt the Merger Agreement and approve the merger; and

•	To approve an adjournment of the special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement and approve the merger.

T-3 Record Date; Stock Entitled to Vote (see page 28)

Only holders of shares of T-3 Common Stock at the close of business on November 26, 2010, the record date for the T-3 special meeting, will be entitled to notice of, and to vote at, the T-3 special meeting or any adjournments or postponements thereof. On the record date, there were outstanding a total of 13,387,706 shares of T-3 Common Stock. Each outstanding share of T-3 Common Stock is entitled to one vote on each proposal and any other matter coming before the T-3 special meeting.

Required Vote (see page 28)

The required votes to approve the T-3 proposals are as follows:

•	Adoption of the Merger Agreement and approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of T-3 Common Stock entitled to vote at the special meeting. Votes to abstain and broker non-votes are treated the same as a vote against the proposal.

•	Approval of any proposal to adjourn the T-3 special meeting, if necessary, including for the purpose of soliciting additional proxies, requires the affirmative vote of a majority of the votes cast on the proposal at the T-3 special meeting. Votes to abstain and broker non-votes will have no effect on the approval of the proposal.

As of the close of business on the T-3 record date, directors and executive officers of T-3 and their affiliates had the right to vote 148,204 shares of T-3 Common Stock, or approximately 1.1% of the combined voting power of the outstanding shares of T-3 Common Stock entitled to vote at the T-3 special meeting.

Selected Historical Consolidated Financial Data of Robbins & Myers

The following table setting forth selected consolidated financial data and other operating information of Robbins & Myers as of August 31, 2010 and 2009 and for each of the fiscal years in the three year period ended August 31, 2010, has been derived in part from the audited financial statements and related notes appearing in Robbins & Myers’ Annual Report on Form 10-K for the year ended August 31, 2010, and incorporated by reference into this joint proxy statement/prospectus. The selected financial data and other operating information as of the end of the fiscal years 2008, 2007, and 2006 and for the 2008, 2007 and 2006 fiscal years were derived in part from historical financial statements not incorporated by reference into this joint proxy statement/prospectus, with per share information being adjusted to reflect a 2008 stock split.

The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Robbins & Myers or the combined company, and you should read the following information together with Robbins & Myers’ audited consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Robbins & Myers’ Annual Report on Form 10-K for the year ended August 31, 2010, which is incorporated by reference in this joint proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 124.

	As of the End of and for the Fiscal Year(1)
	2010	2009	2008	2007	2006
	(In thousands, except per share and employee data)

Operating Results
Orders	$641,320	$554,349	$812,998	$719,848	$688,822
Ending backlog	175,074	134,977	237,980	193,821	174,447
Sales	584,694	640,358	787,168	695,393	625,389
EBIT(2,3)	50,878	74,368	130,664	94,282	7,508
Net income (loss) — Robbins & Myers, Inc.(2,3)	33,197	55,364	87,402	50,705	(19,587)
Net income (loss) per share, diluted (2,3)	$1.01	$1.66	$2.52	$1.48	$(0.66)
Financial Condition
Total assets	$817,021	$796,854	$864,717	$816,143	$712,047
Total cash	149,213	108,169	123,405	116,110	48,365
Total debt (excluding portion due within one year)	93	265	30,435	30,553	104,787
Total equity(4)	$491,024	$483,111	$515,456	$424,947	$351,115
Other Data
Cash flow from operating activities	$88,483	$51,860	$89,560	$65,113	$40,581
Capital expenditures, net	10,611	17,694	22,114	16,536	13,660
Amortization	601	1,107	1,279	1,631	2,343
Depreciation	15,029	15,119	14,970	14,993	16,235
Dividends declared per share	$0.1675	$0.1575	$0.1450	$0.1250	$0.1100
Number of employees	2,965	3,027	3,357	3,233	3,271

Notes to Selected Financial Data

(1)	Robbins & Myers purchased the remaining 24% noncontrolling interest in Robbins & Myers’ Process Solution Group’s Chinese subsidiary on June 9, 2009. Robbins & Myers acquired Mavag on January 10, 2008 (by Robbins & Myers’ 51% owned consolidated joint venture in India). Robbins & Myers sold Robbins & Myers’ Zanchetta product line on March 31, 2007 and Robbins & Myers’ Hapa and Laetus product lines on March 31, 2006, all of which impact the comparability of the Selected Financial Data.

(2)	A summary of Robbins & Myers’ special items including inventory write-downs charged to cost of sales, and their impact on the diluted earnings per share is as follows:

	2010	2009	2008	2007	2006
	(In thousands, except per share data)

Pre-tax impact of special items expense (income):
Cost of sales-restructuring inventory writedowns-Process Solutions and Romaco segments	$—	$—	$—	$—	$1,127
Other restructuring costs including severance	2,764	—	—	1,818	8,472
Net product line/facility sale gains	—	—	(7,631)	(5,279)	(10,258)
Goodwill impairment-Romaco segment	—	—	—	—	39,174

Total special items	$2,764	$—	$(7,631)	$(3,461)	$38,515

(Decrease) increase on net income due to special items	$(2,764)	$—	$6,265	$3,461	$(36,941)
(Decrease) increase on diluted earnings per share due to special items	$(0.08)	$—	$0.18	$0.06	$(1.29)

(3)	Robbins & Myers’ operating performance is evaluated using several measures. One of those measures, EBIT, is income before interest and income taxes and is reconciled to net income on Robbins & Myers’ Consolidated Statement of Income. Robbins & Myers evaluates performance of its business segments and allocates resources based on EBIT. EBIT is not, however, a measure of performance calculated in accordance with U.S. generally accepted accounting principles and should not be considered as an alternative to net income as a measure of Robbins & Myers’ operating results. EBIT is not a measure of cash available for use by management.

The following table reconciles the line item “Net income (loss) — Robbins & Myers, Inc.” to EBIT for each of the fiscal years indicated.

	For the Fiscal Year Ended December 31,
	2010	2009	2008	2007	2006

Net income attributable to Robbins & Myers, Inc.	$33,197	$55,364	$87,402	$50,705	$(19,587)
Interest expense, net	195	382	2,031	5,243	12,946
Income tax expense	16,536	17,412	39,099	36,866	12,589
Net income attributable to noncontrolling interest	950	1,210	2,132	1,468	1,560

Income before interest and income taxes (“EBIT”)	$50,878	$74,368	$130,664	$94,282	$7,508

(4)	In the first quarter of fiscal 2010, Robbins & Myers adopted and retrospectively applied a new accounting standard related to a noncontrolling interest in a subsidiary. The standard requires a noncontrolling interest in a subsidiary to be classified as a separate component of total equity.

Selected Historical Consolidated Financial Data of T-3

The following selected consolidated financial data and information of T-3 as of December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, has been derived from the audited financial statements and related notes contained in T-3’s Annual Report on Form 10-K for the year ended December 31, 2009, incorporated by reference in this joint proxy statement/prospectus. The selected consolidated financial data and information as of December 31, 2007, 2006 and 2005 and for each of the years in the three year period ended December 31, 2007, were derived from historical financial statements not incorporated by reference in this joint proxy statement/prospectus.

The selected consolidated financial information of T-3 as of September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009 has been derived from T-3’s unaudited consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which is incorporated by reference in this joint proxy statement/prospectus. In the opinion of T-3’s management, the unaudited consolidated financial statements include all adjustments considered necessary for a fair presentation of the interim nine month financial information.

The information set forth below is only a summary and is not necessarily indicative of the results of future operations of T-3 or the combined company. The following information should be read together with T-3’s consolidated financial statements and the notes related to those financial statements, together with the related sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in T-3’s Annual Report on Form 10-K for the year ended December 31, 2009 and T-3’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which are incorporated herein by reference. For more information, see the section entitled “Where You Can Find More Information” beginning on page 124.

	Nine Months
	Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
			(In thousands, except per share data)

Operating Data:
Revenues	$147,526	$166,024	$218,461	$285,329	$217,434	$163,145	$103,218
Income from operations(1)-(6)	13,763	17,800	22,497	29,175	41,399	28,754	13,813
Income from continuing operations(1)-(6)	9,767	12,787	16,165	13,045	26,507	18,415	8,055
Income (loss) from discontinued operations, net of tax(7)	76			(48)	(1,257)	(323)	(3,542)

Net income(1)-(7)	$9,843	$12,787	$16,165	$12,997	$25,250	$18,092	$4,513

Basic earnings (loss) per common share:
Continuing operations	$0.75	$1.01	$1.27	$1.05	$2.26	$1.74	$0.76
Discontinued operations	0.01	—	—	—	(0.11)	(0.03)	(0.33)

Net income per common share	$0.76	$1.01	$1.27	$1.05	$2.15	$1.71	$0.43

Diluted earnings (loss) per common share:(8)
Continuing operations(1)-(6)	$0.74	$1.00	$1.26	$1.02	$2.19	$1.68	$0.75
Discontinued operations(7)	0.01	—	—	—	(0.11)	(0.03)	(0.33)

Net income per common share(1)-(7)	$0.75	$1.00	$1.26	$1.02	$2.08	$1.65	$0.42

Weighted average common shares outstanding:
Basic	13,025	12,660	12,711	12,457	11,726	10,613	10,582
Diluted(8)	13,181	12,758	12,806	12,812	12,114	10,934	10,670

	September 30,		December 31,
	2010	2009	2009	2008	2007	2006	2005
		(In thousands)

Balance Sheet Data:
Total assets	$296,758	$278,735	$279,821	$287,112	$300,562	$162,643	$140,788
Long-term debt, less current maturities	—	—	—	18,753	61,423	—	7,058

Notes to Selected Financial Data

(1)	In 2009, T-3 incurred approximately $3.9 million, or $2.5 million net of tax or diluted earnings per share of $0.20 per share, of costs relating to the March departure of Gus D. Halas, T-3’s former Chairman and Chief Executive Officer. Additionally, T-3 incurred approximately $0.3 million, or $0.2 million net of tax or diluted earnings per share of $0.02 per share, of costs related to abandoned acquisitions as well as the acquisition of the surface wellhead business of Azura Energy Systems Surface, Inc.

(2)	In 2008, T-3 incurred approximately $4.7 million, or $3.1 million net of tax or diluted earnings per share of $0.24 per share, of costs related to the pursuit of strategic alternatives.

(3)	In 2008, T-3 recorded a $23.5 million, or $20.5 million net of tax or diluted earnings per share of $1.60 per share, charge to continuing operations for the impairment of goodwill related to T-3’s pressure and flow control reporting unit.

(4)	In 2007, T-3 recorded a $2.5 million, or $1.9 million net of tax or diluted earnings per share of $0.16 per share, charge associated with a change of control payment and the immediate vesting of previously unvested stock options and restricted stock held by Gus D. Halas, T-3’s former Chairman and Chief Executive Officer, pursuant to the terms of his then existing employment agreement.

(5)	In 2006, T-3 recorded a $0.4 million, or $0.3 million net of tax or diluted earnings per share of $0.02 per share, charge associated with a Form S-1 registration statement and subsequent amendments. The Form S-1 registration statement was converted into a Form S-3 registration statement in September 2006, which was used by First Reserve Fund VIII to sell 4.5 million shares of T-3 Common Stock on November 30, 2006 in a series of block trades.

(6)	In 2005, T-3 recorded a $0.6 million, or $0.4 million net of tax or diluted earnings per share of $0.04 per share, charge associated with the termination of a public offering.

(7)	In 2007, T-3 recorded a $1.8 million, or $1.1 million net of tax or diluted earnings per share of $0.09 per share, charge due to a jury verdict incurred against one of T-3’s discontinued businesses. In 2005, T-3 completed the sale of substantially all of the assets of T-3’s distribution segment. The results of operations attributable to those assets are reported as discontinued operations. This resulted in a $2.8 million goodwill and other intangibles impairment charge and a $0.8 million long-lived asset impairment charge in 2005.

(8)	The following numbers of options and warrants were not included in the computation of diluted earnings per share for the twelve-month period ending on December 31 of the indicated year, because their inclusion would have been anti-dilutive: 863,836 options (2009); 492,128 options (2008); 208,000 options (2007); 5,325 options (2006); and 85,553 options and 332,862 warrants (2005). The following numbers of options were not included in the computation of diluted earnings per share for the nine-month period ending on September 30 of the indicated year, because their inclusion would have been anti-dilutive: 557,000 options (2010) and 974,000 options (2009). For the year ended December 31, 2008, there were 5,027 shares of restricted stock that were not included in the computation of diluted earnings per share because their inclusion would have been anti-dilutive. For the year ended December 31, 2006, there were 25,000 shares of unvested restricted stock that were not included in the computation of diluted earnings per share because the current market price at the end of the period did not exceed the target market price.

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following table shows summary unaudited pro forma condensed combined financial information regarding the financial condition and results of operations of the combined company after giving effect to the merger. The summary unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, or GAAP standards, under which the assets and liabilities of T-3 will be recorded by Robbins & Myers at their respective fair values as of the date the merger is completed. The summary unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on August 31, 2010. The summary unaudited pro forma condensed combined income statement for the fiscal year ended August 31, 2010 gives effect to the merger as if it had occurred on September 1, 2009, the first day of Robbins & Myers’ 2010 fiscal year.

The summary unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the more detailed unaudited pro forma condensed combined financial statements of the combined company appearing elsewhere in this joint proxy statement/prospectus and the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the summary unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with the historical consolidated financial statements and related notes of both Robbins & Myers and T-3 for the applicable periods, which have been incorporated into this joint proxy statement/prospectus by reference. For more information, see the section entitled ‘‘Where You Can Find More Information” beginning on page 124 and the section entitled “Robbins & Myers and T-3 Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 92.

The summary unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the summary unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. Also, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger. Furthermore, the determination of the final purchase price will be based on the number of shares of T-3 Common Stock outstanding immediately prior to completion of the merger and the price of Robbins & Myers Common Shares immediately prior to completion of the merger.

Fiscal Year Ended
August 31, 2010
(In thousands, except
per share amounts)

Summary Statement of Pro Forma Combined Income Data:
Sales	$784,621
Income from continuing operations	$40,939
Earnings per Common Share
Basic	$0.91
Diluted	$0.90

As of
August 31, 2010
(In thousands)

Summary Pro Forma Combined Balance Sheet Data:
Total assets	$1,266,857
Long-term debt	$93
Total equity	$858,398

Selected Comparative Per Share Market Price Information

Robbins & Myers Common Shares are listed and traded on the NYSE under the symbol “RBN.” T-3 Common Stock is listed and traded on the NASDAQ Global Select Market under the symbol “TTES.” The following table sets forth the closing price per Common Share of Robbins & Myers (as reported on the NYSE) and the closing price of T-3 Common Stock (as reported on the NASDAQ Global Select Market) as of October 5, 2010, the last trading day before public announcement of the merger, and as of November 26, 2010:

	Robbins & Myers	T-3

October 5, 2010	$26.68	$27.15
November 26, 2010	$30.80	$35.28

For selected historical comparative per share market price and dividend information for Robbins & Myers Common Shares and T-3 Common Stock, see the section entitled “Comparative Per Share Market Price Data and Dividend Information” beginning on page 106.

Certain Historical and Pro Forma Per Share Data

The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for Robbins & Myers Common Shares and T-3 Common Stock. The pro forma and pro forma equivalent per share information gives effect to the merger as if the merger had occurred on August 31, 2010 in the case of book value per share data and as of September 1, 2009 in the case of net income per share data.

The pro forma per share balance sheet information combines Robbins & Myers’ August 31, 2010 audited consolidated balance sheet with T-3’s September 30, 2010 unaudited consolidated balance sheet. The pro forma per share income statement information for the fiscal year ended August 31, 2010 combines Robbins & Myers’ audited consolidated statement of income for the fiscal year ended August 31, 2010 with T-3’s unaudited consolidated statements of income for the four quarters ended September 30, 2010. The T-3 pro forma equivalent per share financial information is calculated by multiplying the unaudited Robbins & Myers pro forma combined per share amounts by the 0.894 stock exchange ratio. The exchange ratio does not include the $7.95 per share cash portion of the merger consideration.

The following information should be read in conjunction with the audited consolidated financial statements of Robbins & Myers and T-3, which are incorporated by reference into this joint proxy statement/prospectus, and the financial information contained in the section entitled “Robbins & Myers and T-3 Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 92. The unaudited pro forma information below is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

As of and for the
Year Ended
August 31, 2010

Robbins & Myers Historical Data Per Common Share
Income from continuing operations
Basic and diluted	$1.01
Dividends declared per share	$0.1675
Book value per share	$14.44

As of and for the
Four
Quarters Ended
September 30, 2010

T-3 Historical Data Per Share of Common Stock
Income from continuing operations
Basic	$1.01
Diluted	$1.00
Dividends declared per share	$-0-
Book value per share	$19.21

As of and for the
Year Ended
August 31, 2010

Robbins & Myers Pro Forma Combined Data Per Common Share
Income from continuing operations
Basic	$0.91
Diluted	$0.90
Dividends declared per share	$0.1675
Book value per share	$19.10

As of and for the
Four
Quarters Ended
September 30, 2010

T-3 Pro Forma Equivalent Per Share of Common Stock
Income from continuing operations
Basic	$0.81
Diluted	$0.80
Dividends declared per share	$0.1497
Book value per share	$17.08

RISK FACTORS

In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the Robbins & Myers merger proposals, in the case of Robbins & Myers shareholders, or the T-3 merger proposals, in the case of T-3 stockholders. In addition, you should read and consider the risks associated with each of the businesses of Robbins & Myers and T-3 because these risks will also affect the combined company — these risks can be found in Robbins & Myers’ and T-3’s respective Annual Reports on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 124.

Risk Factors Relating to the Merger

The exchange ratio is fixed and will not be adjusted in the event of any change in either Robbins & Myers’ or T-3’s stock price.

Upon closing of the merger, each share of T-3 Common Stock will be converted into the right to receive 0.894 Common Shares of Robbins & Myers, plus $7.95 in cash, without interest. This exchange ratio is fixed in the Merger Agreement and will not be adjusted for changes in the market price of either Robbins & Myers Common Shares or T-3 Common Stock. Changes in the price of Robbins & Myers Common Shares prior to completion of the merger will affect the market value that T-3 stockholders will receive on the date of the merger. Stock price changes may result from a variety of factors (many of which are beyond our control), including the following factors:

•	Changes in Robbins & Myers’ and T-3’s respective businesses, operations and prospects, or the market assessments thereof;

•	Market assessments of the likelihood that the merger will be completed, including related considerations regarding regulatory approvals of the merger and approval by the shareholders of Robbins & Myers and the stockholders of T-3; and

•	General market and economic conditions and other factors generally affecting the price of Robbins & Myers Common Shares and T-3 Common Stock.

The price of Robbins & Myers Common Shares at the closing of the merger may vary from the price on the date the Merger Agreement was executed, on the date of this joint proxy statement/prospectus and on the date of the special meetings of Robbins & Myers and T-3. As a result, the market value represented by the exchange ratio will also vary. For example, based on the range of closing prices of Robbins & Myers Common Shares during the period from October 5, 2010, the last trading day before public announcement of the merger, through November 26, 2010, the stock exchange ratio, plus cash consideration, represented a market value ranging from a low of $30.56 to a high of $35.49 for each share of T-3 Common Stock.

Because the merger will be completed after the special meetings, at the time of your special meeting, you will not know the exact market value of the Robbins & Myers Common Shares that T-3 stockholders will receive upon completion of the merger.

If the price of Robbins & Myers Common Shares increases between the time of the special meetings and the effective time of the merger, T-3 stockholders will receive Robbins & Myers Common Shares that have a market value that is greater than the market value of such shares at the time of the special meetings. If the price of Robbins & Myers Common Shares decreases between the time of the special meetings and the effective time of the merger, T-3 stockholders will receive Common Shares of Robbins & Myers that have a market value that is less than the market value of such shares at the time of the special meetings. Therefore, because the exchange ratio is fixed, shareholders cannot be sure at the time of the special meetings of the market value of the consideration that will be paid to T-3 stockholders upon completion of the merger.

Obtaining required approvals necessary to satisfy closing conditions may delay or prevent completion of the merger.

Completion of the merger is conditioned upon the receipt of certain governmental authorizations, consents, orders or other approvals, including the expiration or termination of the waiting period under the HSR Act. The parties filed Notification and Report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on November 4, 2010. The parties did not receive a Second Request from the Federal Trade Commission and early termination of the 30 day waiting period under the HSR Act was granted effective November 16, 2010. No other approvals are required under the United States antitrust laws to complete the transaction. However, at any time before or after the effective time of the merger, public or private entities (including states and private parties) could take action under the antitrust laws, including but not limited to seeking to prevent the merger in court, to rescind the merger or to require the divestiture of assets of Robbins & Myers or T-3. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if such a change is made, that it will not be successful. Any of these events could result in the conditions to the merger not being satisfied. See the sections entitled “Conditions to Completion of the Merger” beginning on page 87 for a discussion of the conditions to the completion of the merger and “Regulatory Approvals Required for the Merger” beginning on page 76 for a description of the regulatory approvals necessary in connection with the merger.

Failure to complete the merger or a significant delay in the completion of the merger could negatively impact the stock prices and the future business and financial results of Robbins & Myers and T-3.

Completion of the merger is subject to a number of conditions beyond our control that may prevent, delay or otherwise materially adversely affect its completion, including approvals of the shareholders of Robbins & Myers and the stockholders of T-3. If the merger is delayed or is not completed, the ongoing businesses of Robbins & Myers and T-3 may be adversely affected. Additionally, if the merger is not completed, Robbins & Myers may be required to pay to T-3 a termination fee of $24 million under certain circumstances and T-3 may be required to pay to Robbins & Myers a termination fee of $12 million under other specified circumstances. Each party will also have to pay certain costs relating to the merger, such as legal, accounting, financial advisor, filing, printing and mailing fees. Any of the foregoing, or other risks arising in connection with the failure of the merger, including the diversion of management attention from pursuing other opportunities during the pendency of the merger, may have an adverse effect on the business, financial results and stock prices of Robbins & Myers and T-3.

The Merger Agreement contains provisions that could discourage a potential competing acquiror of either Robbins & Myers or T-3.

The Merger Agreement contains “no shop” provisions that, subject to limited exceptions, restrict Robbins & Myers’ and T-3’s ability to solicit, encourage, facilitate or discuss competing third-party proposals to acquire stock or assets of Robbins & Myers or T-3. Further, even if the Robbins & Myers Board of Directors or the T-3 Board of Directors withdraws or qualifies its recommendation with respect to the merger, it will still be required to submit the matter to a vote at its special meeting in certain circumstances. In addition, the other party to the merger generally has an opportunity to offer to modify the terms of its proposal in response to any competing acquisition proposals before the Board of Directors of the company that has received a third-party proposal may withdraw or qualify its recommendation with respect to the merger. In some circumstances, upon termination of the Merger Agreement Robbins & Myers will be required to pay a termination fee of $24 million to T-3 or T-3 will be required to pay a termination fee of $12 million to Robbins & Myers. See the sections entitled “No Solicitation of Alternative Proposals” beginning on page 81, “Termination of the Merger Agreement” beginning on page 88 and “Termination Fees; Consequences of Termination” beginning on page 90.

These provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Robbins & Myers or T-3 from considering or proposing such an acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

If the Merger Agreement is terminated and either Robbins & Myers or T-3 determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger.

The pendency of the merger could adversely affect the business and operations of Robbins & Myers and T-3.

In connection with the pending merger, each company will face additional uncertainties and restrictions on the manner in which it operates its business, including, among other things, that:

•	Some customers of Robbins & Myers and T-3 may delay or defer decisions, which could negatively impact revenues, earnings and cash flows of Robbins & Myers and T-3, regardless of whether the merger is completed;

•	Current and prospective employees of Robbins & Myers and T-3 may experience uncertainty about their future roles with Robbins & Myers following the merger, which may materially and adversely affect the ability of each of Robbins & Myers and T-3 to attract and retain key personnel;

•	The operations of Robbins & Myers and T-3, respectively, will be restricted by the terms of the Merger Agreement, which may cause either party to forego otherwise beneficial business opportunities; and

•	The attention of management and other company resources of Robbins & Myers and T-3 may be focused on the merger instead of on pursuing other opportunities beneficial to the Robbins & Myers shareholders or the T-3 stockholders, as applicable.

If lawsuits are filed against Robbins & Myers and T-3 challenging the merger and an adverse ruling is received, the merger may not be completed.

One of the conditions to the closing of the merger is that no judgment, injunction (whether preliminary, temporary or permanent) or other legal restraint or prohibition shall be in effect that prevents the completion of the merger. As such, if litigation is filed and an injunction prohibiting the defendants from completing the merger is obtained, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected time frame.

If the merger does not qualify as a tax-free reorganization under Section 368(a) of the Code, the stockholders of T-3 may be required to pay substantial U.S. federal income taxes.

The obligations of Robbins & Myers and T-3 to complete the merger are conditioned on, respectively, Robbins & Myers’ receipt of an opinion of counsel to Robbins & Myers, and T-3’s receipt of an opinion of counsel to T-3, to the effect that the merger will qualify as a tax-free reorganization under Section 368(a) of the Code, and that gain, but no loss, will be recognized by the T-3 stockholders as a result of the merger equal to the lesser of (a) the amount of cash received in the merger and (b) the excess, if any, of (i) the sum of the cash plus the fair market value of the Robbins & Myers Common Shares received in the merger, determined as of the closing date of the merger, over (ii) the holder’s tax basis in the T-3 shares surrendered in the merger. Any gain recognized generally will be treated as capital gain. These opinions will be based upon, among other things, certain assumptions, representations and covenants made by Robbins & Myers and T-3. An assumption made in reaching the conclusion that the merger will qualify as a reorganization is that all substantial conditions to the respective obligations of the parties to effect the merger will have been met and not waived. The failure of any such representation or assumption to be true or for a party to take action inconsistent with a covenant could adversely affect the validity of the opinions. Additionally, an opinion of counsel represents counsel’s legal judgment, and is not binding on the IRS or the courts. If a court determines that the merger is taxable, T-3 stockholders would recognize taxable gain or loss on their receipt of Robbins & Myers Common Shares and cash in the merger. See the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 71.

Risk Factors Relating to the Combined Company Following the Merger

The failure to integrate successfully the businesses of Robbins & Myers and T-3 in the expected time frame would adversely affect the combined company’s future results post-merger.

The success of the merger will depend, in large part, on the ability of the combined company to realize the anticipated benefits, including cost savings, from combining the businesses of Robbins & Myers and T-3. To realize these anticipated benefits, the businesses of Robbins & Myers and T-3 must be successfully integrated. This integration will be complex and time-consuming. The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company not achieving the anticipated benefits of the merger, which could have a negative impact on you as a shareholder of the combined company following the merger.

Potential difficulties that may be encountered in the integration process include the following:

•	The inability to successfully integrate the businesses of Robbins & Myers and T-3 in a manner that permits the combined company to achieve the cost savings anticipated to result from the merger;

•	Lost sales and customers as a result of customers of either of the two companies deciding not to do business with the combined company;

•	Complexities associated with managing the larger, more complex, combined business;

•	Integrating personnel from the two companies while maintaining focus on providing consistent, high quality products;

•	Potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the merger; and

•	Performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

Robbins & Myers’ future results will suffer if Robbins & Myers does not effectively manage its expanded operations following the merger.

Following the merger, the size of Robbins & Myers’ business will increase dramatically. Robbins & Myers’ future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. Robbins & Myers cannot assure you that it will be successful or that Robbins & Myers will realize the expected operating efficiencies, cost savings, revenue enhancements and other benefits currently anticipated from the merger.

Robbins & Myers is expected to incur substantial expenses related to the merger and the integration of T-3.

Robbins & Myers is expected to incur substantial expenses in connection with the merger and the integration of T-3. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated, including purchasing, accounting and finance, sales, billing, payroll, manufacturing, marketing and benefits. While Robbins & Myers has assumed that a certain level of expenses would be incurred, there are many factors beyond its control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These expenses could, particularly in the near term, exceed the savings that Robbins & Myers expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings. These integration expenses likely will result in Robbins & Myers taking significant charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present.

Robbins & Myers’ ability to finance the ongoing cash needs of the combined company is not guaranteed.

Robbins & Myers plans to fund its merger transaction expenses and the cash needs of the combined company with available cash of the combined company and proceeds (if any) that Robbins & Myers obtains from bank borrowings or capital markets issuances. If these sources of cash are unavailable, unattractive or inadequate, Robbins & Myers may be forced to raise funds in alternative manners, which may be more costly or unavailable. Completion of the merger is not conditioned on completing any financing transactions.

Other Risk Factors of Robbins & Myers and T-3

Robbins & Myers’ and T-3’s businesses are and will be subject to the risks described above. In addition, Robbins & Myers and T-3 are, and will continue to be, subject to the risks described in Robbins & Myers’ and T-3’s respective Annual Reports on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 124 for the location of information incorporated by reference into this joint proxy statement/prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements set forth in this joint proxy statement/prospectus that are not historical facts, including statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to shareholders, future economic and industry conditions, the merger (including its benefits, results, effects and timing), the attributes of T-3 as a subsidiary of Robbins & Myers and whether and when the transactions contemplated by the Merger Agreement will be consummated, are forward-looking statements within the meaning of the federal securities laws.

These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to:

•	The failure of the shareholders of Robbins & Myers or the stockholders of T-3 to approve the merger;

•	Satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approval);

•	Potential uncertainties regarding market acceptance of the combined company;

•	Uncertainties as to the timing of the merger;

•	Competitive responses to the merger;

•	Costs and difficulties related to integration of T-3’s businesses and operations;

•	Delays, costs and difficulties relating to the merger;

•	The inability to or delay in obtaining cost savings and synergies from the merger;

•	Inability to retain key personnel;

•	Changes in the demand for or price of oil and/or natural gas, which has been significantly impacted by the worldwide recession and the worldwide financial and credit crisis;

•	A significant decline in capital expenditures;

•	The ability to realize the benefits of restructuring programs;

•	Increases in competition;

•	Changes in the availability and cost of raw materials;

•	Foreign exchange rate fluctuations as well as economic or political instability in international markets and performance in hyperinflationary environments, such as Venezuela;

•	Work stoppages related to union negotiations;

•	Customer order cancellations;

•	The possibility of product liability lawsuits that could harm the combined company’s businesses;

•	Events or circumstances which result in an impairment of, or valuation against, assets;

•	The potential impact of U.S. and foreign legislation, government regulations, and other governmental action, including those relating to export and import of products and materials, and changes in the interpretation and application of such laws and regulations;

•	The outcome of audit, compliance, administrative or investigatory reviews;

•	Proposed changes in U.S. tax law which could impact future tax expense and cash flow;

•	Decline in the market value of pension plan investment portfolios; and

•	Other important risk factors discussed more fully in Robbins & Myers’ and T-3’s Annual Reports on Form 10-K for the years ended August 31, 2010 and December 31, 2009, respectively; their respective recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other reports filed by them from time to time with the SEC. These important factors also include those set forth under the section entitled “Risk Factors” beginning on page 16.

Readers are cautioned not to rely on any forward-looking statement, which speaks only as of the date of this joint proxy statement/prospectus or, if such statement is included in another document incorporated into this joint proxy statement/prospectus, as of the date of such other document. Except to the extent required by applicable law, the parties undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers also should understand that it is not possible to predict or identify all relevant factors that may impact forward-looking statements and that the above list should not be considered a complete statement of all potential risks and uncertainties.

THE COMPANIES

Robbins & Myers, Inc.
51 Plum Street, Suite 260
Dayton, Ohio 45440
(937) 458-6600

Robbins & Myers, an Ohio corporation, is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial, chemical and pharmaceutical markets. Robbins & Myers’ operations are classified into three business segments: Fluid Management; Process Solutions; and Romaco. The Fluid Management Group designs, manufactures and markets equipment and systems used in oil and gas exploration, recovery and transportation, specialty chemical, wastewater treatment and a variety of other industrial applications. The Process Solutions Group designs, manufactures, and services glass-lined reactors and storage vessels and provides alloy steel vessels, heat exchangers, other fluid systems, wiped film evaporators, packaged process systems and customized fluoropolymer-lined fittings, vessels and accessories, primarily for the pharmaceutical and specialty chemical markets. Romaco designs, manufactures and markets packaging and secondary processing equipment for the pharmaceutical, healthcare, nutriceutical, food and cosmetic industries.

Additional information about Robbins & Myers and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 124.

Robbins & Myers Merger Subs
51 Plum Street, Suite 260
Dayton, Ohio 45440
(937) 458-6600

Triple Merger I, Inc., a wholly owned subsidiary of Robbins & Myers, is a Delaware corporation that was formed on April 16, 2010 for the purpose of effecting the merger. In the merger, Triple Merger I, Inc. will be merged with and into T-3, with T-3 surviving as a wholly owned subsidiary of Robbins & Myers. Triple Merger II, Inc., a wholly owned subsidiary of Robbins & Myers, is a Delaware corporation that was formed on April 16, 2010 for the purpose of facilitating completion of the merger. If necessary for tax reasons, T-3 will be merged with and into Triple Merger II, Inc., with Triple Merger II, Inc. surviving as a wholly owned subsidiary of Robbins & Myers.

T-3 Energy Services, Inc.
7135 Ardmore Street
Houston, Texas 77054
(713) 996-4110

T-3, a Delaware corporation, designs, manufactures, repairs and services products used in the drilling and completion of new oil and gas wells, the workover of existing wells, and the production and transportation of oil and gas. Its products are used in both onshore and offshore applications throughout the world.

Additional information about T-3 and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 124.

THE ROBBINS & MYERS SPECIAL MEETING

Date, Time and Place

The special meeting of Robbins & Myers shareholders will be held at Robbins & Myers’ corporate offices at 51 Plum Street, Suite 260, Dayton, Ohio 45440, on January 7, 2011 at 9:00 a.m., local time.

Purpose of the Robbins & Myers Special Meeting

At the Robbins & Myers special meeting, Robbins & Myers shareholders will be asked:

•	To vote on a proposal to approve the issuance of Robbins & Myers Common Shares to T-3 stockholders in connection with the merger and to approve the merger and the other transactions contemplated by the Merger Agreement;

•	To vote upon an adjournment of the Robbins & Myers special meeting (if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes for the approval of the foregoing proposal).

Completion of the merger is conditioned on approval by Robbins & Myers shareholders of the issuance of Robbins & Myers Common Shares in the merger, the merger and the other transactions contemplated by the Merger Agreement.

Recommendation of the Board of Directors of Robbins & Myers

At a special meeting held on October 6, 2010, the Robbins & Myers Board of Directors unanimously determined that the merger and the other transactions contemplated by the Merger Agreement, including the issuance of Robbins & Myers Common Shares in the merger, are advisable and in the best interests of Robbins & Myers and its shareholders. Accordingly, the Robbins & Myers Board of Directors unanimously recommends that the Robbins & Myers shareholders vote “FOR” the proposal to approve the issuance of Robbins & Myers Common Shares in the merger and the merger and the other transactions contemplated by the Merger Agreement.

Robbins & Myers shareholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger. In addition, Robbins & Myers shareholders are directed to the Merger Agreement, which is included as Annex A to this joint proxy statement/prospectus.

Robbins & Myers Record Date; Stock Entitled to Vote

Only holders of Common Shares of Robbins & Myers issued and outstanding at the close of business on November 26, 2010, the record date for the Robbins & Myers special meeting, will be entitled to notice of, and to vote at, the Robbins & Myers special meeting or any adjournments or postponements thereof. On the record date, there were 32,985,562 Common Shares of Robbins & Myers issued and outstanding. Each outstanding Common Share of Robbins & Myers is entitled to one vote on each proposal and any other matter coming before the Robbins & Myers special meeting.

Voting by Robbins & Myers’ Directors and Executive Officers, and Certain Significant Shareholders

On the record date, approximately 1.5% of the outstanding Common Shares of Robbins & Myers were held by Robbins & Myers’ directors and executive officers and their affiliates. We currently expect that Robbins & Myers’ directors and executive officers will vote their shares in favor of all Robbins & Myers proposals, although no director or executive officer has entered into any agreement obligating him or her to do so.

Under the Voting Agreement with M.H.M. & Co., Ltd., M.H.M. & Co., Ltd. agreed to vote the Robbins & Myers Common Shares beneficially owned by it in favor of approval of the merger proposals and granted to T-3 an irrevocable proxy to secure the performance of its obligations under the Voting Agreement. M.H.M. & Co., Ltd. may terminate the Voting Agreement under certain circumstances, including if the Robbins & Myers Board of Directors adversely changes its recommendation with respect to the merger. As of the record date for the Robbins & Myers special meeting, M.H.M. & Co., Ltd. held 5,546,106 Common Shares, or approximately 16.8% of the outstanding Robbins & Myers Common Shares. Thomas P. Loftis, Chairman of the Board of Robbins & Myers, is the sole owner of Loftis Investments, LLC, a general partner of M.H.M. & Co., Ltd., but does not make decisions with respect to voting or disposition of its Robbins & Myers Common Shares.

Quorum

Shareholders who hold at least a majority of the Robbins & Myers Common Shares issued and outstanding and who are entitled to vote at the Robbins & Myers special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Robbins & Myers special meeting. Note, however, that even if a quorum is present at the Robbins & Myers special meeting, the merger proposals can be approved only if two-thirds or more of all issued and outstanding Robbins & Myers Common Shares entitled to vote on the merger proposals vote in favor of it.

All Robbins & Myers Common Shares represented at the Robbins & Myers special meeting, including shares that are represented but that vote to abstain, and shares that are represented but that are held by brokers, banks and other nominees who do not have authority to vote such shares (i.e., a broker non-vote), will be treated as present and entitled to vote for purposes of determining the presence or absence of a quorum.

Required Vote

The required votes to approve the merger proposals are as follows:

•	The issuance of Robbins & Myers Common Shares to T-3 stockholders in the merger and the merger and the other transactions contemplated by the Merger Agreement will be approved if the total votes cast in favor of the proposal represent two-thirds or more of all Robbins & Myers Common Shares entitled to vote on such proposal.

•	The adjournment of the Robbins & Myers special meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Failure to Vote and Broker Non-Votes

If you are a Robbins & Myers shareholder and fail to vote or fail to instruct your broker, bank or other nominee to vote, it will have the effect of a vote against the merger proposals, but will have no effect on any proposal to adjourn the special meeting. If you are a Robbins & Myers shareholder through the Robbins & Myers 401(k) Plan and fail to instruct the 401(k) Trustee how to vote, the Trustee will vote your shares as described below under the section entitled “Shares Held in the Robbins & Myers 401(k) Plan” beginning on page 25.

Abstentions

If you are a Robbins & Myers shareholder and you vote to abstain, it will have the effect of a vote against the merger proposals, but will have no effect on any proposal to adjourn the Robbins & Myers special meeting.

Record Holders

If you are a record holder of Robbins & Myers Common Shares, a proxy card is enclosed for your use. Robbins & Myers requests that you vote your shares by telephone or through the Internet, or sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Information and applicable deadlines for voting by telephone or through the Internet are set forth on the enclosed proxy card. When the enclosed proxy card is returned properly executed, the Common Shares of Robbins & Myers represented by it will be voted at the Robbins & Myers special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Your vote is important. Accordingly, if you are a record holder of Robbins & Myers Common Shares, please sign and return the enclosed proxy card or vote via telephone or the Internet whether or not you plan to attend the Robbins & Myers special meeting in person.

If a proxy card is signed and returned without an indication as to how the Robbins & Myers Common Shares represented are to be voted with regard to a particular proposal, the Robbins & Myers Common Shares represented by the proxy will be voted in accordance with the recommendation of the Robbins & Myers Board of Directors. At the date hereof, the Robbins & Myers Board of Directors has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/prospectus or the related Robbins & Myers proxy card other than the matters set forth in Robbins & Myers’ Notice of Special Meeting of Shareholders. In accordance with Ohio law, business transacted at the Robbins & Myers special meeting will be limited to those matters set forth in such notice. Nonetheless, if any other matter is properly presented at the Robbins & Myers special meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their best judgment on such matter.

Shares Held in Street Name

If your shares are held in the name of a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “record holder” of such shares. If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. As the beneficial holder, unless your broker, bank or other nominee has discretionary authority over your shares, you generally have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority. This is often called a “broker non-vote.”

Please follow the voting instructions provided by your broker, bank or other nominee, so that they may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to Robbins & Myers or by voting in person at your special meeting unless you first provide a proxy from your broker, bank or other nominee.

If you are a Robbins & Myers shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any matter over which they do not have discretionary authority. Such a broker non-vote will have the effect of a vote against Robbins & Myers’ proposals, assuming a quorum is present.

Shares Held in the Robbins & Myers 401(k) Plan

If you hold shares through the Robbins & Myers 401(k) Plan you can instruct the 401(k) Trustee, in a confidential manner, how to vote the shares allocated to you in the Plan by one of the following three methods:

•	Call the number indicated on your instruction card to vote by telephone anytime up to 5:00 p.m. eastern time on January 4, 2011, and follow the instructions provided in the recorded message;

•	Go to the website indicated on your instruction card to vote over the Internet anytime up to 5:00 p.m. eastern time on January 4, 2011 and follow the instructions provided on that site; or

•	Mark, sign and mail your voting instruction card to the address indicated on your instruction card. Your instruction card must be received by Computershare Investor Services, LLC, Robbins & Myers’ transfer agent, no later than 5:00 p.m. eastern time on January 4, 2011, to ensure that the 401(k) Trustee is able to vote the shares allocated to you in accordance with your wishes.

Since only the 401(k) Trustee can vote the shares allocated to you, you will not be able to vote your Robbins & Myers 401(k) Plan shares personally at the special meeting.

Please note that the trust agreement governing the Robbins & Myers 401(k) Plan provides that if the 401(k) Trustee does not receive your voting instructions, the Trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the 401(k) Trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the Robbins & Myers 401(k) Plan shares by the 401(k) Trustee is subject to federal pension laws, which require the Trustee to act as a fiduciary for Robbins & Myers 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the 401(k) Trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law.

The only way to ensure that the 401(k) Trustee votes shares allocated to you in the Robbins & Myers 401(k) Plan in accordance with your wishes is to provide instructions to the Trustee in the manner set forth above.

If you are a participant (or a beneficiary of a deceased participant) in the Robbins & Myers 401(k) Plan and you also own other Robbins & Myers Common Shares outside of your Robbins & Myers 401(k) Plan account, you should receive a voting instruction card for shares credited to your account in the Robbins & Myers 401(k) Plan, and a separate proxy card if you are a record holder of additional Common Shares of Robbins & Myers, or voting instruction card if you hold additional Common Shares of Robbins & Myers through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your Robbins & Myers 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your Robbins & Myers Common Shares.

Changing Your Vote

If you are a record holder of Robbins & Myers:  If you are a record holder of Robbins & Myers Common Shares, you can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways:

•	You can grant a new, valid proxy bearing a later date (including by telephone or Internet) in accordance with the instructions on the enclosed proxy card;

•	You can send a signed notice of revocation to the address give on the enclosed proxy card; or

•	You can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received no later than the beginning of the Robbins & Myers special meeting (or, in the case of granting a new later-dated proxy by telephone or Internet, no later than 11:59 p.m. on the day prior to the Robbins & Myers special meeting). If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above.

If you hold shares of Robbins & Myers in “street name”:  If your shares are held in street name, you must contact your broker, bank or other nominee to change your vote.

If you hold Robbins & Myers shares in the Robbins & Myers 401(k) Plan:  If you hold Common Shares of Robbins & Myers in the Robbins & Myers 401(k) Plan, there are two ways in which you may revoke your instructions to the 401(k) Trustee and change your vote with respect to voting the shares allocated to you in the Plan:

•	First, you may submit new voting instructions under any one of the three methods described above under the section entitled “Shares Held in the Robbins & Myers 401(k) Plan” beginning on page 25. The latest dated instructions actually received by the 401(k) Trustee, in accordance with the instructions for voting set forth in this joint proxy statement/prospectus, will be the instructions that are followed, and all earlier instructions will be revoked.

•	Second, you may send a written notice to Robbins & Myers’ transfer agent, Computershare Investor Services, LLC at 250 Royall Street, Canton, Massachusetts 02021, stating that you would like to revoke your instructions to the 401(k) Trustee. This written notice must be received no later than 5:00 p.m. eastern time on January 4, 2011, in order to revoke your prior instructions.

Solicitation of Proxies

Robbins & Myers is soliciting proxies for the Robbins & Myers special meeting and, in accordance with the Merger Agreement, the cost of proxy solicitation for the Robbins & Myers special meeting will be borne by Robbins & Myers. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Robbins & Myers, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Robbins & Myers will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares and will provide customary reimbursement to such firms for the cost of forwarding these materials. Robbins & Myers has retained Alliance Advisors, LLC to assist in its solicitation of proxies and has agreed to pay it a fee of approximately $7,500, plus reasonable expenses, for these services.

Confidential Voting

It is Robbins & Myers’ policy that all proxies, ballots and tabulations of shareholders who check the box indicated for confidential voting be kept confidential, except where mandated by law and other limited circumstances.

For participants in the Robbins & Myers 401(k) Plan, your instructions to the 401(k) Trustee on how to vote the shares allocated to you under the Robbins & Myers 401(k) Plan will be kept confidential. You do not need to request confidential treatment in order to maintain the confidentiality of your vote.

THE T-3 SPECIAL MEETING

Date, Time and Place

The special meeting of T-3 stockholders will be held at T-3’s corporate offices at 7135 Ardmore Street, Houston, Texas 77054, on January 7, 2011 at 8:00 a.m., local time.

Purpose of the T-3 Special Meeting

At the T-3 special meeting, T-3 stockholders will be asked:

•	To adopt the Merger Agreement and to approve the merger; and

•	To approve an adjournment of the special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement and approve the merger.

Recommendation of the Board of Directors of T-3

At a special meeting held on October 5, 2010, the T-3 Board of Directors, by the unanimous vote of its members, determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of T-3 and its stockholders.

The T-3 Board of Directors unanimously recommends that the T-3 stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the merger.

T-3 stockholders should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger. In addition, T-3 stockholders are directed to the Merger Agreement, which is included as Annex A to this joint proxy statement/prospectus.

T-3 Record Date; Stock Entitled to Vote

Only holders of T-3 Common Stock at the close of business on November 26, 2010, the record date for the T-3 special meeting, will be entitled to notice of, and to vote at, the T-3 special meeting or any adjournments or postponements thereof. On the record date, there were outstanding a total of 13,387,706 shares of T-3 Common Stock. Each outstanding share of T-3 Common Stock is entitled to one vote on each proposal and any other matter coming before the T-3 special meeting.

Voting by T-3’s Directors and Executive Officers

On the record date, approximately 1.1% of the outstanding shares of T-3 Common Stock were held by T-3 directors and executive officers.

Quorum

Stockholders entitled to cast a majority of all the votes entitled to be cast at the T-3 special meeting must be present in person or by proxy to constitute a quorum for the transaction of business at the T-3 special meeting. Note, however, that even if a quorum is present at the T-3 special meeting, the merger proposals can be approved only if holders of at least a majority of the outstanding shares of T-3 Common Stock vote in favor of the merger proposals. If a quorum is not present, stockholders present in person or by proxy may, by a majority vote, postpone or recess the meeting from time to time without further notice other than announcement at the meeting of the date, time and place of the postponed or recessed meeting.

Abstentions will be included in the calculation of the number of shares of T-3 Common Stock represented at the special meeting for purposes of determining whether a quorum is present. With respect to broker non-votes, the approval and adoption of the Merger Agreement are not considered routine matters. Therefore, your broker will not be permitted to vote on the merger proposals without instruction from you as the beneficial owner of the T-3 Common Stock. Broker non-votes will, however, be counted for purposes of determining whether a quorum is present at the T-3 special meeting.

Required Vote

The required votes to approve the T-3 proposals are as follows:

•	Adoption of the Merger Agreement and approval of the merger require the affirmative vote of the holders of at least a majority of the outstanding T-3 Common Stock entitled to vote at the T-3 special meeting.

•	Approval of any proposal to adjourn the T-3 special meeting, if necessary, including for the purpose of soliciting additional proxies, requires the affirmative vote of a majority of the votes cast on the proposal at the T-3 special meeting.

Failure to Vote and Broker Non-Votes

If you are a T-3 stockholder and fail to vote or fail to instruct your broker, bank or nominee to vote, it will have the same effect as a vote against the merger proposals but will have no effect on any proposal to adjourn the T-3 special meeting.

Abstentions

If you are a T-3 stockholder and you vote to abstain or instruct your broker, bank or nominee to vote to abstain, it will have the same effect as a vote against the merger proposals but will have no effect on any proposal to adjourn the T-3 special meeting.

Record Holders

If you are a record holder of T-3 Common Stock, a proxy card is enclosed for your use. T-3 requests that you vote your shares by telephone or through the Internet, or sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope. Information and applicable deadlines for authorizing a proxy by telephone or through the Internet are set forth on the enclosed proxy card. When the enclosed proxy card is returned properly executed, the shares of T-3 Common Stock represented by it will be voted at the T-3 special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card.

Your vote is important. Accordingly, if you are a record holder of T-3 Common Stock, please sign and return the enclosed proxy card or vote via telephone or the Internet whether or not you plan to attend the T-3 special meeting in person.

If a proxy card is signed and returned without an indication as to how the shares of T-3 Common Stock represented are to be voted with regard to a particular proposal, the T-3 Common Stock represented by the proxy will be voted in accordance with the recommendation of the T-3 Board of Directors. If any other matter is properly presented at the T-3 special meeting, the persons named in the enclosed proxy card will vote in accordance with their best judgment on such matter.

Shares Held in Street Name

If your shares are held in the name of a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “record holder” of such shares. If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted. Please follow the voting instructions provided by your bank, broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to T-3 or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your bank or broker. Further, brokers who hold shares of T-3 Common Stock on behalf of their customers may not give a proxy to T-3 to vote those shares with respect to the merger proposals without specific instructions from their customers.

If you are a T-3 stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker will not vote your shares on any matter over which they do not have discretionary authority (a broker non-vote), which will have the effect of a vote against the merger proposals.

Changing Your Vote

If you are a record holder of T-3:  If you are a record holder of shares of T-3 Common Stock, you can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways:

•	You can grant a new, valid proxy bearing a later date (including by telephone or Internet) in accordance with the instructions on the enclosed proxy card;

•	You can send a signed notice of revocation to the address given on the enclosed proxy card; or

•	You can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received no later than the beginning of the T-3 special meeting (or, in the case of granting a new later-dated proxy by telephone or Internet, no later than 11:59 p.m. on the day prior to the T-3 special meeting). If you have voted your shares by telephone or through the Internet, you may revoke your prior telephone or Internet vote by any manner described above.

If you hold shares of T-3 in “street name”:  If your shares are held in street name, you must contact your broker, bank or other nominee to change your vote.

Solicitation of Proxies

T-3 is soliciting proxies for the T-3 special meeting and, in accordance with the Merger Agreement, the cost of proxy solicitation for the T-3 special meeting will be borne by T-3. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of T-3, without additional remuneration, by personal interview, telephone, facsimile or otherwise. T-3 also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. T-3 has retained InvestorCom, Inc. to assist in its solicitation of proxies and has agreed to pay them a fee of approximately $8,000, plus reasonable expenses, for these services.

THE MERGER

Effects of the Merger

Upon completion of the merger, T-3 or a successor entity will become a wholly owned subsidiary of Robbins & Myers.

In the merger, each outstanding share of T-3 Common Stock (other than shares owned by Robbins & Myers or either Triple Merger Sub, which will be cancelled) will be converted into the right to receive 0.894 Common Shares of Robbins & Myers, plus $7.95 in cash, without interest. Cash will also be paid in lieu of fractional shares. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the merger. Robbins & Myers shareholders will continue to hold their existing Robbins & Myers Common Shares.

Background of the Merger

Given the nature of the businesses of Robbins & Myers’ Fluid Management Group and T-3, the management of each company generally has been familiar with the other’s business. Discussions between the companies occurred as early as 2004, and over the last few years, the companies had sporadic contact to gauge their respective levels of interest in pursuing a strategic business combination.

The T-3 Board of Directors and its management periodically review strategic options to improve T-3’s assets, business opportunities strategy and prospects for growth to create value for T-3 stockholders. As a result of these reviews and considerations, the T-3 Board of Directors has focused on three related strategic goals. First, the T-3 Board of Directors has long believed that T-3 needed to grow in size to achieve a larger business base and offer a more comprehensive set of products and services, either by acquiring other businesses or by strategically combining with another company. Second, T-3 has focused on expanding internationally. Finally, the T-3 Board of Directors has wanted to increase T-3’s exposure to products and services less dependent on the drilling rig capital equipment cycle.

In furtherance of these strategic goals, T-3’s strategic reviews have frequently resulted in considering acquisitions of other companies and, on several occasions, resulted in considering combinations with other companies. In April 2008, T-3 hired Simmons & Company International (“Simmons”) to review and analyze value enhancement alternatives. A number of such transactions were considered in the summer of 2008 but did not come to fruition and were subsequently followed by the financial crisis in the fall of 2008. In the uncertain financial environment of late 2008 and early 2009, T-3 management had preliminary discussions with several private equity firms regarding a potential going private transaction, none of which were ultimately pursued.

In the fall of 2009, in response to a third party inquiry from an engineering solutions company, the T-3 Board of Directors, with the assistance of Simmons, reviewed potential candidates for a strategic transaction consistent with the T-3 Board of Director’s strategic goals. The engineering solutions company discontinued discussions, however, before any other potential strategic transaction partners were contacted.

In October 2009, UBS approached Peter C. Wallace, Robbins & Myers’ President and Chief Executive Officer, regarding a possible meeting between Robbins & Myers and T-3.

Following discussions with Mr. Wallace, UBS arranged a meeting with Mr. Wallace and Steven W. Krablin, T-3’s Chairman, President and Chief Executive Officer, for late October 2009. Messrs. Wallace and Krablin and representatives from UBS met at the UBS Houston, Texas offices and for dinner in Houston on October 29, 2009. At that meeting, Messrs. Wallace and Krablin discussed their respective companies and the opportunities and challenges each company faced.

Following the meeting in Houston, Messrs. Wallace and Krablin agreed to meet again later in the year when Mr. Wallace would be visiting the Fluid Management Group’s facility in Willis, Texas. On December 8, 2009, Mr. Wallace and Saeid Rahimian, Vice President of Robbins & Myers and President of the Robbins & Myers Fluid Management Group, met with Mr. Krablin and provided him a tour of Robbins & Myers’ Willis, Texas facility. The executives had dinner that evening and discussed, among other things, current product offerings and recent trends.

On December 10, 2009, Mr. Wallace contacted Mr. Krablin to ask him to consider moving forward with discussions about the possibility of combining the two companies. They also discussed the benefit of using stock as part of the consideration rather than a cash-only transaction so that T-3 stockholders would continue to benefit from the business combination. Mr. Krablin responded later that same day, indicating that he and the T-3 Board of Directors would consider seriously any transaction that created value for T-3 stockholders and would be available to explore all possibilities.

On December 11, 2009, a conference call was held to discuss expectations and a process for moving forward to explore a possible transaction. Participating in the call for Robbins & Myers were Mr. Wallace and Christopher M. Hix, Vice President and Chief Financial Officer of Robbins & Myers. T-3 was represented on the call by Mr. Krablin. During this conference call, the parties agreed to execute a mutual confidentiality agreement to permit the exchange of information on a confidential basis and to ensure that discussions would remain confidential. A confidentiality agreement was executed as of December 21, 2009.

On December 18, 2009, Mr. Wallace contacted Mr. Krablin to schedule a meeting in January 2010 to discuss synergy assumptions, but only if the T-3 Board of Directors could support a transaction comprised of both stock and cash consideration. On December 21, 2009, Mr. Krablin responded that he had discussed the general transaction structure with two of the four outside directors of T-3 and they were supportive of a transaction comprised of both stock and cash consideration. Mr. Krablin requested that Mr. Wallace prepare a non-binding letter of intent, indicating a price or price range that would be mutually beneficial to both companies’ shareholders, which could be presented by Mr. Krablin to the T-3 Board of Directors.

On January 3, 2010, Mr. Krablin informed the full T-3 Board of Directors of the potential strategic transaction and provided information regarding the status of the due diligence process.

On January 5 and 6, 2010, the Board of Directors of Robbins & Myers held its regularly scheduled quarterly Board meeting. At that meeting, Messrs. Wallace, Hix and Rahimian presented information about T-3 to the Robbins & Myers Board of Directors. The executives reviewed T-3’s business, financial history and trends and discussed the impact of the possible transaction on Robbins & Myers and its shareholders. They stated that, based on their initial assessment, T-3 appeared to be highly complementary to Robbins & Myers’ Fluid Management Group; however, they also indicated that additional verification of synergies and due diligence needed to be performed. After consideration of the possible benefits of the business combination, the Board of Directors authorized management to continue discussions with T-3.

On January 13, 2010, Mr. Wallace and other members of Robbins & Myers’ management team met with Mr. Krablin and other members of T-3’s management team, and representatives of UBS (via teleconference) and Simmons, to conduct a preliminary, high level assessment of the strategic fit between the companies and synergy opportunities. T-3 also provided to Robbins & Myers initial due diligence materials requested by Robbins & Myers.

On January 14, 2010, Messrs. Wallace and Rahimian and Hix toured T-3’s facilities in the Houston, Texas area. They were accompanied by Keith A. Klopfenstein, T-3’s Senior Vice President — Pressure Control Group.

On January 20, 2010, Mr. Wallace contacted Mr. Krablin to schedule visits to T-3’s facilities in Houma, Louisiana and Houston, Texas. Mr. Wallace reported that, based upon its preliminary review, Robbins & Myers thought that a valuation of T-3 at close to $30.00 per share of T-3 Common Stock was reasonable.

On January 25, 2010, Mr. Krablin contacted Mr. Wallace to ask that Robbins & Myers provide a non-binding written indication of interest outlining proposed transaction terms, a description of any conditions to closing, the anticipated timing to signing of a definitive agreement and the transaction closing, and any additional information that Robbins & Myers would think helpful to the T-3 Board of Directors to evaluate a possible transaction. Mr. Wallace responded that he would contact the members of the Robbins & Myers Board of Directors to make certain they were in agreement with this approach and, if so, he would meet with Robbins & Myers’ legal and financial advisors and begin work on a preliminary non-binding term sheet. Mr. Wallace then discussed Mr. Krablin’s request with the members of the Robbins & Myers Board of Directors, who authorized Mr. Wallace to proceed.

Messrs. Wallace and Rahimian toured T-3’s facilities in Houma, Louisiana on January 28, 2010. These site visits were attended by Mr. Klopfenstein and members of T-3’s local management.

Also on January 28, 2010, Mr. Wallace delivered to Mr. Krablin a preliminary non-binding term sheet describing a proposed transaction in which Robbins & Myers would acquire all of the outstanding T-3 Common Stock, with T-3 stockholders receiving a combination of cash and Robbins & Myers Common Shares that would fix the value of each share of T-3 Common Stock at an amount equal to the value of 1.13 Robbins & Myers Common Shares. Under this formula, based upon the closing price of Robbins & Myers Common Shares on January 27, 2010, stockholders of T-3 would receive consideration valued at $26.32 for each of their shares of T-3 Common Stock, with the consideration being paid 80% in Common Shares of Robbins & Myers and 20% in cash. The preliminary non-binding term sheet also included, among other things, a no shop/no talk provision, a break-up fee payable by T-3 in certain circumstances, and a proposed timeline to signing a merger agreement.

Mr. Krablin provided the T-3 Board of Directors and Simmons with a copy of the correspondence and had discussions with Thomas B. Bates, Jr., T-3’s lead director, about the Robbins & Myers proposal. The following day, Mr. Krablin reported to Mr. Wallace that T-3 viewed the offer as inadequate.

On January 29, 2010, Mr. Wallace updated the Robbins & Myers Board of Directors on the status of the transaction. He reported that, after consultation with Thomas P. Loftis, Chairman of the Robbins & Myers Board of Directors, a preliminary non-binding term sheet had been delivered to T-3 and that T-3’s initial reaction was that the implied exchange ratio was insufficient. Mr. Wallace provided the Robbins & Myers Board of Directors with a copy of the draft term sheet and materials outlining recent activities, including high-level due diligence, identified potential synergies, analyses of certain financial aspects of a possible transaction, including T-3’s projections, and proposed next steps.

Between January 29, 2010 and February 2, 2010, Messrs. Krablin and Wallace further discussed the appropriate implied exchange ratio, based on discussions with their respective financial advisors, and Mr. Krablin informed Mr. Wallace that the T-3 Board of Directors would not agree to a transaction which fixed the value of each share of T-3 Common Stock at 1.13 Common Shares of Robbins & Myers. Thereafter, Mr. Wallace updated the Robbins & Myers Board of Directors on the discussion. At Robbins & Myers’ request, UBS further reviewed the financial aspects of the transaction with T-3. Based on the contribution of both companies, the Robbins & Myers Board of Directors determined that a value of 1.20 Robbins & Myers

Common Shares for each share of T-3 Common Stock could be supported. Mr. Wallace then informed Mr. Krablin that Robbins & Myers would increase the implied exchange ratio from 1.13 to 1.20.

On February 2, 2010, the T-3 Board of Directors held a special telephonic meeting attended by members of the Board, as well as members of management and representatives of Simmons and Vinson & Elkins L.L.P., outside counsel to T-3 (“Vinson & Elkins”). At the meeting, Mr. Krablin advised the Board on the principal financial and other terms of the transaction and noted that Robbins & Myers had increased its implied exchange ratio from 1.13 to 1.20 Common Shares of Robbins & Myers for each share of T-3 Common Stock. Representatives of Simmons reviewed the financial terms of the transaction and its financial analyses with respect to the proposed transaction. Vinson & Elkins then advised the T-3 Board of Directors of its fiduciary duties in considering Robbins & Myers’ proposal. The T-3 Board of Directors instructed T-3’s management to continue its due diligence efforts and negotiate agreement terms with Robbins & Myers. The T-3 Board of Directors also determined that Mr. Bates, in his role as lead director, would provide a liaison with management regarding the proposed transaction.

On February 4, 2010, Mr. Krablin met with Mr. Bates to provide an update on the diligence process and preliminary synergies analyses.

On February 5, 2010, Mr. James M. Mitchell, Senior Vice President and Chief Financial Officer of T-3, Richard M. Safier, General Counsel of T-3, and a representative of Simmons met at Robbins & Myers’ corporate offices with Mr. Hix and Linn S. Harson, General Counsel of Robbins & Myers who is also a partner in Thompson Hine LLP, outside counsel to Robbins & Myers (“Thompson Hine”). At this meeting, these executives discussed certain contractual provisions of the agreement, the manner and extent of due diligence that each side planned to conduct and the logistics of finalizing a negotiated agreement.

Later on February 5, 2010, Robbins & Myers Board of Directors held a special meeting to discuss the transaction, including whether to propose an increase in the consideration offered by Robbins & Myers. In addition to the directors of Robbins & Myers, Messrs. Hix and Rahimian and Ms. Harson attended the meeting, and representatives of UBS attended part of the meeting. The representatives of UBS reviewed and discussed the status of due diligence, initial pre-tax synergies identified by management, certain financial aspects of a proposed transaction, including review of T-3’s projections, and certain provisions of the preliminary non-binding term sheet. Representatives of UBS also discussed, at management’s request, the financial aspects of increasing the consideration payable for T-3 to a value equal to 1.20 Robbins & Myers Common Shares for each share of T-3 Common Stock. Robbins & Myers Board of Directors discussed the proposed consideration payable to T-3 stockholders at length and authorized management to continue discussions with T-3 based on a fixed valuation for each share of T-3 Common Stock equal to 1.20 Robbins & Myers Common Shares. The Board also directed that the term sheet include a mechanism (commonly referred to as a “collar”) that would modify this fixed valuation if the ratio of closing prices of T-3 Common Stock to Robbins & Myers Common Shares on the day prior to the execution of a definitive merger agreement fell below or above a prescribed range.

T-3 provided updated financial information to Robbins & Myers on February 8, 2010, including revised projections. Also on February 8, 2010, Messrs. Krablin and Bates visited the Robbins & Myers Fluid Management Group’s headquarters in Willis, Texas to tour the facility, conduct further diligence and discuss synergies with Mr. Rahimian. Also on that date, at Robbins & Myers’ request, UBS delivered a revised preliminary non-binding term sheet to Simmons, which included a collar that provided no less than a 10%, or more than a 20%, premium to T-3 stockholders, a break-up fee payable by T-3 in certain circumstances and a break-up fee payable by Robbins & Myers in certain circumstances.

On February 9, 2010, Mr. Krablin notified Mr. Wallace that T-3 would not accept a collar or the break-up provisions and that T-3’s due diligence efforts were on hold pending a further discussion of the revised term sheet. After consultation with members of the Robbins & Myers Board of Directors, on February 11, 2010, Mr. Wallace reported to Mr. Krablin that, after further review, while a fixed valuation for each share of T-3 Common Stock at 1.20 Robbins & Myers Common Shares was on the high end of Robbins & Myers’ estimates of the value of T-3, Robbins & Myers could support that valuation and that Robbins & Myers would not insist on a collar. Mr. Wallace suggested a meeting with T-3 to better understand T-3’s projections.

Mr. Krablin emphasized the need to have break up fees that were appropriate to each of Robbins & Myers and T-3.

On February 13, 2010, Mr. Wallace updated the Robbins & Myers Board of Directors on the status of the transaction.

On February 15, 2010, representatives from UBS and Simmons discussed the latest draft of the preliminary non-binding term sheet. After discussion with Robbins & Myers’ management and legal advisors, later that day, at management’s request, representatives of UBS sent a revised draft of the preliminary non-binding term sheet to Simmons which contained a fixed, implied exchange ratio of 1.20 Common Shares of Robbins & Myers per share of T-3 Common Stock and mutual termination fees equal to $12 million. In a call between Mr. Krablin and Mr. Wallace, the parties agreed to continue with due diligence and that future negotiations would be based on drafts of definitive documentation. Robbins & Myers agreed to prepare the initial draft of the merger agreement.

On February 18, 2010, Mr. Wallace further updated the Robbins & Myers Board of Directors on the status of the transaction and provided to each member of the Board the then most recent version of the preliminary non-binding term sheet.

On February 22, 2010, Mr. Wallace and other members of the Robbins & Myers management team, Mr. Krablin and other members of the T-3 management team, and representatives of UBS and Simmons participated in a due diligence call to review and discuss T-3’s financial projections.

On February 24, 2010, Robbins & Myers and T-3 each allowed the other access to its website data rooms for more thorough due diligence reviews. On March 4, 2010, a representative of Company A, an oil and gas equipment and services company, initiated discussions with Mr. Krablin regarding a strategic combination of that company and T-3 and began an extensive diligence review of T-3’s business.

On March 5, 2010, Robbins & Myers provided to T-3 the first draft of a proposed merger agreement. Due diligence reviews and discussions and negotiations concerning the proposed merger agreement continued throughout March.

Also in March 2010, T-3 advised Robbins & Myers that as a condition to any transaction, T-3 would require M.H.M. & Co., Ltd., the owner of approximately 16.8% of the outstanding Robbins & Myers Common Shares, to enter into a voting agreement that obligated M.H.M. to vote its shares in favor of the transaction. Mr. Loftis is the sole owner of Loftis Investments, LLC. M.H.M. is an Ohio general partnership of which Maynard H. Murch Co., Inc. is the managing general partner and Loftis Investments is a general partner. Partnership decisions with respect to voting and disposition of Robbins & Myers’ Common Shares are made by Maynard H. Murch Co., Inc.

On March 15, 2010, after an intense and comprehensive due diligence review, Company A indicated to Mr. Krablin that the company was no longer interested in pursuing a strategic transaction with T-3.

On March 20, 2010, Messrs. Hix and Mitchell and representatives from UBS and Simmons participated in a due diligence call to review and discuss Robbins & Myers’ and T-3’s respective financial projections.

On March 22, 2010, senior management of Robbins & Myers and attorneys from Thompson Hine held a conference call with senior management of T-3 and attorneys from Vinson & Elkins to negotiate various provisions of the merger agreement.

On March 22, 23 and 24, 2010, the Robbins & Myers Board of Directors held its regularly scheduled quarterly Board meeting. At that meeting, Mr. Wallace updated the directors on the status of the transaction. He reviewed the remaining open issues with respect to the proposed merger agreement, due diligence findings and open due diligence matters, and steps to be taken to sign the merger agreement. Among other things, the Board discussed the proposed management of the combined company.

On March 24, 2010, Robbins & Myers released its results for the quarter ended February 28, 2010.

On March 26, 2010, Mr. Wallace and Mr. Krablin discussed open issues on the draft merger agreement. On that same day, Messrs. Hix and Mitchell discussed preliminary results for T-3’s first quarter of 2010.

In late March, the parties discussed transaction timing and it was agreed between Messrs. Wallace and Krablin that the proposed merger agreement could not be finalized and executed until after the release of T-3 earnings for the first quarter of 2010. The parties agreed to continue with their due diligence reviews and finalize the documents in the interim.

On April 7, 2010, Mr. Krablin advised Mr. Wallace that T-3’s earnings for the first quarter of 2010 were stronger than expected. On April 13, 2010, Mr. Wallace updated the Robbins & Myers Board of Directors and then contacted Mr. Krablin and indicated that Robbins & Myers would like to proceed quickly towards the execution of a definitive merger agreement.

On April 14, T-3 advised Robbins & Myers that, in light of T-3’s estimated first quarter earnings, the implied exchange ratio of 1.20 Robbins & Myers Common Shares for each share of T-3 Common Stock would need to be increased.

On April 15, 2010, Messrs. Wallace and Krablin discussed the premium payable to T-3 stockholders implicit in the 1.20 exchange ratio based on then current share prices.

On April 16, 2010, Messrs. Wallace and Krablin discussed timing of the transaction given the respective share prices of the two companies, and Mr. Wallace updated the Robbins & Myers Board of Directors on the status of the transaction.

On April 17 through 20, both sides continued to complete their respective due diligence reviews and the proposed merger agreement.

On April 21, 2010, at T-3’s request, Robbins & Myers provided T-3 with additional information regarding Robbins & Myers’ financial projections.

On April 21, 2010, the T-3 Board of Directors held a special telephonic meeting attended by members of the Board (either in person or telephonically), as well as members of management and representatives of Simmons and Vinson & Elkins. At the meeting, representatives of Simmons reviewed the financial terms and its financial analyses with respect to the proposed transaction. Vinson & Elkins then reminded the T-3 Board of Directors of its fiduciary duties in considering the proposed transaction and reviewed for the T-3 Board of Directors the terms and conditions of the draft merger agreement. A discussion then ensued in which the directors inquired about various aspects of the draft merger agreement. Members of the T-3 Board of Directors then discussed the strategic rationale of the transaction in light of other potential alternatives, including remaining an independent company. The members of the T-3 Board of Directors also discussed uncertainties related to the transaction, including the forecasts for Robbins & Myers’ business prepared by Robbins & Myers’ management team and the projections related to certain of Robbins & Myers’ segments. The T-3 Board of Directors also solicited the views of management, including Mr. Krablin, who each expressed reservations regarding entering into the transaction on the proposed terms given the available information. After a lengthy discussion, the T-3 Board of Directors instructed Mr. Krablin to contact Mr. Wallace and inform him that the T-3 Board of Directors had determined that T-3 was not prepared to engage in a business combination transaction with Robbins & Myers at that time.

Following that meeting, Mr. Krablin informed Mr. Wallace that the T-3 Board of Directors rejected Robbins & Myers’ offer because of, among other things, the inadequacy of the implied exchange ratio. Messrs. Wallace and Krablin agreed to stay in contact to see if a transaction could still be completed.

Between April 21, 2010 and September 4, 2010, while the companies independently pursued business and other priorities, T-3’s management and Mr. Bates held a series of discussions with third parties to gauge interest in strategic transactions with T-3. None of these inquiries led to discussions that were pursued regarding potential strategic transactions.

On June 9, 2010, Messrs. Wallace, Hix and Rahimian met with Messrs. Krablin, Mitchell and Bates in Fort Worth, Texas to provide an update on the performance of each of the companies, to discuss more detailed financial information and forecasts related to Robbins & Myers’ individual business segments than had previously been presented to T-3 and to consider issues to be resolved if a transaction were to move forward.

In July 2010, Mr. Wallace contacted Mr. Krablin for further discussions as to the value of the merger consideration that would be acceptable to the T-3 Board of Directors. During those discussions, Mr. Krablin communicated that merger consideration of less than $30.00 per share of T-3 Common Stock would likely not be acceptable. Updated financial information and projections for both companies were also exchanged. On August 20, Mr. Wallace spoke by telephone with Mr. Bates regarding the possible merger consideration.

On September 4, 2010, Mr. Wallace contacted Mr. Krablin to inquire as to whether T-3 was interested in re-exploring the possibility of a strategic combination of Robbins & Myers and T-3.

On September 8, 2010, Messrs. Wallace, Hix and Rahimian met with Messrs. Krablin and Mitchell in T-3’s offices to discuss the possibility of reconsidering a strategic transaction. The meeting concluded with Mr. Krablin stating that given the current relative market prices of T-3 Common Stock and Robbins & Myers Common Shares, a fixed valuation for each share of T-3 Common Stock in an amount equal to 1.20 Robbins & Myers Common Shares would not likely be sufficient.

On September 9, 2010, Mr. Wallace contacted Mr. Bates to discuss whether any proposed modifications to the deal structure could be made that would make the transaction appealing to T-3. Mr. Bates confirmed that the consideration would need to be above $30.00 per share of T-3 Common Stock, more precisely, in the low $30.00’s, and he expressed a preference for the consideration to be paid 80% in Robbins & Myers Common Shares and 20% in cash so that T-3 stockholders could benefit from the share ownership after the closing.

On September 21, 2010, UBS, at the request of the Robbins & Myers Board of Directors, through communications with Simmons, indicated that Robbins & Myers was prepared to revise its offer to continue to include an implied exchange ratio of 1.20 Common Shares of Robbins & Myers for each share of T-3 Common Stock, but with a minimum of $31.00 for each share of T-3 Common Stock (commonly referred to as a “floor”). This floor would be effective until signing of a definitive merger agreement, at which point the cash and ratio of Robbins & Myers Common Shares to be exchanged for each share of T-3 Common Stock would be fixed. On September 22, 2010, Mr. Wallace contacted Mr. Krablin and confirmed this proposal. Mr. Krablin then notified the members of the T-3 Board of Directors that Robbins & Myers had expressed a renewed interest in a strategic transaction with T-3 and submitted the revised proposal.

On September 24, 2010, the T-3 Board of Directors held a special meeting attended by members of the Board (either in person or telephonically), as well as representatives of Simmons. At the meeting, the members of the T-3 Board of Directors discussed the revised proposal with management. After a lengthy discussion, including advice from Simmons, the T-3 Board of Directors determined that Messrs. Bates and Krablin should pursue discussions with Robbins & Myers regarding a possible business combination and instructed Mr. Krablin to negotiate with Robbins & Myers to increase the implied per share floor amount above $31.00 for each share of T-3 Common Stock. The T-3 Board of Directors also authorized Simmons to pursue discussions with Robbins & Myers’ financial advisors regarding a possible business combination.

On September 25, 2010, Mr. Wallace informed Mr. Krablin that Robbins & Myers was now proposing a per share price of $31.00 in aggregate merger consideration, payable 80% in stock and 20% in cash.

On September 28, 2010, Robbins & Myers and T-3 entered into an amendment to the confidentiality agreement dated December 21, 2009, extending its term. Also on September 28, 2010, Vinson & Elkins delivered to Thompson Hine revised drafts of the proposed merger agreement and voting agreement with MHM and the parties recommenced due diligence.

Between September 28, 2010 and continuing until the execution of the Merger Agreement on October 6, 2010, each party and its advisors conducted extensive due diligence with respect to the other party. In addition, during this time period, Vinson & Elkins and Thompson Hine exchanged multiple drafts of and finalized the proposed merger agreement, voting agreement and related documents.

On September 29, 2010, Messrs. Wallace, Hix and Rahimian met at Thompson Hine’s offices in Dayton, Ohio, with Messrs. Krablin, Mitchell and Klopfenstein as well as representatives of UBS and Simmons, to discuss revised forecasts related to the respective businesses, including detailed information related to Robbins & Myers individual segments. The forecasts provided by Robbins & Myers included segment details that implied an improved business outlook. The parties also discussed legal due diligence and updated the proposed merger agreement.

Following the discussions on September 29, 2010, Mr. Wallace contacted Mr. Krablin on September 30 and told Mr. Krablin that the value per share of T-3 Common Stock that Robbins & Myers would be willing to pay would be a maximum of $31.00 per share of T-3 Common Stock.

On October 4, 2010, beginning at 4:00 p.m. CDT, the T-3 Board of Directors held a special meeting attended by members of the Board (either in person or telephonically), as well as members of management and representatives of Simmons and Vinson & Elkins. At the meeting, Mr. Krablin updated the Board on the principal financial and other terms of the transaction and the recent improved financial performance of Robbins & Myers and discussed the history of the negotiations commencing with the initial written proposal on January 28, 2010. He also discussed his view of the principal benefits to T-3 and its stockholders of the combination. Representatives of Simmons reviewed an updated version of the financial terms of the transaction and its financial analyses with respect to the proposed transaction based on the change in the implied exchange ratio to 1.195 Common Shares of Robbins & Myers per share of T-3 Common Stock ($6.20 in cash and 0.956 Robbins & Myers Common Shares for each share of T-3 Common Stock based on closing prices as of October 4, 2010). Vinson & Elkins then reviewed with the T-3 Board of Directors their fiduciary duties and the application of those duties in the context of the proposed transaction. Vinson & Elkins noted that it had advised the directors on these duties on numerous prior occasions and provided the T-3 Board of Directors with the opportunity to ask any questions regarding their duties, which Vinson & Elkins answered during an ensuing discussion. Vinson & Elkins also advised the T-3 Board of Directors of the key terms and provisions of the draft merger agreement. Members of T-3 management and Vinson & Elkins then discussed with the T-3 Board of Directors the results of the due diligence review undertaken by T-3 regarding Robbins & Myers, during which time members of the T-3 Board of Directors asked questions regarding the various legal and business risks of the proposed transaction, to which management and Vinson & Elkins responded. The T-3 Board of Directors also discussed the financial interests of the T-3 directors and officers in the merger which are described under the section entitled “Financial Interests of T-3 Directors and Officers in the Merger” beginning on page 66.

The T-3 Board of Directors and management, with input from representatives of Simmons and Vinson & Elkins when requested, engaged in a thorough and deliberate discussion, and considered all relevant facts and circumstances known by management and the T-3 Board of Directors involving the possible business combination with Robbins & Myers, including a discussion of other strategic industry opportunities and the risks posed by the transaction. At the prevailing trading price of the two companies’ shares, at an implied $31.00 per T-3 share value, the implied exchange ratio was 1.195. However, because Robbins & Myers desired to set the final consideration based on the closing price of the companies’ respective shares on the following day, the T-3 Board of Directors unanimously agreed that it was in the best interest of T-3 and its stockholders to withhold from making a decision on the current proposal and agreed to schedule another special Board meeting for Tuesday, October 5, 2010.

On October 5, 2010, at Robbins & Myers regularly scheduled quarterly Board of Directors meeting, representatives of UBS reviewed certain financial aspects of the transaction based on $31.00 per share of T-3 Common Stock to be paid 80% in Robbins & Myers Common Shares and 20% in cash. Ms. Harson reviewed the material terms of the proposed merger agreement, as well as the fiduciary duties of the Robbins & Myers Board of Directors. She then reviewed the scope and findings of legal due diligence. At this meeting, the Robbins & Myers Board of Directors discussed the proposed merger and Ms. Harson and representatives of UBS responded to questions from Board members.

On October 5, 2010, T-3 Common Stock closed at $27.15 per share and Robbins & Myers Common Shares closed at $26.68 per share.

On October 5, 2010 beginning at 4:00 p.m. CDT, the T-3 Board of Directors held a special telephonic meeting attended by members of the Board (either in person or telephonically), as well as members of management and representatives of Simmons and Vinson & Elkins. At the meeting, representatives of Simmons updated the Board on the impact that the increases in the prices of both companies’ shares that day had on the implied exchange ratio. Representatives of Simmons then reviewed an updated version of the financial terms of the transaction and its financial analyses with respect to the proposed transaction based on the change in the implied exchange ratio to 1.162 Common Shares of Robbins & Myers per share of T-3 Common Stock. Members of the T-3 Board of Directors discussed the merger consideration being offered and determined that the decline in the implied exchange ratio due to a one-day increase in the trading value of Robbins & Myers stock was not justifiable. The Board instructed Mr. Krablin to contact Mr. Wallace and inform him that while the Board was interested in the transaction, it was unprepared to do so at the implied exchange ratio.

At the Board’s instruction, Mr. Krablin contacted Mr. Wallace and informed him that the T-3 Board of Directors was interested in the transaction if the consideration were $6.20 in cash and 0.96 Robbins & Myers Common Shares. The cash portion was equal to 20% multiplied by the $31.00 per share price that Robbins & Myers proposed and the stock consideration of $25.62 was calculated by multiplying 80% by 1.20 times the Robbins & Myers closing share price of $26.68 on October 5, 2010. Mr. Wallace advised that he could discuss the consideration with the Robbins & Myers Board and respond to Mr. Krablin shortly.

The T-3 Board of Directors then reconvened its special meeting and Vinson & Elkins reminded the T-3 Board of Directors of its fiduciary duties and informed the Board that the terms of the draft merger agreement were substantively unchanged from the previous day other than the merger consideration amount. After receiving Mr. Krablin’s communication regarding the T-3 Board of Directors’ proposal on consideration, the Robbins & Myers Board of Directors, which was still in its regularly scheduled quarterly meeting, then considered that proposal. Among other things, the Board discussed with representatives of UBS and Robbins & Myers’ management that, if additional consideration were agreed to, increasing the cash portion of the total consideration would allow for the transaction to be more accretive to Robbins & Myers shareholders. Robbins & Myers Board of Directors authorized management to discuss with T-3 a counter-offer of $31.80 per share of T-3 Common Stock, to be paid 25% cash and 75% in Robbins & Myers Common Shares ($7.95 in cash and 0.894 Robbins & Myers Common Shares for each share of T-3 Common Stock).

Shortly thereafter, Mr. Wallace called Mr. Krablin and presented two alternatives: $6.30 cash and 0.9445 Common Shares of Robbins & Myers (an implied exchange ratio of 1.181 and an implied per share value of $31.50) or $7.95 cash and 0.894 Common Shares of Robbins & Myers (an implied exchange ratio of 1.192 and an implied per share value of $31.80).

Mr. Krablin then advised the T-3 Board of Directors of his telephone conversation with Mr. Wallace. After a lengthy deliberation, including advice from Simmons, the T-3 Board of Directors determined that it preferred the latter option of $7.95 cash and 0.894 Common Shares of Robbins & Myers. Simmons delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion and based upon and subject to the factors, limitations and assumptions set forth therein, the aggregate of $7.95 in cash and 0.894 Common Shares of Robbins & Myers to be received by the T-3 stockholders was fair, from a financial point of view, to such holders. See the section entitled “Opinion of T-3’s Financial Advisor” beginning on page 53.

After due consideration and further discussion, the T-3 Board of Directors determined that the Merger Agreement and the transactions contemplated by it are advisable and in the best interests of T-3 and its stockholders, and each of the T-3 directors voted to approve the Merger Agreement and the transactions contemplated by the Merger Agreement.

On October 6, 2010, prior to the market opening, the Robbins & Myers Board of Directors met to review the transaction based on consideration of $31.80 per share of T-3 Common Stock paid 25% in cash and 75% in Common Shares of Robbins & Myers. Ms. Harson and representatives of UBS also attended the meeting. Representatives of UBS reviewed with the Board certain financial analyses, as described below in the section titled “Opinion of Robbins & Myers’ Financial Advisor” beginning on page 41, and rendered its oral opinion to the Board of Directors of Robbins & Myers, which was subsequently confirmed in writing by delivery of UBS’ written opinion dated October 6, 2010, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its opinion, the consideration to be paid by Robbins & Myers in the merger was fair, from a financial point of view, to Robbins & Myers. Following further discussions with representatives of UBS and deliberation, the Robbins & Myers Board of Directors unanimously approved the transaction.

Following the conclusion of the special meeting of the Robbins & Myers Board of Directors, the Merger Agreement was finalized and executed by Robbins & Myers and T-3 that morning.

On October 6, 2010, before the commencement of trading on the NYSE and the NASDAQ, senior management of Robbins & Myers and T-3 issued a joint press release announcing the transaction. Later that day, Robbins & Myers and T-3 held a joint conference call. Various communications and the Merger Agreement were filed with the SEC on October 6, 2010 and thereafter.

Recommendation of the Board of Directors of Robbins & Myers; Robbins & Myers’ Reasons for the Merger

At a special meeting held on October 6, 2010, the Robbins & Myers Board of Directors unanimously determined that the merger and the other transactions contemplated by the Merger Agreement, including the issuance of Robbins & Myers Common Shares in the merger, are advisable and in the best interests of Robbins & Myers and its shareholders. Accordingly, the Robbins & Myers Board of Directors unanimously recommends that the Robbins & Myers shareholders vote “FOR” the proposal to issue Robbins & Myers Common Shares in the merger and to approve the merger and the other transactions contemplated by the Merger Agreement. In reaching these determinations, the Robbins & Myers Board of Directors consulted with Robbins & Myers’ management and its legal, financial and other advisors, and also considered numerous factors, including the following factors which the Robbins & Myers Board of Directors viewed as supporting its decisions:

•	The expectation that the combined company will have increased resources to invest in future growth opportunities compared with Robbins & Myers on a standalone basis;

•	The expectation that the combined company will have a greater capability for growth in global energy markets than Robbins & Myers on a standalone basis;

•	That Robbins & Myers’ and T-3’s product lines are generally complementary, and do not present areas of significant overlap, enabling the combined company to offer a broader set of products and services to its customers;

•	That T-3’s focus on after-market sales and services will provide greater opportunities for the combined company to increase its after-market sales and services than would otherwise be achievable by Robbins & Myers alone;

•	That T-3 has a focus on customer support and customer relationships similar to Robbins & Myers;

•	The expectation that the combined company will achieve approximately $9 million in cost savings by the end of the first full year after closing, coming from, among other things, reductions in corporate overhead and purchasing efficiencies;

•	The expectation that the combined company will achieve earnings per share accretion (in comparison to Robbins & Myers on a standalone basis) of approximately $0.10 per share by the end of the first full year after closing;

•	The expectation that the combined company will maintain Robbins & Myers’ unlevered balance sheet after the closing;

•	The opportunity to combine two strong management teams in the combined company’s energy focused businesses;

•	The opinion of UBS, dated October 6, 2010, addressed to the Robbins & Myers Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to Robbins & Myers of the consideration to be paid by Robbins & Myers in the merger, as described in the section entitled “Opinion of Robbins & Myers’ Financial Advisor” beginning on page 41; and

•	The expectation that, after closing, Robbins & Myers will continue to have a strong financial profile and the continuing ability to pay regular quarterly dividends to its shareholders.

In addition to considering the factors described above, the Robbins & Myers Board of Directors also considered the following factors:

•	Its knowledge of Robbins & Myers’ business, operations, financial condition, earnings and prospects and its knowledge of T-3’s business, operations, financial condition, earnings and prospects, taking into account the results of Robbins & Myers’ due diligence review of T-3;

•	The terms and conditions of the Merger Agreement, including the commitments by both Robbins & Myers and T-3 to complete the merger, and the likelihood of completing the merger;

•	The fact that the Merger Agreement does not preclude a third party from making a proposal for an acquisition of or business combination with Robbins & Myers and, that under certain circumstances more fully described in the sections entitled “No Solicitation of Alternative Proposals” beginning on page 81 and “Changes in Board Recommendations” beginning on page 83, Robbins & Myers may provide information to and negotiate with such a third party and the Robbins & Myers Board may change its recommendations to Robbins & Myers shareholders regarding the merger;

•	The fact that the Merger Agreement requires payment of a $12 million termination fee by T-3 upon termination of the Merger Agreement under certain circumstances;

•	The fact that both the shareholders of Robbins & Myers and the stockholders of T-3 will vote on approval of the transaction; and

•	The premium to T-3 stockholders implied by the exchange ratio and the fact that the exchange ratio is fixed and will not fluctuate based upon changes in the market price of Robbins & Myers Common Shares or T-3 Common Stock between the date of the Merger Agreement and the date of the completion of the merger.

The Robbins & Myers Board of Directors weighed the foregoing against a number of potentially negative factors, including:

•	The challenges and costs inherent in the combination of two businesses of the size and complexity of Robbins & Myers and T-3, including the possible diversion of management attention for an extended period of time;

•	The risk of not being able to realize all of the anticipated cost savings and operational synergies between Robbins & Myers and T-3 and the risk that other anticipated benefits might not be realized;

•	The costs associated with completion of the merger and the realization of the benefits expected to be obtained in connection with the merger, including payments owed to management and other employees of T-3;

•	The risk that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that adversely affect the business and financial results of the combined company (see the section entitled “Regulatory Approvals Required for the Merger” beginning on page 76);

•	The risk of expanding Robbins & Myers’ focus on the energy sector, which is cyclical;

•	That the Merger Agreement:

•	Restricts certain activities of Robbins & Myers during the period prior to the completion of the merger;

•	Does not preclude a third party from making a proposal for an acquisition of or business combination with T-3, or that T-3 may under certain circumstances, provide information to and negotiate with a third party;

•	Permits the T-3 Board of Directors to change its recommendation to T-3 stockholders under certain circumstances; and

•	Requires payment of a $24 million termination fee by Robbins & Myers upon termination of the Merger Agreement under certain circumstances; and

•	The risks of the type and nature described under the section entitled “Risk Factors” beginning on page 16 and the matters described in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 20.

This discussion of the information and factors considered by the Robbins & Myers Board of Directors includes the principal positive and negative factors considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the factors considered by the Board of Directors of Robbins & Myers. In view of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated in connection with the merger, and the complexity of these matters, the Robbins & Myers Board of Directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated in connection with the merger and to make its recommendations to Robbins & Myers shareholders. Rather, the Board of Directors of Robbins & Myers viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Robbins & Myers Board of Directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the Robbins & Myers Board of Directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 20.

Opinion of Robbins & Myers’ Financial Advisor

Pursuant to an engagement letter dated March 16, 2010, UBS acted as Robbins & Myers’ financial advisor in connection with the merger. On October 6, 2010, at a meeting of the Board of Directors of Robbins & Myers held to evaluate the proposed merger, UBS delivered to the Board of Directors of Robbins & Myers an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated October 6, 2010, to the effect that, as of that date and based upon and subject to various assumptions, matters considered and limitations described in its opinion, the consideration to be paid by Robbins & Myers in the merger was fair, from a financial point of view, to Robbins & Myers.

The full text of UBS’ opinion sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Annex B and is incorporated into this joint proxy statement/prospectus by reference. UBS’ opinion was provided for the benefit of the Board of Directors of Robbins & Myers, in its capacity as such, in connection with, and for the purpose of, its evaluation of the consideration to be paid by Robbins & Myers in the merger from a financial point of view and did not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available to Robbins & Myers or Robbins & Myers’ underlying business decision to effect the merger or any related transaction. The opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote or act with respect to the merger or any related transaction. The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

In arriving at its opinion, UBS, among other things:

•	Reviewed certain publicly available business and financial information relating to T-3 and Robbins & Myers;

•	Reviewed certain internal financial information and other data relating to the businesses and financial prospects of T-3 that were provided to UBS by the management of T-3 and the management of Robbins & Myers and not publicly available, including financial forecasts and estimates prepared by the management of Robbins & Myers that the Board of Directors of Robbins & Myers directed UBS to utilize for purposes of its analysis;

•	Reviewed certain internal financial information and other data relating to the business and financial prospects of Robbins & Myers that were not publicly available, including financial forecasts and estimates prepared by the management of Robbins & Myers that the Board of Directors of Robbins & Myers directed UBS to utilize for purposes of its analysis;

•	Reviewed certain estimates of synergies prepared by the management of Robbins & Myers that were not publicly available that the Board of Directors of Robbins & Myers directed UBS to utilize for purposes of its analysis;

•	Conducted discussions with members of the senior managements of T-3 and Robbins & Myers concerning the businesses and financial prospects of T-3 and Robbins & Myers;

•	Reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	Compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	Reviewed current and historical market prices of T-3 Common Stock and Robbins & Myers Common Shares;

•	Considered certain pro forma effects of the merger on Robbins & Myers’ financial statements;

•	Reviewed a draft, dated October 5, 2010, of the Merger Agreement; and

•	Conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of the Board of Directors of Robbins & Myers, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of the Board of Directors of Robbins & Myers, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of T-3 or Robbins & Myers, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, synergies and pro forma effects referred to above, UBS assumed, at the direction of the Board of Directors of Robbins & Myers, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Robbins & Myers as to the future financial performance of T-3 and Robbins & Myers and such synergies and pro forma effects. In addition, UBS assumed, with the approval of the Board of Directors of Robbins & Myers, that the financial forecasts and estimates, including synergies, referred to above would be achieved at the times and in the amounts projected. UBS also assumed, with the consent of the Board of Directors of Robbins & Myers, that the merger would qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the direction of the Board of Directors of Robbins & Myers, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the consideration to the extent expressly specified in UBS’ opinion, of the Merger Agreement or any related documents or the form of the merger or any related transaction. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the consideration to be paid by Robbins & Myers in the merger. UBS expressed no opinion as to what the value of Robbins & Myers Common Shares would be when issued pursuant to the merger or the prices at which T-3 Common Stock or Robbins & Myers Common Shares would trade at any time. In rendering its opinion, UBS assumed, with the consent of the Board of Directors of Robbins & Myers, that (i) the final executed form of the Merger Agreement would not differ in any material respect from the draft that UBS reviewed, (ii) the parties to the Merger Agreement would comply with all material terms of the Merger Agreement and (iii) the merger would be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition of the Merger Agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on T-3, Robbins & Myers or the merger. Except as described above, Robbins & Myers imposed no other instructions or limitations on UBS with respect to the investigation made or the procedures followed by UBS in rendering its opinion. The issuance of UBS’ opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to the Board of Directors of Robbins & Myers, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to T-3, Robbins & Myers or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of T-3 and Robbins & Myers provided by management of Robbins & Myers in or underlying UBS’ analyses are not necessarily indicative of actual future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of T-3 and Robbins & Myers. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The merger consideration was determined through negotiation between T-3 and Robbins & Myers and the decision by Robbins & Myers to enter into the merger was solely that of the Board of Directors of Robbins & Myers. UBS’ opinion and financial analyses were only one of many factors considered by the Board of Directors of Robbins & Myers in its evaluation of the merger and the consideration to be paid by Robbins & Myers in the merger and should not be viewed as determinative of the views of the Board of Directors of Robbins & Myers or Robbins & Myers’ management with respect to the merger or the consideration to be paid by Robbins & Myers in the merger.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with the Board of Directors of Robbins & Myers on October 6, 2010 in connection with its opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order for UBS’ financial analyses to be fully understood the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses. For the purposes of the Financial Analyses described below, the term “Offer Price” is used to refer to the implied value of the consideration offered by Robbins & Myers in the merger of $31.80 per share of T-3 Common Stock, calculated as 0.894 Robbins & Myers Common Shares, which closed on October 5, 2010 at a price per share of $26.68, plus $7.95 per share in cash.

Financial Analyses

Selected Companies Analysis for T-3

UBS compared selected financial and stock market data of T-3 with corresponding data of the following six U.S. publicly traded companies primarily focused on oilfield services:

•	Baker Hughes Incorporated

•	Cameron International Corporation

•	Dril-Quip, Inc.

•	FMC Technologies, Inc.

•	National Oilwell Varco Inc.

•	Weatherford International Ltd.

UBS reviewed, among other things, the enterprise values of the selected oilfield services companies, calculated as diluted equity market value based on closing stock prices on October 5, 2010 plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, referred to as “enterprise value,” as multiples of calendar years 2010 and 2011 estimated revenue and estimated earnings before interest, taxes, depreciation and amortization, referred to as “EBITDA.” UBS also reviewed the closing stock prices of the selected oilfield services companies on October 5, 2010 as a multiple of calendar years 2010 and 2011 estimated earnings per share, referred to as “EPS.” UBS then compared these multiples derived for the selected oilfield services companies with corresponding multiples implied for T-3 based both on the closing price of T-3 Common Stock on October 5, 2010 and on the Offer Price. Estimated and other financial data for the selected oilfield services companies were based on publicly available research analysts’ consensus estimates, referred to as “Consensus Estimates,” public filings and other publicly available information. Estimated and other financial data for T-3 were based on internal estimates of Robbins & Myers’ management, referred to as “Management T-3 Estimates,” and Consensus Estimates. This analysis indicated the following implied low, mean, median and high multiples for the selected oilfield services companies, as compared to corresponding multiples implied for T-3:

	EV/Revenue				EV/EBITDA				Price/EPS
	CY2010E		CY2011E		CY2010E		CY2011E		CY2010E		CY2011E

Selected Oilfield Services Companies
Low:	1.5	x	1.2	x	6.2	x	6.2	x	12.0	x	13.9	x
Mean:	2.1	x	1.9	x	10.3	x	9.1	x	22.0	x	17.1	x
Median:	1.8	x	1.6	x	10.0	x	8.1	x	23.3	x	15.3	x
High:	4.1	x	3.9	x	13.4	x	12.9	x	30.9	x	21.7	x
Implied Multiples for T-3
Management T-3 Estimates at Closing T-3 Price on Oct. 5, 2010:	1.7	x	1.3	x	10.6	x	6.4	x	22.1	x	11.7	x
Management T-3 Estimates at Offer Price:	2.0	x	1.6	x	12.5	x	7.5	x	25.9	x	13.7	x
Consensus Estimates at Closing T-3 Price on Oct. 5, 2010:	1.8	x	1.5	x	12.2	x	7.4	x	24.8	x	14.1	x
Consensus Estimates at Offer Price:	2.1	x	1.7	x	14.3	x	8.7	x	29.0	x	16.5	x

Selected Companies Analysis for Robbins & Myers

UBS compared selected financial and stock market data of Robbins & Myers with corresponding data of the following eleven U.S. publicly traded companies primarily focused on either oilfield services or flow control:

Selected Oilfield Services Companies	Selected Flow Control Companies

• Baker Hughes Incorporated	• Colfax Corporation
• Cameron International Corporation	• Flowserve Corporation
• Dril-Quip, Inc.	• SPX Corporation
• FMC Technologies, Inc.	• The Gorman-Rupp Company
• National Oilwell Varco Inc.	• Weir Group PLC
• Weatherford International Ltd.

UBS reviewed, among other things, the enterprise values of the selected oilfield services and flow control companies as multiples of calendar years 2010 and 2011 estimated revenues and estimated EBITDA. UBS also reviewed the closing prices of the common stock of the selected companies on October 5, 2010 as a multiple of calendar years 2010 and 2011 estimated EPS. UBS then compared the multiples derived for the selected oilfield services and flow control companies with corresponding multiples implied for Robbins & Myers based on the closing price of Robbins & Myers Common Shares on October 5, 2010. Estimated and other financial data for the selected oilfield services and flow control companies were based on Consensus Estimates, public filings and other publicly available information. Estimated and other financial data for Robbins & Myers were based on internal estimates of Robbins & Myers’ management, referred to as “Management R&M Estimates,” and Consensus Estimates. This analysis indicated the following implied low, mean, median and high multiples for the selected oilfield services and flow control companies, as compared to corresponding multiples implied for Robbins & Myers:

	EV/Revenue				EV/EBITDA				Price/EPS
	CY2010E		CY2011E		CY2010E		CY2011E		CY2010E		CY2011E

Selected Oilfield Services and Flow Control Companies
Low:	0.8	x	0.8	x	6.2	x	6.2	x	12.0	x	13.0	x
Mean:	1.8	x	1.7	x	9.9	x	8.8	x	20.4	x	16.3	x
Median:	1.6	x	1.5	x	9.8	x	8.4	x	19.9	x	15.0	x
High:	4.1	x	3.9	x	13.4	x	12.9	x	30.9	x	21.7	x
Implied Multiples for Robbins & Myers:
Management R&M Estimates:	1.2	x	1.1	x	9.5	x	7.0	x	21.5	x	15.5	x
Consensus Estimates:	1.3	x	1.2	x	9.7	x	7.4	x	23.4	x	16.5	x

Selected Transactions Analysis

UBS reviewed, among other things, transaction values in the following eight selected transactions involving companies primarily engaged in the oilfield services business:

Announcement Date	Acquiror	Target

August 2010	Nabors Industries, Inc.	Superior Wells Services, Inc.
April 2010	Haliburton Company	Boots & Coots International Well Control, Inc.
February 2010	Schlumberger Limited	Smith International, Inc.
June 2009	Cameron International Corporation	NATCO Group Inc.
June 2008	Smith International, Inc.	W-H Energy Services, Inc.
December 2007	National-Oilwell Varco, Inc.	Grant Prideco, Inc.
February 2007	Tenaris S.A.	Hydril Company
August 2004	National-Oilwell, Inc.	Varco International, Inc.

UBS reviewed the transaction values of each target company in the selected transactions, calculated as the purchase price paid for the target company’s equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as multiples of the target company’s EBITDA over the last 12 months preceding the announcement of the transaction, referred to as “LTM EBITDA,” and the target company’s EBITDA for the next twelve months following the announcement of the transaction, referred to as “NTM EBITDA.” UBS then compared the multiples derived for the selected transactions with corresponding multiples implied for T-3 based on the closing price of T-3 Common Stock on October 5, 2010 and on the implied per share value of the consideration to be paid by Robbins & Myers in the merger. Estimated and other financial data for the target companies in the selected transactions were based on publicly available research analysts’ consensus estimates, public filings and other publicly available information. Estimated financial data for T-3 were based on Management T-3 Estimates and Consensus Estimates. This analysis indicated the following implied low, mean, median and high multiples for the selected transactions, as compared to corresponding multiples implied for T-3:

	Total Enterprise Value/
	LTM EBITDA		NTM EBITDA

Selected Transactions
Low:	9.8	x	6.4	x
Mean:	12.9	x	9.8	x
Median:	12.7	x	9.5	x
High:	18.5	x	12.8	x
Implied Multiples for T-3
Management T-3 Estimates at Closing T-3 Price on Oct. 5, 2010:	14.0	x	6.4	x
Management T-3 Estimates at Offer Price:	16.4	x	7.5	x
Consensus Estimates at Closing T-3 Price on Oct. 5, 2010:	14.0	x	7.4	x
Consensus Estimates at Offer Price:	16.4	x	8.7	x

Discounted Cash Flow Analyses

UBS performed discounted cash flow analyses of T-3 on a standalone basis, Robbins & Myers on a standalone basis and the projected transaction synergies forecasted to result from the merger in order to derive a range of implied equity values of the combined company, pro forma for the merger, and then calculated, based on the Offer Price, what portion of the common equity of the combined company would be owned, pro forma for the merger, by the current holders of the Robbins & Myers Common Shares. UBS then compared the range of implied present values of the common equity of Robbins & Myers on a standalone basis with the range of implied present values for the common equity of the combined company to be owned, pro forma for the merger, by current holders of Robbins & Myers Common Shares, and calculated a range of increase in implied present value of equity to current holders of Robbins & Myers Common Shares.

Standalone Discounted Cash Flow Analysis for T-3

UBS performed a discounted cash flow analysis of T-3 on a standalone basis utilizing financial forecasts and estimates relating to T-3 prepared by the management of Robbins & Myers. UBS calculated a range of implied present values (as of October 5, 2010) of the standalone, unlevered, after-tax free cash flows that T-3 was forecasted to generate from October 5, 2010 until December 31, 2014 and of terminal values for T-3 based on T-3’s estimated EBITDA for fiscal year 2014. Implied terminal values were derived by applying to T-3’s estimated EBITDA for fiscal year 2014 a range of terminal value multiples of 8.0x to 10.0x. Present values of cash flows and terminal values were calculated using discount rates ranging from 13.0% to 15.0%. The discounted cash flow analysis resulted in a range of implied present values of equity of approximately $490 million to $630 million.

Standalone Discounted Cash Flow Analysis for Robbins & Myers

UBS performed a discounted cash flow analysis of Robbins & Myers on a standalone basis utilizing financial forecasts and estimates relating to Robbins & Myers prepared by the management of Robbins & Myers. UBS calculated a range of implied present values (as of October 5, 2010) of the standalone unlevered, after-tax free cash flows that Robbins & Myers was estimated to generate from October 5, 2010 through the fiscal year ending August 31, 2014 and of terminal values for Robbins & Myers based on Robbins & Myers’ estimated EBITDA for fiscal year 2014. Implied terminal values were derived by applying to Robbins & Myers’ estimated EBITDA for fiscal year 2014 a range of terminal value multiples of 8.5x to 10.5x. Present values of cash flows and terminal values were calculated using discount rates ranging from 11.5% to 13.5%. The discounted cash flow analysis resulted in a range of implied present values of equity of approximately $1.02 billion to $1.26 billion.

Discounted Cash Flow Analysis for Projected Transaction Synergies

UBS performed a discounted cash flow analysis with respect to the projected transaction synergies Robbins & Myers’ management expected to result from the merger. UBS calculated a range of implied present values (as of October 5, 2010) of the estimated unlevered, after-tax free cash flows resulting from projected transaction synergies that were estimated to be generated in the merger, net of the estimated costs required to achieve such synergies, from January 1, 2011 through the fiscal year ending August 31, 2014, and of terminal values for the projected transaction synergies based on the estimated free cash flow from the projected transaction synergies for the fiscal year ending August 31, 2014. Implied terminal values were derived by applying to the estimated free cash flow from projected transaction synergies for the fiscal year ending August 31, 2014 a range of perpetuity growth rates from 1.0% to 3.0%. Present values of cash flows and terminal values were calculated using discount rates ranging from 13.0% to 15.0%. The discounted cash flow analysis resulted in a range of implied present values of projected transaction synergies of approximately $40 million to $60 million.

Combined Company Discounted Cash Flow Analysis

UBS summed the ranges of implied equity values from the discounted cash flow analyses described in this section above under “Standalone Discounted Cash Flow Analysis for T-3”, “Standalone Discounted Cash Flow Analysis for Robbins & Myers” and “Discounted Cash Flow Analysis for Projected Transaction Synergies” and deducted from the resulting sums the cash to be issued to holders of T-3 Common Stock in the merger in order to derive a range of implied equity values for the combined company of approximately $1.44 billion to $1.82 billion, and then calculated a range of implied equity values for the approximately 73.1% of the common equity of the combined company that current holders of Robbins & Myers Common Shares would own pro forma for the merger, of approximately $1.05 billion to $1.33 billion. UBS then compared this range of implied present values of the common equity of the combined company that current holders of Robbins & Myers Common Shares would own pro forma for the merger with the implied present values of common equity of Robbins & Myers on a standalone basis of approximately $1.02 billion to $1.26 billion, and derived a range of the implied increase in the present value of common equity held by current holders of Robbins & Myers Common Shares of approximately $30 million to $75 million.

Other Considerations

Accretion/Dilution Analysis

UBS reviewed the potential pro forma effect of the merger on Robbins & Myers’ estimated GAAP EPS and cash EPS for calendar years 2010 and 2011, after taking into account the synergies that were estimated by Robbins & Myers management to be generated in the merger, net of the costs required to achieve the synergies. Estimated financial data for T-3 and Robbins & Myers were based on the Management T-3 Estimates and the Management R&M Estimates, respectively. Cash EPS excludes the impact of estimated depreciation and amortization related to purchase accounting for the merger. This analysis indicated that the merger would be accretive to Robbins & Myers’ calendar years 2011 and 2012 estimated GAAP and cash EPS, after taking into account estimated net synergies, as follows:

	2011E EPS		2012E EPS
	GAAP	Cash	GAAP	Cash

Accretion/(Dilution)($)	$0.12	$0.23	$0.34	$0.43
Accretion/(Dilution)(%)	7.3%	14.0%	17.3%	21.9%

Actual results may vary from projected results and the variations may be material.

Miscellaneous

Under the terms of UBS’ engagement, Robbins & Myers agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee of $3.3 million, $750,000 of which was payable in connection with UBS’ opinion and the remainder of which is contingent upon consummation of the merger. In addition, Robbins & Myers agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to or arising out of its engagement. In the past, UBS and its affiliates have provided investment banking services to Robbins & Myers unrelated to the merger, for which UBS and its affiliates received compensation, including having acted as agent on a Robbins & Myers share repurchase program. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of T-3 and Robbins & Myers and, accordingly, may at any time hold a long or short position in such securities. Robbins & Myers selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in complex transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Certain Robbins & Myers Prospective Financial Information

Robbins & Myers does not as a matter of course make public long-term forecasts as to future performance beyond the current fiscal year, and Robbins & Myers is especially wary of making forecasts for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the due diligence review of Robbins & Myers in connection with the merger, Robbins & Myers’ management provided to T-3, as well as to UBS and Simmons in connection with their respective evaluation of the fairness of the merger consideration, non-public, internal financial forecasts regarding Robbins & Myers’ anticipated future operations for the 2010 through 2014 fiscal years. Robbins & Myers has included below a summary of these forecasts to give shareholders and investors access to certain non-public information that was furnished to third parties. These forecasts were considered by the Robbins & Myers Board of Directors for purposes of evaluating the merger.

These internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles in the United States. In addition, these internal forecasts were not prepared with the assistance of, or reviewed, compiled or examined by, any independent auditor. The summary of these internal financial forecasts included below is not being included to influence your decision whether to vote for the merger and the transactions contemplated in connection with the merger, but because these internal financial forecasts were provided by Robbins & Myers to T-3, UBS and Simmons.

These internal financial forecasts were based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions) that are inherently subjective and uncertain and are beyond the control of Robbins & Myers’ management. Important factors that may affect actual results and cause these internal financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Robbins & Myers’ business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the “Risk Factors” section of Robbins & Myers’ Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. These internal financial forecasts also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these internal financial forecasts. Accordingly, there can be no assurance that the forecasted results summarized below will be realized.

The inclusion of a summary of these internal financial forecasts in this joint proxy statement/prospectus should not be regarded as an indication that any of Robbins & Myers, T-3 or their respective affiliates, advisors or representatives considered these internal financial forecasts to be predictive of actual future events, and these internal financial forecasts should not be relied upon as such. None of Robbins & Myers, T-3 or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from these internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal financial forecasts to reflect circumstances existing after the date these internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error. Robbins & Myers does not intend to make publicly available any update or other revision to these internal financial forecasts. None of Robbins & Myers or its affiliates, advisors, officers, directors, partners or representatives has made or makes any representation to any shareholder or other person regarding Robbins & Myers’ ultimate performance compared to the information contained in these internal financial forecasts or that the forecasted results will be achieved. Robbins & Myers has made no representation to T-3, in the Merger Agreement or otherwise, concerning these internal financial forecasts. The below forecasts do not give effect to the merger. Robbins & Myers urges all shareholders to review Robbins & Myers’ most recent SEC filings for a description of Robbins & Myers’ reported financial results.

	Fiscal Year
	2011		2012	2013	2014
	(In millions)

Sales	$651		$700	$765	$784
EBITDA	100	(a)	122	134	137
Net Income	53	(a)	66	72	74
Unlevered, After-Tax Free Cash Flow	43		49	54	75

(a)	Adjusted to eliminate expected $2.2 million restructuring charge.

Recommendation of the Board of Directors of T-3; T-3’s Reasons for the Merger

In considering the business combination proposal from Robbins & Myers and in reaching its conclusion that the merger is advisable and in the best interests of T-3 and its stockholders, the T-3 Board of Directors consulted with its management and financial, legal and other advisors, and considered a variety of factors weighing in favor of or relevant to the merger, including the factors listed below.

Expected Strategic Benefits of the Merger

The combination of Robbins & Myers and T-3 is expected to result in several significant strategic benefits to the combined company, which will benefit T-3 and its stockholders as shareholders of the combined company. These strategic benefits include the following:

•	The creation of a combined company with a larger and more diverse business base, more comprehensive product offering and larger sales and service footprint at a time when there are volatile prevailing macroeconomic and oilfield services industry conditions in the United States and worldwide, which furthers T-3’s long-term strategic objectives;

•	The increased opportunities available to the combined company after giving effect to the merger as compared to the business, prospects, financial performance and condition, operations and competitive position of T-3 on a standalone basis, including the potential for the combined company to participate in strategic opportunities that might not be available to T-3;

•	The complementary products offered by Robbins & Myers and T-3 and the expected synergy benefits, anticipated to be $9 million in the first full year of operation, together with enhanced revenue opportunities;

•	The increased international presence of the combined company and enhanced opportunities for international expansion and growth in global energy markets, relative to T-3 on a standalone basis;

•	The expected capital structure, market capitalization and strong balance sheet of the combined company relative to T-3 on a standalone basis;

•	The increased liquidity in markets in which shares are traded for shareholders of the combined company compared to stockholders of T-3 on a standalone basis;

•	A substantial reduction in the combined company’s exposure to the upstream drilling rig capital equipment cycle and its related volatility and pricing pressure and a shift towards more expendable and consumable items, as compared, in each case, to T-3 on a standalone basis; and

•	The greater cash flow of the combined company and its financial flexibility and borrowing capacity to fund future growth, given the combined company’s expected debt-free balance sheet.

Expected Financial Benefits of the Merger

The combination of Robbins & Myers and T-3 is expected to result in several significant financial benefits to the stockholders of T-3. These financial benefits include the following:

•	Based on the closing prices of the T-3 Common Stock and Robbins & Myers Common Shares as of October 5, 2010, the trading day immediately prior to the date of the Merger Agreement, the $7.95 in cash consideration and 0.894 exchange ratio in the merger implied a premium of approximately 17% to T-3 stockholders over T-3’s then-current stock price and 23% to the average share price exchange ratio during the previous 30 trading days at the time of signing;

•	The significant continuing equity ownership in the combined company by former stockholders of T-3, who will own Robbins & Myers Common Shares representing approximately 27% of the then-outstanding Robbins & Myers Common Shares immediately after the merger and will therefore participate meaningfully in the opportunities for long-term growth of the combined company;

•	The fact that the significant continuing equity ownership in the combined company by former stockholders of T-3 will be exposed to many of the same growth opportunities as compared to T-3 on a standalone basis, given the strong historical correlation in the movements of trading prices of T-3 Common Stock and Robbins & Myers Common Shares;

•	The $7.95 per share cash merger consideration to be received by stockholders of T-3, which limits their exposure to the downside risks of the merger;

•	The significant value to T-3 stockholders represented by the increased cash flow and earnings improvement of the combined company as a result of the anticipated synergies of $9 million in annual cost benefits within three years of operations;

•	The value to T-3 stockholders of the dividend rate paid by Robbins & Myers on Robbins & Myers Common Shares, which was $0.0425 per share for the quarter ended August 31, 2010, given that T-3 has not historically paid dividends on T-3 Common Stock;

•	The fact that the present value of the anticipated cost synergies was significant relative to the market capitalization of each of T-3 and Robbins & Myers and the anticipated pro forma market capitalization of the combined company;

•	The views of T-3’s management and advisors as to the expected realization of synergies by the combined company, the strength of the combined company’s balance sheet, and the anticipated market value of the combined company’s Common Shares, which compared favorably to T-3 on a standalone basis; and

•	The merger’s structure, which is expected to constitute a tax-free reorganization under section 368(a) of the Code and will cause T-3 stockholders to recognize any gain realized as a result of the merger only to the extent of cash received.

Other Positive Factors Considered

During the course of its deliberations relating to the merger, the Board of Directors of T-3 considered the following generally-favorable factors in addition to the benefits described above:

•	The limited strategic alternatives available to T-3 if it proceeded on a standalone basis;

•	The business operations and prospects of each of T-3, Robbins & Myers and the combined company, and the then-current financial market conditions and historical market prices, volatility and trading information with respect to T-3 Common Stock and Robbins & Myers Common Shares;

•	The financial analyses reviewed and discussed with the Board of Directors of T-3 by representatives of Simmons, as well as the written opinion of Simmons to the Board of Directors of T-3 on October 5, 2010, with respect to the fairness, from a financial point of view, of the merger consideration to the stockholders of T-3;

•	The results of the due diligence investigations of Robbins & Myers by T-3’s management, directors and financial, legal and other advisors;

•	The fact that the merger provides increased certainty regarding the ongoing management of T-3, given that Mr. Krablin had informed the T-3 Board of Directors of the possibility that he may retire as chief executive officer of T-3 in the near-term;

•	The value to T-3 stockholders of potential product development, sales, and operational synergies resulting from a broader geographic footprint for the combined company:

•	The structure of the merger and terms and conditions of the Merger Agreement, including the following significant terms:

•	The fact that the Merger Agreement does not preclude a third party from making a proposal for an acquisition of or business combination with T-3 and, that under certain circumstances, T-3 may provide information to and negotiate with such a third party and the T-3 Board may change its recommendations to T-3 stockholders regarding the merger; and

•	The fact that the Merger Agreement requires payment of a $24 million termination fee by Robbins & Myers upon termination of the Merger Agreement under certain circumstances.

Negative Factors Considered

The T-3 Board of Directors weighed these factors against a number of other factors identified in its deliberations as weighing negatively against the merger, including:

•	The fact that the exchange ratio for the stock portion of the merger consideration provides for a fixed number of Robbins & Myers Common Shares, the possibility that T-3 stockholders could be adversely affected by a decrease in the trading price of Robbins & Myers Common Shares before the closing of the merger, and the fact that the Merger Agreement does not provide T-3 with a termination right based on the trading price of Robbins & Myers Common Shares or other similar protection;

•	The challenges inherent in the combination of companies of the size and geographic scope of Robbins & Myers and T-3, the risk of not capturing all of the anticipated synergies and the risk that other anticipated benefits might not be fully realized;

•	The potential effect of public announcement of the merger on T-3’s revenues, operating results, the price of T-3 Common Stock and its ability to attract and retain customers and key employees;

•	Certain of the terms and provisions of the Merger Agreement, specifically:

•	The potential impact of the restrictions imposed by the Merger Agreement on T-3’s ability to take specified actions during the period prior to the completion of the merger (which may delay or prevent T-3 from undertaking business opportunities that may arise pending completion of the merger);

•	The fact that the Merger Agreement does not preclude a third party from making a proposal for an acquisition of or business combination with Robbins & Myers and, that under certain circumstances, Robbins & Myers may provide information to and negotiate with such a third party and the Robbins & Myers Board of Directors may change its recommendations to Robbins & Myers shareholders regarding the merger; and

•	The fact that the Merger Agreement requires payment of a $12 million termination fee by T-3 upon termination of the Merger Agreement under certain circumstances;

•	The risk that integration of the two businesses may be more costly, and may divert management attention for a greater period of time, than anticipated;

•	The required receipt of certain regulatory approvals and clearances and stockholder approval of T-3 and shareholder approval of Robbins & Myers;

•	The risk that the merger may not be completed despite the parties’ efforts or that completion may be unduly delayed, even if the requisite approval is obtained from T-3 stockholders and Robbins & Myers shareholders;

•	The interests that certain directors and executive officers of T-3 may have with respect to the merger in addition to their interests as stockholders of T-3 generally, as described in the section entitled “Financial Interests of the T-3 Directors and Executive Officers in the Merger” beginning on page 66; and

•	The other risks described in the sections entitled “Risk Factors” beginning on page 16 and “Special Note Regarding Forward-Looking Statements” beginning on page 20.

This discussion of the information and factors considered by the Board of Directors of T-3 includes the principal positive and negative factors which have been considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the factors considered by the T-3 Board of Directors. The T-3 Board of Directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the Merger Agreement and the merger are advisable and in the best interests of T-3 and its stockholders. Rather, the T-3 Board of Directors viewed its position and recommendation as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the T-3 Board of Directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the T-3 Board of Directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 20.

The T-3 Board of Directors, by the unanimous vote of the directors, believes that the terms of the merger are advisable and in the best interests of T-3 and its stockholders and has approved the terms of the Merger Agreement and the merger and recommends that the stockholders of T-3 vote “FOR” the proposal to adopt the Merger Agreement and approve the merger.

Opinion of T-3’s Financial Advisor

Pursuant to an engagement letter dated April 29, 2008, as amended, T-3 retained Simmons to act as financial advisor to the Board of Directors of T-3. Simmons is an internationally recognized investment banking firm that specializes in the energy industry and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements. T-3 selected Simmons to act as financial advisor to the Board of Directors of T-3 on the basis of Simmons’ experience in similar transactions, its reputation in the investment community and its familiarity with T-3 and its business.

On October 5, 2010, Simmons delivered to the Board of Directors of T-3 a written opinion to the effect that, based on and subject to various assumptions and limitations described in its opinion, as of October 5, 2010, the aggregate of $7.95 in cash and 0.894 Robbins & Myers Common Shares to be paid by Robbins & Myers in respect of each share of T-3 Common Stock as set forth in the Merger Agreement was fair, from a financial point of view, to the holders of T-3 Common Stock.

For the complete terms of Simmons’ opinion, holders of T-3 Common Stock are referred to the full text of Simmons’ written opinion to the Board of Directors of T-3, which describes, among other things, certain assumptions made, procedures followed, factors considered and limitations on the review undertaken. The full text of Simmons’ written opinion is attached as Annex C hereto and is incorporated by reference herein in its entirety. Simmons delivered its opinion to the Board of Directors of T-3 for the benefit and use of the Board of Directors of T-3 in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. Simmons’ opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to T-3 or T-3’s underlying business decision to effect the merger. Simmons’ opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder of T-3 as to whether any such stockholder should tender its T-3 Common Stock or how to vote or act in connection with the proposed merger. Holders of T-3 Common Stock are urged to read Simmons’ opinion in its entirety. The following summary of Simmons’ opinion is qualified in its entirety by reference to the full text of Simmons’ opinion.

In connection with rendering its opinion, Simmons, among other things:

•	Reviewed and analyzed a draft of the Merger Agreement dated as of October 4, 2010;

•	Reviewed and analyzed the financial statements and other information concerning T-3, including T-3’s Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 2009; T-3’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009, March 31, 2010 and June 30, 2010; T-3’s Proxy Statement on Schedule 14A filed on April 30, 2010; and T-3’s Current Reports on Form 8-K filed on April 20, 2010, May 11, 2010, May 20, 2010, June 16, 2010, July 20, 2010 and July 29, 2010;

•	Reviewed and analyzed certain other internal information, primarily financial in nature, relating to T-3, which was provided to Simmons by T-3, including the Board of Directors of T-3 approved budget for the year ending December 31, 2010, and projected financial results, developed by the management of T-3, for the subsequent five year period ending December 31, 2015;

•	Reviewed and analyzed certain publicly available information concerning the trading of, and trading market for, T-3 Common Stock;

•	Reviewed and analyzed the financial statements and other information concerning Robbins & Myers, including Robbins & Myers’ Annual Reports on Form 10-K for each of the years in the three year period ended August 31, 2009; Robbins & Myers’ Quarterly Reports on Form 10-Q for the quarters ended November 30, 2009, February 28, 2010 and May 31, 2010; Robbins & Myers’ Proxy Statement on Schedule 14A filed on December 4, 2009; Robbins & Myers’ Post-Effective Amendment to Registration Statement on Form S-3 filed on October 30, 2009; and Robbins & Myers’ Current Reports on Form 8-K filed on January 6, 2010, March 24, 2010 and June 24, 2010;

•	Reviewed and analyzed certain other internal information, primarily financial in nature, relating to Robbins & Myers, which was provided to Simmons by Robbins & Myers, including projected financial results, developed by the management of Robbins & Myers, for the fiscal year ending August 31, 2011;

•	Reviewed and analyzed the projected operating assumptions and projected financial results for Robbins & Myers for the four year period covering fiscal years 2012 through 2015, developed by management of T-3;

•	Reviewed and analyzed certain publicly available information concerning the trading of, and the trading market for, Robbins & Myers Common Shares;

•	Reviewed and analyzed certain publicly available information with respect to certain other companies Simmons believed to be comparable to T-3 and Robbins & Myers and the trading markets for certain of such companies’ securities;

•	Reviewed and analyzed certain publicly available information concerning the estimates of the future operating and financial performance of Robbins & Myers, T-3 and certain comparable companies prepared by industry experts unaffiliated with either Robbins & Myers or T-3;

•	Reviewed and analyzed certain publicly available information concerning the markets in which Robbins & Myers and T-3 operate prepared by industry experts unaffiliated with either Robbins & Myers or T-3;

•	Reviewed and analyzed certain publicly available information concerning the nature and terms of certain other transactions considered relevant to Simmons’ analysis;

•	Reviewed and analyzed such other analyses and examinations as Simmons deemed necessary and appropriate; and

•	Met with certain officers and employees of T-3 and Robbins & Myers to discuss the foregoing, as well as other matters believed by Simmons to be relevant to its inquiry.

In arriving at its opinion, Simmons did not independently verify any of the foregoing information (including the information in the Proxy Statements) and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, Simmons assumed that such financial forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of T-3’s and Robbins & Myers’ management as to the future financial performance of T-3 and Robbins & Myers. Simmons also assumed that the final/execution versions of the Merger Agreement were substantially the same as the draft of such document that Simmons reviewed and that the merger would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Simmons also assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived by the merger. Simmons is not a legal, tax or regulatory advisor and has relied upon, without independent verification, the assessment of T-3 and its legal, tax and regulatory advisors with respect to such matters. Simmons did not perform any tax analysis, nor was Simmons furnished with any such analysis. In addition, Simmons did not make an independent evaluation or appraisal of the assets of T-3 or Robbins & Myers, nor was Simmons furnished with any such appraisals.

In conducting its analysis and arriving at its opinion, Simmons considered such financial and other factors as Simmons deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of T-3 and Robbins & Myers; (ii) the business prospects of T-3 and Robbins & Myers; (iii) the historical and current market for T-3 Common Stock, Robbins & Myers Common Shares and for the equity securities of certain other companies believed to be comparable to T-3 or Robbins & Myers; (iv) the respective contributions in terms of various financial measures of T-3 and Robbins & Myers to the combined company, and the relative pro forma ownership of Robbins & Myers after the merger by the current holders of T-3 Common Stock and Robbins & Myers Common Shares; (v) the value of the discounted cash flows of T-3 and Robbins & Myers and related sensitivities; and (vi) the nature and terms of certain other merger and acquisition transactions that Simmons believed to be relevant. Simmons also took into account its assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities’ valuation generally. Simmons’ opinion necessarily is based upon conditions as they existed and could be evaluated on, and on the information made available at, October 5, 2010. Events occurring after such date may affect Simmons’ opinion and the assumptions used in preparing it, and Simmons does not assume any obligation to update, revise or reaffirm its opinion.

Simmons’ opinion is only for the information of the Board of Directors of T-3. Simmons’ opinion does not address T-3’s underlying business decision to pursue the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for T-3 or the effects of any other transaction in which T-3 might engage. Simmons’ opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the merger.

The following represents a summary of the material financial analyses presented by Simmons to the Board of Directors of T-3 in connection with its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Simmons. The order of analyses described does not represent relative importance or weight given to those analyses by Simmons. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Simmons’ financial analyses. Considering the summary data and tables alone without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Simmons. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 5, 2010 and is not necessarily indicative of current market conditions.

Financial Analysis

Simmons reviewed the historical and projected financial performance of Robbins & Myers on a consolidated basis, and with respect to each of Robbins & Myers’ fluid management, process solutions and Romaco segments, including Robbins & Myers’ historical balance sheets, liquidity under its revolving credit facility and goodwill. Simmons also reviewed the historical and projected financial performance of T-3 and pro forma financial performance of T-3 after giving effect to the merger.

Transaction Premium Analysis

Simmons also analyzed the merger consideration to be received by the holders of T-3 Common Stock as set forth in the Merger Agreement in relation to the historical exchange ratios of T-3 Common Stock and

Robbins & Myers Common Shares based on the historical market prices of T-3 Common Stock and Robbins & Myers Common Shares. The following table presents the results of this analysis:

	Implied Exchange
	Ratio of T-3
	Common Stock to		Implied Premium on
Time Period (through	Robbins & Myers		an All-Stock Basis
October 5, 2010)	Common Shares		at 1.192x

Current	1.018	x	17.1%
10-trading day average	0.963	x	23.8%
30-trading day average	0.969	x	23.0%
60-trading day average	1.013	x	17.7%
Three-calendar month average	1.017	x	17.1%
Six-calendar month average	1.108	x	7.5%
One-calendar year average	1.051	x	13.5%
52-week high	1.467	x	(18.7)%
52-week low	0.804	x	48.2%
Two-calendar year average	0.896	x	33.1%
Three-calendar year average	1.055	x	13.0%

Simmons also analyzed certain information relating to the following 31 selected public energy service transactions (excluding mergers of equals transactions) since 2005:

Date Announced	Acquiror	Target

August 2010	Seawell Limited	Allis-Chalmers Energy Inc.
August 2010	Nabors Industries Ltd.	Superior Well Services, Inc.
July 2010	Rowan Companies, Inc.	Skeie Drilling & Production ASA
June 2010	Wellspring Capital Management LLC	OMNI Energy Services Corp.
April 2010	Halliburton Company	Boots & Coots Inc.
February 2010	Schlumberger Ltd.	Smith International, Inc.
December 2009	Superior Energy Services, Inc.	Hallin Marine Subsea International Ltd.
August 2009	Baker Hughes Incorporated	BJ Services Company
June 2009	Cameron International Corporation	NATCO Group, Inc.
March 2009	Emerson Electric Co.	Roxar ASA
November 2008	Compagnie Generale de Geophysique-Veritas	Wavefield Inseis ASA
July 2008	China Oilfield Services Ltd.	Awilco Offshore ASA
June 2008	Smith International, Inc.	W-H Energy Services, Inc.
April 2008	First Reserve Corporation/ Schlumberger Ltd.	Saxon Energy Services Inc.
February 2008	First Reserve Corporation	CHC Helicopter Corporation
December 2007	First Reserve Corporation	Abbot Group plc
December 2007	National Oilwell Varco, Inc.	Grant Prideco, Inc.
September 2007	General Electric Company	Sondex plc
June 2007	GS Capital Partners LP and others	CCS Income Trust
June 2007	Cal Dive International, Inc.	Horizon Offshore, Inc.
May 2007	Ssab Svenskt Stal AB	IPSCO Inc.
March 2007	Hercules Offshore, Inc.	TODCO
February 2007	Tenaris S.A.	Hydril Company
October 2006	National Oilwell Varco, Inc.	NQL Energy Services Inc.

Date Announced	Acquiror	Target

September 2006	Superior Energy Services, Inc.	Warrior Energy Services Corporation
September 2006	IPSCO Inc.	NS Group, Inc.
September 2006	Compagnie Generale de Geophysique	Veritas DGC Inc.
June 2006	Tenaris S.A.	Maverick Tube Corporation
February 2006	Mullen Group Income Fund	Producers Oilfield Services Inc.
December 2005	Seadrill Limited	Smedvig ASA
March 2005	SEACOR Holdings Inc.	Seabulk International, Inc.

For each of the selected transactions and for the transaction contemplated by the Merger Agreement, Simmons calculated and compared the type of consideration, transaction value and the premium to the one-day and 30-trading day average closing market prices. The proposed transaction premiums are based on closing prices as of October 5, 2010. The following tables summarize this analysis:

Transactions Involving All			Proposed
Forms of Consideration	Range	Median	Transaction

Premium to one-day closing market price	7.6% - 87.1%	29.2%	17.1%
Premium to 30-trading day average closing market price	14.5% - 90.7%	28.8%	23.0%

Transactions Involving Greater than			Proposed
50% Stock Consideration	Range	Median	Transaction

Premium to one-day closing market price	13.6% - 78.6%	28.2%	17.1%
Premium to 30-trading day average closing market price	14.5% - 69.3%	24.3%	23.0%

The premiums presented above were obtained from Simmons, IHS Herold, company filings and Bloomberg and are based on undisturbed share prices and initial offers where appropriate.

Simmons also analyzed premiums paid in U.S. public mergers and acquisitions transactions greater than $200 million since 2005, excluding mergers of equals and all-cash transactions, using data obtained from Thomson SDC.

Selected Companies Analysis — Robbins & Myers

Simmons reviewed and compared certain financial information of Robbins & Myers to corresponding financial information, ratios and public market multiples for the following publicly traded industrial companies and upstream equipment manufacturing companies:

Industrial companies:

•	Colfax Corporation

•	Dover Corporation

•	Dresser-Rand Group Inc.

•	Gardner Denver, Inc.

•	Parker Hannifin Corporation

•	Roper Industries, Inc.

•	SPX Corporation

Upstream equipment manufacturing companies:

•	CIRCOR International, Inc.

•	Flowserve Corporation

•	Lufkin Industries, Inc.

•	National Oilwell Varco, Inc.

•	Tesco Corporation

•	T-3

Simmons selected these companies on the basis of their comparable business characteristics to Robbins & Myers. Although none of the selected companies is directly comparable to Robbins & Myers, the selected companies are publicly traded companies with business and market characteristics that, for purposes of analysis, may be considered similar to certain business and market characteristics of Robbins & Myers. Each of the selected companies has one or more of the following in common with Robbins & Myers: industry demand drivers, customers and service lines.

Simmons calculated and compared various financial multiples and ratios of the selected companies based on SEC filings by the respective companies and the mean of estimates of securities research analysts obtained from Bloomberg. The multiples and ratios of Robbins & Myers were based on information from SEC filings, Bloomberg data and information provided by Robbins & Myers’ management. The multiples and ratios of Robbins & Myers and of the selected companies were calculated using closing prices on October 5, 2010. Simmons calculated the enterprise value of each company as the sum of the market value of its common equity, plus the book values of its debt and preferred stock (where applicable), plus its pension liability, net of deferred tax assets related to pension liabilities and net operating losses and only included for those companies where its unfunded pension liability was greater than 3% of its unadjusted enterprise value, plus minority interests in other companies, minus investments in unconsolidated affiliates and cash. Simmons calculated the unlevered net income of each company as the sum of net income and tax-effected net interest expense. Simmons calculated the unlevered cash flow of each company as the sum of unlevered net income, depreciation expense and amortization expense. Robbins & Myers’ 2010 and 2011 projected results were adjusted on a pro forma basis after giving effect to the merger for its twelve months ending November 30, 2010 and November 30, 2011, respectively, to approximate calendar year results. The results of these analyses are summarized as follows:

Industrial Companies	Range		Robbins & Myers

Ratio of Enterprise Value to:
Trailing Twelve Months EBITDA	7.9x - 15.3	x	13.4	x
2010 Projected EBITDA	8.9x - 13.5	x	12.0	x
2011 Projected EBITDA	7.9x - 11.6	x	9.1	x
Trailing Twelve Months Unlevered Net Income	14.9x - 24.0	x	27.4	x
2010 Projected Unlevered Net Income	16.3x - 21.1	x	23.8	x
2011 Projected Unlevered Net Income	14.2x - 18.2	x	16.9	x
Trailing Twelve Months Unlevered Cash Flow	10.7x - 21.3	x	18.2	x
2010 Projected Unlevered Cash Flow	11.8x - 19.0	x	16.4	x
2011 Projected Unlevered Cash Flow	10.5x - 16.6	x	12.8	x

Upstream Equipment Manufacturing Companies	Range		Robbins & Myers

Ratio of Enterprise Value to:
Trailing Twelve Months EBITDA	5.9x - 20.9	x	13.4	x
2010 Projected EBITDA	6.0x - 12.2	x	12.0	x
2011 Projected EBITDA	5.2x - 8.1	x	9.1	x
Trailing Twelve Months Unlevered Net Income	10.7x - 32.5	x	27.4	x
2010 Projected Unlevered Net Income	10.6x - 25.3	x	23.8	x
2011 Projected Unlevered Net Income	10.8x - 14.9	x	16.9	x
Trailing Twelve Months Unlevered Cash Flow	8.2x - 29.4	x	18.2	x
2010 Projected Unlevered Cash Flow	8.1x - 17.7	x	16.4	x
2011 Projected Unlevered Cash Flow	6.0x - 11.3	x	12.8	x

Selected Companies Analysis — T-3

Simmons reviewed and compared certain financial information of T-3 to corresponding financial information, ratios and public market multiples for the following publicly traded upstream equipment manufacturing companies:

Companies with subsea exposure:

•	Cameron International Corporation

•	Dril-Quip, Inc.

•	FMC Technologies, Inc.

Companies with other upstream equipment exposure:

•	CIRCOR International, Inc.

•	Flowserve Corporation

•	Lufkin Industries, Inc.

•	National Oilwell Varco, Inc.

•	Tesco Corporation

Simmons selected these companies on the basis of their comparable business characteristics to T-3. Although none of the selected companies is directly comparable to T-3, the selected companies are publicly traded companies with business and market characteristics that, for purposes of analysis, may be considered similar to certain business and market characteristics of T-3. Each of the selected companies has one or more of the following in common with T-3: industry demand drivers, customers, and service lines.

Simmons calculated and compared various financial multiples and ratios of the selected companies based on SEC filings by the respective companies and the mean of estimates of securities research analysts obtained from Bloomberg. The multiples and ratios of T-3 were based on information from SEC filings, Bloomberg data and information provided by T-3’s management. The multiples and ratios of T-3 and of the selected companies were calculated using closing prices on October 5, 2010. Simmons calculated the enterprise value of each company as the sum of the market value of its common equity, plus the book values of its debt and preferred stock (where applicable), plus its pension liability, net of deferred tax assets related to pension liabilities and net operating losses and only included for those companies where its unfunded pension liability was greater than 3% of its unadjusted enterprise value, plus minority interests in other companies, minus investments in unconsolidated affiliates and cash. The results of these analyses are summarized as follows:

			Companies
			With Other
	Companies		Upstream
	With Subsea		Equipment
	Exposure		Exposure		T-3 at		T-3 at
	Range		Range		Market		Offer

Ratio of Enterprise Value to:
Trailing Twelve Months EBITDA	10.1x - 13.4	x	5.9x - 20.9	x	13.7	x	16.1	x
2010 Projected EBITDA	10.1x - 13.4	x	6.0x - 12.2	x	11.6	x	13.6	x
2011 Projected EBITDA	9.2x - 12.7	x	5.2x - 8.1	x	7.5	x	8.8	x
Trailing Twelve Months Unlevered Net Income	17.3x - 21.9	x	10.7x - 17.2	x	32.5	x	38.2	x
2010 Projected Unlevered Net Income	16.7x - 23.7	x	10.6x - 24.8	x	25.3	x	29.7	x
2011 Projected Unlevered Net Income	14.8x - 21.9	x	10.8x - 14.3	x	14.9	x	17.5	x
Trailing Twelve Months Unlevered Cash Flow	13.1x - 18.0	x	8.2x - 29.4	x	17.7	x	20.8	x
2010 Projected Unlevered Cash Flow	12.8x - 17.8	x	8.1x - 17.7	x	15.4	x	18.1	x
2011 Projected Unlevered Cash Flow	11.6x - 16.8	x	6.0x - 11.3	x	10.3	x	12.1	x

Contribution Analysis

Simmons performed a contribution analysis in respect of the implied exchange ratio (assuming no synergies) using historical results and management and consensus estimates of EBITDA, unlevered net income and unlevered cash flow as of October 5, 2010. The following table summarizes this analysis:

			Overall		Overall
	Range		Mean		Median

Overall Management Estimate	0.699x - 1.274	x	1.039	x	1.072	x
Overall Consensus Estimate	0.760x - 1.223	x	1.039	x	1.084	x

Regression Analysis

Simmons also performed regression analysis with respect to analyzed historical relative trading performance of Robbins & Myers Common Shares and T-3 Common Stock compared to the Philadelphia Oil Service Sector Index (“OSX”) peak, which occurred on June 23, 2008. The following table summarizes this analysis based on prices as of the periods set forth below:

Coefficient of
Determination
(R2)

January 1, 2006 through OSX Peak (June 23, 2008):
Robbins & Myers versus T-3	0.876
January 1, 2006 through OSX Peak (June 23, 2008):
Robbins & Myers versus OSX	0.784
OSX Peak (June 23, 2008) through October 1, 2010:
Robbins & Myers versus T-3	0.907
OSX Peak (June 23, 2008) through October 1, 2010:
Robbins & Myers versus OSX	0.888

Relative Discounted Cash Flow Analysis

Simmons performed an illustrative relative discounted cash flow analysis to determine the implied exchange ratios of shares of T-3 Common Stock to Robbins & Myers Common Shares. The analysis utilized projections for T-3 developed by the management of T-3 through 2015. The analysis reflects the following:

•	A discount rate range of 15% to 17%, based on (i) T-3’s weighted average cost of capital (“WACC”) as of October 1, 2010 of 17.1% and (ii) T-3’s Upstream Equipment Manufacturing Public Comparables WACC range of 11.7% to 17.0%, with a median of 14.2%, as of October 1, 2010;

•	A terminal value at the end of 2015 calculated two ways, including (i) a multiple range of 6.0x to 8.0x using the EBITDA Exit Multiple Method (defined below), based on (a) T-3’s trading at October 1, 2010 at 13.4x trailing twelve months EBITDA, (b) T-3’s trading at October 1, 2010 at 7.4x projected fiscal year 2011 EBITDA (consensus) and (c) an average enterprise value to next year EBITDA multiple of 7.3x from January 2006 through December 2008 and (ii) a growth rate range of 2% to 4% using the Perpetuity Growth Rate Method (defined below); and

•	A present value as of December 31, 2010.

The analysis utilized projections for Robbins & Myers developed by the management of Robbins & Myers for the projected fiscal year ending August 31, 2011 and projections for Robbins & Myers developed by the management of T-3 thereafter through 2015 and reflects the following:

•	Projected annual revenue growth of 10% for Robbins & Myers’ fluid management segment after 2011, which is consistent with T-3’s average projected revenue growth of 9.7% over the same period;

•	Projected annual revenue growth of 5% for Robbins & Myers’ other segments after 2011, which is consistent with T-3’s projected growth for its PVS segment;

•	Incremental/decremental EBITDA margins of 45% after 2012, consistent with Robbins & Myers’ historical performance and Robbins & Myers’ projections for 2011 and which is also comparable to T-3’s projections for the same period;

•	A discount rate range of 12% to 14%, based on (i) Robbins & Myers’ WACC of 13.6% as of October 1, 2010, (ii) Robbins & Myers’ Industrial Component Comparables WACC range of 10.2% to 13.4%, with a median of 10.9%, as of October 1, 2010 and (iii) Robbins & Myers’ Upstream Equipment Manufacturing Component Comparables WACC range of 13.2% to 17.1%, with a median of 14.9%, as of October 1, 2010;

•	A terminal value at the end of 2015 calculated two ways, including (i) an exit enterprise value to trailing twelve months EBITDA ratio multiple range of 7.0x to 9.0x (the “EBITDA Exit Multiple Method”), based on (a) Robbins & Myers’ trading at October 1, 2010 at 13.4x trailing twelve months EBITDA, (b) Robbins & Myers’ trading at October 1, 2010 at 9.1x projected fiscal year 2011 EBITDA (consensus) and (c) an average enterprise value to next year EBITDA multiple of 8.5x from January 2006 through December 2008 and (ii) free cash flows perpetuity growth rate range of 2% to 4% (the “Perpetuity Growth Rate Method”); and

•	A present value as of November 30, 2010.

This analysis resulted in implied exchange ratios summarized in the following table below:

	Implied Exchange Ratio
	Low		Average		High

EBITDA Exit Multiple Method	1.091	x	1.100	x	1.108	x
Perpetuity Growth Rate Method	1.058	x	1.013	x	0.964	x

Pro Forma Merger Analysis

Simmons prepared illustrative pro forma analyses of the potential financial impact of the merger using (a) earnings per share and cash flow per share estimates for each of T-3 and Robbins & Myers provided by Bloomberg consensus estimates, Simmons research and third-party research, (b) estimates of synergies resulting from the merger in 2010 and 2011, in each case provided by management of T-3 and (c) estimated transaction and other costs as provided by management of T-3. For each of the years 2010 and 2011 (12 months ending September 30 for T-3 and 12 months ending August 31 for Robbins & Myers), Simmons compared the projected earnings per share and cash flow per share of T-3 Common Stock, on a standalone basis, to the projected earnings per share and cash flow per share of T-3 Common Stock on a pro forma basis following the merger. The following table presents the results of this analysis:

Accretion/
Pro Forma Combined Period	(Dilution)

Fiscal 2010 Projected Earnings Per Share	(7.7)%
Fiscal 2011 Projected Earnings Per Share	1.1%
Fiscal 2010 Projected Cash Flow Per Share	12.0%
Fiscal 2011 Projected Cash Flow Per Share	13.8%

Selected Transactions Analysis

Simmons analyzed certain information relating to 26 selected upstream equipment manufacturer transactions since 2001, including the following transactions for which the information analyzed was publicly available:

Closing Date	Acquiror	Target

November 2009	Cameron International Corporation	NATCO Group, Inc.
May 2009	Emerson Electric Co.	Roxar ASA
April 2008	National Oilwell Varco, Inc.	Grant Prideco, Inc.
December 2007	Arcapita Inc.	Varel International Energy Services, Inc.
October 2007	General Electric Company	Sondex plc
September 2007	Ssab Svenskt Stal AB	IPSCO Inc.
August 2007	Universal Compression, Inc.	Hanover Compressor Company
July 2007	The Weir Group plc	SPM Flow Control, Inc.
June 2007	United States Steel Corporation	Lone Star Technologies, Inc.
May 2007	Tenaris S.A.	Hydril Company
February 2007	General Electric Company	Vetco Gray Inc./Candover Partners Ltd. and others
December 2006	IPSCO Inc.	NS Group, Inc.
October 2006	Tenaris S.A.	Maverick Tube Corporation
December 2005	Cameron International Corporation	Dresser-Rand Group Inc. — On/Off Valve Business
March 2005	National-Oilwell, Inc.	Varco International, Inc.
May 2002	Flowserve Corporation	Invensys plc — Flow Control Division
April 2001	First Reserve Corporation and others	Halliburton Company — Dresser Equipment Group
February 2001	Universal Compression Holdings, Inc.	Weatherford International, Inc. — Global Compression (52%)

For each of the selected transactions and for the transaction contemplated by the Merger Agreement, Simmons calculated and compared the transaction value, trailing twelve month and projected EBITDA multiples and trailing twelve month and projected multiples of net income. The following table summarizes this analysis:

T-3 at
			October 5,	Proposed
	Range	Median	2010	Transaction

Transaction Value (in millions)	$125 - $7,373	$791	$359	$422
Trailing Twelve Months EBITDA Multiple	5.7x - 16.7x	8.5x	13.7x	16.1x
Projected EBITDA Multiple	4.8x - 10.7x	6.2x	7.5x	8.8x
Trailing Twelve Months Net Income Multiple	11.1x - 42.0x	17.7x	28.6x	33.5x
Projected Net Income Multiple	6.6x - 27.0x	15.9x	13.7x	16.1x

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by Simmons to the Board of Directors of T-3 in connection with its opinion and is not a comprehensive description of all analyses undertaken by Simmons in connection with its opinion. The presentation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial analysis is not readily susceptible to partial analysis or summary description. Simmons believes that its analyses summarized above must be considered as a whole. Simmons further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Simmons’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Simmons considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of T-3 and Robbins & Myers. The estimates of the future performance of T-3 and Robbins & Myers in or underlying Simmons’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Simmons’ analyses. These analyses were prepared solely as part of Simmons’ analysis of the fairness, from a financial point of view, of the merger consideration to the holders of T-3 Common Stock and were provided to the Board of Directors of T-3 in connection with the delivery of Simmons’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Simmons’ view of the actual values of T-3 and Robbins & Myers.

The type and amount of consideration payable to holders of T-3 Common Stock was determined through negotiations between T-3 and Robbins & Myers, rather than by any financial advisor, and was approved by the Board of Directors of T-3. The decision to enter into the Merger Agreement was solely that of the Board of Directors of T-3. As described above, Simmons’ opinion and analyses were only one of many factors considered by the Board of Directors of T-3 in its evaluation of the merger and should not be viewed as determinative of the views of the T-3 Board of Directors or management with respect to the merger or the merger consideration.

Pursuant to the terms of its engagement with T-3, Simmons received a fixed fee of $750,000 for rendering its opinion as to the fairness of the merger, which fixed fee was payable upon delivery of the opinion without regard to the conclusions expressed in the opinion. T-3 has also agreed to pay Simmons for its financial advisory services in connection with the merger an additional transaction fee estimated to be approximately $2.5 million, which is payable upon consummation of the merger.

In addition, T-3 has also agreed to reimburse Simmons for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred in connection with the engagement, including the delivery of the opinion, and to indemnify Simmons against certain losses or liabilities that may arise out of Simmons’ engagement. In the past, Simmons has acted as financial advisor to T-3.

Simmons previously acted as financial adviser to T-3 in connection with the divestiture of A&B Bolt & Supply, Inc., a wholly owned subsidiary of T-3, in October 2005, and a follow-on public equity offering in April 2007. During the past two years, pursuant to the engagement letter described above, Simmons has acted as financial advisor to T-3 in connection with certain proposed business combinations involving T-3 and another party, including the merger.

In the ordinary course of Simmons’ business, Simmons actively trades debt and equity securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of T-3 and Robbins & Myers.

Certain T-3 Prospective Financial Information

T-3 does not as a matter of course make public forecasts as to future performance beyond the current fiscal year, and T-3 is especially wary of making forecasts for extended periods due to the unpredictability of the underlying assumptions and estimates. However, as part of the due diligence review of T-3 in connection with the merger, T-3’s management provided to Robbins & Myers, as well as to Simmons and UBS in connection with their respective evaluation of the fairness of the merger consideration, certain non-public, internal financial forecasts regarding T-3’s anticipated future operations for fiscal years 2010 through 2015.

T-3 has included below a summary of these forecasts to give shareholders and investors access to certain non-public information that was furnished to third parties. These forecasts were considered by the T-3 Board of Directors for purposes of evaluating the merger. None of T-3, Robbins & Myers or their respective affiliates assumes any responsibility for the accuracy of this information.

These internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. In addition, these internal forecasts were not prepared with the assistance of, or reviewed, compiled or examined by, any independent auditor. The summary of these internal financial forecasts included below is not being included to influence your decision whether to vote for the merger and the other transactions contemplated in connection with the merger, but are being provided because these internal financial forecasts were provided by T-3 to Simmons and, in certain cases, to Robbins & Myers and UBS.

These internal financial forecasts were based on certain material assumptions with respect to T-3 (including but not limited to those related to industry performance and competition and general business, economic, market and financial conditions) that are inherently uncertain and are beyond the control of T-3’s management. Important factors that may affect actual results and cause these internal financial forecasts to not be achieved include but are not limited to risks and uncertainties relating to T-3’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the section ended “Special Note Regarding Forward-Looking Statements” beginning on page 20. These internal financial forecasts also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these internal financial forecasts. Accordingly, there can be no assurance that the forecasted results summarized below will be realized.

The inclusion of these internal financial forecasts in this joint proxy statement/prospectus should not be regarded as an indication that any of T-3, Robbins & Myers or their respective affiliates, advisors or representatives considered these internal financial forecasts to be predictive of actual future events, and these internal financial forecasts should not be relied upon as such. None of T-3, Robbins & Myers or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from these internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these internal financial forecasts to reflect circumstances existing after the date these internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error. T-3 does not intend to make publicly available any update or other revision to these internal financial forecasts. None of T-3 or its affiliates, advisors, officers, directors, partners or representatives has made or makes any representation to any shareholder or other person regarding T-3’s ultimate performance compared to the information contained in these internal financial forecasts or that the forecasted results will be achieved.

T-3 has made no representation to Robbins & Myers, in the Merger Agreement or otherwise, concerning these internal financial forecasts. T-3 urges all stockholders to review T-3’s most recent SEC filings for a description of T-3’s reported financial results.

	Fiscal Year
	2010P	2011P	2012P	2013P	2014P	2015P
	(In millions)

Revenue	$210.3	$269.1	$295.2	$323.9	$355.4	$390.0
EBITDA	33.7	56.0	66.7	78.2	90.8	104.7
Net Income	16.3	31.0	38.1	45.8	54.3	63.6

Financial Interests of Robbins & Myers Directors and Officers in the Merger

In considering the recommendation of the Robbins & Myers Board of Directors that you vote to approve the issuance of Robbins & Myers Common Shares in the merger, the merger and the other transactions contemplated by the Merger Agreement, you should be aware that some of Robbins & Myers’ directors and officers have interests in the merger that are different from, or in addition to, those of Robbins & Myers shareholders generally. These interests and arrangements may create potential conflicts of interest. The Robbins & Myers Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in approving the Merger Agreement and recommending that the Robbins & Myers shareholders vote in favor of the merger proposals.

Positions with the Combined Company

Following the completion of the merger, all members of the Robbins & Myers Board of Directors will continue to be directors of the combined company, and it is anticipated that all executive officers of Robbins & Myers will continue to be executive officers of the combined company.

Employment and Change-in-Control Agreements

Mr. Wallace, the President and Chief Executive Officer and a director of Robbins & Myers, and the other named executive officers of Robbins & Myers have employment agreements or change-in-control agreements with Robbins & Myers. These agreements, among other things, provide compensation to the executive officer in the event that his employment with Robbins & Myers is terminated under specified circumstances following a change-in-control of Robbins & Myers. The merger and the transactions contemplated by the Merger Agreement have no affect on any of these agreements because transactions contemplated by the Merger Agreement do not constitute a change-in-control, as defined in the agreements.

Vesting of Equity Awards

The Robbins & Myers, Inc. 2004 Stock Incentive Plan As Amended (the “Plan”) provides for the grant of stock options, restricted stock, restricted share units, and performance shares to directors and key employees of Robbins & Myers. The Plan contains provisions that specify that, upon a “Change of Control,” as defined in the Plan, all outstanding but unvested awards under the Plan immediately vest. As Change of Control was defined prior to October 5, 2010, the merger and the transactions contemplated by the Merger Agreement constitute a Change of Control under the Plan. Effective as of October 5, 2010, the Robbins & Myers Board of Directors amended the Plan to modify the definition of Change of Control. As a result of this amendment, transactions like the merger will no longer constitute a Change of Control for the purposes of triggering vesting of outstanding awards made under the Plan. The amendment does not affect outstanding awards granted under the Plan prior to October 5, 2010, all of which will vest automatically upon approval of the merger proposals by Robbins & Myers shareholders.

The following table reflects the value of equity awards under the Plan held by each Robbins & Myers director and executive officer which were granted prior to October 5, 2010 and which will fully vest upon approval of the merger proposals by Robbins & Myers shareholders.

					Value of
			Value of	Restricted	Restricted		Value of		Value of
	Restricted		Restricted	Share	Share	Stock	Stock	Performance	Performance
	Stock		Stock	Units	Units	Options	Options	Shares	Shares	Total
Name	(#)		($)(a)	(#)	($)(a)	(#)	($)(b)	(#)	(a)	($)

Peter C. Wallace,	3,854		$115,697	8,080	$242,561	48,581	$386,393	22,076	$662,721	$1,407,372
President and Chief Executive Officer
Christopher M. Hix,	1,056		$31,701	2,213	$66,434	13,309	$105,855	6,055	$181,771	$385,761
Vice President and Chief Financial Officer
Saeid Rahimian,	1,186		$35,604	2,486	$74,630	14,947	$118,883	6,795	$203,986	$433,103
Vice President and President Fluid Management Group
Kevin J. Brown,	148		$4,443	620	$18,612	2,839	$22,324	1,691	$50,764	$96,143
Controller
Jeffrey L. Halsey,	556		$16,691	1,166	$35,003	6,361	$50,762	3,186	$95,644	$198,100
Vice President, Human Resources
Michael J. McAdams,	—		—	—	—	1,830	$14,811	—	—	$14,811
Treasurer
Richard J. Giromini,	1,653	(c)	$49,623	—	—	—	—	—	—	$49,623
Director
Stephen F. Kirk,	1,653	(c)	$49,623	—	—	—	—	—	—	$49,623
Director
Andrew G. Lampereur,	1,653	(c)	$49,623	—	—	—	—	—	—	$49,623
Director
Thomas P. Loftis,	1,653	(c)	$49,623	—	—	—	—	—	—	$49,623
Director and Chairman of the Board
Dale L. Medford,	1,653	(c)	$49,623	—	—	—	—	—	—	$49,623
Director
Albert J. Neupaver,	1,653	(c)	$49,623	—	—	—	—	—	—	$49,623
Director

(a)	Based on closing price of $30.02 on November 19, 2010.

(b)	Based on closing price of $30.02 on November 19, 2010 less applicable exercise price.

(c)	Will vest the earlier of January 25, 2011 or the approval of the merger by the Robbins & Myers shareholders.

Financial Interests of T-3 Directors and Officers in the Merger

In considering the recommendation of T-3’s Board of Directors with respect to the Merger Agreement, stockholders of T-3 should be aware that some of T-3’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of T-3 stockholders generally. These interests and arrangements may create potential conflicts of interest. T-3’s Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to adopt the Merger Agreement and to recommend that T-3 stockholders vote in favor of adoption of the Merger Agreement.

Positions with the Combined Company

Currently, it is not expected that any of the members of T-3’s Board of Directors will become directors of the combined company, or that any of the executive officers of T-3 will become executive officers of the combined company. See the section entitled “Board of Directors and Management After the Merger” beginning on page 71.

Employment and Change of Control Agreements

T-3 has entered into employment agreements with Steven W. Krablin, James M. Mitchell and Jason P. Clark, and has entered into a change of control agreement with Keith A. Klopfenstein. The agreements require T-3 to provide certain payments and benefits to these individuals upon certain termination events occurring in connection with a “change of control.” The merger, if consummated, would constitute a “change of control” for purposes of the employment agreements with Messrs. Krablin, Mitchell and Clark and the change of control agreement with Mr. Klopfenstein. The following discussion summarizes the potential payments to each executive officer under his respective agreement, assuming the merger has occurred in connection with a termination event triggering payment under the applicable agreement.

The agreements provide that, if an executive officer’s employment is terminated by T-3 (or a successor thereto) without cause or by the executive officer for good reason, in either case within 12 months after the occurrence of a change of control (in the case of Mr. Clark, any termination for good reason must occur within six months of the change of control), then the executive officer will be entitled to receive the following amounts and benefits:

•	A cash payment or payments. In the case of Mr. Krablin, the cash amount, payable in a lump sum, is equal to two times the sum of his (i) then current annual base pay, and (ii) bonus (which is calculated as the larger of (a) the average annual bonus pay for the two fiscal years of employment prior to the change of control, or (b) his target bonus amount for the fiscal year prior to the year the change of control occurs). In the case of Messrs. Klopfenstein and Mitchell, the cash amount, payable in a lump sum, is equal to two times the executive officer’s base salary (one times base salary, in the case of Mr. Klopfenstein), plus one times his bonus (which is calculated as the larger of (i) his target annual incentive bonus for the calendar year in which the change of control occurs, or (ii) the actual incentive bonus received for the calendar year prior to the year in which the change of control occurs). In the case of Mr. Clark, the cash amount is equal to his monthly base salary, payable on the first day of each month for a period of 24 months.

•	In the case of Messrs. Klopfenstein and Mitchell only, accelerated vesting in full of all outstanding stock options and other equity-based compensation awards held by the executive officer, except that restricted stock awards that are subject to performance conditions shall only vest to the extent it is determined that the applicable goals were attained as of the date of termination. In addition, however, all restricted stock and stock option awards held by each executive officer will fully vest in connection with the merger, in accordance with the terms of such grants and the Merger Agreement, as discussed below under “Treatment of Stock Options and Restricted Stock Options; Consideration Received in the Merger.”

•	In the case of Messrs. Clark and Mitchell only, continued health coverage. Mr. Clark will continue to be covered by, or will be provided comparable coverage to that provided under, the medical and hospital insurance furnished to other employees generally for a period of 24 months. Mr. Mitchell will be entitled to reimbursement for the payment of premiums required to continue his group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) until the earlier of (i) the date COBRA continuation coverage ceases, or (ii) 12 months after his termination of employment.

Certain payments and benefits provided under the agreements are conditioned upon the executive officer’s delivery and non-revocation of a properly executed release of claims agreement. In addition, the agreements contain certain confidentiality, non-compete and non-solicitation provisions that restrict specified actions by the executive officers.

For purposes of the employment agreements and the change of control agreement, the following terms have generally been given the meanings specified below:

(i) “cause” means (a) an executive officer’s conviction of a felony punishable by imprisonment (or a plea of nolo contendere to such a felony, in the case of Messrs. Clark and Klopfenstein, and, in the case of Mr. Clark, conviction or entry of a plea of guilty or nolo contendere for any crime involving moral turpitude or that is punishable by imprisonment), (b) an executive officer’s commission of an act of fraud with respect to T-3’s business and affairs, (c) an executive officer’s willful failure to perform his duties, (d) an executive officer’s breach of any applicable confidentiality, non-competition or similar restrictive covenants, (e) gross negligence, theft of property, material violation of any duty of loyalty, or any other material misconduct by the executive officer (that could result in a material financial loss to T-3, in the case of Messrs. Krablin and Klopfenstein), or (f) material violation of a written employee policy of T-3.

(ii) “change of control” means a transaction or series of transactions in which either (a) more than 50% of the voting power of T-3, or (b) substantially all the assets of T-3 are transferred to a person that is not a significant stockholder, member or partner of T-3 or an affiliate thereof prior to the transaction. In the case of Mr. Clark only, “change of control” means a sale of a majority equity interest in T-3 to a person other than an affiliate of First Reserve Corporation.

(iii) “good reason” means (a) an executive officer experiences a material diminution in job responsibility, authority or duties (or title, in the case of Messrs. Krablin, Mitchell or Clark), or (b) a material geographic change in the executive officer’s work location such that his commute from his primary residence increases by more than 50 miles one way (any material change in geographic location, in the case of Mr. Mitchell, and, in the case of Mr. Clark, any transfer to a place other than Houston, Texas); provided, that the executive officer must provide notice of the alleged good reason event within 90 days of its occurrence and T-3 (or its successor) will have 30 days thereafter to cure such event. In addition, with respect to executive officers other than Mr. Krablin, “good reason” also includes (I) a material diminution in base compensation (any diminution, in the case of Mr. Mitchell, and, in the case of Mr. Clark, a material diminution in base salary), and (II) failure of any successor of T-3 to assume the applicable employment or change of control agreement. Mr. Clark is not subject to the notice and cure periods described above, but is required to resign within 60 days of the occurrence of the alleged event in order to trigger a good reason termination.

The following table reflects the estimated cash payments and cost of continued health coverage, as applicable, due pursuant to the employment agreements and the change of control agreement, based upon the most recently available historical salary, bonus and benefits information as of the date of this joint proxy statement/prospectus, and assumes that the executive officers are terminated without cause in connection with or shortly following the consummation of the merger. Because all outstanding equity awards are vesting upon consummation of the merger, no accelerated vesting is quantified in the table below. See “Treatment of Stock Options and Restricted Stock Awards” in this section below for the value to be received by executive officers in connection with the accelerated vesting of equity awards.

			Continued
			Health
Executive Officers	Cash Payments		Coverage	Total

Steven W. Krablin	$2,370,180	(1)	—	$2,370,180
President, Chief Executive Officer & Chairman
James M. Mitchell	$840,000		$18,000 (2)	$858,000
Senior Vice President & Chief Financial Officer
Keith A. Klopfenstein	$463,092		—	$463,092
Senior Vice President, Pressure Control Group
Jason P. Clark	$360,000		$36,000 (2)	$396,000
Chief Accounting Officer

(1)	Calculated assuming a bonus amount of $685,090, which was Mr. Krablin’s bonus pay for fiscal year 2009 since this amount is greater than Mr. Krablin’s target bonus for fiscal 2009 and Mr. Krablin has only been employed by T-3 since March 23, 2009.

(2)	Reflects 24 months’ worth (in the case of Mr. Clark) and 12 months’ worth (in the case of Mr. Mitchell) of COBRA premiums at the following monthly rates: $1,500 for Messrs. Clark and Mitchell.

In addition, T-3 has entered into change of control agreements with other members of the management team who are not executive officers. These change of control agreements provide for similar cash payments and accelerated vesting of equity compensation awards as those contained in Mr. Klopfenstein’s change of control agreement. The aggregate cash payments that could be made under these change of control agreements is $1.5 million.

Treatment of Stock Options and Restricted Stock Awards; Consideration Received in the Merger

T-3 has previously awarded stock options and restricted stock to its executive officers and directors pursuant to the terms of the T-3 2002 Stock Incentive Plan and the option and restricted stock award agreements under which such stock options and shares of restricted stock were awarded. Upon the completion of the merger, all of the outstanding equity compensation awards (including awards held by the Company’s directors and executive officers) will be subject to the following treatment:

•	Each outstanding, unvested share of restricted stock will become fully vested prior to the effective time of the merger and will be automatically cancelled and converted into the right to receive, without interest and less applicable withholding amounts, $7.95 in cash per share plus 0.894 fully paid and nonassessable Robbins & Myers Common Shares.

•	Each outstanding stock option to purchase shares of T-3 Common Stock will become fully vested prior to the effective time of the merger and will be automatically converted into a fully vested and exercisable option to purchase, on the same terms and conditions as were applicable to the stock option immediately prior to the effective time of the merger, a number of Robbins & Myers Common Shares (rounded up to the nearest whole share) determined by multiplying (i) the number of shares of T-3 Common Stock subject to the stock option immediately prior to the effective time by (ii) 1.192, at an exercise price per Robbins & Myers Common Share (rounded up to the nearest whole cent) equal to (A) the per share exercise price for the shares of T-3 Common Stock otherwise purchasable pursuant to the stock option immediately prior to the effective time, divided by (B) 1.192.

The following table reflects the consideration expected to be received by each of the T-3 directors and executive officers in the merger with respect to their outstanding T-3 stock options, shares of restricted stock and Common Stock, excluding any cash received in lieu of fractional shares.

	Common Stock		Restricted Stock		Stock Options
					Robbins
					& Myers
					Common
					Shares
		Robbins		Robbins	Subject	Exercise
		& Myers		& Myers	to	Price of
	Cash	Common	Cash	Common	Adjusted	Adjusted
Executive Officers and Directors	Consideration	Shares	Consideration	Shares	Option	Option

Steven W. Krablin	$92,109	10,357	$119,250	13,410	59,600	$12.46
President, Chief Executive Officer & Chairman					23,840	$26.19
James M. Mitchell	$211,470	23,780	$126,405	14,215	11,920	$12.95
Senior Vice President & Chief Financial Officer					11,920	$26.19
Keith A. Klopfenstein	—	—	$99,375	11,175	35,760	$35.82
Senior Vice President,					11,920	$12.95
Pressure Control Group					11,920	$26.19
Jason P. Clark	—	—	$35,775	4,023	15,496	$35.82
Chief Accounting Officer					3,994	$12.95
					5,960	$26.19
Robert L. Ayers	$134,363	15,109	$19,875	2,235	—	—
Director
Thomas R. Bates, Jr.	$134,363	15,109	$19,875	2,235	—	—
Director
Lisa W. Rodriguez	$96,561	10,858	$19,875	2,235	—	—
Director
James M. Tidwell	$49,052	5,516	$19,875	2,235	5,960	$7.97
Director					5,960	$5.75
					5,960	$4.87
					5,960	$7.93

Indemnification and Insurance

Pursuant to the Merger Agreement, Robbins & Myers will, until the six year anniversary of the effective time of the merger, indemnify, defend and hold harmless to the fullest extent permitted by applicable law current and former directors and officers of T-3 and its subsidiaries and individuals who act as fiduciaries under any T-3 benefit plan, who are referred to as the “indemnified parties,” against all losses, claims, damages, costs, fines, penalties, expenses (including reasonable attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement (with the approval of the indemnifying party, which approval shall not be unreasonably withheld, delayed or conditioned), of or incurred in connection with any threatened or actual claim, action, suit proceeding or investigation to which such indemnified person is a party by reason of the fact that the indemnified person is or was a director or officer of T-3 or serving as a fiduciary under any T-3 benefit plan which exists at or prior to the effective time of the merger. Except to the extent required by applicable law, Robbins & Myers will not amend or modify any indemnification agreement between T-3 and a director or employee thereof or the certificate of incorporation or bylaws of the combined company or of T-3 in any manner that would adversely affect the rights of any indemnified party to indemnification thereunder. In addition, pursuant to the Merger Agreement, Robbins & Myers will, at or prior to the effective time of the merger, put in place and fully prepay a “tail” insurance policy with a claims period of six years after the merger on terms substantially similar to T-3’s policy applicable to the indemnified parties in effect on the date of the Merger Agreement.

Board of Directors and Management After the Merger

Following completion of the merger, all members of the Robbins & Myers Board of Directors will continue to be directors of Robbins & Myers, and it is anticipated that the executive officers of Robbins & Myers will continue in that capacity.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion of material U.S. federal income tax consequences of the merger is based on the Code, the related Treasury regulations, administrative interpretations, and court decisions, all as in effect as of the date of this joint proxy statement/prospectus and which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the presently anticipated tax consequences of the merger.

With respect to T-3 stockholders, this discussion applies only to T-3 stockholders who hold their T-3 Common Stock, and will hold any Common Shares of Robbins & Myers received in exchange therefor, as capital assets within the meaning of Section 1221 of the Code. Nonetheless, the determination of the actual tax consequences of the merger to a holder of T-3 shares will depend on the holder’s specific situation. This discussion does not address all federal income tax consequences of the merger that may be relevant to particular T-3 stockholders, including stockholders who are subject to special tax rules. Some examples of stockholders and warrant holders who are subject to special tax rules are:

•	Brokers or dealers in securities or foreign currencies;

•	Traders in securities that mark-to-market;

•	Banks, insurance companies, and other financial institutions;

•	Tax-exempt organizations;

•	Holders of shares of T-3 Common Stock as part of a position in a straddle or as part of a hedging, conversion or constructive sale transaction;

•	Holders who have a “functional currency” other than the U.S. dollar;

•	Holders who are foreign persons, U.S. expatriates or who are not U.S. Holders;

•	Holders of T-3 shares who own their shares indirectly through partnerships, S corporations, trusts or other entities that may be subject to special treatment, such as a regulated investment company or real estate investment trust;

•	Holders of T-3 shares subject to the alternative minimum tax provisions of the Code; and

•	Holders of T-3 shares who acquired their shares of T-3 Common Stock through the exercise of employee stock options or otherwise as compensation.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of T-3 Common Stock who is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person, or (4) an estate that is subject to U.S. federal income tax on its income regardless of its source.

The U.S. federal income tax consequences of the merger to a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of T-3 Common Stock generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding shares of T-3 Common Stock should consult their own tax advisors.

In addition, this discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax. T-3 STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Treatment of the Merger as a Reorganization

Pursuant to the Merger Agreement, Triple Merger I, Inc., a wholly-owned subsidiary of Robbins & Myers, will merge into T-3 (the “First Merger”), with T-3 surviving (the “Intermediate Surviving Entity”). If certain requirements are met, within 15 days after the effective time of the First Merger, the Intermediate Surviving Entity will merge into Triple Merger II, Inc. a second wholly owned subsidiary of Robbins & Myers (the “Second Merger”). The Second Merger will only occur if (i) the 80% test (as defined below) is not satisfied, or (ii) any holder of shares of T-3 Common Stock exercises appraisal rights. If the Second Merger is required, it will be executed within 15 days after the effective time of the First Merger without any further approval, authorization or direction from or by any of the parties to the Merger Agreement. If the Second Merger is not required, T-3 will survive the First Merger as a wholly-owned subsidiary of Robbins & Myers.

The “80% test” will be satisfied if the Aggregate Stock Consideration Closing Value (as defined in the Merger Agreement) is equal to or more than 80% of the Aggregate Reorganization Consideration Closing Value (as defined in the Merger Agreement). The 80% test will be calculated using the value of the Common Shares of Robbins & Myers on the last trading date prior to the closing of the First Merger. If the price of the Common Shares of Robbins & Myers on the NYSE remains as reported on the last trading day prior to the date on which the Merger Agreement was executed, the 80% test will not be satisfied. In such instance, a Second Merger will be necessary. If the price of the Common Shares of Robbins & Myers on the NYSE on the last trading day prior to the closing date of the First Merger is high enough to satisfy the 80% test (and no holder of shares of T-3 Common Stock exercises appraisal rights), the Second Merger will not occur.

In order for the merger to qualify as a reorganization for tax purposes, the merger must comply with certain technical requirements of Section 368 of the Code. The First Merger will satisfy the technical requirement relating to the value of the consideration to be received by the T-3 stockholders if the 80% test is satisfied, as discussed above. However, if the Second Merger is required, the merger will qualify as a reorganization for U.S. federal income tax purposes if, among other requirements, the “continuity of interest” test is satisfied. The continuity of interest test will be satisfied if the T-3 stockholders receive Common Shares of Robbins & Myers that are worth at least 40% of the total consideration received.

Because the terms of the Merger Agreement provide for a fixed number of Common Shares of Robbins & Myers to be transferred to T-3 stockholders, it is unknown at the time of the special meetings whether the 40% continuity of interest test will be met if such calculation is based on the value of the Robbins & Myers Common Shares on the closing date of the merger. As a result, the parties intend to take advantage of the “signing date rule,” which permits the continuity of interest test to be calculated based on the price of the Common Shares of Robbins & Myers on the last business day before the execution of the Merger Agreement. Internal Revenue Service Notice 2010-25 provides that parties to a transaction may rely on the “signing date rule” if all such parties elect to apply the provisions of applicable Treasury Regulations. This election requirement is satisfied if none of the specified parties adopts treatment inconsistent with this election.

For the signing date rule to apply, the consideration under the binding contract must be “fixed.” In general, a contract provides for fixed consideration if it provides for the number of shares, the amount of money, and the other property (identified either by value or by specific description), if any, to be exchanged for all of the proprietary interests in the corporation to be acquired. The parties believe that the Merger Agreement provides for fixed consideration, as required by the regulations, and, consistent with Notice 2010-25, the Merger Agreement states that the parties will use the signing date rule for purposes of applying the continuity of interest test. Based on the value of the Robbins & Myers Common Shares on the last business day before the signing of Merger Agreement, T-3 and Robbins & Myers believe that the continuity of interest test will be met and that the merger will qualify as a reorganization.

Tax Opinions at Closing

It is a condition to the closing of the merger that (i) T-3 receive, at or prior to the closing, the opinion of Vinson & Elkins LLP or such other nationally recognized tax counsel that is reasonably satisfactory to T-3, and (ii) Robbins & Myers receive, at or prior to the closing, the opinion of Thompson Hine LLP or such other nationally recognized tax counsel that is reasonably satisfactory to Robbins & Myers (collectively, the “Tax Opinions”), that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code — more specifically that the First Merger and the Second Merger, taken together, qualify as a reorganization described in Section 368(a)(2)(D) of the Code (as discussed in Rev. Rul. 2001-46), provided that the continuity of interest test discussed above is met, and, if the Second Merger is not necessary, that the First Merger qualifies as a reorganization described in Section 368(a)(2)(E) of the Code.

In rendering their Tax Opinions, counsel may require and rely upon reasonable and customary assumptions, representations and covenants from T-3 and Robbins & Myers. An assumption made in reaching the conclusion that the merger will qualify as a reorganization is that all substantial conditions to the respective obligations of the parties to effect the merger will have been met and not waived. If such assumption is not correct as of the closing date and the merger nonetheless proceeds, this point and its effect (if any) on the requirements of Section 368 of the Code will be taken into account in the rendering of the Tax Opinions at the closing. Another assumption on which counsel has relied is that any debt or other obligation of T-3 outstanding immediately prior to the effective time or that has been satisfied in connection with the merger will not be treated as stock for federal income tax purposes.

Robbins & Myers and T-3 do not intend to obtain a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the merger. The Tax Opinions will not bind the Internal Revenue Service, nor preclude the Internal Revenue Service from adopting a position contrary to those expressed in the Tax Opinions. No assurance can be given that contrary positions will not be successfully asserted by the Internal Revenue Service or adopted by a court if litigated.

Material U.S. Federal Income Tax Consequences to U.S. Holders of T-3 Stock

The following discussion summarizes the material U.S. federal income tax consequences of the merger to you, if you are a U.S. Holder of T-3 Common Stock, assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

You generally will recognize gain, but not loss, equal to the lesser of (a) the amount of cash received in the merger and (b) the excess, if any, of (i) the sum of the cash plus the fair market value of the Robbins & Myers Common Shares received in the merger, determined as of the closing date of the merger, over (ii) your tax basis in the T-3 shares surrendered in the merger. For this purpose, you must calculate the gain or loss separately for each identifiable block of T-3 shares that are surrendered pursuant to the merger. If you acquired different blocks of T-3 Common Stock at different times or different prices, you should consult your tax advisor regarding the manner in which gain or loss should be determined. Any gain recognized generally will be treated as capital gain, and such capital gain will constitute long term capital gain if you held your T-3 shares for more than one year as of the closing date of the merger. In some cases, if you actually or constructively own Robbins & Myers Common Shares other than the Robbins & Myers Common Shares received in the merger, the recognized gain could be treated as having the effect of the distribution of a dividend. See “Possible Treatment of Cash as Dividend” below in this section.

The aggregate tax basis in the Robbins & Myers Common Shares received pursuant to the merger (including any fractional share deemed received and exchanged for cash) will equal the aggregate tax basis in the shares of T-3 Common Stock surrendered in the merger, decreased by the amount of cash received (excluding any cash received in lieu of a fractional Common Share of Robbins & Myers), and increased by the amount of gain, if any, recognized (excluding any gain recognized with respect to cash received in lieu of a fractional Common Share of Robbins & Myers) or any amount treated as a dividend. The holding period of the Common Shares of Robbins & Myers received in the merger (including any fractional share deemed received and exchanged for cash) will include the holding period of the shares of T-3 Common Stock surrendered in the merger. If you have differing tax bases and/or holding periods with respect to the T-3

Common Stock exchanged, you should consult with a tax advisor in order to identify the tax bases and/or holding periods of the particular Robbins & Myers Common Shares received pursuant to the merger.

Holders of shares of T-3 Common Stock who receive cash in lieu of fractional Common Shares of Robbins & Myers will be treated as having received such fractional shares in the merger, and then as having exchanged such fractional shares for cash in a redemption by Robbins & Myers. The amount of any gain or loss recognized as a result of such exchange will be equal to the difference between the ratable portion of the tax basis of T-3 Common Stock exchanged in the merger that is allocated to such fractional shares and the cash received in lieu thereof, and will constitute long-term capital gain or loss if the shares of T-3 Common Stock exchanged have been held by the holder for more than one year at the time of the exchange.

If the merger fails to qualify as a reorganization, the merger will be a fully taxable transaction to T-3 stockholders. In such case, T-3 stockholders will recognize gain or loss measured by the difference between the total consideration received in the merger and the T-3 stockholder’s tax basis in the shares of T-3 Common Stock surrendered in the merger. The aggregate tax basis in the Robbins & Myers Common Shares received pursuant to the merger will be equal to the fair market value of such Common Stock as of the closing date of the merger. The holding period of such Robbins & Myers Common Shares will begin on the date immediately following the closing date of the merger.

Possible Treatment of Cash as Dividend.  There are certain circumstances in which all or part of the cash received by a holder of T-3 Common Stock would be treated as a dividend rather than as capital gain. In general, the determination of whether the gain recognized in the merger will be treated as capital gain or dividend income will depend upon whether and to what extent the exchange in the merger reduces the T-3 stockholder’s deemed percentage share ownership interest in Robbins & Myers. For purposes of this determination, a T-3 stockholder will be treated as if it first exchanged all of its T-3 Common Stock solely for Robbins & Myers Common Shares and then Robbins & Myers immediately redeemed a portion of those Robbins & Myers Common Shares in exchange for the cash that the T-3 stockholder actually received. In determining whether the receipt of cash has the effect of a distribution of a dividend, the constructive ownership rules of Section 318(a) of the Code must be taken into account. The IRS has indicated in a published ruling that any reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely-held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. T-3 stockholders are urged to consult their tax advisors about the possibility that all or a portion of the cash received in exchange for T-3 Common Stock will be treated as a dividend, based on the holders’ specific circumstances (e.g., holders that are corporations should consult their tax advisors regarding the potential applicability of the “extraordinary dividend” provisions of the Code).

Treatment of Capital Gains and Losses and Qualified Dividends.  Capital gain of a non-corporate U.S. Holder generally will be subject to tax at a maximum long-term capital gain tax rate that is scheduled to increase to 20% for taxable years beginning on or after January 1, 2011 if the T-3 shares were held for more than one year when the merger occurs. Short-term capital gain on stock held for one year or less may be taxed at regular rates, which are scheduled to increase to a maximum rate of 39.6% for taxable years beginning on or after January 1, 2011. The deduction of any capital loss is subject to limitations of general application.

Any portion of gain recognized in the merger by a non-corporate stockholder that is treated as a dividend generally will be taxable at a maximum rate that is scheduled to increase to 39.6% for taxable years beginning on or after January 1, 2011.

Reporting Requirements.  T-3 stockholders receiving Robbins & Myers Common Shares in the merger must file a statement with their U.S. federal income tax returns setting forth their tax basis in the T-3 Common Stock exchanged in the merger and the fair market value of the Robbins & Myers Common Shares and the amount of cash received in the merger. In addition, holders will be required to retain permanent records of these facts relating to the merger.

Material Tax Consequences of the Merger to Robbins & Myers, Robbins & Myers Shareholders and T-3

Neither Robbins & Myers, nor Robbins & Myers shareholders (who are not also T-3 stockholders), nor T-3 will recognize any gain or loss as a result of the merger.

Information Reporting and Backup Withholding

Certain U.S. Holders may be subject to information reporting with respect to the cash received in exchange for shares of T-3 Common Stock. U.S. Holders who are subject to information reporting and who do not provide appropriate information when requested may also be subject to backup withholding at a rate of 31% commencing on January 1, 2011 with respect to cash received in the merger (including in exchange for fractional Common Shares of Robbins & Myers). Backup withholding will not apply, however, to a U.S. Holder that (1) furnishes a correct taxpayer identification number and (as applicable) certifies under penalties of perjury (a) that the taxpayer identification number is correct and (b) that such U.S. Holder is not subject to backup withholding due to notified payee underreporting on the substitute Form W-9 or successor form included in the letter of transmittal that will be sent to T-3 stockholders following the consummation of the merger, or (2) is otherwise exempt from backup withholding. In general, backup withholding and information reporting will not apply to payments made to a Non-U.S. Holder if such holder has provided the required certification that the holder is not a U.S. person on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-8EXP, or IRS Form W-8IMY, as applicable, provided Robbins & Myers does not have actual knowledge that such holder is a U.S. person.

In addition to being subject to backup withholding, if you do not provide Robbins & Myers (or the exchange agent) with your correct taxpayer identification number, you may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules may be refunded or credited against such a holder’s federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

The summary of material U.S. federal income tax consequences of the merger set forth above is intended to provide only a general summary and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, the summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, the summary does not address any non-U.S. federal income tax or any foreign, state, local or other tax consequences of the merger. Accordingly, T-3 stockholders are urged to consult their own tax advisors to determine the particular federal, state, local or foreign income, reporting or other tax consequences of the merger to that stockholder.

Accounting Treatment of the Merger

Robbins & Myers prepares its financial statements in accordance with GAAP. The merger will be accounted for by applying the acquisition method, which requires the determination of the acquiror, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. Accounting Standards Codification Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”) provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the Board of Directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Robbins & Myers will be considered to be the acquiror of T-3 for accounting purposes. This means that assets acquired and liabilities assumed will be recognized and measured as of the acquisition date at fair value, with any excess purchase price being recorded as goodwill.

Regulatory Approvals Required for the Merger

Robbins & Myers and T-3 have agreed to use their reasonable best efforts to obtain all governmental and regulatory approvals required to complete the transactions contemplated by the Merger Agreement.

Under the HSR Act, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and all statutory waiting period requirements have been satisfied. Robbins & Myers and T-3 filed Notification and Report Forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on November 4, 2010. The parties did not receive a Second Request from the Federal Trade Commission and early termination of the 30 day waiting period under the HSR Act was granted effective November 16, 2010. No other approvals are required under the United States antitrust laws to complete the transaction. However, at any time before or after the effective time of the merger, public or private entities (including states and private parties) could take action under the antitrust laws, including but not limited to seeking to prevent the merger in court, to rescind the merger or to require the divestiture of assets of Robbins & Myers or T-3. We cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not prevail. Any of these events could result in the conditions to the merger not being satisfied or have adverse consequences for Robbins & Myers after completion of the merger.

Exchange of Shares in the Merger

At or prior to the completion of the merger, an exchange agent will be appointed to handle the exchange of shares of T-3 Common Stock for Common Shares of Robbins & Myers and the payment of the cash portion of the merger consideration. Upon completion of the merger, shares of T-3 Common Stock will be automatically converted into the right to receive Robbins & Myers Common Shares plus the cash consideration without the need for any action by the holders of T-3 Common Stock.

As promptly as practicable after the completion of the merger, the exchange agent will send to each holder of record of T-3 Common Stock a letter of transmittal. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to any certificates shall pass, only upon proper delivery of such certificates to the exchange agent. The letter of transmittal will be accompanied by instructions. T-3 stockholders should not return stock certificates with the enclosed proxy card.

After the completion of the merger, shares of T-3 Common Stock will no longer be outstanding, will be automatically cancelled and will cease to exist and each certificate, if any, that previously represented shares of T-3 Common Stock will represent only the right to receive the merger consideration as described above. Until holders of T-3 Common Stock have surrendered such stock certificate to the exchange agent for exchange, those holders will not receive dividends or distributions on the Common Shares of Robbins & Myers into which their shares of T-3 Common Stock have been converted with a record date after the effective time of the merger.

T-3 stockholders will not receive any fractional Common Shares of Robbins & Myers pursuant to the merger. Instead of any fractional shares, stockholders will be paid an amount in cash for such fraction calculated by multiplying (a) the fractional share interest to which such holder would otherwise be entitled by (b) the per share closing price per share of Robbins & Myers Common Shares on the last trading day on the NYSE immediately prior to the closing of the merger.

Robbins & Myers shareholders need not take any action with respect to their stock certificates.

Treatment of Stock Options and Restricted Shares

Stock Options

Pursuant to the Merger Agreement, upon completion of the merger, each outstanding option to purchase T-3 Common Stock granted pursuant to the T-3 2002 Stock Incentive Plan will become fully vested prior to the effective time of the merger and will be converted into an option to acquire Common Shares of Robbins & Myers on the same terms and conditions as were in effect immediately prior to the completion of the merger. The number of Common Shares of Robbins & Myers subject to each converted T-3 stock option will be determined by multiplying the number of shares of T-3 Common Stock subject to such stock option immediately prior to the completion of the merger by 1.192, and rounding up to the nearest whole share. The exercise price per share of each converted T-3 stock option will be determined by dividing the per share exercise price of such stock option by 1.192, and rounding up to the nearest whole cent.

Robbins & Myers is required, by not later than the day following completion of the merger, to file a registration statement on Form S-8 with the SEC with respect to the converted options.

Restricted Shares

Pursuant to the Merger Agreement, each outstanding restricted share granted pursuant to the T-3 2002 Stock Incentive Plan that is not fully vested will become fully vested immediately prior to completion of the merger. The holders of restricted shares of T-3 Common Stock will be treated in the same manner as other holders of T-3 Common Stock under the Merger Agreement.

Treatment of Warrants

The Merger Agreement provides that, upon completion of the merger, each outstanding warrant to purchase T-3 Common Stock will be converted into a warrant to receive, for each share of T-3 Common Stock for which the warrant was exercisable immediately prior to the merger, upon payment of the exercise price specified in the warrant, the same consideration that would have been issuable and payable in the merger if such share of T-3 Common Stock had been outstanding immediately prior to the merger ($7.95 in cash, without interest, and 0.894 Common Shares of Robbins & Myers), including cash in lieu of fractional shares, as described in the section entitled “Terms of the Merger; Merger Consideration” beginning on page 78.

Dividend Policy

Robbins & Myers currently pays a quarterly cash dividend of $0.0425 per Robbins & Myers Common Share. The Robbins & Myers Board of Directors regularly evaluates the dividend policy and considers the dividend an important component of shareholder returns.

Listing of Robbins & Myers Common Shares

It is a condition to the completion of the merger that the Robbins & Myers Common Shares issuable in the merger or after the merger in respect of T-3 equity awards be approved for listing on the NYSE, subject to official notice of issuance. It is expected that following the merger, Robbins & Myers Common Shares will continue to trade on the NYSE under the symbol “RBN.”

De-Listing and Deregistration of T-3 Stock

When the merger is completed, the T-3 Common Stock currently listed on the NASDAQ Global Select Market will cease to be listed and will be deregistered under the Exchange Act.

Restrictions on Sales of Shares by Certain Affiliates

The Robbins & Myers Common Shares to be issued in connection with the merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who is an “affiliate” of Robbins & Myers. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Robbins & Myers and may include the executive officers, directors and significant shareholders of Robbins & Myers.

SUMMARY OF THE MERGER AGREEMENT

The following summarizes material provisions of the Merger Agreement, which is included as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. The rights and obligations of Robbins & Myers and T-3 are governed by the express terms and conditions of the Merger

Agreement and not by this summary or any other information contained in this joint proxy statement/prospectus. Robbins & Myers shareholders and T-3 stockholders are urged to read the Merger Agreement carefully and in its entirety as well as this joint proxy statement/prospectus before making any decisions regarding the merger or the issuance of Robbins & Myers Common Shares.

The Merger Agreement and this summary are included in this joint proxy statement/prospectus to provide you with information regarding its terms and are not intended to provide any factual information about Robbins & Myers or T-3. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and:

•	May be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if the statements prove to be inaccurate;

•	Have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; and

•	May apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 124.

This summary is qualified in its entirety by reference to the Merger Agreement.

Terms of the Merger; Merger Consideration

The Merger Agreement provides for the merger of one or both of the Merger Subs with T-3. T-3 or a successor entity will be the surviving corporation in the merger and will become a wholly owned subsidiary of Robbins & Myers. Upon completion of the merger, each share of T-3 Common Stock (including any restricted shares of T-3 Common Stock) issued and outstanding immediately prior to the completion of the merger, except for any shares of T-3 Common Stock held by Robbins & Myers or either Merger Sub (which will be cancelled), will be converted into the right to receive 0.894 Common Shares of Robbins & Myers, plus $7.95 in cash, without interest.

Robbins & Myers will not issue any fractional shares in the merger. Instead, a T-3 stockholder who otherwise would have received a fraction of a Common Share of Robbins & Myers will receive an amount in cash equal to such fractional amount multiplied by the closing sale price of a Robbins & Myers Common Share on the NYSE on the last trading day prior to the effective time of the merger.

As part of the merger, the certificate of incorporation of T-3 will be amended in the form included as Exhibit A to the Merger Agreement. The form of the amended and restated certificate of incorporation will be customary for a subsidiary of a publicly traded company.

Completion of the Merger

Unless the parties agree otherwise, the closing of the merger will take place no later than the second business day after all conditions to the completion of the merger have been satisfied or waived. The merger will be effective when the parties file a certificate of merger with the Secretary of State of Delaware and such certificate is duly filed and accepted by the Secretary of State.

Robbins & Myers and T-3 currently expect to complete the merger in early 2011, subject to receipt of required shareholder and regulatory approvals and the satisfaction or waiver of the conditions to the merger described in the Merger Agreement.

Exchange of Shares in the Merger

Prior to the effective time of the merger, Robbins & Myers will appoint an exchange agent reasonably acceptable to T-3 to handle the exchange of shares of T-3 Common Stock for Common Shares of Robbins & Myers and cash. At the effective time of the merger, shares of T-3 Common Stock will be converted into the right to receive the merger consideration without the need for any action by the holders of T-3 Common Stock.

As promptly as practicable after the effective time of the merger, and in any event not later than the second business day after the effective time of the merger, Robbins & Myers will cause the exchange agent to send a letter of transmittal specifying, among other things, that delivery will be effected, and risk of loss and title to any certificates representing T-3 Common Stock shall pass, only upon proper delivery of such certificates to the exchange agent or, in the case of shares of T-3 Common Stock held in book-entry form, upon adherence to the procedures set forth in the letter of transmittal.

After the effective time of the merger, shares of T-3 Common Stock will no longer be outstanding, will be automatically canceled and will cease to exist and each certificate, if any, that previously represented shares of T-3 Common Stock will represent only the right to receive the merger consideration as described above, any cash in lieu of fractional Common Shares of Robbins & Myers and any dividends or other distributions to which the holders of the certificates become entitled upon surrender of such certificates. No dividends or other distributions declared or made with respect to such Common Shares of Robbins & Myers with a record date after the effective time of the merger will be paid to the holder of any unsurrendered certificates (or shares of T-3 Common Stock held in book-entry form) with respect to the Common Shares of Robbins & Myers deliverable upon the surrender of T-3 Common Stock, and no cash payment in lieu of fractional shares will be paid to such holder until the surrender of such shares of T-3 Common Stock.

Representations and Warranties

The Merger Agreement contains reciprocal representations and warranties, many of which are qualified by materiality or Material Adverse Effect (that is, they will not be deemed to be untrue unless their failure to be true or correct would, as the case may be, be material or have a Material Adverse Effect).

“Material Adverse Effect” is defined in the Merger Agreement generally to mean with respect to any party any event or development that materially and adversely affects the business, properties, financial condition or results of operations of that party and its subsidiaries, taken as a whole, except that the definition of Material Adverse Effect excludes any effect that is attributable to, results from or arises in connection with: (a) changes or conditions generally affecting the industries in which the applicable party and any of its subsidiaries operates (except to the extent such effect has a materially disproportionate effect on such party and its subsidiaries taken as a whole relative to others in such party’s industries); (b) announcement of the Merger Agreement or consummation of the transactions contemplated by the Merger Agreement (including any loss of customers or revenues in connection therewith); (c) the outbreak or escalation of hostilities or any acts of war, sabotage or terrorism, or any earthquake, hurricane, tornado or other natural disaster (except to the extent such effect has a materially disproportionate effect on such party and its subsidiaries taken as a whole relative to others in such party’s industries); (d) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions (except to the extent such effect has a materially disproportionate effect on such party and its subsidiaries taken as a whole relative to others in such industries); or (e) any failure, in and of itself, to meet projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period.

The representations and warranties relate to, among other topics, the following:

•	Organization, standing and power;

•	Ownership of subsidiaries;

•	Capital structure;

•	Authority relative to the merger and the Merger Agreement;

•	Execution, delivery and enforceability of the Merger Agreement;

•	Absence of conflicts with, or violations of, organizational documents and other agreements and obligations and required consents;

•	SEC documents and financial statements;

•	Internal controls and disclosure controls and procedures;

•	Absence of undisclosed liabilities and off-balance-sheet arrangements;

•	Accuracy of information supplied or to be supplied for use in this joint proxy statement/prospectus;

•	Absence of certain changes and events from the end of the most recently completed fiscal year of a party for which audited financial statements of the party were available to the date of execution of the Merger Agreement;

•	Tax matters;

•	Benefits matters and ERISA compliance;

•	Absence of certain litigation;

•	Compliance with applicable laws and permits;

•	Environmental matters;

•	Material contracts;

•	Owned and leased real property;

•	Intellectual property;

•	Collective bargaining agreements and other labor matters;

•	Broker’s fees payable in connection with the merger;

•	Opinions from financial advisors; and

•	Certain business practices.

The Merger Agreement also contains certain representations and warranties of (a) T-3 with respect to its customers and suppliers, product warranty and product liability and inventories and (b) Robbins & Myers with respect to the Merger Subs, including their lack of prior business activities, and the availability to Robbins & Myers as of the effective time of the merger of sufficient funds from which to pay the cash merger consideration.

Conduct of Business

Each of Robbins & Myers and T-3 has undertaken certain covenants in the Merger Agreement restricting the conduct of their respective businesses between the date of the Merger Agreement and the effective time of the merger. In general, each of Robbins & Myers and T-3 has agreed to (a) conduct its business in the ordinary course in all material respects and (b) use commercially reasonable efforts to preserve intact its business organization and advantageous business relationships.

In addition, each of Robbins & Myers and T-3 has agreed, for itself and its subsidiaries, to various specific restrictions relating to the conduct of its business between the date of the Merger Agreement and the effective time of the merger, including the following (subject in each case to exceptions specified in the Merger Agreement or previously disclosed in writing to the other party as provided in the Merger Agreement):

•	Declaring or paying dividends or other distributions, other than (in the case of Robbins & Myers) regular quarterly cash dividends not exceeding $0.0425 per share;

•	Splitting, combining, sub-dividing or reclassifying any of its capital stock or issuing any other securities in substitution for shares of its capital stock;

•	Repurchasing, redeeming or otherwise acquiring its own capital stock;

•	Issuing or selling shares of capital stock, voting securities or other equity interests;

•	Amending its charter or bylaws or equivalent organizational documents;

•	Making changes in employee benefit plans or increasing compensation and benefits paid to any director, officer, employee or independent contractor (in the case of T-3) or named executive officers (in the case of Robbins & Myers);

•	Making any material change in financial accounting methods, except as required by a change in GAAP;

•	Taking certain material actions with respect to taxes;

•	Acquiring any equity interest in, or business of, any person or entity unless (in the case of Robbins & Myers) the aggregate amount of consideration paid in connection with all such transactions would not exceed $60 million and the transactions would not reasonably be expected to materially delay or impair the ability of Robbins & Myers to complete the merger;

•	Selling, licensing, leasing, encumbering or otherwise disposing of any properties or assets that have an aggregate fair market value greater than $1 million (in the case of T-3) or $100 million outside of the fluid management business segment, or $1 million individually, or $3 million in the aggregate, within the fluid management business segment (in the case of Robbins & Myers);

•	Incurring indebtedness outside the ordinary course of business and not under existing credit facilities, other than (in the case of Robbins & Myers) up to $25 million of indebtedness outside of the ordinary course of business;

•	Making capital expenditures in excess of specified amounts;

•	In the case of Robbins & Myers, entering into or amending any material contracts to the extent that completion of the merger or compliance with the Merger Agreement would cause a default, create an obligation or lien, or cause a loss of a benefit under such material contract;

•	Settling material claims or material litigation;

•	In the case of T-3, making any loan or advance to any person or entity other than in the ordinary course of business;

•	In the case of T-3, entering into, modifying or terminating collective bargaining agreements;

•	Entering into any transaction or taking any action that could reasonably be expected to (a) prevent or materially delay or impair the ability of the party to complete the merger or (b) result in any of the conditions to the merger not being satisfied; or

•	Authorizing or committing to any of the foregoing actions.

No Solicitation of Alternative Proposals

Each company has agreed that, from the time of the execution of the Merger Agreement until the completion of the merger, neither Robbins & Myers nor T-3 (nor their respective subsidiaries) shall, and each shall use its reasonable best efforts to cause its respective directors, officers, employees, investment bankers, accountants, attorneys and other advisors, agents and representatives (collectively, “Representatives”) not to:

•	Directly or indirectly solicit, initiate or knowingly and intentionally encourage or facilitate any acquisition proposal or any inquiry or proposal that is reasonably expected to lead to an acquisition proposal, or

•	Directly or indirectly participate in any discussions or negotiations with, or furnish any nonpublic information to any person that has made an acquisition proposal or an inquiry or proposal that is reasonably expected to lead to an acquisition proposal.

An “acquisition proposal” with respect to a party means any proposal or offer with respect to any:

•	Merger, consolidation, share exchange, other business combination or similar transaction involving such party;

•	Sale, lease, contribution or other disposition, directly or indirectly, of any business or assets of such party or its subsidiaries representing 20% or more of the consolidated revenues, net income or assets of such party and its subsidiaries, taken as a whole;

•	Issuance, sale or other disposition, directly or indirectly, to any person or group of securities representing 20% or more of the voting power of such party;

•	Transaction in which any person acquires, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or the formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the such party’s Common Stock or Common Shares, as applicable; or

•	Any combination of the foregoing

other than in each case, the merger contemplated by the Merger Agreement.

The Board of Directors of each of Robbins & Myers and T-3 will be permitted, prior to the receipt of the approval of the shareholders of that party required to complete the merger, to:

•	Furnish information and access with respect to Robbins & Myers or T-3, as applicable, and their respective subsidiaries to a person making a bona fide written acquisition proposal (and its Representatives and financing sources) and

•	Participate in discussions and negotiations with respect to such bona fide written acquisition proposal provided that such written acquisition proposal was made after the date of the Merger Agreement, and not as a result of any breach of the non-solicitation provisions that is either material or is knowing and intentional, and provided that the Board of Directors of such party determines in good faith (after consultation with outside counsel and its financial advisor) that such proposal constitutes or is reasonably likely to lead to a superior proposal.

Any information so furnished by a party to a person making an acquisition proposal must be provided pursuant to an executed confidentiality agreement and must also be provided to the other party to the Merger Agreement (if not previously provided).

A “superior proposal” with respect to a party means any bona fide written offer made by a third party or group pursuant to which such third party (or in some cases its stockholders) or group would acquire, directly or indirectly, more than 50% of the Common Stock or Common Shares of such party or assets of such party or any of its subsidiaries that represent more than 50% of the consolidated revenues, net income or assets of that party and its subsidiaries, taken as a whole, which the Board of Directors of such party determines in good faith (after consultation with outside counsel and its financial advisor) is more favorable from a financial point of view to the holders of the Common Stock or Common Shares of such party than the merger, taking into account all the terms and conditions of the proposal and the Merger Agreement (including any changes proposed by the other party to the Merger Agreement to the terms of the Merger Agreement), and reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Each party is required to promptly (and, in any event, within two business days) advise the other party of the receipt of any indication that any third party or group is considering an acquisition proposal and the receipt of any acquisition proposal and the material terms and conditions of the acquisition proposal. Each party is required to keep the other party informed in all material respects of the status and details (including any change in terms thereof) of any acquisition proposal and to provide to the other party as soon as practicable after receipt or delivery of such documents copies of all written correspondence, agreements and other written material (including copies of emails and other electronic text communications) exchanged between such party or any of its affiliates and any person or entity that describes any of the terms or conditions of any acquisition proposal. In addition, if the party receiving the acquisition proposal determines to notify the other party to the

Merger Agreement that its Board of Directors is changing its recommendation with respect to the merger or is terminating the Merger Agreement, then the party also must disclose the identity of the person making the acquisition proposal.

The Merger Agreement also requires both T-3 and Robbins & Myers to cease and cause to be terminated all discussions or negotiations with any person conducted prior to execution of the Merger Agreement with respect to any acquisition proposal, or any inquiry or proposal that may reasonably be expected to lead to an acquisition proposal, to request the prompt return or destruction of all confidential information previously furnished in connection with such discussions or negotiations and to immediately terminate all physical and electronic dataroom access previously granted to any such person or entity or their representatives.

Changes in Board Recommendations

The Boards of Directors of each of T-3 and Robbins & Myers have agreed that they will not:

•	Withdraw (or modify in any manner adverse to the other party), or propose publicly to withdraw (or modify in any manner adverse to the other party), the approval, recommendation or declaration of advisability by such Board with respect to the Merger Agreement or adopt, recommend or declare advisable, or propose publicly to adopt, recommend or declare advisable, any acquisition proposal (any such action, an “adverse recommendation change”), or

•	Adopt, recommend or declare advisable, or propose publicly to adopt, recommend or declare advisable, or allow such party or any of its subsidiaries to execute or enter into, any agreement or arrangement (other than certain permitted confidentiality agreements) constituting or related to, or that is intended to or would reasonably be expected to lead to, any acquisition proposal, or requiring, or reasonably expected to cause, such party to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the merger or any of the other transactions contemplated by the Merger Agreement or requiring, or reasonably expected to cause, such party to fail to comply with the Merger Agreement.

Notwithstanding the foregoing, at any time prior to obtaining the applicable approval of its shareholders, the Board of Directors of Robbins & Myers or T-3, as applicable, may make an adverse recommendation change if such party receives a superior proposal or such Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to do so would reasonably be likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law. Prior to taking any such action, the Board of Directors must inform the other party of its decision to change its recommendation and the reasons for the decision and give the other party three business days to respond to such decision, which may include proposing changes to the Merger Agreement, which must be taken into account by the Board of Directors. If the adverse recommendation change is in response to an acquisition proposal and that acquisition proposed is materially amended, the Board of Directors seeking to make an adverse recommendation change must issue a new notice to the other party and the three business day time period described above begins anew.

If the Board of Directors of Robbins & Myers or T-3 makes an adverse recommendation change, that party will nonetheless continue to be obligated to hold its shareholder meeting and submit the proposals described in this joint proxy statement/prospectus to its shareholders unless the party terminates the Merger Agreement and enters into an acquisition agreement with respect to a superior proposal. See the discussion below in this section entitled “Termination of the Merger Agreement.”

Efforts to Obtain Required Shareholder Votes

Robbins & Myers has agreed to hold its special meeting and to use its reasonable best efforts to obtain shareholder approval of the issuance of Common Shares of Robbins & Myers to T-3 stockholders in the merger, the merger and the other transactions contemplated by the Merger Agreement. The Merger Agreement requires Robbins & Myers to submit the merger proposals to a shareholder vote even if its Board of Directors no longer recommends the merger. The Board of Directors of Robbins & Myers has approved the merger, the issuance of Robbins & Myers shares in the merger and the other transactions contemplated by the Merger

Agreement, and has adopted resolutions directing that such proposals be submitted to Robbins & Myers shareholders for their consideration.

T-3 has also agreed to hold its special meeting and to use its reasonable best efforts to obtain stockholder approval of the merger. The Merger Agreement requires T-3 to submit the merger to a stockholder vote even if its Board of Directors no longer recommends the merger. The Board of Directors of T-3 has declared the merger advisable and adopted resolutions directing that the Merger Agreement and the merger be submitted to the T-3 stockholders for their consideration.

Efforts to Complete the Merger

Robbins & Myers and T-3 each are required to use reasonable best efforts to:

•	Take or cause to be taken all actions, and do or cause to be done and assist and cooperate with the other party in doing, all things reasonable to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable;

•	As promptly as practicable, obtain from any governmental entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by such party or its subsidiaries in connection with the Merger Agreement and the consumption of the transactions contemplated by the Merger Agreement;

•	Defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the completion of the transactions contemplated by the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed;

•	As promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement and the merger required under any applicable law; and

•	Execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement.

The respective Boards of Directors of Robbins & Myers and T-3 also are required to take all action reasonably appropriate to ensure that no takeover or similar statute or regulation is or becomes applicable to the Merger Agreement or any transaction contemplated by the Merger Agreement and, if it does become applicable, to take all action reasonably appropriate to ensure that the merger and the other transactions contemplated by the Merger Agreement are completed as promptly as practicable on the terms contemplated by the Merger Agreement.

Additionally, Robbins & Myers and T-3 are required to cooperate and to use their respective reasonable best efforts to:

•	Obtain any consents of any governmental entity, and to make any registrations, declarations, notices or filings, if any, necessary for the merger antitrust law;

•	Respond promptly to any requests of any governmental entity for information under any antitrust law;

•	Secure the expiration or termination of any applicable waiting period under any antitrust law;

•	Resolve any objections asserted with respect to the transactions contemplated by the Merger Agreement raised by any governmental entity under any antitrust law;

•	Contest and resist any action, including any legislative, administrative or judicial action under any antitrust law; and

•	Prevent the entry of any court order and have vacated, lifted, reversed or overturned any judgment (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the completion of the merger or any other transactions contemplated by the Merger Agreement under any antitrust law.

Notwithstanding the foregoing, Robbins & Myers and T-3 are not required under the Merger Agreement to agree to any divestiture of any assets of Robbins & Myers or T-3 that accounted for $5 million or more of consolidated revenues during the four most recently completed fiscal quarters preceding the date of the Merger Agreement.

T-3 Equity Compensation Awards

Stock Options

Pursuant to the Merger Agreement, upon completion of the merger, Robbins & Myers will assume all of the obligations of T-3 under the T-3 2002 Stock Incentive Plan and all agreements entered into under the T-3 2002 Stock Incentive Plan with respect to outstanding options, and each outstanding option to purchase T-3 Common Stock granted pursuant to the plan will be converted into an option to acquire Common Shares of Robbins & Myers on the same terms and conditions as were in effect immediately prior to the completion of the merger. The number of Common Shares of Robbins & Myers subject to each converted T-3 stock option will be determined by multiplying the number of shares of T-3 Common Stock subject to such stock option immediately prior to the completion of the merger by 1.192, and rounding up to the nearest whole share. The exercise price per share of each converted T-3 stock option will be determined by dividing the per share exercise price of such stock option by 1.192, and rounding up to the nearest whole cent. Pursuant to the terms of the Merger Agreement, all outstanding T-3 stock options become fully vested immediately prior to the effective time of the merger.

Robbins & Myers is required, by not later than the day following completion of the merger, to file a registration statement on Form S-8 (or another appropriate form) with the SEC with respect to the converted options. Robbins & Myers is obligated to use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as any such options remain outstanding.

Restricted Shares

The Merger Agreement provides that each outstanding restricted share granted pursuant to the T-3 2002 Stock Incentive Plan will become fully vested immediately prior to completion of the merger. The holders of restricted shares of T-3 Common Stock will be treated in the same manner as other holders of T-3 Common Stock under the Merger Agreement.

Section 16

Robbins & Myers and T-3 are required to take all required actions prior to the completion of the merger to cause any dispositions of equity securities of T-3 in the merger, and any acquisitions of equity securities of Robbins & Myers in the merger, by each individual who is subject to the reporting requirement of Section 16(a) of the Exchange Act with respect to T-3 to be exempt under Rule 16b-3 under the Exchange Act.

Employee Benefits Matters

Robbins & Myers and T-3 have agreed that, from the date of completion of the merger through August 31, 2011, Robbins & Myers will provide employees of T-3 and its subsidiaries who remain employed by the combined company with compensation and benefits (other than equity compensation) that are comparable in the aggregate to the compensation and benefits (other than equity compensation) provided to those employees immediately prior to the completion of the merger.

Robbins & Myers and T-3 have also agreed that following completion of the merger:

•	With respect to any employee benefit plan maintained by Robbins & Myers or any of its subsidiaries in which continuing T-3 employees are eligible to participate, for all purposes, including determining eligibility to participate, level of benefits including benefit accruals (other than benefit accruals under defined benefit plans) and vesting, service recognized by T-3 immediately prior to the effective time of the merger shall be treated as service with Robbins & Myers so long as such recognition does not result in any duplication of benefits;

•	With respect to any welfare plan maintained by Robbins & Myers in which continuing T-3 employees are eligible to participate, Robbins & Myers will (a) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to T-3 employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of T-3 prior to the completion of the merger, and (b) provide each T-3 employee with credit for any co-payments and deductibles paid and for out-of-pocket maximums incurred prior to completion of the merger in satisfying any analogous deductible or out-of-pocket requirements of Robbins & Myers; and

•	Robbins & Myers and its subsidiaries will honor, in accordance with its terms, each T-3 benefit plan and all obligations thereunder, including any rights or benefits arising as a result of the transactions contemplated by the Merger Agreement.

Nothing in the Merger Agreement will require Robbins & Myers to continue any specific plans or to continue the employment of any specific person.

Warrants

The Merger Agreement provides that, upon completion of the merger, each outstanding warrant to purchase T-3 Common Stock will be converted into a warrant to receive, for each share of T-3 Common Stock for which the warrant was exercisable immediately prior to the merger, upon payment of the exercise price specified in the warrant, the same consideration that would have been issuable and payable in the merger if such share of T-3 Common Stock had been outstanding immediately prior to the merger ($7.95 in cash without interest and 0.894 Common Shares of Robbins & Myers), including cash in lieu of fractional shares as described above in this section under “Terms of the Merger; Merger Consideration.”

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements of Robbins & Myers and T-3, including covenants relating to:

•	Cooperation between Robbins & Myers and T-3 in the preparation of this joint proxy statement/prospectus;

•	Confidentiality and access by each party to certain information about the other party during the period prior to completion of the merger;

•	Prohibition of certain actions that would prevent the merger from qualifying as, or be inconsistent with the treatment of the merger as, a tax-free reorganization within the meaning of the Code;

•	Use of commercially reasonable efforts by each of Robbins & Myers and T-3 to obtain the tax opinions that are conditions to their respective obligations to complete the merger;

•	Cooperation between Robbins & Myers and T-3 in the defense or settlement of any shareholder litigation relating to the merger;

•	Cooperation between Robbins & Myers and T-3 in connection with public announcements; and

•	The use of reasonable best efforts by Robbins & Myers to cause the Common Shares of Robbins & Myers to be issued in the merger, and the Common Shares of Robbins & Myers to be issued following the merger in respect of T-3 equity awards, to be approved for listing on the NYSE.

During the six years following completion of the merger, Robbins & Myers also is required to indemnify each person who is or has been a director or officer of T-3 or any of its subsidiaries or who acts as a fiduciary under any T-3 benefit plan with respect to all losses, claims, damages, costs, fines, penalties, expenses (including reasonable attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement (with the approval of the indemnifying party, which approval shall not be unreasonably withheld, delayed or conditioned), incurred by them in connection with threatened or actual claims, actions, suits, proceedings and investigations by reason of having served in that position or, at the request of T-3 or a subsidiary, in a similar position with another entity or enterprise, to the fullest extent permitted by law, whether the matter is asserted before or after completion of the merger. Robbins & Myers also is required to pay expenses incurred in connection with the foregoing in advance of the final disposition of the claim, action, suit, proceeding or investigation, to the fullest extent permitted by law, if the person seeking indemnification provides to Robbins & Myers an undertaking to repay any amounts advanced if it is ultimately determined that the person is not entitled to indemnification. The Merger Agreement gives any person covered by the indemnification provisions of the agreement the right to require that the determination of whether the person is entitled to indemnification under the Merger Agreement be made by special, independent legal counsel selected jointly by that person and Robbins & Myers and who has not otherwise performed material services for Robbins & Myers or that person within the last three years. The indemnification rights under the Merger Agreement are non-exclusive of any other indemnification rights any person may have under a contract or otherwise. Robbins & Myers also is:

•	Prohibited from changing the certificate of incorporation or bylaws of the corporation surviving the merger in any way that would adversely affect the rights of any person covered by the indemnification provisions of the Merger Agreement to indemnification, exculpation and advancement under those instruments or under the certificate of incorporation or bylaws of T-3, except to the extent required by law;

•	Required to cause the surviving corporation to fulfill and honor any indemnification, expense advancement and exculpation agreements between T-3 and any of its directors, officers or employees that exist immediately prior to completion of the merger;

•	Required to indemnify, to the extent permitted by law, each person covered by the indemnification provisions of the Merger Agreement against all reasonable costs and expenses related to the enforcement of the person’s rights under the indemnification provisions of the Merger Agreement or under any charter, bylaw or contract, to the fullest extent permitted by law, if such person is ultimately determined to be entitled to such indemnification, promptly following such determination;

•	Required, in the event that Robbins & Myers or the surviving corporation, or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any person or entity, to make proper provision so that the successors and assigns or Robbins & Myers or the surviving corporation, as the case may be, assume the obligations summarized in this paragraph upon the completion of any such consolidation, merger, transfer or conveyance; and

•	Required to purchase and maintain in effect “tail” insurance policies with a term of at least six years following completion of the merger in an amount and scope not less than, and having other terms at least as favorable to the insured persons as, the directors’ and officers’ liability insurance maintained by T-3 from an insurance carrier with the same or better credit rating as T-3’s carrier.

Conditions to Completion of the Merger

The obligations of Robbins & Myers and T-3 to complete the merger are subject to the satisfaction of the following conditions:

•	The approval of T-3 stockholders and the approval of Robbins & Myers shareholders of their respective merger proposals;

•	The approval of the listing on the NYSE of the Robbins & Myers Common Shares to be issued in the merger or to be issued in respect of T-3 equity awards;

•	The waiting period and approval applicable to the completion of the merger pursuant to the HSR Act having expired, been terminated or been obtained, as applicable;

•	All other consents, approvals, permits and authorizations required to be obtained from any governmental entity, including under antitrust laws other than the HSR Act, must be obtained, and any applicable waiting period must have expired or been terminated, except where the failure to comply would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the combined company following completion of the merger;

•	The absence of any applicable law or judgment, or other legal restraint or prohibition, preventing the completion of the merger so long as the party seeking to rely on the condition has complied with certain obligations under the Merger Agreement to cause the merger to be completed; and

•	The effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part under the Securities Act.

In addition, each of Robbins & Myers and T-3’s obligations to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	The representations and warranties of the other party being true and correct, subject to certain materiality qualifications;

•	The other party having performed or complied with, in all material respects, all material obligations required to be performed or complied with by it under the Merger Agreement;

•	The absence, since the date of the Merger Agreement, of any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the other party; and

•	The receipt of an opinion of that party’s counsel to the effect that the merger will qualify as a tax free “reorganization” under the Code.

Robbins & Myers’ obligation to complete the merger also is subject to the condition that the number of shares of T-3 Common Stock for which demands for appraisal are made and not withdrawn does not exceed 10% of the outstanding shares of T-3 Common Stock.

All of the conditions to the completion of the merger are either customary, beyond the control of the parties or insubstantial.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the merger, even after the receipt of the requisite shareholder and stockholder approvals, under the following circumstances:

•	By mutual written consent of Robbins & Myers and T-3;

•	By either Robbins & Myers or T-3:

•	If the merger is not completed by May 15, 2011 (a party may not seek to terminate the Merger Agreement for this reason, however, if the same party’s failure to perform or observe in any material respect any of its obligations under the Merger Agreement are the cause of, or resulted in, the failure of the merger to occur);

•	If the condition described in the fifth bullet point above under “Conditions to Completion of the Merger” in this section is not satisfied and the legal restraint giving rise to such non-satisfaction shall have become final and non-appealable (a party seeking to terminate the Merger Agreement for this reason must have complied with certain obligations under the Merger Agreement to cause the merger to be completed);

•	If the Robbins & Myers shareholders fail to approve the merger proposals at the Robbins & Myers special meeting or any adjournment of the meeting; or

•	If the T-3 stockholders fail to approve the merger proposals at the T-3 special meeting or any adjournment of the meeting;

•	By T-3, upon a breach of or failure to perform any covenant or agreement on the part of Robbins & Myers, or if any representation or warranty of Robbins & Myers fails to be true, in either case such that certain conditions to T-3’s obligations to complete the merger would not then be satisfied and such breach is not reasonably capable of being cured prior to May 15, 2011 or Robbins & Myers is not diligently attempting to cure such breach after receiving written notice from T-3, so long as T-3 is not then in breach of any covenant or agreement under the Merger Agreement and no representation or warranty of T-3 fails to be true such that certain conditions to Robbins & Myers obligation to complete the merger would not then be satisfied;

•	By Robbins & Myers, upon a breach of or failure to perform any covenant or agreement on the part of T-3, or if any representation or warranty of T-3 fails to be true, in either case such that certain conditions to Robbins & Myers’ obligations to complete the merger would not then be satisfied and such breach is not reasonably capable of being cured prior to May 15, 2011 or T-3 is not diligently attempting to cure such breach after receiving written notice from Robbins & Myers, so long as Robbins & Myers is not then in breach of any covenant or agreement under the Merger Agreement and no representation or warranty of Robbins & Myers fails to be true such that certain conditions to T-3’s obligation to complete the merger would not then be satisfied;

•	By T-3, if, prior to obtaining the approval of the Robbins & Myers shareholders, (a) the Board of Directors of Robbins & Myers (i) makes an adverse recommendation change, (ii) approves or recommends an alternative acquisition proposal, or (iii) fails within 10 business days after any tender or exchange offer relating to the Robbins & Myers Common Shares by any person other than T-3 is first made to send a statement to the holders of the Common Shares recommending rejection of the offer, or (b) Robbins & Myers and its subsidiaries or any of their respective representatives commits a willful and material breach of its obligations not to solicit alternative acquisition proposals (Robbins & Myers also will be required to pay T-3 a $24 million termination fee if T-3 terminates the Merger Agreement under any of these circumstances);

•	By Robbins & Myers, if, prior to obtaining the approval of the T-3 stockholders, (a) the Board of Directors of T-3 (i) makes an adverse recommendation change, (ii) approves or recommends an alternative acquisition proposal, or (iii) fails within 10 business days after any tender or exchange offer relating to the T-3 Common Stock by any person other than Robbins & Myers is first made to send a statement to the holders of T-3 Common Stock recommending rejection of the offer, or (b) T-3 and its subsidiaries or any of their respective representatives commits a willful and material breach of its obligations not to solicit alternative acquisition proposals (T-3 also will be required to pay Robbins & Myers a $12 million termination fee if Robbins & Myers terminates the Merger Agreement under any of these circumstances);

•	By T-3 (acting through its Board of Directors), solely in response to a superior proposal, if concurrently therewith T-3 enters into an acquisition agreement with respect to the superior proposal, the superior proposal has not been withdrawn and continues to be a superior proposal, the approval of the merger proposals by the T-3 stockholders has not been obtained, T-3, its subsidiaries, and their respective representatives have complied in all material respects with certain of their obligations under the Merger Agreement with respect to the superior proposal and T-3 pays a $12 million termination fee to Robbins & Myers; or

•	By Robbins & Myers (acting through its Board of Directors), solely in response to a superior proposal, if concurrently therewith Robbins & Myers enters into an acquisition agreement with respect to the superior proposal, the superior proposal has not been withdrawn and continues to be a superior proposal, the approval of the merger by the Robbins & Myers shareholders has not been obtained, Robbins & Myers, its subsidiaries, and their respective representatives have complied in all material respects with certain of their obligations under the Merger Agreement with respect to the superior proposal and Robbins & Myers pays a $24 million termination fee to T-3.

Termination Fees; Consequences of Termination

If the Merger Agreement is validly terminated, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of any party (with certain exceptions), except in the case of fraud or any willful and material breach by a party of any representation, warranty, covenant or agreement set forth in the Merger Agreement. For purposes of the Merger Agreement, “willful and material breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of the Merger Agreement that the breaching party is aware would or would reasonably be expected to breach its obligations under the Merger Agreement.

Upon a termination of the Merger Agreement, Robbins & Myers will be obligated to pay a termination fee of $24 million to T-3:

•	Under the specified circumstances described above in this section under “Termination of the Merger Agreement,” or

•	If, prior to the Robbins & Myers special meeting, an acquisition proposal to acquire at least 50% of the Robbins & Myers Common Shares or assets of Robbins & Myers representing 50% of the consolidated revenues, net income or assets of Robbins & Myers and its subsidiaries, taken as a whole, is made to Robbins & Myers and becomes publicly known or is made directly to the shareholders of Robbins & Myers generally, and in either case, the acquisition proposal has not been withdrawn prior to the Robbins & Myers special meeting, the Merger Agreement is terminated based on the failure of the Robbins & Myers shareholders to approve the merger proposals at the special meeting or any adjournment, and within 12 months after such termination Robbins & Myers enters into a definitive agreement to complete an acquisition proposal for at least 50% of Robbins & Myers or any acquisition proposal for at least 50% of Robbins & Myers is completed.

Upon a termination of the Merger Agreement, T-3 will be obligated to pay a termination fee of $12 million to Robbins & Myers:

•	Under the specified circumstances described above in this section under “Termination of the Merger Agreement,” or

•	If, prior to the T-3 special meeting, an acquisition proposal to acquire at least 50% of the T-3 Common Stock or assets of T-3 representing 50% of the consolidated revenues, net income or assets of T-3 and its subsidiaries, taken as a whole, is made to T-3 and becomes publicly known or is made directly to the stockholders of T-3 generally and, in either case, the acquisition proposal has not been withdrawn prior to the T-3 special meeting, the Merger Agreement is terminated based on the failure of the T-3 stockholders to approve the merger proposals at the special meeting or any adjournment, and within 12 months after such termination T-3 enters into a definitive agreement to complete an acquisition proposal for at least 50% of T-3 or any acquisition proposal for at least 50% of T-3 is completed.

Expenses

Robbins & Myers and T-3 each is required to pay all fees and expenses incurred by it in connection with the merger and the other transactions contemplated by the Merger Agreement.

Amendments, Extensions and Waivers

The Merger Agreement may be amended by the parties at any time before or after the receipt of the approvals of the Robbins & Myers shareholders or the T-3 stockholders required to consummate the merger. However, after any such approval, there may not be, without further approval of the Robbins & Myers shareholders or the T-3 stockholders, any amendment of the Merger Agreement for which applicable law requires such further approval.

At any time prior to the effective time of the merger, with certain exceptions, any party may extend the time for performance of any obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, waive compliance by another party with any of the agreements contained in the Merger Agreement, or waive the satisfaction of any of the conditions contained in the Merger Agreement.

Specific Enforcement

Robbins & Myers and T-3 acknowledged and agreed in the Merger Agreement that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy. The parties further agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the performance of terms and provisions of the Merger Agreement without proof of actual damages. T-3 and Robbins & Myers further agreed not to assert (i) that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason or (ii) that a remedy of monetary damages would provide an adequate remedy for any breach of the Merger Agreement.

ROBBINS & MYERS AND T-3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and results of operations of Robbins & Myers and T-3. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on August 31, 2010 and combines Robbins & Myers’ August 31, 2010 audited consolidated balance sheet with T-3’s September 30, 2010 unaudited consolidated balance sheet. The unaudited pro forma condensed combined statement of income for the fiscal year ended August 31, 2010 gives effect to the merger as if it had occurred on September 1, 2009, the first day of Robbins & Myers’ 2010 fiscal year and combines Robbins & Myers’ audited consolidated statement of income for the fiscal year ended August 31, 2010 with T-3’s unaudited consolidated statements of income for the four fiscal quarters ended September 30, 2010. T-3’s actual fiscal year end is December 31.

The historical consolidated financial information of Robbins & Myers and T-3 has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Robbins & Myers and T-3 for the applicable periods, which are incorporated by reference in this joint proxy statement/prospectus:

•	Separate historical consolidated financial statements of Robbins & Myers as of and for the year ended August 31, 2010 and the related notes included in Robbins & Myers’ Annual Report on Form 10-K for the year ended August 31, 2010, for the retrospective application of accounting standards adopted by Robbins & Myers in 2010;

•	Separate historical consolidated financial statements of T-3 as of and for the year ended December 31, 2009 and the related notes included in T-3’s Annual Report on Form 10-K for the year ended December 31, 2009; and

•	Separate historical consolidated financial statements of T-3 as of and for the nine months ended September 30, 2010 and the related notes included in T-3’s Quarterly Report on Form 10-Q for the period ended September 30, 2010.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. There were no material transactions between Robbins & Myers and T-3 during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP standards, which are subject to change and interpretation. Robbins & Myers has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Robbins & Myers intends to commence the valuations and other studies rapidly upon completion of the merger and will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with ASC 805 “Business Combinations,” but in no event later than one year following the acquisition date. The assets and liabilities of T-3 have been measured based on various preliminary estimates using assumptions that Robbins & Myers believes are reasonable based on information that is currently available. In addition, the proposed merger has not yet received all necessary approvals from governmental authorities. Under the HSR Act and other relevant laws and regulations, before the closing of the merger, there are significant limitations regarding what Robbins & Myers can learn about T-3. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operation and financial position.

The unaudited pro forma combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger or the costs to combine the operations of Robbins & Myers and T-3 or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

ROBBINS & MYERS AND T-3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED AUGUST 31, 2010

	Robbins &				Pro Forma		Pro Forma
	Myers	T-3	Reclassifications		Adjustments		Combined
	(In thousands, except share data)

Sales	$584,694	199,963	$(36	)(A)			$784,621
Cost of Sales	387,746	130,108	(1,667	)(B)	$467	(D)	516,654

Gross profit	196,948	69,855	1,631		(467)		267,967
Selling, general and administrative expenses	143,306	52,641	1,255	(A)(B)(C)	7,400	(E)	204,602
Equity (income) expense		(1,246)					(1,246)
Other expense (income)	2,764						2,764

Income before interest, income taxes and minority interest	50,878	18,460	376		(7,867)		61,847
Interest (income) expense, net	195	669	(25	)(C)	848	(F)	1,687
Other (income)		(401)	401	(C)

Income before income taxes and minority interest	50,683	18,192			(8,715)		60,160
Income tax expense	16,536	5,047			(3,312	)(G)	18,271

Net income including noncontrolling interest	34,147	13,145			(5,403)		41,889
Less: Net income attributable to noncontrolling interest	950						950

Net income from continuing controlling operations	$33,197	$13,145			$(5,403)		$40,939

Net income per share from continuing controlling operations:
Basic	$1.01	$1.01					$0.91

Diluted	$1.01	$1.00					$0.90

Weighted average common shares outstanding:
Basic	32,924	12,984					44,893	(H)

Diluted	33,004	13,140					45,290	(H)

See the accompanying notes to unaudited pro forma condensed combined financial statements which are integral part of these statements. The pro forma reclassifications and adjustments are explained in Notes 6 and 7.

ROBBINS & MYERS AND T-3

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF AUGUST 31, 2010

	Robbins &			Pro Forma		Pro Forma
	Myers	T-3	Reclassifications	Adjustments		Combined
	(In thousands, except share data)

ASSETS
Current Assets:
Cash and cash equivalents	$149,213	$6,720		$(113,432	)(I)	$42,501
Accounts receivable	115,387	38,159				153,546
Inventories	97,939	68,945		18,000	(J)	184,884
Other current assets	7,589	4,259				11,848
Deferred taxes	14,164	3,660				17,824

Total Current Assets	384,292	121,743		(95,432)		410,603
Goodwill	260,332	88,871		155,985	(L)	505,188
Other Intangible Assets	3,774	30,260		86,000	(M)	120,034
Deferred Taxes	33,932	26				33,958
Other Assets	10,091	6,103		(475	)(N)	15,719
Property, Plant and Equipment	124,600	49,755		7,000	(K)	181,355

	$817,021	$296,758		$153,078		$1,266,857

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$66,562	$17,642		$		$84,204
Accrued expenses	86,872	13,382				100,254
Deferred taxes	3,473					3,473
Current portion of long-term debt	192					192

Total Current Liabilities	157,099	31,024				188,123
Long-Term Debt, Less Current Portion	93					93
Deferred Taxes	42,568	8,692		42,000	(O)	93,260
Other Long-Term Liabilities	126,237	746				126,983
Shareholders’ Equity:
Common stock-without par value:
Authorized shares-80,000,000
Issued shares-35,004,612	192,749	13		374,361	(P)	567,123
Treasury shares-2,045,748	(39,564)					(39,564)
Warrants		17		(17	)(Q)
Additional paid-in capital		188,260		(188,260	)(Q)
Retained earnings	372,198	66,044		(73,044	)(R)	365,198
Accumulated other comprehensive (loss) income:
Foreign currency translation	(4,052)	1,962		(1,962	)(Q)	(4,052)
Pension liability	(45,267)					(45,267)

Total	(49,319)	1,962		(1,962)		(49,319)

Total Controlling Equity	476,064	256,296		111,078		843,438
Noncontrolling Interest	14,960					14,960

Total Equity	491,024	256,296		111,078		858,398

	$817,021	$296,758		$153,078		$1,266,857

See the accompanying notes to unaudited pro forma condensed combined financial statements which are an integral part of these statements. The pro forma adjustments are explained in Note 8.

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction:

On October 6, 2010, Robbins & Myers and T-3 entered into the Merger Agreement, pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, T-3 or a successor entity will become a wholly owned subsidiary of Robbins & Myers. Upon completion of the merger, each share of T-3 Common Stock issued and outstanding immediately prior to the completion of the merger, except for any shares of T-3 Common Stock held by Robbins & Myers or either Merger Sub (which will be cancelled), will be converted into the right to receive 0.894 Common Shares of Robbins & Myers, plus $7.95 in cash, without interest, with cash also paid in lieu of fractional shares. Based on the closing price of Robbins & Myers Common Shares on November 19, 2010 (the most recent practicable date that could be used for preparation of these unaudited pro forma condensed combined financial statements), the consideration to be received by T-3 shareholders in the merger has a value of approximately $34.79 per T-3 share, or approximately $481 million in the aggregate. The transaction is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Upon completion of the merger, each outstanding option to purchase T-3 Common Stock will be fully vested and will be converted pursuant to the Merger Agreement into an option to acquire Robbins & Myers Common Shares on the same terms and conditions as were in effect immediately prior to the completion of the merger. The number of shares of Robbins & Myers Common Shares subject to each converted T-3 stock option will be determined by multiplying the number of shares of T-3 Common Stock subject to such option immediately prior to the completion of the merger by 1.192, and rounding up to the nearest whole share. The exercise price per share of each converted T-3 stock option will be determined by dividing the per share exercise price of such option by 1.192, and rounding up to the nearest whole cent (each option, as so adjusted, an “adjusted option”). The fair value of the adjusted options will be recorded as part of the purchase consideration transferred, as detailed in Note 4, Estimate of Consideration Expected to be Transferred.

All T-3 restricted shares that did not become fully vested upon execution of the Merger Agreement will become fully vested and converted into the merger consideration in connection with the merger in the same manner as all other shares of T-3 Common Stock.

The completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, the receipt of the approval of T-3 stockholders of the merger, the receipt of the approval of Robbins & Myers shareholders of the issuance of Robbins & Myers Common Shares in the merger, the merger, and the other transactions contemplated by the Merger Agreement, the receipt of all necessary regulatory approvals under antitrust laws, the accuracy of representations and warranties made by the parties in the Merger Agreement and performance by the parties of their obligations under the Merger Agreement (subject in each case to certain materiality standards), the absence of a material adverse effect on each party, and the receipt of legal opinions by each party regarding the qualification of the merger as a “reorganization” for U.S. federal income tax purposes. The merger is currently expected to close in early 2011.

2.	Basis of Presentation:

The merger will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations” (“ASC 805”). Robbins & Myers will account for the transaction by using Robbins & Myers historical information and accounting policies and adding the assets and liabilities of T-3 as of the completion date of the merger at their respective fair values. Pursuant to ASC 805, under the acquisition method, the total estimated purchase price (consideration transferred) as described in Note 4, Estimate of Consideration Expected to be Transferred, will be measured at the closing date of the merger using the market price of Robbins & Myers Common Shares at that time. Therefore, this may result in a per share equity value that is different from that assumed for purposes of preparing these unaudited pro forma condensed combined financial statements. The assets and liabilities of T-3 have been measured based on various preliminary

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

estimates using assumptions that Robbins & Myers management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield materially different results. Because of antitrust regulations, there are limitations on the types of information that can be exchanged between Robbins & Myers and T-3 at this current time. Until the merger is completed, Robbins & Myers will not have complete access to all relevant information.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price (consideration transferred) over the estimated amounts of identifiable assets and liabilities of T-3 as of the effective date of the merger will be allocated to goodwill in accordance with ASC 805. The purchase price allocation is subject to finalization of Robbins & Myers’ analysis of the fair value of the assets and liabilities of T-3 as of the effective date of the merger. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, Robbins & Myers used the guidance in ASC Topic 820, “Fair Value Measurement and Disclosure” (“ASC 820”), which established a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, Robbins & Myers may be required to value assets of T-3 at fair value measures that do not reflect Robbins & Myers’ intended use of those assets. Use of different estimates and judgments could yield different results.

Under ASC 805, acquisition-related transaction costs (e.g., investment banker, advisory, legal, valuation, and other professional fees) and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects the $7.0 million of anticipated acquisition-related transaction costs of both companies as a reduction of cash with a corresponding decrease in retained earnings. These costs are not presented in the unaudited pro forma condensed combined statement of income because they will not have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements do not reflect the expected realization of $9.0 million in annual cost savings by the end of Robbins & Myers 2012 fiscal year. These savings are expected from selling, general and administrative functions, procurement of materials and freight, as well as distribution and plant facility consolidation. Although Robbins & Myers management expects that costs savings will result from the merger, there can be no assurance that these cost savings will be achieved. The unaudited pro forma condensed combined financial statements do not reflect estimated restructuring and integration charges associated with the expected cost savings, which are estimated to be approximately $7.0 million over the period from the date of the closing through the end of Robbins & Myers 2012 fiscal year, with the vast majority expected to be recognized in earnings in Robbins & Myers fiscal year ending August 31, 2011. Such restructuring and integration charges will be expensed in the appropriate accounting periods following the completion of the merger in accordance with applicable GAAP standards (ASC 420, “Exit or Disposal Cost Obligations”).

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

3.	Accounting Policies:

Upon completion of the merger, Robbins & Myers will perform a detailed review of T-3’s accounting policies. As a result of that review, Robbins & Myers may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.

4.	Estimate of Consideration Expected to be Transferred:

The following is a preliminary estimate of consideration expected to be transferred to effect the acquisition of T-3:

Number of shares of T-3 Common Stock outstanding (including non-voted restricted stock) as of November 19, 2010	13,387,706
Multiplied by Robbins & Myers’ stock price as of November 19, 2010 multiplied by the exchange ratio of 0.894	$359,297,647
Add cash portion of merger consideration	106,432,263

$465,729,910
Fair value of the vested and unvested stock options pertaining to pre-merger service to be issued to replace existing grants at closing(a)	15,075,997

Estimate of consideration expected to be transferred(b)	$480,805,907

(a)	Represents the fair value of T-3 stock options for pre-merger services. ASC 805 requires that the fair value of replacement awards attributable to pre-merger service be included in the consideration transferred. The fair value of the Robbins & Myers equivalent stock options was estimated as of November 19, 2010 to be $15.1 million using the Black-Scholes valuation model utilizing the assumptions noted below.

Assumptions used for the valuation of T-3 stock options:

Stock price	$30.02
Post conversion strike price	$4.87 - $57.91
Average expected volatility	41%
Dividend yield	0.6%
Average risk-free interest rate	2.4%
Average expected term	7.5 yrs
Black-Scholes average value per option	$14.55

The expected volatility of the Robbins & Myers stock price is based on two equally weighted components: the first component is the average historical volatility which is based on daily observations and a duration consistent with the expected life assumption; the second component is the market implied volatility of Robbins & Myers traded options. The average expected term of the option is based on historical employee stock option exercise behavior as well as the remaining contractual exercise term. The risk free interest rate is based on U.S. treasury securities with maturities equal to the expected life of the option.

(b)	The estimated consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the merger is completed. In accordance with ASC 805, the fair value of equity securities issued as part of the consideration transferred will be measured on the closing date of the merger at the then-current market price. This requirement will likely result in a per share equity component different from the

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

$30.02 assumed in these unaudited pro forma condensed combined financial statements and that difference may be material. Assuming a $1.00 change in Robbins & Myers’ closing Common Share price, the estimated consideration transferred would increase or decrease by approximately $12 million, which would be reflected in these unaudited pro forma condensed combined financial statements as an increase or decrease to goodwill.

5.	Estimate of the Assets to be Acquired and Liabilities to be Assumed:

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Robbins & Myers in the merger, reconciled to the estimate of consideration expected to be transferred:

(In thousands)

Net book value of net assets acquired at September 30, 2010	$256,296
Less: T-3 historical intangible assets	(30,260)
Less: T-3 historical goodwill	(88,871)

Adjusted book value of net assets acquired	$137,165

Adjustments to:
Inventory	18,000
Property, plant and equipment	7,000
Identifiable intangible assets	116,260
Other assets	(475)
Long term deferred tax liabilities	(42,000)
Goodwill	244,856

Total adjustments	$343,641

Estimate of consideration expected to be transferred	$480,806

The following is a discussion of the adjustments made to T-3’s assets and liabilities in connection with the preparation of these unaudited pro forma condensed combined financial statements.

Inventory:  As of the effective time of the merger, inventories are required to be measured at fair value. The adjustment to inventory is comprised of an $18.0 million increase to adjust the inventory to fair market value (“inventory step-up”). To estimate the required inventory step-up adjustment, Robbins & Myers utilized the T-3 disclosure of the elements of inventory in its third quarter 2010 Form 10-Q, which is incorporated herein by reference. Additionally the estimated selling prices and selling and distribution costs used in determining the fair value were estimated using T-3 historical results and Robbins & Myers’ experience with operating similar businesses. The ultimate adjustment to the inventory may vary once more information is available.

Property, plant and equipment:  As of the effective time of the merger, property, plant and equipment is required to be measured at fair value, unless those assets are classified as held-for-sale on the acquisition date. The acquired assets can include assets that are not intended to be used or sold, or that are intended to be used in a manner other than their highest and best use. Robbins & Myers does not have sufficient information at this time as to the specific types, nature, age, condition or location of these assets nor does it know the appropriate valuation premise, as the valuation premise requires a certain level of knowledge about the assets being evaluated as well as a profile of the associated market participants. All of these elements can cause differences between fair value and net book value. For purposes of these unaudited pro forma condensed combined financial statements, Robbins & Myers considered other comparable acquisition transactions and estimated that the fair market adjustment to increase property, plant and equipment would approximate

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

$7.0 million. The estimate of fair value is preliminary and subject to change and could vary materially from the actual adjustment on the closing date. The estimated remaining useful life of the underlying assets is estimated to range from 7 to 12 years.

Identifiable intangible assets:  As of the effective time of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets, that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets, but it is not assumed that any market participant synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires an estimate or forecast of all the expected future cash flows either through the use of the royalty method or the excess earnings method.

At this time, Robbins & Myers does not have sufficient information as to the amount, timing and risk of cash flows for the purposes of valuing the identifiable intangible assets. Some of the more significant assumptions inherent in the development of the intangible asset values, from the perspective of a market participant, include: the amount and time of projected future cash flows (including revenue, cost of sales, sales and marketing expenses, and working capital/contributory asset charges); the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, as well as other factors. However, for purposes of these unaudited pro forma condensed combined financial statements and using publicly available information, such as historical product revenues, T-3’s cost structure, and certain other high-level assumptions, the fair value of the identifiable intangible assets and their weighted-average useful lives have been estimated as follows:

		Weighted
		Average
		Estimated
	Estimated	Useful Life
	Fair Value	(Yrs.)
	(In thousands)

Tradenames (definite-lived)	$8,000	5-15
Customer relationships	102,000	12
Other intangible assets	6,260	10

	$116,260

The estimated impact of the amortization expense on operating results of these identifiable intangible assets for the first five years following the acquisition is as follows (in thousands):

Year 1	Year 2	Year 3	Year 4	Year 5	Thereafter

$9,700	$9,700	$9,700	$9,700	$9,700	$67,760

These preliminary estimates of fair value and estimated useful life will likely be different from the final acquisition accounting, and the differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. A 20% change in the valuation of definite lived intangible assets would cause a corresponding $1.5 million increase or decrease in amortization during the first year of the merger. Once Robbins & Myers has full access to the specifics of T-3’s intangible assets, additional insight will be gained that could impact: (i) the estimated total value assigned to intangible assets, and/or (ii) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

values and their useful lives could be impacted by a variety of factors that may become known to Robbins & Myers only upon access to additional information and/or by changes in such factors that may occur prior to the effective time of the merger.

Other assets:  T-3 has $475,000 of unamortized debt issuance costs which has been adjusted to zero in the unaudited pro forma condensed combined financial statements because there are no future economic benefits associated with these assets. See Note 8, Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet, Item N.

Other long term liabilities:  As of the effective time of the merger, adjustments will be made for deferred taxes as part of the accounting for the acquisition. The $42.0 million deferred tax adjustment included in long term deferred tax liabilities above reflects the estimated deferred tax liability impact of the acquisition on the balance sheet, primarily related to estimated fair value adjustments for acquired inventory, property, plant and equipment, and intangibles. For purposes of these pro forma financial statements, deferred taxes are provided at the combined 38% U.S. federal statutory and estimated state income tax rates. This rate does not reflect Robbins & Myers’ effective tax rate, which includes other tax items, such as foreign taxes, as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. When the merger is completed and additional information becomes available, it is likely the applicable income tax rate will change. See Note 8, Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet, Item O.

Contingencies:  As of the effective time of the merger, except as specifically precluded by GAAP, contingencies are required to be measured at fair value, if the acquisition-date fair value of the asset or liability arising from a contingency can be determined. If the acquisition-date fair value of the asset or liability cannot be determined, the asset or liability would be recognized at the acquisition date if both of the following criteria were met: (i) it is probable that an asset existed or that a liability had been incurred at the acquisition date, and (ii) the amount of the asset or liability can be reasonably estimated. These criteria are to be applied using the guidance in ASC Topic 405, “Contingencies” (ASC 405). As disclosed in T-3’s Quarterly Report on Form 10-Q for the period ended September 30, 2010, which is incorporated by reference into this joint proxy statement/prospectus, T-3 is involved in product liability claims, environmental matters and other legal proceedings. However, Robbins & Myers does not have sufficient information at this time to evaluate if the fair value of these contingencies can be determined and, if determinable, to value them under a fair value standard. This valuation effort would require intimate knowledge of complex legal matters and associated defense strategies, which cannot occur prior to the closing date. As required, T-3 currently accounts for these contingencies under ASC Topic 405. Since T-3’s management, unlike Robbins & Myers’ management, has full and complete access to relevant information about these contingencies, Robbins & Myers believes that it has no basis for modifying T-3’s current application of these standards. Therefore, for the purpose of these unaudited pro forma condensed combined financial statements, Robbins & Myers has not adjusted the T-3 book values for contingencies. This assessment is preliminary and subject to change.

In addition, T-3 has recorded provisions for uncertain tax positions, as disclosed in T-3’s Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this joint proxy statement/prospectus. Income taxes are exceptions to both the recognition and fair value measurement principles of ASC 805, as amended, and continue to be accounted for under the guidance in ASC Topic 740, “Income Taxes” (ASC 740). As such, the combined company would continue to account for T-3’s uncertain tax positions using ASC 740. Robbins & Myers currently has no basis for modifying T-3’s current application of these standards due to the fact it has not had access to the underlying details and documentation which T-3 management considered in exercising its judgment to establish the provisions for uncertain tax positions. Accordingly, for the purpose of these unaudited pro forma condensed combined financial statements, Robbins & Myers has not adjusted the T-3 book value. This assessment is preliminary and subject to change.

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

Goodwill:  Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to impairment testing, on at least an annual basis.

6.	Reclassifications:

Certain reclassifications have been made to the historical financial statements of T-3 to conform to Robbins & Myers’ presentation as follows:

Item (A):  Royalty income of $36,000 is included with sales in T-3’s historical consolidated statement of income. This adjustment reclassifies this amount to selling, general and administrative expenses.

Item (B):  Research and development expense of $1,075,000 and engineering expense of $592,000 is included in cost of goods sold in T-3’s historical consolidated statement of income. This adjustment reclassifies these amounts to selling, general and administrative expenses.

Item (C):  Other income of $401,000 is separately reported in T-3’s historical consolidated statement of income. This adjustment reclassifies this amount to interest (income) expense ($25,000) and selling, general and administrative expenses ($376,000).

7.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income:

Item (D):  Adjustments to cost of goods sold is comprised of the following (in thousands):

Depreciation on property, plant and equipment fair value adjustment(a)	$467

(a)	Reflects depreciation of the estimated fair value adjustment related to T-3’s manufacturing property, plant and equipment over its estimated remaining useful life of approximately 10 years. See Note 8, Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet, Item K below.

Item (E):  Adjustments to selling, general and administrative expenses are comprised of the following (in thousands):

Intangible amortization, net of T-3 historical amortization(a)	$7,167
Depreciation on property, plant and equipment fair value adjustment(b)	233

$7,400

(a)	Reflects the incremental amortization of the fair value adjustment related to T-3’s indentifiable intangible assets over their respective useful lives. See Note 8, Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet, Item M below, and Note 5 above.

(b)	Reflects depreciation of the estimated fair value adjustment related to T-3’s non-manufacturing property, plant and equipment over its estimated remaining useful life of approximately 10 years. See Note 8, Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet, Item K below.

Item (F):  Adjustments to interest expense, net of interest income, are comprised of the following (in thousands):

Eliminated interest income due to cash reduction related to cash portion of purchase consideration(a)	$848

(a)	This adjustment relates to interest income foregone on cash portion of purchase consideration using an assumed Robbins & Myers average interest income rate of .75%.

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

Item (G):  Robbins & Myers has assumed a combined 38% tax rate when estimating the tax impacts of the pro forma adjustments, which represents the Federal statutory and estimated state income tax rates in effect in the United States during the periods presented in the unaudited pro forma condensed combined financial statements.

Item (H):  The following table summarizes the computation of the unaudited pro forma combined weighted average basic shares outstanding and weighted average dilutive shares outstanding (in thousands):

Historical Robbins & Myers weighted average common shares	32,924
T-3 shares outstanding at November 19, 2010, converted at 0.894 exchange ratio(a)	11,969

Weighted average basic shares outstanding	44,893
Historical Robbins & Myers weighted average diluted options and restricted shares/units	80
Historical T-3 weighted average diluted shares outstanding converted at 0.894 exchange ratio	89
Dilution caused by vesting T-3 options upon the approval of the merger by T-3 stockholders	228

Total dilutive shares outstanding	45,290

(a)	Includes 200,400 T-3 restricted shares which vest upon the approval of the merger by T-3 stockholders.

8.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

Item (I):  Reflects adjustments to cash relating to the following:

(In thousands)

Estimated cash portion of purchase consideration	$(106,432)
Estimated acquisition-related transaction costs of Robbins & Myers and T-3	(7,000)

$(113,432)

The estimated acquisition-related transaction costs of Robbins & Myers and T-3 are considered non-recurring on the combined operating results and as such are not included in the unaudited pro forma condensed combined statement of income.

Item (J):  To adjust acquired inventory to an estimate of fair value. In the periods following consummation of the merger, Robbins & Myers’ cost of sales will reflect the increased valuation of T-3’s inventory as the acquired inventory is sold, which for purposes of these unaudited pro forma condensed combined financial statements is assumed will occur within the first year post-acquisition. This is considered a non-recurring adjustment with no continuing impact on the combined operating results and as such is not included in the unaudited pro forma condensed combined statement of income.

Item (K):  To adjust for the estimated difference between the book value and the fair value of net property, plant and equipment. The pro forma adjustment to T-3’s property, plant and equipment of $7.0 million to increase the historical net book value, was derived based on adjustments recorded in similar acquisitions of other companies with assets similar to T-3.

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

Item (L):  Reflects adjustment to goodwill as follows:

(In thousands)

Estimated transaction goodwill	$244,856
Eliminate T-3’s historical goodwill	(88,871)

$155,985

Item (M):  As of the effective time of the merger, identifiable intangible assets are required to be measured at fair value. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used in the operations of the combined business and that all assets will be used in a manner that represents the highest and best use of those assets. The pro forma adjustments to intangible assets have the impact of recording the estimated fair value of intangible assets at the merger date, and eliminating the T-3 historical intangible assets.

	Fair Value	Elimination	Adjustment
		(In thousands)

To record the estimated fair value of the following identifiable intangible assets:
Tradenames-estimated 5 to l5 year useful life	$8,000
Customer relationships-estimated 12 year useful life	102,000
Other intangible assets-estimated 10 year useful life	6,260

	$116,260	$(30,260)	$86,000

Item (N):  The adjustment to other assets represents the write off of T-3’s unamortized debt issuance costs of $475,000 because there are no future economic benefits associated with these assets. These adjustments are considered non-recurring adjustments with no continuing impact on the combined operating results and as such are not included in the unaudited pro forma condensed combined statement of income.

Item (O):  The adjustment to deferred tax liabilities represents the estimated deferred income tax liability based on a combined U.S. federal statutory and estimated state tax rate of 38% multiplied by the fair value adjustments made to assets acquired and liabilities assumed, excluding goodwill as noted below. For purposes of these unaudited pro forma condensed combined financial statements, a combined U.S. federal statutory and tax rate of 38% has been used for all periods presented. This rate does not reflect Robbins & Myers’ effective tax rate, which includes other tax items such as foreign taxes as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company. When the merger is completed and additional information becomes available, it is likely the applicable income tax rate will change. The adjustment reflects the following:

(In thousands)

Establish deferred tax liabilities (assets) for the following:
Net increase in the basis of identified acquired intangible assets(a)	$32,680
Increase in the basis of inventory	6,840
Increase in the basis of property, plant and equipment	2,660
Reduction in debt issuance costs	(180)

$42,000

(a)	Net of T-3’s historical intangible assets, see Note 8, Item M.

ROBBINS & MYERS AND T-3

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

Item (P):  The adjustment to common shares reflects adjustments for the merger consideration, at par, and to eliminate T-3’s historical common stock, at par, as follows:

(In thousands)

Issuance of Robbins & Myers common shares based on exchange ratio of 0.894 shares for each share of T-3 common stock	$374,374
Eliminate T-3’s historical common stock	(13)

$374,361

Item (Q):  The adjustment eliminates the historical T-3 equity accounts.

Item (R):  Reflects adjustments to retained earnings for the following:

(In thousands)

Eliminate T-3’s historical retained earnings	$(66,044)
To record estimated non-recurring cost for acquisition related transaction costs	(7,000)

$73,044

The estimated acquisition-related transaction costs of Robbins & Myers and T-3 are considered non-recurring adjustments with no continuing impact on the combined operating results and as such are not included in the unaudited pro forma condensed combined statement of income.

COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION

Robbins & Myers’ Common Shares are listed and traded on the NYSE under the symbol “RBN.” T-3 Common Stock is listed and traded on the NASDAQ Global Select Market under the symbol “TTES.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices of Robbins & Myers Common Shares, as reported on the NYSE, and the high and low sales prices per share of T-3 Common Stock, as reported on the NASDAQ Global Select Market. In addition, the table also sets forth the quarterly cash dividends per share declared by Robbins & Myers. T-3 has not declared or paid any dividends with respect to its Common Stock since its inception. On the Robbins & Myers record date (November 26, 2010), there were 32,985,562 Common Shares of Robbins & Myers outstanding. On the T-3 record date (November 26, 2010), there were 13,387,706 shares of T-3 Common Stock outstanding.

Robbins & Myers
Common Shares

			Dividends
			Paid per
	High	Low	Share

Fiscal Year 2009:
First Quarter (September 1, 2008 — November 30, 2008)	$46.50	$15.69	$0.0375
Second Quarter (December 1, 2008 — February 28, 2009)	21.98	15.15	0.0400
Third Quarter (March 1, 2009 — May 31, 2009)	22.55	13.01	0.0400
Fourth Quarter (June 1, 2009 — August 31, 2009)	24.09	17.03	0.0400
Fiscal Year 2010:
First Quarter (September 1, 2009 — November 30, 2009)	$26.03	$20.75	$0.0400
Second Quarter (December 1, 2009 — February 28, 2010)	26.63	21.95	0.0425
Third Quarter (March 1, 2010 — May 31, 2010)	27.97	20.08	0.0425
Fourth Quarter (June 1, 2010 — August 31, 2010)	25.08	20.23	0.0425
Fiscal Year 2011:
First Quarter (September 1, 2010 — November 26, 2010)	$30.93	$23.80	$—

T-3
Common Stock

	High	Low

Fiscal Year 2008:
First Quarter (January 1, 2008 — March 31, 2008)	$53.41	$37.70
Second Quarter (April 1, 2008 — June 30, 2008)	80.28	41.06
Third Quarter (July 1, 2008 — September 30, 2008)	84.80	34.22
Fourth Quarter (October 1, 2008 — December 31, 2008)	38.49	8.05
Fiscal Year 2009:
First Quarter (January 1, 2009 — March 31, 2009)	$14.88	$9.00
Second Quarter (April 1, 2009 — June 30, 2009)	16.40	11.25
Third Quarter (July 1, 2009 — September 30, 2009)	21.98	10.89
Fourth Quarter (October 1, 2009 — December 31, 2009)	27.31	17.65
Fiscal Year 2010:
First Quarter (January 1, 2010 — March 31, 2010)	$28.99	$20.16
Second Quarter (April 1, 2010 — June 30, 2010)	33.29	23.00
Third Quarter (July 1, 2010 — September 30, 2010)	28.73	21.13
Fourth Quarter (October 1, 2010 — November 26, 2010)	35.35	25.98

The following table sets forth the closing price per Common Share of Robbins & Myers (as reported on the NYSE) and the closing price of T-3 Common Stock (as reported on the NASDAQ Global Select Market) as of October 5, 2010, the last trading day before public announcement of the merger, and as of November 26, 2010:

	Robbins & Myers	T-3

October 5, 2010	$26.68	$27.15
November 26, 2010	$30.80	$35.28

CERTAIN HISTORICAL AND PRO FORMA PER SHARE DATA

The following table set forths certain historical, pro forma and pro forma equivalent per share financial information for Robbins & Myers Common Shares and T-3 Common Stock. The pro forma and pro forma equivalent per share information gives effect to the merger as if the merger had occurred on August 31, 2010, in the case of book value per share data, and September 1, 2009 in the case of net income per share data.

The pro forma per share balance sheet information combines Robbins & Myers’ August 31, 2010 audited consolidated balance sheet with T-3’s September 30, 2010 unaudited consolidated balance sheet. The pro forma per share income statement information for the fiscal year ended August 31, 2010 combines Robbins & Myers’ audited consolidated statement of income for the fiscal year ended August 31, 2010 with T-3’s unaudited consolidated statements of income for the four fiscal quarters ended September 30, 2010. The T-3 pro forma equivalent per share financial information is calculated by multiplying the unaudited Robbins & Myers pro forma combined per share amounts by the exchange ratio of 0.894 Robbins & Myers Common Shares for each share of T-3 Common Stock. The exchange ratio does not include the $7.95 per share cash portion of the merger consideration.

The following information should be read in conjunction with the consolidated financial statements of Robbins & Myers and T-3, which are incorporated by reference into this joint proxy statement/prospectus, and the financial information contained in the section entitled “Robbins & Myers and T-3 Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 92. The unaudited pro forma information below is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

As of and for the
Year Ended
August 31, 2010

Robbins & Myers Historical Data Per Common Share
Income from continuing operations
Basic and diluted	$1.01
Dividends declared per common share	$0.1675
Book value per share	$14.44

As of and for the
Four Quarters Ended
September 30, 2010

T-3 Historical Data Per Share of Common Stock
Income from continuing operations
Basic	$1.01
Diluted	$1.00
Dividends declared per share	-0-
Book value per share	$19.21

As of and for the
Year Ended
August 31, 2010

Robbins & Myers Pro Forma Combined Data Per Common Share
Income from continuing operations
Basic	$0.91
Diluted	$0.90
Dividends declared per common share	$0.1675
Book value per share(1)	$19.10

As of and for the
Four Quarters Ended
September 30, 2010

T-3 Pro Forma Equivalent Per Share of Common Stock Data:
Income from continuing operations
Basic	$0.81
Diluted	$0.80
Dividends declared per share	$0.1497
Book value per share(1)	$17.08

(1)	For purposes of this calculation, only Robbins & Myers’ equity has been considered.

COMPARISON OF RIGHTS OF ROBBINS & MYERS SHAREHOLDERS
AND T-3 STOCKHOLDERS

If the merger is completed, stockholders of T-3 will become shareholders of Robbins & Myers. The rights of Robbins & Myers shareholders are currently governed by the Ohio General Corporation Law (the “OGCL”) and the Articles of Incorporation and Code of Regulations of Robbins & Myers. The rights of T-3 stockholders are currently governed by the Delaware General Corporation Law (the “DGCL”) and the Certificate of Incorporation and Bylaws of T-3.

This section of the joint proxy statement/prospectus describes the material differences between the rights of Robbins & Myers shareholders and T-3 stockholders. This section does not include a complete description of all differences among the rights of Robbins & Myers shareholders and T-3 stockholders, nor does it include a complete description of the specific rights of these persons.

The following summary is qualified in its entirety by reference to, and you are urged to read carefully, the relevant provisions of the OGCL and the DGCL, as well as the Articles of Incorporation and Code of Regulations of Robbins & Myers and the Certificate of Incorporation and Bylaws of T-3. Copies of the Articles of Incorporation and Code of Regulations of Robbins & Myers and the Certificate of Incorporation and Bylaws of T-3 are filed as exhibits to the reports of Robbins & Myers and T-3 incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 124.

Authorized Capital

Robbins & Myers.  The aggregate number of capital shares which Robbins & Myers has the authority to issue is 80,000,000 Common Shares.

T-3.  The aggregate number of shares of capital stock which T-3 has the authority to issue is (a) 50,000,000 shares of Common Stock, and (b) 25,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Preferred Stock

Robbins & Myers.  The Amended Articles of Incorporation of Robbins & Myers do not authorize it to issue any preferred shares.

T-3.  The rights and preferences of holders of T-3 Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that T-3 may classify and issue. As of the date of this joint proxy statement/prospectus, T-3 does not have outstanding any shares of Preferred Stock.

The T-3 Board of Directors may authorize the issuance of Preferred Stock in one or more series without the approval of stockholders. With respect to each series of Preferred Stock, the Board of Directors has authority to fix the designation and powers, preferences and rights and the qualifications, limitations and restrictions of that series, to the maximum extent permitted by the DGCL, including, without limitation, the voting, dividend and redemption rights, and liquidation preference of the shares in the series of Preferred Stock. T-3 Common Stock is junior to any Preferred Stock T-3 issues and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock.

Preemptive Rights

Robbins & Myers.  Robbins & Myers shareholders do not have a preemptive right to purchase any Robbins & Myers’ securities or any securities that are convertible into or exchangeable for any securities of Robbins & Myers.

T-3.  T-3 stockholders do not have preemptive rights to purchase any T-3 securities or any securities that are convertible into or exchangeable for any T-3 securities.

Voting Rights

Robbins & Myers.  Each holder of record of Common Shares is entitled to one vote per share on every matter properly submitted to the shareholders for their vote. Under Ohio law, all of the Common Shares may be voted cumulatively in the election of directors if a shareholder of record wishing to exercise cumulative voting rights satisfies certain notice requirements. Under cumulative voting, the number of votes to which each shareholder otherwise would be entitled is multiplied by the number of directors to be elected, and the shareholder then may cast that aggregate number of votes all for one candidate, or may divide them among the candidates as the shareholder deems appropriate.

T-3.  Each holder of record of Common Stock is entitled to one vote per share on each matter properly submitted to the stockholders for their vote. T-3’s Certificate of Incorporation eliminates the right of stockholders to vote cumulatively in the election of directors.

Quorum Requirements

Robbins & Myers.  Holders of Common Shares entitling them to exercise at least one-third of the voting power of the corporation present in person or by proxy at any shareholders meeting for the election of directors constitute a quorum, but to constitute a quorum at any shareholders meeting for any other purpose there must be present in person or by proxy the holders of shares entitling them to exercise a majority of the voting power of the corporation.

T-3.  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, represented in person or by proxy, constitute a quorum at all meetings of stockholders for the transaction of business.

Dividend Rights; Liquidation

Robbins & Myers.  Holders of Common Shares are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available for such purpose.

Upon Robbins & Myers’ liquidation, dissolution or winding up, the holders of Robbins & Myers Common Shares are entitled to share ratably in all of Robbins & Myers’ assets, if any, remaining after the payment of liabilities.

T-3.  After satisfaction of the dividend rights of holders of Preferred Stock (if any), holders of Common Stock are entitled to any dividend authorized by the Board of Directors and declared by T-3 out of funds legally available for such purpose.

Upon T-3’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all of T-3’s assets, if any, remaining after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock (if any).

Number and Election of Directors; Vacancies; Removal

Robbins & Myers.  The Robbins & Myers Board of Directors is fixed at seven directors and is divided into two classes, one of three directors and one of four directors. Directors of each class serve for two year terms, with one class being elected each year. The authorized number of directors and the number of directors in each class may be changed only by the affirmative vote of the holders of at least two-thirds of the voting power of the corporation at a meeting of shareholders called for that purpose and for the purpose of electing directors, or by the affirmative vote of a majority of the authorized number of directors. No reduction in the number of directors, either by the shareholders or the directors, has the effect of shortening the term of any incumbent director.

A director of either class may be removed by the vote of the holders of two-thirds of the voting power entitled to vote in the election of directors. Unless all of the directors, or all of the directors of a particular class, are removed, an individual director may not be removed if votes of a sufficient number of shares are cast against the director’s removal which, if cumulatively voted at an election of all of the directors, or all of the directors of a particular class, would be sufficient to elect at least one director. Under the OGCL, if a corporation’s board of directors is divided into classes, such as the Robbins & Myers Board of Directors, then directors may be removed by the shareholders only for cause.

Any vacancy on the Board of Directors, however arising, may be filled by the vote of a majority of the remaining directors, and any person elected to fill a vacancy on the Board of Directors holds office until the expiration of the term of office for the class to which he is elected and until his successor is elected and qualified.

Nominations of persons for election as directors of the corporation may be made at a meeting of shareholders by (a) the Board of Directors or any committee appointed by the Board of Directors or (b) any shareholder entitled to vote for the election of directors at the meeting who provides notice in accordance with the procedures described for Robbins & Myers under “Advance Notice Requirements for the Director Nominations and Other Proposals” below. Only persons who are nominated by the Board of Directors or a committee of the Board or by shareholders in accordance with the procedures described below are eligible for election as directors.

T-3.  The T-3 Board of Directors must consist of no less than three nor more than fifteen directors, as fixed from time to time by a majority of the directors then in office and is divided into three classes: Class I, Class II and Class III. Under Delaware law, there is no minimum number of directors that must be in each class.

Directors serve for three year terms until the next annual stockholders’ meeting and until their successors are elected and qualify. A change in the number of directors does not shorten the term of an incumbent director.

A director may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the corporation generally entitled to vote in the election of directors, voting together as a single class; provided, however, that whenever the holders, if any, of Preferred Stock have the right, voting separately as a class or classes, to elect one or more directors of the corporation, the foregoing provision shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, whether resulting from the death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or a new directorship created by an increase in the authorized number of directors, and a director so chosen holds office until the next election and until his successor is elected and qualified.

Nominations of persons for election to the Board of Directors may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is entitled to vote for the election of directors at the meeting and provides timely notice in writing to the Secretary of the corporation in accordance with the procedures described for T-3 under the section entitled “Advance Notice Requirements for Director Nominations and Other Proposals” below. Only persons who are nominated by the Board of Directors or by stockholders in accordance with the procedures described below are eligible to serve as directors.

Action by Written Consent

Robbins & Myers.  Under the OGCL, Robbins & Myers shareholders may take action, without meeting, by the written unanimous consent of shareholders entitled to vote upon such action. Otherwise, shareholders are able to take action only at an annual or special meeting called in accordance with the Code of Regulations.

T-3.  T-3 stockholders may take action, without meeting, by the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without meeting by less than unanimous written consent must be given to those stockholders who did not consent in writing.

Advance Notice Requirements for Director Nominations and Other Proposals

Robbins & Myers.  The Robbins & Myers Code of Regulations contains advance notice procedures with regard to shareholder nomination of candidates for election as directors. These procedures provide that notice of shareholder nominations for the election of directors must be made to the corporate Secretary and delivered to or mailed and received at Robbins & Myers’ principal executive offices not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the corporation or any subsidiary of the corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director.

Ohio law governs the business that will be considered at annual or special meetings of Robbins & Myers shareholders. Only business properly brought before annual or special meetings by a shareholder of record of the corporation at the time notice was given for the meeting and entitled to vote at the meeting will be considered at the meeting.

T-3.  The T-3 Bylaws contain advance notice procedures with regard to the nomination of candidates for election as directors. These procedures require that written notice of stockholder nominations for the election of directors must be made to the Secretary of the corporation and delivered to or mailed and received at T-3’s principal executive offices (a) in the case of an annual meeting, not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is changed by more than thirty days from such anniversary date, notice by the stockholder, to be timely, must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or prior public disclosure of the meeting date was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder, and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation which are beneficially owned by such person.

In addition to the procedures for nominating directors, the T-3 Bylaws also contain advance notice procedures for other stockholder proposals to be brought before an annual meeting. These procedures require that written notice of business to be brought before the annual meeting must be made to the Secretary of the corporation and must be delivered to or mailed and received at T-3’s principal executive offices no less than 60 days nor more than 120 days prior to the anniversary date of the mailing to stockholders of the notice of meeting for the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be delivered to or mailed and received at T-3’s principal executive offices not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder’s notice to T-3’s corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such proposal, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. In addition, if the stockholder’s ownership of shares of the corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.

Amendments to the Articles of Incorporation/Certificate of Incorporation

Robbins & Myers.  Under the OGCL, an amendment to a corporation’s articles of incorporation requires the affirmative vote of two-thirds of the voting power of the corporation unless a greater or lesser percentage (which cannot be less than a majority) is specified in the corporation’s Articles of Incorporation. Robbins & Myers’ Amended Articles of Incorporation do not contain any provisions that alter the effect of Ohio law in this regard. Pursuant to Section 1701.70(B) of the OGCL, in certain circumstances, an amendment to a corporation’s articles of incorporation may be adopted by the corporation’s directors. For instance, pursuant to Section 1701.70(B)(6) of the OGCL, unless otherwise provided in the articles of incorporation, the directors may adopt any amendment changing the name of the corporation.

T-3.  Under Delaware law, an amendment to T-3’s Certificate of Incorporation first requires that the directors of the corporation adopt a resolution indicating that they deem the amendment advisable. Then, holders of a majority of the outstanding stock entitled to vote must vote in favor of the amendment.

Amendments to Code of Regulations/Bylaws

Robbins & Myers.  The Robbins & Myers Code of Regulations may be altered, repealed or amended only with the written consent of holders of at least two-thirds of the corporation’s voting power, or by the affirmative vote of the holders of at least a majority of corporation’s voting power at any annual meeting or special meeting called for such purpose. The provisions of the Code of Regulations regarding the classification of the Board of Directors, change in the authorized number of directors, director nominations, removal of directors, vacancies in the Board of Directors, and amendments to the Code of Regulations, may be altered, repealed or amended only with the affirmative vote of the holders of record of at least two-thirds of the corporation’s voting power.

T-3.  The T-3 Bylaws provide that the Bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, repeal or adoption is contained in the notice of such meeting, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented at the meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal Bylaws adopted or amended by the Board.

The T-3 Certificate of Incorporation provides that the Board of Directors has the power to make, alter, amend and repeal the corporation’s Bylaws. Any Bylaws made, altered or amended by the Board of Directors may be further altered or amended, or repealed, by the directors or by the stockholders; provided, however, that the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of at least a majority of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

Ability to Call Special Meeting of Shareholders/Stockholders

Robbins & Myers.  The Robbins & Myers Code of Regulations provides that special meetings of shareholders may only be called by the holders of one-fifth of the outstanding shares entitled to vote at the meeting, or in writing by the President or Vice President, by vote of a majority of the Board of Directors or by the Executive Committee.

Robbins & Myers must give written or printed notice of every special meeting of shareholders, stating the time and place and the objects thereof, to each shareholder entitled to vote by mailing such notice to such shareholder’s last address appearing on the books of the corporation at least ten days before any such meeting.

T-3.  The T-3 Bylaws provide that special meetings of stockholders may only be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, or the Board of Directors by the written order of a majority of the entire Board of Directors.

The T-3 Bylaws do not give stockholders the right to call special meetings.

Written notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, must be given to each stockholder entitled to vote at the meeting at such address as appears on the books of the corporation, not less than ten days nor more than 60 days before the date of the meeting.

No business other than that stated in the notice of a special meeting may be transacted at any special meeting.

Limitation of Personal Liability of Directors and Officers

Robbins & Myers.  Robbins & Myers Code of Regulations provides that a director is liable in damages for actions he takes or fails to take as a director only if it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. The foregoing does not limit a director’s liability for the approval of unlawful loans, dividends or distributions of assets.

T-3.  T-3’s Certificate of Incorporation provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate of Incorporation provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

Therefore, neither the corporation nor its stockholders have the right, through stockholders’ derivative suits on the corporation’s behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Indemnification of Directors and Officers

Robbins & Myers.  Section 2 of Article V of the Robbins & Myers Code of Regulations sets forth certain rights of directors and officers of the corporation to indemnification. Such rights provide indemnification by the corporation as permitted by Ohio law. The liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceedings in which a claim for indemnification arises were (a) other than by and in the right of the corporation (“Third Party Actions”) or (b) by and in the right of the corporation (“Corporation Actions”).

In Third Party Actions, the corporation will indemnify each director and officer against expenses, including attorneys’ fees, judgments, decrees, fines, penalties, and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any matter the subject of a criminal action, suit or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

In Corporation Actions, the corporation will indemnify each director and officer against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted with respect to (a) any matter as to which such person has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless a court determines such person is entitled to indemnification and (b) any liability asserted in connection with unlawful loans, dividends, distributions, distribution of assets and repurchase of corporation shares under Section 1701.95 of the Ohio Revised Code.

Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors of the corporation who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the corporation.

Section 2 of Article V of the Code of Regulations does not limit in any way other indemnification rights to which those seeking indemnification may be entitled. Robbins & Myers has entered into an indemnification agreement with each director of the corporation the form of which was approved by the shareholders of the corporation. A copy of such agreement was filed as an exhibit to the corporation’s Annual Report on Form 10-K for the year ended August 31, 2001.

Robbins & Myers maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the corporation under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the corporation’s indemnification obligations.

T-3.  T-3’s Certificate of Incorporation provides that:

(a) The corporation must indemnify any director or officer who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or otherwise (each, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, or other functionary of another corporation or entity, to the fullest extent authorized by the DGCL, against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with a Proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) Expenses incurred by a director or officer in defending a Proceeding must be paid by the corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by the DGCL, but only in compliance with the provisions of the DGCL, including any provision of the DGCL that requires, as a condition precedent to such expense advancement, the delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it ultimately is determined that such director or officer is not entitled to indemnification by the corporation.

(c) The indemnification and advancement described above is not exclusive of any other rights to which a director or officer may be entitled.

(d) The corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, or other functionary of another corporation or entity, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify him against such expense, liability or loss.

T-3’s Bylaws provide that, except as otherwise provided in T-3’s Certificate of Incorporation, each director, officer and former director or officer of the corporation, and any person who may have served or who may hereafter serve at the request of the corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, is indemnified by the corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer to the fullest extent authorized by the DGCL. Such indemnification is not exclusive of any other rights to which a director, officer or other person may be entitled.

Mergers, Acquisitions, Share Purchases and Certain Other Transactions

Robbins & Myers.  Generally, under the OGCL, the approval by the affirmative vote of holders of two-thirds of the voting power of a corporation entitled to vote on the matter is required for mergers, consolidations, majority share acquisitions, combinations involving the issuance of shares with one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction, and any transfers of all or substantially all of the assets of a corporation unless the articles of incorporation of the corporation specify a different proportion (which cannot be less than a majority). Robbins & Myers’ Amended Articles of Incorporation do not contain any provision that alters the effect of Ohio law in this regard.

T-3.  The DGCL requires approval of mergers, consolidations and dispositions of all or substantially all of a corporation’s assets by a majority of the voting power of the corporation, unless the corporation’s certificate of incorporation specifies a different percentage. The DGCL does not require stockholder approval for (a) majority share acquisitions, (b) mergers (i) involving the issuance of 20% or less of the voting power of the corporation, (ii) governed by an agreement of merger that does not amend in any respect the certificate of incorporation of the corporation, and (iii) in which each share of stock of the corporation outstanding immediately prior to the effective date of the merger remains identical after the effective date of the merger, or (c) other combinations, except for business combinations subject to Section 203 of the DGCL.

T-3’s Certificate of Incorporation does not contain any provision that alters the effect of the DGCL in this regard. T-3 is not governed by Section 203 of the DGCL.

Provisions Affecting Control Share Acquisitions and Business Combinations

Robbins & Myers.  Section 1704.02 of the OGCL (also known as the Merger Moratorium Law) prohibits any Chapter 1704 transaction (as defined below) for a period of three years from the date on which a shareholder first becomes an interested shareholder unless the directors of the corporation approved the transaction prior to the shareholder becoming an interested shareholder or approved the transaction pursuant to which the shareholder became an interested shareholder. A “Chapter 1704 transaction” is defined to include a variety of transactions such as mergers, consolidations, combinations or majority share acquisitions between an Ohio corporation and an interested shareholder or an affiliate of an interested shareholder. An “interested shareholder” is defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation. After the three year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with, the directors of the corporation approved the purchase of shares which made the shareholder an interested shareholder, or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation or such other percentage set forth in the articles of incorporation of the corporation provided that a majority of the disinterested shareholders approve the transaction.

Section 1701.831 of the OGCL (also known as the Control Share Acquisition Law) does not apply to Robbins & Myers, since as permitted under such section, Robbins & Myers opted out of its coverage.

T-3.  Section 203 of the DGCL provides generally that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in a wide range of “business combinations” with the corporation for a period of three years following the time the person becomes an interested stockholder, unless certain conditions are satisfied. The restrictions on interested stockholders do not apply if the corporation’s certificate of incorporation expressly provides that the corporation elects not to be governed by Section 203 of the DGCL, with such amendment to be effective 12 months thereafter. T-3’s Certificate of Incorporation specifically provides that the corporation elects not to be governed by Section 203 of the DGCL.

Rights of Dissenting Shareholders/Stockholders

Robbins & Myers.  Under the OGCL, dissenting shareholders are entitled to dissenters’ rights in connection with certain amendments to a corporation’s articles of incorporation and the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to dissenters’ rights. In addition, shareholders of an acquiring corporation are entitled to dissenters’ rights in any merger, combination or “majority share acquisition” in which such shareholders are entitled to voting rights. The OGCL provides shareholders of an acquiring corporation with voting rights, and corresponding dissenters’ rights, if the acquisition involves the transfer of shares of the acquiring corporation entitling the recipients thereof to exercise one sixth or more of the voting power of such acquiring corporation immediately after the consummation of the transaction.

The dissenters’ rights of Robbins & Myers shareholders are governed by the OGCL. See the section entitled “Appraisal Rights” beginning on page 117 for a more complete description of the dissenters’ rights of Robbins & Myers shareholders.

T-3.  The DGCL provides that appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless a corporation’s certificate of incorporation otherwise provides, the DGCL does not provide for appraisal rights if (a) the shares of the corporation are (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders or (b) the corporation is the surviving corporation and no vote of its stockholders is required for the merger. Notwithstanding the foregoing, the DGCL provides that appraisal rights will be available to the stockholders of a corporation if the stockholders are required by the terms of a merger agreement to accept for such stock anything except (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (b) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof ) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or fractional depository receipts as described above, or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts as described above. The DGCL does not provide appraisal rights to stockholders with respect to the sale of all or substantially all of the corporation’s assets or an amendment to the corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide.

The appraisal rights of T-3 stockholders are governed by the DGCL. See the section entitled “Appraisal Rights” beginning on page 117 for a more complete description of the dissenters’ rights of T-3 stockholders.

Shareholder Rights Plans

Robbins & Myers.  Robbins & Myers does not have a shareholder rights plan.

T-3.  T-3 does not have a stockholder rights plan.

APPRAISAL RIGHTS

Robbins & Myers Dissenters’ Rights

Robbins & Myers shareholders are entitled to relief as dissenting shareholders under Section 1701.85 of the Ohio Revised Code. A shareholder will be entitled to this relief, however, only if the shareholder complies strictly with all of the procedural and other requirements of Section 1701.85. The following summary is not a complete statement of the method of compliance with Section 1701.85 and is qualified in its entirety by reference to the copy of Section 1701.85 and Section 1701.84 (which is referenced in Section 1701.85) of the Ohio Revised Code attached to this document as Annex D.

A shareholder who wishes to perfect rights as a dissenting shareholder in the event the merger is approved:

•	Must have been a record holder of the Robbins & Myers Common Shares as to which the shareholder seeks relief on November 26, 2010, the record date for the special meeting;

•	Must not have voted the shareholder’s Robbins & Myers Common Shares as to which the shareholder seeks relief in favor of the issuance of Robbins & Myers Common Shares with the merger; and

•	Must deliver to Robbins & Myers, not later than ten days after the special meeting, a written demand for payment of the fair cash value of the Robbins & Myers Common Shares as to which the shareholder seeks relief. The written demand must state the shareholder’s name, address, and number of Robbins & Myers Common Shares as to which relief is sought, and the amount claimed as the fair cash value of those shares.

A vote against the issuance of Robbins & Myers Common Shares in connection with the merger will not satisfy the requirement of a written demand for payment. Any written demand for payment should be mailed or delivered to:
Robbins & Myers, Inc.
51 Plum Street, Suite 260
Dayton, Ohio 45440
Attention: Corporate Secretary

Because the written demand must be delivered to Robbins & Myers within the ten day period following the special meeting, it is recommended, although not required, that a shareholder use certified or registered mail, return receipt requested, to confirm that the shareholder has made a timely delivery.

If Robbins & Myers sends to the dissenting shareholder, at the address specified in the demand, a request for the certificate(s) representing the shareholder’s shares, the dissenting shareholder must deliver the certificate(s) to Robbins & Myers within 15 days following the date the request was sent. Robbins & Myers may endorse the certificate(s) with a legend to the effect that the shareholder has demanded fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within 15 days of the request terminates the shareholder’s rights as a dissenting shareholder. Robbins & Myers must notify the shareholder of its election to terminate the shareholder’s rights as a dissenting shareholder within 20 days after the lapse of the 15 day period.

Unless the dissenting shareholder and Robbins & Myers agree on the fair cash value per Robbins & Myers Common Share, the shareholder must, within three months after the service of the written demand by the shareholder, file a complaint in the Court of Common Pleas of Greene County, Ohio. If the court finds that the shareholder is entitled to be paid the fair cash value of Robbins & Myers shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. Fair cash value:

•	Will be determined as of the day prior to the special meeting;

•	Will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy;

•	Will not exceed the amount specified in the shareholder’s written demand; and

•	Will exclude any appreciation or depreciation in market value resulting from the merger.

The court will make a finding as to the fair cash value of a Robbins & Myers share and render judgment against Robbins & Myers for its payment with interest at a rate and from a date the court considers equitable. The costs of the proceedings will be assessed or apportioned as the court considers equitable.

The rights of any dissenting shareholder will terminate if:

•	The dissenting shareholder has not complied with Section 1701.85 of the Ohio Revised Code, unless Robbins & Myers, by its Board of Directors, waives the failure;

•	Robbins & Myers abandons or is finally enjoined or prevented from completing the merger, or the shareholders of Robbins & Myers rescind their approval of the issuance of Robbins & Myers Common Shares in connection with the merger;

•	The dissenting shareholder withdraws his or her written demand, with the consent of Robbins & Myers acting through its Board of Directors; or

•	Robbins & Myers and the dissenting shareholder have not agreed upon the fair cash value per Robbins & Myers Common Share and neither has timely filed or jointed in a petition in an appropriate court for a determination of the fair cash value of Robbins & Myers Common Shares.

T-3 Appraisal Rights

Holders of shares of T-3 Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement and approve the merger and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the Delaware General Corporation Law (the “DGCL”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this joint proxy statement/prospectus as Annex E. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of T-3 Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of T-3 Common Stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, holders of shares of T-3 Common Stock who do not vote in favor of the approval of the merger and the adoption of the Merger Agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court.

Under Section 262, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This joint proxy statement/prospectus shall constitute the notice, and the full text of Section 262 is attached to this joint proxy statement/prospectus as Annex F. In connection with the merger, any holder of T-3 Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex F carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of T-3 Common Stock, T-3 believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Filing Written Demand

Any holder of T-3 Common Stock wishing to exercise appraisal rights must deliver to T-3, before the vote on the adoption of the Merger Agreement and approval of the merger at the special meeting at which the merger proposals will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the adoption of the Merger Agreement and approval of the merger. A holder of T-3 Common Stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. The stockholder must not vote in favor of the adoption of the Merger Agreement and approval of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement and approval of the merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement and approval of the merger or abstain from voting on the adoption of the Merger Agreement and approval of the merger. Neither voting against the adoption of the Merger Agreement and approval of the merger nor abstaining from voting or failing to vote on the merger proposals will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement and approval of the merger. A proxy or vote against the adoption of the Merger Agreement and approval of the merger will not constitute a demand. The demand must reasonably inform T-3 of the identity of the holder, as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement and approval of the merger at the T-3 special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of T-3 Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of T-3 Common Stock should be executed by or on behalf of the holder of record, and must reasonably inform T-3 of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to T-3 at:

T-3 Energy Services, Inc.
Attn: Corporate Secretary
7135 Ardmore Street
Houston, Texas, 77054

Any holder of T-3 Common Stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to T-3, or if such withdrawal is made after the effective time of the merger, to T-3 (or, if the second merger is necessary for tax purposes, to Triple Merger Sub II, Inc. as successor to T-3) as the surviving entity, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving entity. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Entity

If the merger is completed, within 10 days after the effective time of the merger, the surviving entity will notify each holder of T-3 Common Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the approval and adoption of the Merger Agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving entity or any holder of T-3 Common Stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. The surviving entity is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving entity will file a petition or initiate any negotiations with respect to the fair value of shares of T-3 Common Stock. Accordingly, any holders of T-3 Common Stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of T-3 Common Stock within the time prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of T-3 Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the Merger Agreement and approve the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by the surviving entity or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may file a petition seeking appraisal or request the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is timely filed by a holder of T-3 Common Stock and a copy thereof is served upon the surviving entity, the surviving entity will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

Determination of Fair Value

After determining the holders of T-3 Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period from the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

T-3 stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262. Although T-3 believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and T-3 stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither T-3 nor Robbins & Myers anticipate offering more than the applicable merger consideration to any stockholder of T-3 exercising appraisal rights, and each of T-3 and Robbins & Myers reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of T-3 Common Stock is less than the applicable merger consideration, and that the methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of T-3 Common Stock under Section 262 fails to perfect, or successfully withdraws or loses, such holder’s right to appraisal, the stockholder’s shares of T-3 Common Stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration applicable to the shares. A stockholder will fail to perfect, or lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving entity a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.

From and after the effective time of the merger, no dissenting stockholder shall have any rights of a stockholder of T-3 with respect to that holder’s shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions on the holder’s shares of T-3 Common Stock, if any, payable to stockholders of T-3 of record as of a time prior to the effective time of the merger; provided, however, that if a dissenting stockholder delivers to the surviving company a written withdrawal of the demand for an appraisal within 60 days after the effective time of the merger, or subsequently with the written approval of the surviving company, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive the merger consideration in accordance with the terms of the Merger Agreement. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of T-3 without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder of T-3 wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

LEGAL MATTERS

The validity of the Robbins & Myers Common Shares to be issued in the merger will be passed upon by Thompson Hine LLP. The material U.S. federal income tax consequences relating to the merger will be passed upon for Robbins & Myers by Thompson Hine LLP and for T-3 by Vinson & Elkins L.L.P. Thompson Hine LLP attorneys own 4,196 Common Shares of Robbins & Myers, and Linn S. Harson, a partner in Thompson Hine, is the Secretary and General Counsel of Robbins & Myers.

EXPERTS

The consolidated financial statements and schedule of Robbins & Myers and subsidiaries appearing in the Robbins & Myers Annual Report on Form 10-K for the year ended August 31, 2010 and the effectiveness of Robbins & Myers and subsidiaries’ internal control over financial reporting as of August 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and are incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of T-3 appearing in the T-3 Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of T-3’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

SHAREHOLDER PROPOSALS

Robbins & Myers

Robbins & Myers’ Annual Meeting of Shareholders for the fiscal year ended August 31, 2010 is presently scheduled to be held on March 22, 2011. If a shareholder intends to submit a proposal for inclusion in the Robbins & Myers’ proxy statement and form of proxy for the Annual Meeting of Shareholders to be held on March 22, 2011, Robbins & Myers must receive the proposal at 51 Plum Street, Suite 260, Dayton, Ohio 45440, Attention: Corporate Secretary, on or before December 31, 2010.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly by a shareholder at the Annual Meeting to be held on March 22, 2011, management will be able to vote proxies in its discretion if Robbins & Myers: (i) receives notice of the proposal before the close of business on December 31, 2010 and advises shareholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter or (ii) does not receive notice of the proposal before the close of business on December 31, 2010.

Robbins & Myers’ Code of Regulations, which is available upon request to the Corporate Secretary, provides that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or a shareholder entitled to vote who sends notice of the nomination to the Corporate Secretary not fewer than 50 days nor more than 75 days prior to the meeting date. Such notice is required to contain certain information specified in the Code of Regulations. For a nominee of a shareholder to be eligible for election at the Annual Meeting to be held on March 22, 2011, the shareholder’s notice of nomination must be received by the Corporate Secretary between January 6, 2011 and February 1, 2011. This advance notice period is intended to allow all shareholders to have an opportunity to consider nominees expected to be considered at the meeting.

All submissions to, or requests from, the Corporate Secretary should be sent to Robbins & Myers, Inc. 51 Plum Street, Suite 260, Dayton, Ohio 45440.

T-3

T-3’s 2010 Annual Meeting of Stockholders was held on June 14, 2010.

It is not expected that T-3 will hold an annual meeting of stockholders for 2011 unless the merger is not completed. If an annual meeting is held, proposals by T-3 stockholders intended for inclusion in T-3’s proxy statement and form of proxy relating to that meeting would have to be received no later than January 3, 2011 unless the date of the 2011 Annual Meeting is changed by more than 30 days from June 14, 2011, in which case the deadline is a reasonable time prior to the time T-3 begins to print and mail proxy materials.

A stockholder who wishes to make a proposal at the 2011 Annual Meeting of Stockholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in T-3’s proxy materials) must notify T-3 of the proposal no sooner than January 3, 2011 and no later than March 4, 2011, and follow the procedures outlined in T-3’s Bylaws. If a stockholder wishes to nominate a person to be elected to the Board of Directors, such stockholder must notify T-3 of such nomination no sooner than January 3, 2011 and no later than March 4, 2011 and follow the procedures outlined in T-3’s Bylaws. If, in either case, the date of the 2011 Annual Meeting is changed by more than 30 days from June 14, 2011, notice by the stockholder will be timely if delivered or mailed and received at T-3’s principal executive offices not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to the stockholders or the date on which it is first disclosed to the public. If a stockholder fails to timely give notice, then the persons named as proxies in the proxy cards solicited by T-3’s Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding the proposal, if properly raised at the meeting, in their discretion or as directed by T-3 management.

WHERE YOU CAN FIND MORE INFORMATION

Robbins & Myers and T-3 file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Robbins & Myers and T-3, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult Robbins & Myers’ or T-3’s website for more information about Robbins & Myers or T-3, respectively. Robbins & Myers’ website is www.robn.com. T-3’s website is www.t3energy.com.  Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

Robbins & Myers has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part. The registration statement registers the Common Shares of Robbins & Myers to be issued to T-3 stockholders in connection with the merger. The registration statement, including the attached exhibits, contains additional relevant information about Robbins & Myers and its Common Shares. The rules and regulations of the SEC allow Robbins & Myers and T-3 to omit certain information included in the registration statement from this joint proxy statement/prospectus.

In addition, the SEC allows Robbins & Myers and T-3 to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Robbins & Myers has previously filed or will file with the SEC. These documents contain important information about Robbins & Myers, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

•	Proxy Statement on Schedule 14A filed December 4, 2009.

•	Current Reports on Form 8-K filed October 6 and October 12, 2010.

•	The description of the Robbins & Myers Common Shares contained in the registration statement filed with the SEC under Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

In addition, Robbins & Myers incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the Robbins & Myers special meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Robbins & Myers will provide you with copies of these documents, without charge, upon written or oral request to:

Robbins & Myers, Inc.
51 Plum Street, Suite 260
Dayton, Ohio 45440
(937) 458-6600
Attn: Investor Relations

This joint proxy statement/prospectus also incorporates by reference the documents listed below that T-3 has previously filed or will file with the SEC. These documents contain important information about T-3, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

•	Proxy Statement on Schedule 14A filed April 30, 2010.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, June 30, 2010, and September 30, 2010.

•	Current Reports on Form 8-K filed May 11, 2010, June 16, 2010, October 5, 2010, October 6, 2010, and October 28, 2010.

In addition, T-3 incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the T-3 special meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or T-3 will provide you with copies of these documents, without charge, upon written or oral request to:

T-3 Energy Services, Inc.
7135 Ardmore Street
Houston, Texas 77054
(713) 996-4110
Attn: Investor Relations

In the event of conflicting information in this joint proxy statement/prospectus in comparison to any document incorporated by reference into this joint proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated December 3, 2010. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither our mailing of this joint proxy statement/prospectus to Robbins & Myers shareholders or T-3 stockholders nor the issuance by Robbins & Myers of Common Shares in connection with the merger will create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

dated as of October 6, 2010

among

ROBBINS & MYERS, INC.,

T-3 ENERGY SERVICES, INC.,

TRIPLE MERGER I, INC.

and

TRIPLE MERGER II, INC.

A-i

A-ii

Exhibit A	Form of Certificate of Incorporation of Surviving Entity	A-67
Exhibit B	Form of Bylaws of Surviving Entity	A-72

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of October 6, 2010, among ROBBINS & MYERS, INC., an Ohio corporation (“R&M”), T-3 ENERGY SERVICES, INC., a Delaware corporation (“T-3”), TRIPLE MERGER I, INC., a Delaware corporation and wholly-owned subsidiary of R&M (“Merger Sub”), and TRIPLE MERGER II, INC., a Delaware corporation and wholly-owned subsidiary of R&M (“Merger Sub II”). Unless otherwise indicated, capitalized terms used in this Agreement shall have the respective meanings set forth in Section 9.03 of this Agreement.

A. The Board of Directors of T-3 (the “T-3 Board”) has approved this Agreement and determined that the Merger on the terms set forth in this Agreement is advisable and in the best interests of its stockholders and has recommended that its stockholders approve the Merger (as hereinafter defined) on the terms set forth in this Agreement.

B. If the Aggregate Stock Consideration Closing Value is less than 80% of the Aggregate Reorganization Consideration Closing Value, or if any holder of shares of T-3 Common Stock exercises appraisal rights pursuant to Section 2.02, then as provided in Section 1.05, after the Merger, T-3 will merge with and into Merger Sub II.

C. The Board of Directors of R&M (the “R&M Board”) has approved this Agreement and the Merger and has recommended that its shareholders approve the issuance of R&M Common Shares in the Merger and the transactions related to the Merger on the terms set forth in this Agreement. The Boards of Directors of Merger Sub and Merger Sub II have approved this Agreement, the Merger and the Second Merger (if required pursuant to Section 1.05) and the sole stockholder of each entity has adopted this Agreement and approved the Merger and the Second Merger on the terms set forth in this Agreement.

D. Contemporaneously with the execution of this Agreement, M.H.M. & Co. Ltd., R&M and T-3 are entering into a Voting Agreement (the “Voting Agreement”), pursuant to which M.H.M. & Co. Ltd. has agreed, among other things, to vote its R&M Common Shares for approval of the Merger and the other transactions contemplated hereby, including the Share Issuance, subject to the terms set forth in the Voting Agreement.

E. For federal income Tax purposes, the parties intend that: (i) if the Second Merger occurs, the Merger and the Second Merger, taken together constitute a single integrated plan in the manner described in Revenue Ruling 2001-46, and shall qualify as a reorganization described in Section 368(a)(2)(D) of the Code, and this Agreement shall constitute a “plan of reorganization” for the purposes of Sections 354 and 361 of the Code, and (ii) if the Second Merger does not occur because the Second Merger is not required by Section 1.05, the Merger will qualify as a reorganization described in Section 368(a)(2)(E) of the Code and this Agreement shall constitute a “plan of reorganization” for the purposes of Sections 354 and 361 of the Code (collectively, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01  The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), on the Closing Date, Merger Sub shall be merged with and into T-3 (the “Merger”), the separate corporate existence of Merger Sub shall cease and T-3 shall continue as the corporation surviving the Merger (the “Intermediate Surviving Entity” and, if there is no Second Merger as provided in Section 1.05, the “Surviving Entity”).

Section 1.02  Closing.  The closing of the Merger (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin Street, Houston, Texas 77002 at 10:00 a.m., New York City time, on a date to be specified by T-3 and R&M, which shall be no later than the second Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between T-3 and R&M; provided, however, that if all the conditions set forth in Article VII shall not have been satisfied or (to the extent permitted by Law) waived on such second Business Day, then the Closing shall take place on the first Business Day thereafter on which all such conditions shall have been satisfied or (to the extent permitted by Law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03  Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of Delaware (the “Delaware Secretary of State”) a certificate of merger relating to the Merger (the “Certificate of Merger”), executed and acknowledged in accordance with the relevant provisions of the DGCL, and all other filings required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with and accepted by the Delaware Secretary of State (the time the Merger becomes effective being the “Effective Time”).

Section 1.04  Effects.  The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.05  Second Merger.  If the Aggregate Stock Consideration Closing Value is less than 80% of the Aggregate Reorganization Consideration Closing Value or if any holder of shares of T-3 Common Stock exercises appraisal rights pursuant to Section 2.02, then on a date which is not later than 15 days after the day on which the Effective Time occurs, T-3 shall be merged with and into Merger Sub II (the “Second Merger”) , Merger Sub II shall continue as the Surviving Entity surviving the Second Merger and all of the rights and obligations of the Surviving Entity under this Agreement shall be deemed to be the rights and obligations of Merger Sub II, as the Surviving Entity. In the Second Merger, each outstanding share of common stock of the Intermediate Surviving Entity automatically shall be cancelled and shall no longer be outstanding and shall cease to exist, and each outstanding member interest of Merger Sub II issued and outstanding immediately prior to the Effective Date shall remain outstanding and shall not be effected by the Second Merger. The Second Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.06  Certificate of Incorporation and Bylaws.  At the Effective Time: (a) the certificate of incorporation of T-3 shall be amended and restated in its entirety as set forth on Exhibit A, which shall be the certificate of incorporation of the Intermediate Surviving Entity until thereafter changed or amended as provided therein or by applicable Law or this Agreement (the “Surviving Entity Certificate”), and (b) the bylaws of T-3 shall be amended and restated in their entirety as set forth on Exhibit B, which shall be the bylaws of the Intermediate Surviving Entity until thereafter amended in accordance with their terms and conditions (the “Surviving Entity Bylaws”). If the Second Merger occurs as provided in Section 1.05, effective as of the effective time of the Second Merger: (i) the certificate of incorporation of the Surviving Entity shall be amended and restated in its entirety to be in the form of the Surviving Entity Certificate, and (ii) the bylaws of the Surviving Entity shall be amended and restated in their entirety to be in the form of the Surviving Entity Bylaws.

Section 1.07  Board of Directors and Officers of Surviving Entity.  The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Intermediate Surviving Entity as of the Effective Time until the earlier of their resignation or removal or their respective successors have been duly elected and qualified. The officers of T-3 immediately prior to the Effective Time shall continue as the officers of the Intermediate Surviving Entity immediately following the Effective Time until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified. If the Second Merger occurs as provided in Section 1.05, effective as of the effective time of the Second Merger, the directors and officers of the Intermediate Surviving Entity as of the Effective Time shall become the directors and officers, respectively, of the Surviving Entity, in each case until the earlier of their resignation or removal or until their respective successors has been duly elected or appointed and qualified.

ARTICLE II

EFFECT ON THE STOCK OF THE CONSTITUENT CORPORATIONS; MERGER
CONSIDERATION; EXCHANGE OF CERTIFICATES

Section 2.01  Effect on Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of T-3, R&M, Merger Sub or the holder of any shares of T-3 Common Stock or any shares of Merger Sub Common Stock:

(a) Conversion of Merger Sub Common Stock.  Each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Entity with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of stock of the Surviving Entity. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock, if any, shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of R&M-Owned Stock.  Each share of common stock, par value $0.001 per share, of T-3 (the “T-3 Common Stock”) that is owned by R&M, Merger Sub or Merger Sub II immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of T-3 Common Stock.  Subject to Sections 2.01(b) and 2.03(f), each share of T-3 Common Stock issued and outstanding immediately prior to the Effective Time (including any outstanding T-3 Restricted Shares that fully vest as unrestricted T-3 Common Stock pursuant to Section 6.04(a)(ii), but excluding any Appraisal Shares) shall be converted into the right to receive: (i) $7.95 in cash without interest (the “Cash Consideration”), plus (ii) 0.894 fully paid and nonassessable R&M Common Shares (the “Stock Consideration” and, collectively with the Cash Consideration, the “Merger Consideration”). All such shares of T-3 Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of T-3 Common Stock (each, a “Certificate”) and each holder of shares of T-3 Common Stock held in book-entry form shall, in each case, cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional R&M Common Shares to be issued or paid in consideration therefor and any dividends or other distributions to which holders become entitled in accordance with Section 2.03, without interest. The right of any holder of T-3 Common Stock to receive the Merger Consideration shall be subject in all cases to the provisions of Section 2.03, and in accordance therewith shall be subject to and reduced by the amount of any withholding under applicable Tax Law.

(d) Notwithstanding Section 2.01(c), if between the date of this Agreement and the Effective Time the outstanding R&M Common Shares or T-3 Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement which is based upon the number of R&M Common Shares or shares of T-3 Common Stock, as the case may be (including, without limitation, the Merger Consideration, the Stock Consideration and the Option Exchange Ratio), will be appropriately adjusted to provide to R&M and the holders of T-3 Common Stock and vested T-3 Stock Options that are not exercised prior to the Effective Time the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02  Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares of T-3 Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares described in Section 2.01(b)) that are held by any record holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Appraisal Shares”) shall not be converted into the right to receive the Merger

Consideration payable pursuant to Section 2.01(c), but instead at the Effective Time the holders of Appraisal Shares shall become entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL and at the Effective Time, all Appraisal Shares shall cease to be outstanding and shall automatically be canceled and cease to exist and the holder of such shares shall cease to have any rights with respect thereto, except as set forth in this Section 2.02. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 of the DGCL shall be forfeited and cease and each of such holder’s Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive, without interest thereon, the Merger Consideration. T-3 shall deliver prompt notice to R&M of any demands for appraisal of any shares of T-3 Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL that are received by T-3 for appraisal of any shares of T-3 Common Stock, and provide R&M with the opportunity to participate in and control all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, T-3 shall not, without the prior written consent of R&M, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any amount payable to any holder of Appraisal Shares exercising appraisal rights shall be paid in accordance with the DGCL by R&M.

Section 2.03  Exchange of Certificates; Book-Entry Shares.  (a) Exchange Agent.  Prior to the Effective Time, R&M shall appoint a bank or trust company reasonably acceptable to T-3 to act as exchange and paying agent (the “Exchange Agent”) for the payment of the Merger Consideration. At or prior to the Effective Time, R&M shall deposit with the Exchange Agent, for the benefit of the holders of T-3 Common Stock, for exchange in accordance with this Article II through the Exchange Agent, book entry shares (or certificates, if requested) representing the R&M Common Shares to be issued as Merger Consideration and cash in an amount sufficient to make payment of the aggregate Cash Consideration and payments in lieu of fractional shares pursuant to Section 2.03(f). All such R&M Common Shares and cash deposited with the Exchange Agent is hereinafter referred to as the “Exchange Fund.”

(b) Letter of Transmittal.  As promptly as practicable after the Effective Time, and in any event not later than the second Business Day after the Effective Time, R&M shall cause the Exchange Agent to mail to each holder of record of T-3 Common Stock, as of immediately prior to the Effective Time, a customary letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to any Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent or, in the case of shares of T-3 Common Stock held in book-entry form, upon adherence to the procedures set forth in the Letter of Transmittal, and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as reasonably agreed to by R&M and T-3 prior to the Closing), together with instructions thereto.

(c) Merger Consideration Received in Connection with Exchange.  Upon: (i) in the case of shares of T-3 Common Stock represented by a Certificate, the surrender of such Certificate for cancellation to the Exchange Agent, or (ii) in the case of shares of T-3 Common Stock held in book-entry form, the receipt of an “agent’s message” by the Exchange Agent, in each case together with the associated Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as reasonably may be required by the Exchange Agent, the holder of such shares shall be entitled to receive in exchange therefor (i) the Merger Consideration into which such shares of T-3 Common Stock have been converted pursuant to Section 2.01, and (ii) any cash in lieu of fractional shares which the holder has the right to receive pursuant to 2.03(f) and any dividends or other distributions which the holder has the right to receive pursuant to Section 2.03(d). In the event of a transfer of ownership of T-3 Common Stock which is not registered in the transfer records of T-3, book entry shares (or a certificate, if requested) representing the proper number of R&M Common Shares pursuant to Section 2.01 and cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.03(f) and any dividends or other distributions which the holder has the right to receive pursuant to Section 2.03(d) may be issued to a transferee if the Certificate representing such T-3 Common Stock (or, if such T-3 Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.03(c), each share of T-3 Common Stock, and any Certificate with respect thereto shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holders of shares of T-3 Common Stock were entitled to receive in respect of such shares pursuant to Section 2.01 (and cash in lieu of fractional shares pursuant to Section 2.03(f) and any dividends or other distributions pursuant to Section 2.03(d)). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or shares of T-3 Common Stock held in book-entry form).

(d) Treatment of Unexchanged Shares.  No dividends or other distributions declared or made with respect to R&M Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate (or shares of T-3 Common Stock held in book-entry form) with respect to the R&M Common Shares issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.03(f), until the surrender of such Certificate (or such shares of T-3 Common Stock held in book-entry form) in accordance with this Article II. Subject to escheat, Tax or other applicable Law, following surrender of any such Certificate (or shares of T-3 Common Stock held in book-entry form), there shall be paid to the holder of the whole R&M Common Shares issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional R&M Common Share to which such holder is entitled pursuant to Section 2.03(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole R&M Common Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole R&M Common Shares.

(e) No Further Ownership Rights in T-3 Common Stock.  The Merger Consideration, any dividends or other distributions payable pursuant to Section 2.03(d) and cash in lieu of any fractional shares payable pursuant to Section 2.03(f) paid upon the surrender of Certificates (or shares of T-3 Common Stock held in book-entry form) in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of T-3 Common Stock formerly represented by such Certificates (or shares of T-3 Common Stock held in book-entry form). From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of shares of T-3 Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of T-3 Common Stock (or shares of T-3 Common Stock held in book-entry form) are presented to R&M or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(f) No Fractional Shares.  No certificates or scrip representing fractional R&M Common Shares shall be issued upon the conversion of T-3 Common Stock pursuant to Section 2.01, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of R&M Common Shares. Notwithstanding any other provision of this Agreement, each holder of shares of T-3 Common Stock converted pursuant to the Merger who, based on the Stock Consideration, would have been entitled to receive a fraction of a R&M Common Share (after taking into account all shares of T-3 Common Stock exchanged by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the closing sale price for a R&M Common Shares on the New York Stock Exchange (the “NYSE”) (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by R&M and T-3) for the trading day immediately preceding the day on which the Effective Time occurs.

(g) Termination of Exchange Fund.  Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of T-3 Common Stock for one year after the Effective Time shall be delivered to R&M, upon demand, and any holder of T-3 Common Stock who has not theretofore complied with this Article II shall thereafter look only to R&M for payment of its claim for Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions to which such holder is entitled pursuant to this Article II.

(h) No Liability.  None of T-3, R&M, Merger Sub, Merger Sub II or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official in compliance with any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for two years after the Effective Time (or immediately prior to such earlier date on which the Exchange Fund otherwise would be required to escheat to, or become the property of, any Governmental Entity), shall, to the extent permitted by applicable Law, become the property of R&M, free and clear of all claims or interest of any Person previously entitled thereto.

(i) Investment of Exchange Fund.  The cash portion of the Exchange Fund shall be invested in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; provided, however, that any interest or other income resulting from the investment of the Exchange Fund shall be solely for the account of R&M or the Surviving Entity. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of T-3 Common Stock shall be entitled under Section 2.01(c), R&M shall take all steps necessary to enable or cause the Surviving Entity promptly to deposit additional cash or assets with the Exchange Agent sufficient to make all payments or distributions required under this Agreement, and R&M and the Surviving Entity shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any other purpose. The Surviving Entity shall pay all charges and expenses of the Exchange Agent in connection with the exchange of T-3 Common Stock for the Merger Consideration.

(j) Withholding Rights.  Each of R&M and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of T-3 Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the holder of T-3 Common Stock in respect of which such deduction or withholding was made.

(k) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by R&M, the posting by such Person of a bond, in such reasonable and customary amount as R&M may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions on the Certificate deliverable in respect thereof pursuant to this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF T-3

T-3 represents and warrants to R&M, Merger Sub and Merger Sub II that the statements contained in this Article III are true and correct except as (a) set forth in the disclosure letter delivered by T-3 to R&M at or before the execution and delivery by T-3 of this Agreement (the “T-3 Disclosure Letter”) or (b) disclosed in the T-3 SEC Documents filed or furnished prior to the date hereof (excluding any disclosures included in any “risk factor” section of such T-3 SEC Documents or any other disclosures in such T-3 SEC Documents to the extent they are predictive or forward-looking in nature). The T-3 Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section shall be deemed to qualify other sections in this Article III to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections.

Section 3.01  Organization, Standing and Power.  T-3 and each of T-3’s Subsidiaries (the “T-3 Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the T-3 Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. Each of T-3 and the T-3 Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “T-3 Permits”), except where the failure to have such power or authority or to possess T-3 Permits, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. Each of T-3 and the T-3 Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. T-3 has delivered or made available to R&M, prior to execution of this Agreement, true and complete copies of the certificate of incorporation of T-3 in effect as of the date of this Agreement (the “T-3 Certificate”) and the bylaws of T-3 in effect as of the date of this Agreement (the “T-3 Bylaws”).

Section 3.02  T-3 Subsidiaries.  (a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each T-3 Subsidiary have been validly issued and are fully paid and nonassessable and are (other than directors qualifying shares and shares held by natural persons pursuant to requirements of Law of non-U.S. jurisdictions) owned by T-3, by another T-3 Subsidiary or by T-3 and another T-3 Subsidiary, free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws. T-3 has provided to R&M a true and complete list of all T-3 Subsidiaries as of the date of this Agreement.

(b) Except for the capital stock and voting securities of, and other equity interests in, the T-3 Subsidiaries, neither T-3 nor any T-3 Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

Section 3.03  Capital Structure.  (a) As of the date of this Agreement, the authorized stock of T-3 consists of 50,000,000 shares of T-3 Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share (the “T-3 Preferred Stock” and, together with the T-3 Common Stock, the “T-3 Capital Stock”). At the close of business on October 5, 2010: (i) 13,338,861 shares of T-3 Common Stock were issued and outstanding, of which 200,400 were T-3 Restricted Shares, (ii) no shares of T-3 Preferred Stock were issued and outstanding, (iii) 918,323 shares of T-3 Common Stock were reserved and available for issuance pursuant to the T-3 Stock Plan, all of which were issuable upon exercise of outstanding T-3 Stock Options (the outstanding T-3 Restricted Shares and T-3 Stock Options are referred to as the “T-3 Stock-Based Awards”), and (iv) 8,595 shares of T-3 Common Stock were reserved for issuance pursuant to the T-3 Warrants. Except as set forth in this Section 3.03(a), at the close of business on October 5, 2010, no shares of capital stock or voting securities of, or other equity interests in, T-3 were issued, reserved for issuance or outstanding. From the close of business on October 5, 2010 to the date of this Agreement, there have been no issuances by T-3 of shares of capital stock or voting securities of, or other equity interests in, T-3, other than the issuance of T-3 Common Stock upon the exercise of T-3 Stock Options and T-3 Warrants outstanding at the close of business on October 5, 2010.

(b) All outstanding shares of T-3 Capital Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise of T-3 Stock Options and T-3 Warrants will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the T-3 Articles, the T-3 Bylaws or any Contract to which T-3 is a party or otherwise bound. Except as set forth in this Section 3.03, as of the close of business on October 5, 2010, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of T-3 or any T-3 Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold: (i) any capital stock of T-3 or any T-3 Subsidiary or any securities of T-3 or any T-3 Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, T-3 or any T-3 Subsidiary, (ii) any warrants, calls, options or other rights to acquire from T-3 or any T-3 Subsidiary, or any other obligation of T-3 or any T-3 Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, T-3 or any T-3 Subsidiary or (iii) any rights issued by or other obligations of T-3 or any T-3 Subsidiary that are linked in any way to the price of any class of T-3 Capital Stock or any shares of capital stock of any T-3 Subsidiary, the value of T-3, any T-3 Subsidiary or any part of T-3 or any T-3 Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of T-3 or any T-3 Subsidiary. Except as set forth above in this Section 3.03 or in connection with T-3 Stock-Based Awards, as of the close of business on October 5, 2010, there are not any outstanding obligations of T-3 or any of the T-3 Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of T-3 or any T-3 Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. Each T-3 Warrant was duly executed and delivered by each party thereto, and a true and correct copy of each such T-3 Warrant was provided to R&M prior to the date of this Agreement. There are no debentures, bonds, notes or other Indebtedness of T-3 having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of T-3 may vote (“T-3 Voting Debt”). Neither T-3 nor any of the T-3 Subsidiaries is a party to any voting agreement with respect to the voting of any stock or voting securities of, or other equity interests in, T-3. Except for this Agreement, neither T-3 nor any of the T-3 Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of T-3 or any of the T-3 Subsidiaries.

Section 3.04  Authority; Execution and Delivery; Enforceability.  (a) T-3 has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger, to the receipt of the T-3 Stockholder Approval. The T-3 Board, by a vote at a meeting duly called at which a quorum of directors of T-3 was present, adopted resolutions: (i) approving this Agreement, (ii) declaring advisable the Merger on substantially the terms and conditions set forth in this Agreement and determining that the Merger and the other transactions contemplated by this Agreement are in the best interests of T-3 and its stockholders, (iii) recommending that T-3’s stockholders approve the Merger and directing that the Merger be submitted to T-3’s stockholders for approval at a duly held meeting of such stockholders for such purpose (the “T-3 Stockholders Meeting”) and (iv) approving, effective as of the Effective Time, the amendment and restatement of the T-3 Certificate, and such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for the approval of the Merger and adoption of this Agreement by the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of T-3 Common Stock at the T-3 Stockholders Meeting (the “T-3 Stockholder Approval”), no other corporate proceedings on the part of T-3 are necessary to authorize or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL). T-3 has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each of R&M, Merger Sub and Merger Sub II, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, and other Laws of general applicability relating to or affecting creditors rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The T-3 Board has adopted a resolution to exempt the Merger provided for by this Agreement from Title 3, Subtitle 6 of the DGCL. No other “interested stockholder,” “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or similar statute or regulation (including Title 3, Subtitle 7 of the DGCL), or similar provision or term of the T-3 Certificate or the T-3 Bylaws, applies with respect to T-3 with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

(c) Neither T-3 nor any T-3 Subsidiary has in effect a “poison pill,” stockholder rights plan or other similar plan or agreement.

Section 3.05  No Conflicts; Consents.  (a) The execution and delivery by T-3 of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger, the Second Merger (if required pursuant to Section 1.05) and the other transactions contemplated by this Agreement will not: (i) conflict with or result in any violation of any provision of the T-3 Certificate, the T-3 Bylaws or the comparable charter, bylaws or other organizational documents of any material T-3 Subsidiary (assuming that the T-3 Stockholder Approval is obtained), (ii) conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of, give rise to any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of T-3 or any T-3 Subsidiary under, any legally binding Contract to which T-3 or any T-3 Subsidiary is a party or by which any of their respective properties or assets is bound or any T-3 Permit or (iii) subject to the filings and other matters referred to in Section 3.05(b), conflict with or result in any violation of any Judgment or Law, in each case, applicable to T-3 or any T-3 Subsidiary or their respective properties or assets (assuming that the T-3 Stockholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the Second Merger (if required pursuant to Section 1.05).

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to T-3 or any T-3 Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than: (i) (A) the filing with the SEC of the Joint Proxy Statement, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act, of the Form S-4, and (C) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger, the Second Merger (if required pursuant to Section 1.05) and the other transactions contemplated by this Agreement, (ii) compliance with and filings under the HSR Act, and such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under any foreign antitrust, competition, trade regulation or similar Laws, (iii) the filing of the Certificate of Merger with, and acceptance for record by, the Delaware Secretary of State and appropriate documents with the relevant authorities of the other jurisdictions in which R&M and T-3 are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws or takeover laws, (v) such Consents from, or registrations, declarations, notices or filings made to or with, any Governmental Entities (other than with respect to securities, antitrust, competition, trade regulation or similar Laws), in each case as may be required in connection with this Agreement, the Merger, the Second Merger (if required pursuant to Section 1.05) or the other transactions contemplated by this Agreement, (vi) such filings with and approvals of the NYSE as are required to permit the listing of the Stock Consideration, and (vii) such other matters that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the Second Merger.

Section 3.06  SEC Documents; Undisclosed Liabilities.  (a) T-3 has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by T-3 with the SEC since January 1, 2009 (such documents, together with any documents filed with or furnished to the SEC during such period by T-3 on a voluntary basis on a Current Report on Form 8-K, but excluding the Joint Proxy Statement, the Form S-4 and any documents not publicly available, being collectively referred to as the “T-3 SEC Documents”).

(b) Each T-3 SEC Document: (i) at the time filed, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such T-3 SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of T-3 included in the T-3 SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of T-3 and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) There are no liabilities of T-3 or any T-3 Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities adequately provided for on the consolidated balance sheet of T-3 dated as of December 31, 2009 (including the notes thereto) contained in T-3’s Annual Report on Form 10-K for the year ended December 31, 2009; (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 2009; (iii) liabilities for fees and expenses incurred in connection with the transactions contemplated by this Agreement; (iv) liabilities incurred as permitted under Section 5.01(a); (v) liabilities contemplated by Sections 3.09, 3.10, 3.11, 3.13, 3.16 and 3.19; and (vi) liabilities not contemplated by clauses (i) through (v) which would not reasonably be expected to have, individually or in the aggregate, a T-3 Material Adverse Effect.

(d) Each of the chief executive officer of T-3 and the chief financial officer of T-3 (or each former chief executive officer of T-3 and each former chief financial officer of T-3, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the T-3 SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “chief executive officer” and “chief financial officer” shall have the meanings given to such terms in SOX. None of T-3 or any of the T-3 Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers in violation of Section 402 of SOX.

(e) T-3 maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of T-3’s properties or assets.

(f) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by T-3 are reasonably designed to ensure that material information (both financial and non-financial) required to be disclosed by T-3 in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of T-3, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of T-3 to make the certifications required under the Exchange Act with respect to such reports.

(g) Neither T-3 nor any of the T-3 Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among T-3 and any of the T-3 Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, T-3 or any of the T-3 Subsidiaries in T-3’s or such T-3 Subsidiary’s published financial statements or other T-3 SEC Documents.

(h) Since January 1, 2010, none of T-3, T-3’s independent accountants, the T-3 Board or the audit committee of the T-3 Board has received any oral or written notification of any: (i) “significant deficiency” in the internal controls over financial reporting of T-3, (ii) “material weakness” in the internal controls over financial reporting of T-3 or (iii) fraud, whether or not material, that involves management or other employees of T-3 who have a significant role in the internal controls over financial reporting of T-3. For purposes of this paragraph (h), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(i) None of the T-3 Subsidiaries is, or has at any time since January 1, 2010 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Section 3.07  Information Supplied.  None of the information supplied or to be supplied by T-3 for inclusion or incorporation by reference in: (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of R&M’s shareholders and T-3’s stockholders or at the time of each of the R&M Shareholders Meeting and the T-3 Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by T-3 with respect to statements made or incorporated by reference therein based on information supplied by R&M, Merger Sub or Merger Sub II for inclusion or incorporation by reference therein.

Section 3.08  Absence of Certain Changes or Events.  From January 1, 2010 to the date of this Agreement, each of T-3 and the T-3 Subsidiaries has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:

(a) any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a T-3 Material Adverse Effect;

(b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any capital stock or voting securities of, or other equity interests in, T-3 or the capital stock or voting securities of, or other equity interests in, any of the T-3 Subsidiaries (other than dividends or other distributions by a direct or indirect wholly owned T-3 Subsidiary to its shareholders or other equity holders) or any repurchase for value by T-3 of any stock or voting securities of, or other equity interests in, T-3 or the capital stock or voting securities of, or other equity interests in, any of the T-3 Subsidiaries;

(c) any split, reverse split, combination, subdivision or reclassification of any capital stock or voting securities of, or other equity interests in, T-3, securities convertible into or exercisable or exchangeable for stock or voting securities of, or other equity interests in, T-3 or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or voting securities of, or other equity interests in, T-3;

(d) any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person (other than T-3 or a wholly owned T-3 Subsidiary), or any issue or sale of debt securities, warrants or other rights to acquire any debt security of T-3 or any T-3 Subsidiary other than Indebtedness incurred in the ordinary course of business or Indebtedness incurred under any credit facility of T-3 in existence on the date hereof;

(e) (i) any transfer, lease, license, sale, mortgage, pledge or other disposal or encumbrance of any of T-3’s or T-3’s Subsidiaries’ property or assets outside of the ordinary course of business consistent with past practice with a fair market value in excess of (in the aggregate, for all such transactions) $5,000,000 or (ii) any acquisitions of businesses, whether by merger, consolidation, purchase of property or assets or otherwise;

(f) except as required to comply with applicable Law or to comply with any T-3 Benefit Plan (including any award agreement thereunder) in effect as of January 1, 2010, any: (i) establishing, adopting, entering into, terminating or amending, or taking of any action to accelerate the vesting or payment of, any compensation or benefits under, any material collective bargaining agreement or T-3

Benefit Plan (or any award thereunder); provided, that with respect to the amendment of a T-3 Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), this clause (i) shall apply only to material amendments of such plan, (ii) increasing in any material respect the compensation or benefits of, or paying any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or independent contractor of T-3 or any T-3 Subsidiary, except for increases in regular cash compensation in the ordinary course of business consistent with past practice for employees of T-3 or any T-3 Subsidiary who are not executive officers, (iii) paying of any benefit or amount not required under any T-3 Benefit Plan as in effect January 1, 2010, (iv) granting or paying of any change in control, retention, severance or termination compensation or benefits, (v) taking of any action to fund or in any other way secure the payment of compensation or benefits under any T-3 Benefit Plan, (vi) changing of any actuarial or other assumption used to calculate funding obligations with respect to any T-3 Pension Plan or (vii) changing the manner in which contributions to any T-3 Pension Plan are made or the basis on which such contributions are determined;

(g) any change in accounting methods, principles or practices by T-3 or any T-3 Subsidiary, except insofar as may have been required by a change in GAAP; or

(h) with respect to all Taxes payable to any federal, state or local government or other Governmental Entity within the United States: (i) any material election with respect to Taxes, (ii) any changes to any such election or existing election, or (iii) any settlement or compromise by T-3 or any T-3 Subsidiary of any material Tax liability or refund, other than, in each case, in the ordinary course of business.

Section 3.09  Taxes.  With respect to all Taxes payable to any federal, state or local government or other Governmental Entity within the United States:

(a) (i) T-3 and each T-3 Subsidiary has timely filed, taking into account any extensions, all material Tax Returns required to have been filed and such Tax Returns are accurate and complete in all material respects; (ii) T-3 and each T-3 Subsidiary has paid all material Taxes required to have been paid by it other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings; (iii) no deficiency for any Tax has been asserted or assessed by a taxing authority against T-3 or any T-3 Subsidiary which deficiency has not been paid or is not being contested in good faith in appropriate proceedings; (iv) there are no Tax Liens on the assets of T-3 or any T-3 Subsidiary (other than Liens for Taxes not yet due and payable); (v) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which T-3 or any T-3 Subsidiary is subject; and (vi) all Taxes not yet due and payable by T-3 or a T-3 Subsidiary (or any other corporation consolidated with T-3 or any T-3 Subsidiary) have been properly accrued or adequately reserved on the books of account of T-3 in accordance with GAAP.

(b) No Tax Return of T-3 or any T-3 Subsidiary is under audit or examination by any taxing authority, and no written (or, to the Knowledge of T-3, oral) notice of such an audit or examination has been received by T-3 or any T-3 Subsidiary. (i) No deficiencies for any Taxes have been asserted in writing against T-3 or any T-3 Subsidiary, (ii) no Information Document Request, questionnaire or other written communication has been received by T-3 or any T-3 Subsidiary from any Governmental Entity that would cause a reasonable person to believe that a deficiency for Taxes will be asserted by any Governmental Entity and (iii) no requests for waivers of the time to assess any such Taxes are pending. No other procedure, proceeding or contest of any refund or deficiency in respect of Taxes is pending in or on appeal from any Governmental Entity.

(c) Each of T-3 and each T-3 Subsidiary has complied in all material respects with all applicable Laws relating to the withholding of Taxes.

(d) Neither T-3 nor any T-3 Subsidiary is a party to or is otherwise bound by any material Tax sharing, allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among T-3 and wholly owned T-3 Subsidiaries).

(e) Within the past three years, neither T-3 nor any T-3 Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(f) For all Tax years and periods since January 1, 2003, neither T-3 nor any T-3 Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” or “reportable transaction” within the meaning of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state law).

(g) Neither T-3 nor any T-3 Subsidiary has taken any action nor, to the Knowledge of T-3, does there exist any fact, that would reasonably be expected to prevent the Merger and the Second Merger (if required by Section 1.05) from qualifying for the Intended Tax Treatment.

(h) For all Tax years and periods since January 1, 2006 no disallowance of a deduction under Section 162(m) of the Code for any amount paid or payable by T-3 or any T-3 Subsidiary as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, has or is expected to occur.

(i) T-3 has provided to R&M the following information as of the most recent practicable date: (i) the amount of any tax attribute (e.g., net operating loss, net capital loss, unused investment, minimum, or other tax credit, overall built-in loss or excess charitable contribution deduction) of T-3 or any T-3 Subsidiary that carries over to a Tax year following the Closing Date; (ii) a list of each jurisdiction in which T-3 or any T-3 Subsidiary is required to file Tax Returns; (iii) a complete and correct copy of each Tax Return of T-3 and any T-3 Subsidiary for each fiscal year ending in 2006 or thereafter; (iv) the most recent Tax years through which each Governmental Entity having jurisdiction over Taxes payable by T-3 or any T-3 Subsidiary has completed its examination of T-3 or such T-3 Subsidiary; and (v) a list of all jurisdictions with which T-3 or any T-3 Subsidiary has a Tax abatement or other Tax reduction Contract in effect (correct and complete copies of all of which have been provided to R&M).

(j) Since January 1, 2007, neither T-3 nor any T-3 Subsidiary has filed a consolidated or combined Tax Return for any U.S. federal income Tax purpose with another company (other than T-3 or another T-3 Subsidiary).

(k) (i) No power of attorney which is currently in force has been granted by or with respect to T-3 or any T-3 Subsidiary in connection with any matter related to Taxes; (ii) neither T-3 nor any T-3 Subsidiary has engaged in a like-kind exchange within the meaning of Section 1031 of the Code or received cash proceeds in connection with an involuntary conversion within the meaning of Section 1033 of the Code, with respect to which the replacement property could be purchased on or after the Closing Date; (iii) with respect to any compensation arrangements of T-3 or any T-3 Subsidiary subject to 409A of the Code, the requirements of Section 409A have been satisfied and all necessary amendments to any arrangements subject to such provisions have been adopted by the appropriate Persons; (iv) to the extent that T-3 or any T-3 Subsidiary is the owner of any life insurance agreement, there is no borrowing against such policy; (v) neither T-3 nor any T-3 Subsidiary is a party to a split-dollar life insurance arrangement, as defined in Federal Income Tax Regulation 1.61-22(b); and (vi) neither T-3 nor any T-3 Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

(l) T-3 has provided to R&M: (i) complete and accurate copies of all Tax opinions, audit reports, letter rulings, technical advice memoranda, and similar items obtained or received since January 1, 2006 relating to Taxes; and (ii) a description of each Tax item related to a tax position of T-3 that has been reflected in the consolidated statements of T-3 pursuant to FASB Interpretation 48, Accounting for Uncertainty in Income Taxes for any period after January 1, 2006.

Section 3.10  Benefits Matters; ERISA Compliance.  (a) T-3 has delivered or made available to R&M true and complete copies of: (i) all material T-3 Benefit Plans existing as of the date of this Agreement or, in the case of any unwritten material T-3 Benefit Plan as of the date of this Agreement, a description thereof, including any amendment thereto, (ii) the most recent annual report on Form 5500 or such similar report, statement or information return required to be filed with or delivered to any Governmental Entity, if any, in each case, with respect to each material T-3 Benefit Plan, (iii) each trust, insurance, annuity or other funding Contract relating to any material T-3 Benefit Plan and (iv) the most recent financial statements and actuarial or other valuation reports for each T-3 Benefit Plan (if any). For purposes of this Agreement, “T-3 Benefit Plans” means, collectively (A) all “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (“T-3 Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and all other material bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, termination, change in control, disability, vacation, death benefit, hospitalization, medical, dental, life insurance or other material compensation or benefit plans, arrangements, policies, Contracts, programs or understandings providing compensation or benefits (other than foreign or domestic statutory programs), in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by T-3, any T-3 Subsidiary or any other Person that, together with T-3 is treated as a single employer under Section 414 of the Code (each, a “T-3 Commonly Controlled Entity”) for the benefit of any current or former directors, officers, employees, independent contractors or consultants of T-3 or any T-3 Subsidiary or with respect to which T-3 or any T-3 Commonly Controlled Entity has any liability (contingent or otherwise), and (B) all material employment, consulting, bonus, incentive compensation, deferred compensation, equity or equity-based compensation, indemnification, severance, retention, change of control or termination agreements or arrangements (including collective bargaining agreements) between T-3 or any T-3 Subsidiary and any current or former directors, officers, employees, independent contractors or consultants of T-3 or any T-3 Subsidiary.

(b) All T-3 Pension Plans have been the subject of, have timely applied for or have not been eligible to apply for, as of the date of this Agreement, determination letters or opinion letters (as applicable) from the IRS or a non-U.S. Governmental Entity (as applicable) to the effect that such T-3 Pension Plans and the trusts created thereunder are qualified and exempt from Taxes under Sections 401(a) and 501(a) of the Code or other applicable Law, and no such determination letter or opinion letter has been revoked nor, to the Knowledge of T-3, has revocation been threatened, nor has any such T-3 Pension Plan been amended since the date of its most recent determination letter or opinion letter (or application therefor) in any respect that would adversely affect its qualification.

(c) Except for matters that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect: (i) no T-3 Pension Plan, other than any T-3 Pension Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “T-3 Multiemployer Pension Plan”), had, as of the respective last annual valuation date for each such T-3 Pension Plan, an “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to R&M, (ii) none of the T-3 Pension Plans has failed to meet any “minimum funding standards” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (iii) none of such T-3 Benefit Plans or related trusts is the subject of any proceeding or investigation by any Person, including any Governmental Entity, that could be reasonably expected to result in a termination of such T-3 Benefit Plan or trust or any other material liability to T-3 or any T-3 Subsidiary, (iv) there has not been any “reportable event” (as that term is defined in Section 4043 of ERISA and as to which the notice requirement under Section 4043 of ERISA has not been waived) with respect to any T-3 Benefit Plan during the last six years and (v) none of T-3, any T-3 Subsidiary or any T-3 Commonly Controlled Entity has, or within the past six years had, contributed to, been required to contribute to, or has any liability (including “withdrawal liability” within the meaning of Title IV of ERISA) with respect to, any T-3 Multiemployer Pension Plan.

(d) With respect to each material T-3 Benefit Plan that is an employee welfare benefit plan, such T-3 Benefit Plan (including any T-3 Benefit Plan covering retirees or other former employees) may be amended to reduce benefits or limit the liability of T-3 or the T-3 Subsidiaries or terminated, in each case, without material liability to T-3 and the T-3 Subsidiaries on or at any time after the Effective Time.

(e) Except for exceptions that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect, no T-3 Benefit Plan provides health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or applicable Law).

(f) Except for exceptions that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect: (i) each T-3 Benefit Plan and its related trust, insurance contract or other funding vehicle has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other Laws applicable to such T-3 Benefit Plan and (ii) T-3 and each of the T-3 Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to the T-3 Benefit Plans.

(g) Except for exceptions that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect: all contributions or other amounts payable by T-3 or any T-3 Subsidiary with respect to each T-3 Benefit Plan have been paid or accrued in accordance with the terms of such T-3 Benefit Plan, GAAP and Section 412 of the Code (or any comparable provision under applicable non-U.S. Laws). Except as fully accrued or reserved against on T-3’s financial statements in accordance with GAAP, there are no material unfunded liabilities (contingent or otherwise), solvency deficiencies or wind-up liabilities, where applicable, with respect to any T-3 Benefit Plan.

(h) As of the date of this Agreement, except for exceptions that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect, there are no pending or, to the Knowledge of T-3, threatened claims, suits or proceedings by or on behalf of any participant in any of the T-3 Benefit Plans, or otherwise involving any such T-3 Benefit Plan or the assets of any T-3 Benefit Plan, other than routine claims for benefits payable in the ordinary course.

(i) None of the execution and delivery of this Agreement, the obtaining of the T-3 Stockholder Approval or the consummation of the Merger, the Second Merger (if required pursuant to Section 1.05) or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will: (i) entitle any current or former director, officer, employee, independent contractor or consultant of T-3 or any of the T-3 Subsidiaries to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any T-3 Benefit Plan or (iii) result in any breach or violation of, default under or limit T-3’s right to amend, modify or terminate any T-3 Benefit Plan.

(j) Other than the Specified Parachute Payments, no amount or other entitlement that could be received as a result of the transactions contemplated hereby (alone or in conjunction with any other event) by any individual listed in Section 3.10(j) of the T-3 Disclosure Letter will constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). Section 3.10(j) of the T-3 Disclosure Letter sets forth, with respect to each such individual: (i) such Person’s name, title and “base amount” (as defined in Section 280G(b)(3) of the Code) and (ii) a calculation of the aggregate present value of the “parachute payments” (as defined in Section 280G(b)(2) of the Code) such Person could receive (collectively, the “Specified Parachute Payments”). No current or former director, officer, employee or independent contractor of T-3 or any T-3 Subsidiary is entitled to receive any gross-up or additional payment in respect of any Taxes (including, without limitation, the Taxes required under Section 409A or Section 4999 of the Code) being imposed on such Person.

Section 3.11  Litigation.  There is no suit, action or other proceeding pending or, to the Knowledge of T-3, threatened against T-3 or any T-3 Subsidiary that, individually or in the aggregate, would reasonably be expected to have a T-3 Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of T-3, any investigation by any Governmental Entity involving T-3 or any T-3 Subsidiary or any of their respective properties or assets that, individually or in the aggregate, would reasonably be expected to have a T-3 Material Adverse Effect.

Section 3.12  Compliance with Applicable Laws.  Except for matters that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect, T-3 and the T-3 Subsidiaries are in compliance with all applicable Laws and T-3 Permits, including all applicable rules, regulations, directives or policies of any Governmental Entity. To the Knowledge of T-3, except for matters that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect, no material action, demand or investigation by or before any Governmental Entity is pending or threatened alleging that T-3 or a T-3 Subsidiary is not in compliance with any applicable Law or T-3 Permit or which challenges or questions the validity of any rights of the holder of any T-3 Permit. This Section 3.12 does not relate to Tax matters, employee benefits matters, environmental matters or Intellectual Property Rights matters. With respect to T-3 Stock Options: (A) each grant of a T-3 Stock Option was duly authorized no later than the Grant Date for such option by all necessary corporate action, including, as applicable, approval by the T-3 Board (or a duly constituted and authorized committee thereof), and the award agreement governing such grant was duly delivered, and (B) the per share exercise price of each T-3 Stock Option was at least equal to the fair market value of a share of T-3 Common Stock on the applicable Grant Date.

Section 3.13  Environmental Matters.  Except for matters that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect:

(a) T-3, the T-3 Subsidiaries and their respective operations are in compliance with all Environmental Laws, and neither T-3 nor any T-3 Subsidiary has received any written notice from a Governmental Entity alleging that T-3 or any T-3 Subsidiary is in violation of, or has liability under, any Environmental Law or any Permit required under Environmental Law;

(b) T-3 and the T-3 Subsidiaries have obtained and are in compliance with all Permits required under Environmental Laws for their respective operations as currently conducted, all such Permits are valid and neither T-3 nor any T-3 Subsidiary has been advised in writing by any Governmental Entity of any proposed changes in the legal effectiveness or the terms and conditions of any such Permits;

(c) as of the date of this Agreement, there are no Environmental Claims pending or, to the Knowledge of T-3, threatened against T-3 or any of the T-3 Subsidiaries;

(d) there have been no Releases of any Hazardous Material onsite or, to the Knowledge of T-3, offsite on real properties owned, operated or leased by T-3 or any of the T-3 Subsidiaries that would reasonably be expected to form the basis of any Environmental Claim against T-3 or any of the T-3 Subsidiaries;

(e) neither T-3 nor any of the T-3 Subsidiaries has retained or assumed, either contractually or, to the Knowledge of T-3, by operation of Law, any Known liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against T-3 or any of the T-3 Subsidiaries; and

(f) there has been no exposure of any Person or property to Hazardous Materials in connection with T-3’s or any of the T-3 Subsidiaries’ respective operations that would reasonably be expected to form the basis for a claim for damages or compensation.

The representations and warranties of T-3 contained in this Section 3.13 are the only representations and warranties of T-3 in this Agreement relating to Environmental Laws, Permits required under Environmental Laws, Environmental Claims or Hazardous Materials, includes Releases or threatened Releases of, or exposure to, Hazardous Materials.

Section 3.14  Contracts.  (a) As of the date of this Agreement, neither T-3 nor any T-3 Subsidiary is a party to any Contract required to be filed by T-3 pursuant to Item 601(b)(2), (b)(4), (b)(9) or (b)(10) of Regulation S-K under the Securities Act (a “Filed T-3 Contract”) that has not been so filed.

(b) Section 3.14 of the T-3 Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and T-3 has made available to R&M true and complete copies, of: (i) each agreement, understanding or undertaking to which T-3 or any of the T-3 Subsidiaries is a party that restricts in any material respect the ability of T-3 or any of the T-3 Subsidiaries to compete in any business or with any Person in any geographical area, (ii) each loan and credit agreement, note, debenture, bond, indenture or other similar agreement pursuant to which T-3 or any of the T-3 Subsidiaries has a borrowing capacity of more than $500,000 or outstanding Indebtedness of more than $500,000, other than any such agreement between or among T-3 and the wholly owned T-3 Subsidiaries and (iii) each partnership, joint venture or similar agreement or understanding to which T-3 or any of the T-3 Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture material to T-3 and the T-3 Subsidiaries, taken as a whole. Each agreement, understanding or undertaking of the type described in this Section 3.14(b) and each Filed T-3 Contract is referred to herein as a “T-3 Material Contract.”

(c) Except for matters which, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect: (i) each T-3 Material Contract (including, for purposes of this Section 3.14(c), any Contract entered into after the date of this Agreement that would have been a T-3 Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of T-3 or one of the T-3 Subsidiaries, as the case may be, and, to the Knowledge of T-3, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such T-3 Material Contract is in full force and effect and (iii) none of T-3 or any of the T-3 Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such T-3 Material Contract and, to the Knowledge of T-3, no other party to any such T-3 Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

Section 3.15  Properties.  (a) T-3 and each T-3 Subsidiary has good and valid title to, or valid leasehold interests in, all their respective properties and assets, except in respects that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. All such properties and assets, other than properties and assets in which T-3 or any of the T-3 Subsidiaries has leasehold interests, are free and clear of all Liens, except for Liens that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. This Section 3.15 does not relate to Intellectual Property Rights matters, which are the subject of Section 3.16.

(b) T-3 and each of the T-3 Subsidiaries has complied with the terms of all leases to which it is a party, and all leases to which T-3 or any T-3 Subsidiary is a party and under which it is in possession are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. T-3 and each T-3 Subsidiary is in possession of the properties or assets purported to be leased under all its leases, except for such failures to have such possession as, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect.

Section 3.16  Intellectual Property.  T-3 and the T-3 Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights as used in their business as presently conducted, except where the failure to have the right to use such Intellectual Property Rights, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. No actions, suits or other proceedings are pending or, to the Knowledge of T-3, threatened that T-3 or any of the T-3 Subsidiaries is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property Right, except for matters that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. To the Knowledge of T-3, no Person is infringing, misappropriating or otherwise violating the rights of T-3 or any of the T-3 Subsidiaries with respect to any Intellectual Property Right owned by T-3 or any of the T-3 Subsidiaries, except for such infringement, misappropriation or violation that, individually or in the aggregate, would not reasonably be expected to have, a T-3 Material Adverse Effect.

Section 3.17  Labor Matters.  Section 3.17 of the T-3 Disclosure Letter sets forth a true and complete list of all material collective bargaining or other labor union Contracts applicable to any employees of T-3 or any of the T-3 Subsidiaries as of the date of this Agreement. Neither T-3 nor any of the T-3 Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union Contract applicable to any employees of T-3 or any of the T-3 Subsidiaries, except for any breaches, failures to comply or disputes that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect, (a) there is not any, and during the past three years there has not been any, labor strike, dispute, work stoppage or lockout pending, or, to the Knowledge of T-3, threatened, against or affecting T-3 or any T-3 Subsidiary; (b) to the Knowledge of T-3, no union organizational campaign is in progress with respect to the employees of T-3 or any T-3 Subsidiary and no question concerning representation of such employees exists; (c) there are not any unfair labor practice charges or complaints against T-3 or any T-3 Subsidiary pending, or, to the Knowledge of T-3, threatened, before the National Labor Relations Board; (d) there are not any pending, or, to the Knowledge of T-3, threatened, union grievances against T-3 or any T-3 Subsidiary that reasonably could be expected to result in an adverse determination; (e) T-3 and each T-3 Subsidiary is in compliance with all applicable Laws with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, pay equity and workers’ compensation; and (f) neither T-3 nor any T-3 Subsidiary has received written or oral communication during the past three years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting T-3 or any T-3 Subsidiary and, to the Knowledge of T-3, no such investigation is in progress.

Section 3.18  Customers and Suppliers.  As of the date of this Agreement, T-3 has not received any notice and has no Knowledge to the effect that any of T-3’s ten largest customers in fiscal year 2009 (based on T-3’s consolidated revenues) may terminate or materially alter its business with T-3, either as a result of the transactions contemplated by this Agreement or otherwise.

Section 3.19  Product Warranty and Product Liability.  T-3 has delivered to R&M a true, correct and complete copy of T-3’s standard warranty or warranties for sale of products and/or services, and except as expressly set forth therein, there are no warranties, deviations from standard warranties or commitments or obligations with respect to the return, repair, replacement or re-performance of products and/or services under which T-3 could reasonably be expected to have any material liability which has not been adequately reserved for on the financial statements of T-3. T-3’s products and services have not been the subject of any broad-based (excluding customary warranty claims with respect to individual defective products) replacement, field fix, retrofit, modification or recall campaign, and no facts or conditions exist that are reasonably expected to result in such a recall campaign. All of T-3’s products have been designed, manufactured and labeled and all of T-3’s services have been performed so as to meet and comply with all industry and governmental standards and specifications and applicable laws and orders currently in effect in all material respects. All products and services that T-3 produces or performs under contracts in which T-3 commits to deliver products or services that are designed, manufactured, labeled and/or performed so as to meet and comply with any industry and/or governmental standards and specifications or laws or orders currently in effect have been designed, manufactured, labeled and/or performed in a manner that complies with such contractual requirements in all material respects.

Section 3.20  Certain Business Practices.  Within the last three years, neither T-3 nor any of its Subsidiaries, nor to T-3’s Knowledge, any directors, officers, agents, employees or Affiliates, when acting in such capacity on behalf of T-3 or any such Subsidiary, has:

(a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity;

(b) used any corporate funds for any unlawful payment to foreign or domestic government officials or employees;

(c) violated any provision of the U.S. Foreign Corrupt Practices Act;

(d) engaged in any material export transactions, or authorized any material transactions, that violate U.S. export control Law (including those specified in the Export Administration Regulations and the International Traffic in Arms Regulations) or any other material import or export Law;

(e) engaged in, or agreed to engage in, any conduct that would be prohibited by existing or then-applicable, material U.S. economic sanctions and embargoes, including, but not limited to, those covering Burma (Myanmar), Cuba, Iran, North Korea, Sudan, Syria, or Zimbabwe, or engaged in or agreed to engage in transactions with any Person covered by the list of Specially Designated Nationals that is maintained by the United States; or

(f) made any false or fraudulent claim for payment to the United States government.

T-3 has received all material export authorizations applicable to U.S.-sourced goods or goods made with U.S.-origin technology where covered by U.S. export control Law. T-3 has established reasonable internal controls and procedures intended to ensure compliance with the U.S. Foreign Corrupt Practices Act.

Section 3.21  Inventory.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the inventory of T-3 and its Subsidiaries: (i) is sufficient, in all material respects, for the operations of T-3 (as conducted on the date of this Agreement) in the ordinary course consistent with past practice, (ii) consists of items which are, in all material respects, good and merchantable within normal trade tolerances, and (iii) is, in all material respects, of a quality and quantity presently usable or saleable in the ordinary course of the business of T-3 (subject to applicable reserves).

Section 3.22  Brokers’ Fees and Expenses.  No broker, investment banker, financial advisor or other Person, other than Simmons & Company International (the “T-3 Financial Advisor”), the fees and expenses of which will be paid by T-3, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of T-3. T-3 has furnished to R&M true and complete copies of all agreements between T-3 and the T-3 Financial Advisor relating to the Merger or any of the other transactions contemplated by this Agreement.

Section 3.23  Opinion of Financial Advisor.  T-3 has received the opinion of the T-3 Financial Advisor dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of T-3 Common Stock.

Section 3.24  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III, R&M acknowledges that none of T-3, the T-3 Subsidiaries or any other Person on behalf of T-3 makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
R&M, MERGER SUB AND MERGER SUB II

R&M, Merger Sub and Merger Sub II jointly and severally represent and warrant to T-3 that the statements contained in this Article IV are true and correct, except as (a) set forth in the disclosure letter delivered by R&M to T-3 at or before the execution and delivery by R&M and Merger Sub of this Agreement (the “R&M Disclosure Letter”) or (b) disclosed in the R&M SEC Documents filed or furnished prior to the date hereof (excluding any disclosures included in any “risk factor” section of such R&M SEC Documents or any other disclosures in such R&M SEC Documents to the extent they are predictive or forward-looking in nature). The R&M Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify other sections in this Article IV to the extent (and only to the extent) that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections.

Section 4.01  Organization, Standing and Power.  Each of R&M and each of R&M’s Subsidiaries (the “R&M Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the R&M Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect. Each of R&M and the R&M Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “R&M Permits”), except where the failure to have such power or authority or to possess R&M Permits, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect. Each of R&M and the R&M Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect. R&M has delivered or made available to T-3, prior to execution of this Agreement, true and complete copies of: (a) the Amended Articles of Incorporation of R&M in effect as of the date of this Agreement (the

“R&M Articles”) and the Code of Regulations of R&M in effect as of the date of this Agreement (the “R&M Code”), (b) the certificate of incorporation and bylaws of Merger Sub in effect as of the date of this Agreement, and (c) the certificate of incorporation and bylaws of Merger Sub II in effect as of the date of this Agreement.

Section 4.02  R&M Subsidiaries.  (a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each R&M Subsidiary have been validly issued and are fully paid and nonassessable and are (other than directors qualifying shares and shares held by natural persons pursuant to requirements of Law of non-U.S. jurisdictions) owned by R&M, by another R&M Subsidiary or by R&M and another R&M Subsidiary, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws. R&M has provided to T-3 a true and complete list of all R&M Subsidiaries as of the date of this Agreement.

(b) Except for the capital stock and voting securities of, and other equity interests in, the R&M Subsidiaries, neither R&M nor any R&M Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

Section 4.03  Capital Structure.  (a) As of the date of this Agreement, the authorized capital shares of R&M consist of 80,000,000 R&M Common Shares (the “R&M Capital Shares”). At the close of business on October 5, 2010: (i) 32,989,143 R&M Common Shares were issued and outstanding, (ii) 2,045,748 R&M Common Shares were held by R&M as treasury shares, and (iii) 1,117,580 R&M Common Shares were reserved for issuance pursuant to the R&M Stock Plans, of which: (A) 740,057 shares were issuable upon exercise of outstanding R&M Stock Options, (B) 72,610 shares were subject to outstanding R&M Restricted Stock Units, and (C) 105,154 shares were subject to outstanding R&M Performance Share Units (assuming settlement of outstanding awards based on maximum achievement of applicable performance goals and the participants’ continued employment for the time specified in the respective R&M Performance Share Units) (together with outstanding R&M Stock Options and R&M Restricted Stock Units, “R&M Stock-Based Awards”). Except as set forth in this Section 4.03(a), at the close of business on October 5, 2010, no shares of capital stock or voting securities of, or other equity interests in, R&M were issued, reserved for issuance or outstanding. From the close of business on October 5, 2010 to the date of this Agreement, there have been no issuances by R&M of shares of capital stock or voting securities of, or other equity interests in, R&M, other than the issuance of R&M Common Shares: (A) upon the exercise of R&M Stock Options outstanding at the close of business on October 5, 2010, or (B) upon the vesting of R&M Restricted Stock Units or R&M Performance Share Units outstanding at the close of business on October 5, 2010, in each case in accordance with their terms in effect on October 5, 2010.

(b) All outstanding R&M Capital Shares and all R&M Capital Shares that may be issued pursuant to the instruments or plans described in Section 4.03(a) are, or will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Ohio General Corporation Law (“OGCL”), the R&M Articles, the R&M Code or any Contract to which R&M is a party or otherwise bound. The R&M Common Shares constituting the Stock Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the OGCL, the R&M Articles, the R&M Code or any Contract to which R&M is a party or otherwise bound. Except as set forth in this Section 4.03, as of the close of business on October 5, 2010, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of R&M or any R&M Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold: (i) any capital stock of R&M or any R&M Subsidiary or any securities of R&M or any R&M Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, R&M or any R&M Subsidiary, (ii) any warrants, calls, options or other rights to acquire from R&M or any R&M Subsidiary, or any other obligation of R&M or any R&M Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, R&M or any R&M Subsidiary, or (iii) any rights issued by or other obligations of R&M or any R&M Subsidiary that are linked in any way to the price of any class of R&M Capital Shares or any shares of capital stock of any R&M Subsidiary, the value of R&M, any R&M Subsidiary or any part of R&M or any R&M Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of R&M or any R&M Subsidiary. Except as set forth above in this Section 4.03 or in connection with R&M Stock-Based Awards, as of the close of business on October 5, 2010, there are not any outstanding obligations of R&M or any of the R&M Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of R&M or any R&M Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. With respect to R&M Stock Options: (A) each grant of a R&M Stock Option was duly authorized no later than the Grant Date of such by all necessary corporate action, including, as applicable, approval by the R&M Board (or a duly constituted and authorized committee thereof), and the award agreement governing such grant was duly delivered, and (B) the per share exercise price of each R&M Stock Option was at least equal to the fair market value of a R&M Common Share on the applicable Grant Date. Except as set forth above in this Section 4.03, there are no bonds, debentures, notes or other Indebtedness of R&M having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of R&M may vote (“R&M Voting Debt”). Neither R&M nor any of the R&M Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, R&M. Neither R&M nor any of the R&M Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of R&M.

Section 4.04  Authority; Execution and Delivery; Enforceability.  (a) Each of R&M, Merger Sub and Merger Sub II has all requisite corporate power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the Second Merger (if required pursuant to Section 1.05) and the other transactions contemplated by this Agreement, subject, in the case of the Merger and the other transactions contemplated hereby, including the issuance of the R&M Common Shares constituting the Stock Consideration (the “Share Issuance”), to the receipt of the R&M Shareholder Approval and, in the case of the Merger, to the approval of the Merger and adoption of this Agreement by R&M, as the sole stockholder of Merger Sub and, in the case of the Second Merger, to the approval of the Second Merger and adoption of this Agreement by R&M, as the sole stockholder of Merger Sub II. The R&M Board has adopted resolutions, by a vote at a meeting duly called at which a quorum of directors of R&M was present: (i) approving this Agreement, (ii) determining that entering into this Agreement is in the best interests of R&M and its shareholders, (iii) declaring the Merger advisable, and (iv) recommending that R&M’s shareholders vote in favor of the Merger and the other transactions contemplated hereby, including the Share Issuance, and directing that the Merger and the other transactions contemplated hereby, including the Share Issuance, be submitted to R&M’s shareholders for approval at a duly held meeting of such shareholders for such purpose (the “R&M Shareholders Meeting”). Such resolutions have not been amended or withdrawn as of the date of this Agreement. The Board of Directors of Merger Sub has adopted resolutions, by unanimous written consent: (i) approving this Agreement, (ii) declaring advisable the Merger on substantially the terms and conditions set forth in this Agreement and determining that the Merger is in the best interests of Merger Sub and R&M, as its sole stockholder, and (iii) recommending that R&M, as sole stockholder of Merger Sub, approve the Merger and adopt this Agreement, and directing that the Merger be submitted to R&M, as sole stockholder of Merger Sub, for approval. The Board of Directors of Merger Sub II has adopted resolutions, by unanimous written consent: (i) approving this Agreement, (ii) declaring advisable the Second Merger on substantially the terms and conditions set forth in this Agreement and determining that the Second Merger is in the best interests of Merger Sub II and R&M, as its sole stockholder, and (iii) recommending that R&M, as sole stockholder of Merger Sub II, approve the Second Merger and adopt this Agreement, and directing that the Second Merger be submitted to R&M, as sole stockholder of Merger Sub II, for approval. Such resolutions of the Boards of Directors of Merger Sub and Merger Sub II have not been amended or withdrawn as of the date of this Agreement. R&M, as sole stockholder of Merger Sub and Merger Sub II, will, immediately following the execution and delivery of this Agreement by each of the parties hereto, approve the Merger and the Second Merger, respectively, and adopt this Agreement. Except:

(A) for the approval of the Merger and the other transactions contemplated hereby, including the Share Issuance, by the affirmative vote of the holders of two-thirds of the outstanding R&M Common Shares entitled to vote thereon at the R&M Shareholders Meeting (the “R&M Shareholder Approval”), and (B) solely in the case of the Merger and the Second Merger, for the approval of the Merger and the Second Merger and adoption of this Agreement by R&M, as the sole stockholder of Merger Sub and the sole member of Merger Sub II, respectively, no other corporate proceedings on the part of R&M, Merger Sub or Merger Sub II are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the Second Merger (if required pursuant to Section 1.05) and the other transactions contemplated by this Agreement (except for the execution and filing of the appropriate merger documents as required by the DGCL). Each of R&M, Merger Sub and Merger Sub II has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by T-3, this Agreement constitutes a legal, valid and binding obligation of each of R&M, Merger Sub and Merger Sub II, enforceable against it in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, and other Laws of general applicability relating to or affecting creditors rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The R&M Board has adopted such resolutions as are necessary to render inapplicable to any transaction occurring after the Effective Time the provisions of Section 1704.02 of the OGCL to any holder of T-3 Common Stock that becomes an “interested shareholder” (as defined in Section 1704.01 of the OGCL) of R&M as a result of such holder’s receipt of the Stock Consideration. No other “interested shareholder,” “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or similar statute or regulation, or similar provision or term of the R&M Articles or R&M Code, applies with respect to R&M, Merger Sub or Merger Sub II with respect to this Agreement, the Merger, the Second Merger (if required pursuant to Section 1.05) or any of the other transactions contemplated by this Agreement.

Section 4.05  No Conflicts; Consents.  (a) The execution and delivery by each of R&M, Merger Sub and Merger Sub II of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger, the Second Merger (if required pursuant to Section 1.05) and the other transactions contemplated by this Agreement will not: (i) conflict with or result in any violation of any provision of the R&M Articles, the R&M Code or the comparable charter, bylaws or other organizational documents of any material R&M Subsidiary, assuming that the R&M Shareholder Approval is obtained, (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of, give rise to any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of R&M or any R&M Subsidiary under any Contract to which R&M or any R&M Subsidiary is a party or by which any of their respective properties or assets is bound or any R&M Permit or (iii) subject to the filings and other matters referred to in Section 4.05(b), conflict with or result in any violation of any Judgment or Law, in each case, applicable to R&M or any R&M Subsidiary or their respective properties or assets, assuming that the R&M Shareholder Approval is obtained, other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the Second Merger (if required pursuant to Section 1.05).

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to R&M or any R&M Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger, the Second Merger (if required pursuant to Section 1.05) and the other transactions contemplated by this Agreement, other than: (i) (A) the filing with the SEC of the Joint Proxy Statement, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act, of the Form S-4, and (C) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act, and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger, the Second Merger (if required pursuant to Section 1.05) and the other transactions contemplated by this Agreement, (ii) compliance with and filings under the HSR Act, and such other Consents, registrations, declarations, notices or filings as are required to be made or obtained under any foreign antitrust, competition, trade regulation or similar Laws, (iii) the filing of the Certificate of Merger (and, if the Second Merger is required pursuant to Section 1.05, a Certificate of Merger in accordance with the DGCL with respect to the Second Merger) with, and acceptance for record by, the Delaware Secretary of State and appropriate documents with the relevant authorities of the other jurisdictions in which R&M and T-3 are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws or takeover laws, (v) such Consents from, or registrations, declarations, notices or filings made to or with, any Governmental Entities (other than with respect to securities, antitrust, competition, trade regulation or similar Laws), in each case as may be required in connection with this Agreement, the Merger, the Second Merger (if required pursuant to Section 1.05) or the other transactions contemplated by this Agreement, (vi) such filings with and approvals of the NYSE as are required to permit the listing of the Stock Consideration, and (vii) such other matters that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the Second Merger.

Section 4.06  SEC Documents; Undisclosed Liabilities.  (a) R&M has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by R&M with the SEC since September 1, 2009 (such documents, together with any documents filed with or furnished to the SEC during such period by R&M on a voluntary basis on a Current Report on Form 8-K, but excluding the Joint Proxy Statement, the Form S-4 and any documents that are not publicly available, being collectively referred to as the “R&M SEC Documents”).

(b) Each R&M SEC Document: (i) at the time filed, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such R&M SEC Document, and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of R&M included in the R&M SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the consolidated financial position of R&M and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) There are no liabilities of R&M or any R&M Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities adequately provided for on the consolidated balance sheet of R&M dated as of August 31, 2009 (including the notes thereto) contained in R&M’s Annual Report on Form 10-K for the year ended August 31, 2009; (ii) liabilities incurred in the ordinary course of business subsequent to August 31, 2009; (iii) liabilities for fees and expenses incurred in connection with the transactions contemplated by this Agreement; (iv) liabilities incurred as permitted under Section 5.01(b); (v) liabilities contemplated by Sections 4.09, 4.10, 4.11, 4.13 and 4.16; and (vi) liabilities not contemplated by clauses (i) through (v) which would not reasonably be expected to have, individually or in the aggregate, a R&M Material Adverse Effect.

(d) Each of the chief executive officer of R&M and the chief financial officer of R&M (or each former chief executive officer of R&M and each former chief financial officer of R&M, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the R&M SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “chief executive officer” and “chief financial officer” shall have the meanings given to such terms in SOX. None of R&M or any of the R&M Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers in violation of Section 402 of SOX.

(e) R&M maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance: (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of R&M’s properties or assets.

(f) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by R&M are reasonably designed to ensure that material information (both financial and non-financial) required to be disclosed by R&M in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of R&M, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of R&M to make the certifications required under the Exchange Act with respect to such reports.

(g) Neither R&M nor any of the R&M Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among R&M and any of the R&M Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, R&M or any of the R&M Subsidiaries in R&M’s or such R&M Subsidiary’s published financial statements or other R&M SEC Documents.

(h) Since September 1, 2009, none of R&M, R&M’s independent accountants, the R&M Board or the audit committee of the R&M Board has received any oral or written notification of any: (i) “significant deficiency” in the internal controls over financial reporting of R&M, (ii) “material weakness” in the internal controls over financial reporting of R&M, or (iii) fraud, whether or not material, that involves management or other employees of R&M who have a significant role in the internal controls over financial reporting of R&M. For purposes of this paragraph (h), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(i) None of the R&M Subsidiaries is, or has at any time since September 1, 2009 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

Section 4.07  Information Supplied.  None of the information supplied or to be supplied by R&M, Merger Sub or Merger Sub II for inclusion or incorporation by reference in: (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of R&M’s shareholders and T-3’s stockholders or at the time of each of the R&M Shareholders Meeting and the T-3 Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by R&M, Merger Sub or Merger Sub II with respect to statements made or incorporated by reference therein based on information supplied by T-3 for inclusion or incorporation by reference therein. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by R&M, Merger Sub or Merger Sub II with respect to statements made or incorporated by reference therein based on information supplied by T-3 for inclusion or incorporation by reference therein.

Section 4.08  Absence of Certain Changes or Events.  From September 1, 2009 to the date of this Agreement, each of R&M and the R&M Subsidiaries has conducted its respective business in the ordinary course in all material respects, and during such period there has not occurred:

(a) any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a R&M Material Adverse Effect;

(b) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any capital stock or voting securities of, or other equity interests in, R&M or the capital stock or voting securities of, or other equity interests in, any of the R&M Subsidiaries (other than (i) regular quarterly cash dividends in an amount not exceeding $0.0425 per R&M Common Share and (ii) dividends or other distributions by a direct or indirect wholly owned R&M Subsidiary to its shareholders or other equity holders) or any repurchase for value by R&M of any capital stock or voting securities of, or other equity interests in, R&M or the capital stock or voting securities of, or other equity interests in, any of the R&M Subsidiaries;

(c) any split, reverse split, combination, subdivision or reclassification of any capital stock or voting securities of, or other equity interests in, R&M, securities convertible into or exercisable or exchangeable for capital stock or voting securities of, or other equity interests in, R&M or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or voting securities of, or other equity interests in, R&M;

(d) any incurrence of material Indebtedness for borrowed money or any guarantee of such Indebtedness for another Person (other than R&M or a wholly owned R&M Subsidiary), or any issue or sale of debt securities, warrants or other rights to acquire any debt security of R&M or any R&M Subsidiary, other than Indebtedness incurred in the ordinary course of business or Indebtedness incurred under any credit facility of R&M in existence on the date hereof;

(e) (i) any transfer, lease, license, sale, mortgage, pledge or other disposal or encumbrance of any of R&M’s or R&M’s Subsidiaries’ property or assets outside of the ordinary course of business consistent with past practice with a fair market value in excess of (in the aggregate, for all such transactions) $5,000,000 or (ii) any acquisition of any business, whether by merger, consolidation, purchase of property or assets or otherwise;

(f) except as required to comply with applicable Law or to comply with any R&M Benefit Plan (including any award agreement thereunder) in effect as of September 1, 2009, any: (i) establishing, adopting, entering into, terminating or amending, or taking of any action to accelerate the vesting or payment of, any compensation or benefits under, any material collective bargaining agreement or R&M Benefit Plan (or any award thereunder); provided, that with respect to the amendment of any R&M Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), this clause (i) shall apply only to material amendments of such plan, (ii) increasing in any material respect the compensation or benefits of, or paying any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or independent contractor of R&M or any R&M Subsidiary, except for increases in regular cash compensation in the ordinary course of business consistent with past practice for employees of R&M or any R&M Subsidiary who are not executive officers, (iii) paying of any benefit or amount not required under any R&M Benefit Plan as in effect on September 1, 2009, (iv) granting or paying of any change in control, retention, severance or termination compensation or benefits, (v) taking of any action to fund or in any other way secure the payment of compensation or benefits under any R&M Benefit Plan, (vi) changing of any actuarial or other assumption used to calculate funding obligations with respect to any R&M Pension Plan or (vii) changing the manner in which contributions to any R&M Pension Plan are made or the basis on which such contributions are determined;

(g) any change in accounting methods, principles or practices by R&M or any R&M Subsidiary, except insofar as may have been required by a change in GAAP; or

(h) With respect to all Taxes payable to any federal, state or local government or other Governmental Entity in the United States: (i) any material election with respect to Taxes, (ii) any changes to any such election or existing election, or (iii) any settlement or compromise by R&M or any R&M Subsidiary of any material Tax liability or refund, other than, in each case, in the ordinary course of business.

Section 4.09  Taxes.  With respect to all Taxes payable to any federal, state or local government or other Governmental Entity in the United States:

(a) (i) R&M and each R&M Subsidiary has timely filed, taking into account any extensions, all material Tax Returns required to have been filed and such Tax Returns are accurate and complete in all material respects; (ii) each of R&M and each R&M Subsidiary has paid all material Taxes required to have been paid by it other than Taxes that are not yet due or that are being contested in good faith in appropriate proceedings; (iii) no deficiency for any Tax has been asserted or assessed by a taxing authority against R&M or any R&M Subsidiary which deficiency has not been paid or is not being contested in good faith in appropriate proceedings; and (iv) there are no Tax Liens on the assets of R&M or any R&M Subsidiary (other than Liens for Taxes not yet due and payable); (v) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which R&M or any R&M Subsidiary is subject; and (vi) all Taxes not yet due and payable by R&M or a R&M Subsidiary (or any other corporation consolidated with R&M or any R&M Subsidiary) have been properly accrued or adequately reserved on the books of account of R&M in accordance with GAAP.

(b) No Tax Return of R&M or any R&M Subsidiary is under audit or examination by any taxing authority, and no written (or, to the Knowledge of R&M, oral) notice of such an audit or examination has been received by R&M or any R&M Subsidiary. (i) No deficiencies for any Taxes have been asserted in writing against R&M or any R&M Subsidiary, (ii) no Information Document Request, questionnaire or other written communication has been received by R&M or any R&M Subsidiary that would cause a reasonable person to believe that a deficiency for Taxes will be asserted by any Governmental Entity and (iii) no requests for waivers of the time to assess any such Taxes are pending. No other procedure, proceeding or contest of any refund or deficiency in respect of Taxes is pending in or on appeal from any Governmental Entity.

(c) R&M and each R&M Subsidiary has complied in all material respects with all applicable Laws relating to the withholding of Taxes.

(d) Neither R&M nor any R&M Subsidiary is a party to or is otherwise bound by any material Tax sharing, allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among R&M and wholly owned R&M Subsidiaries).

(e) Within the past three years, neither R&M nor any R&M Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(f) For all Tax years and periods since January 1, 2006, neither R&M nor any R&M Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” or “reportable transaction” within the meaning of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state law).

(g) Neither R&M nor any R&M Subsidiary has taken any action nor, to the Knowledge of R&M, does there exist any fact that would reasonably be expected to prevent the Merger and the Second Merger (if required by Section 1.05) from qualifying for the Intended Tax Treatment.

(h) For all Tax years and periods since January 1, 2003, no disallowance of a deduction under Section 162(m) of the Code for any amount paid or payable by R&M or any R&M Subsidiary as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, has or is expected to occur.

(i) R&M has provided to T-3 the following information as of the most recent practicable date: (i) the amount of any tax attribute (e.g., net operating loss, net capital loss, unused investment, minimum, or other tax credit, overall built-in loss or excess charitable contribution deduction) of R&M or any R&M Subsidiary that carries over to a Tax year following the Closing Date; (ii) a list of each jurisdiction in which R&M or any R&M Subsidiary is required to file Tax Returns; (iii) a complete and correct copy of each Tax Return of R&M and any R&M Subsidiary for each fiscal year ending in 2006 or thereafter; (iv) the most recent Tax years through which each Governmental Entity having jurisdiction over Taxes payable by R&M or any R&M Subsidiary has completed its examination of R&M or such R&M Subsidiary; and (v) a list of all jurisdictions with which R&M or any R&M Subsidiary has a Tax abatement or other Tax reduction Contract in effect (correct and complete copies of all of which have been provided to T-3).

(j) Since January 1, 2007, neither R&M nor any R&M Subsidiary has filed a consolidated or combined Tax Return for any U.S. federal income Tax purpose with another company (other than R&M or another R&M Subsidiary).

(k) (i) No power of attorney which is currently in force has been granted by or with respect to R&M or any R&M Subsidiary in connection with any matter related to Taxes, (ii) neither R&M nor any R&M Subsidiary has engaged in a like-kind exchange within the meaning of Section 1031 of the Code or received cash proceeds in connection with an involuntary conversion within the meaning of Section 1033 of the Code, with respect to which the replacement property could be purchased on or after the Closing Date; (iii) with respect to any compensation arrangements of R&M or any R&M Subsidiary subject to 409A of the Code, the requirements of Section 409A have been satisfied and all necessary amendments to any arrangements subject to such provisions have been adopted by the appropriate Persons; (iv) to the extent that R&M or any R&M Subsidiary is the owner of any life insurance agreement, there is no borrowing against such policy; (v) neither R&M nor any R&M Subsidiary is a party to a split-dollar life insurance arrangement, as defined in Federal Income Tax Regulation 1.61-22(b); and (vi) neither R&M nor any R&M Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

(l) R&M has provided to T-3: (i) complete and accurate copies of all Tax opinions, audit reports, letter rulings, technical advice memoranda, and similar items obtained or received since January 1, 2006 relating to Taxes; and (ii) a description of each Tax item related to a tax position of R&M that has been reflected in the consolidated statements of R&M pursuant to FASB Interpretation 48, Accounting for Uncertainty in Income Taxes for any period after January 1, 2006.

Section 4.10  Benefits Matters; ERISA Compliance.  (a) R&M has delivered or made available to T-3 true and complete copies of: (i) all material R&M Benefit Plans existing as of the date of this Agreement or, in the case of any unwritten material R&M Benefit Plan existing as of the date of this Agreement, a written description thereof, including any amendment thereto, (ii) the most recent annual report on Form 5500 or such similar report, statement or information return required to be filed with or delivered to any Governmental Entity, if any, in each case, with respect to each material R&M Benefit Plan, (iii) each trust, insurance, annuity or other funding Contract relating to any material R&M Benefit Plan, and (iv) the most recent financial statements and actuarial or other valuation reports for each R&M Benefit Plan (if any). For purposes of this Agreement, “R&M Benefit Plans” means, collectively: (A) all “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (“R&M Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) and all other material bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, equity or equity-based compensation, severance, retention, termination, change in control, disability, vacation, death benefit, hospitalization, medical, dental, life insurance or other material compensation or benefit plans, arrangements, policies, Contracts, programs or understandings providing compensation or benefits (other than foreign or domestic statutory programs), in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by R&M, any R&M Subsidiary or any other Person that, together with R&M, is treated as a single employer under Section 414 of the Code (each, a “R&M Commonly Controlled Entity”) for the benefit of any current or former directors, officers, employees, independent contractors or consultants of R&M or any R&M Subsidiary or with respect to which R&M or any R&M

Commonly Controlled Entity has any liability (contingent or otherwise), and (B) all material employment, consulting, bonus, incentive compensation, deferred compensation, equity or equity-based compensation, indemnification, severance, retention, change of control or termination agreements or arrangements (including collective bargaining agreements) between R&M or any R&M Subsidiary and any current or former directors officer, employee, independent contractor or consultant of R&M or any R&M Subsidiary.

(b) All R&M Pension Plans have been the subject of, have timely applied for or have not been eligible to apply for, as of the date of this Agreement, determination letters or opinion letters (as applicable) from the IRS or a non-U.S. Governmental Entity (as applicable) to the effect that such R&M Pension Plans and the trusts created thereunder are qualified and exempt from Taxes under Sections 401(a) and 501(a) of the Code or other applicable Law, and no such determination letter or opinion letter has been revoked nor, to the Knowledge of R&M, has revocation been threatened, nor has any such R&M Pension Plan been amended since the date of its most recent determination letter or opinion letter (or application therefor) in any respect that would adversely affect its qualification.

(c) Except for matters that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect: (i) no R&M Pension Plan, other than any R&M Pension Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “R&M Multiemployer Pension Plan”), had, as of the respective last annual valuation date for each such R&M Pension Plan, an “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to T-3, (ii) none of the R&M Pension Plans has failed to meet any “minimum funding standards” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (iii) none of such R&M Benefit Plans or related trusts is the subject of any proceeding or investigation by any Person, including any Governmental Entity, that could be reasonably expected to result in a termination of such R&M Benefit Plan or trust or any other material liability to R&M or any R&M Subsidiary, (iv) there has not been any “reportable event” (as that term is defined in Section 4043 of ERISA and as to which the notice requirement under Section 4043 of ERISA has not been waived) with respect to any R&M Benefit Plan during the last six years, and (v) none of R&M, any R&M Subsidiary or any R&M Commonly Controlled Entity has, or within the past six years had, contributed to, been required to contribute to, or has any liability (including “withdrawal liability” within the meaning of Title IV of ERISA) with respect to, any R&M Multiemployer Pension Plan.

(d) With respect to each material R&M Benefit Plan that is an employee welfare benefit plan, such R&M Benefit Plan (including any R&M Benefit Plan covering retirees or other former employees) may be amended to reduce benefits or limit the liability of R&M or the R&M Subsidiaries or terminated, in each case, without material liability to R&M and the R&M Subsidiaries on or at any time after the Effective Time.

(e) Except for exceptions that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect, no R&M Benefit Plan provides health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B)(f) of the Code or applicable Law).

(f) Except for exceptions that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect: (i) each R&M Benefit Plan and its related trust, insurance contract or other funding vehicle has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other Laws applicable to such R&M Benefit Plan, and (ii) R&M and each of the R&M Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to the R&M Benefit Plans.

(g) Except for exceptions that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect, all contributions or other amounts payable by R&M or any R&M Subsidiary with respect to each R&M Benefit Plan have been paid or accrued in accordance with the terms of such R&M Benefit Plan, GAAP and Section 412 of the Code (or any comparable provision under applicable non-U.S. Laws). Except as fully accrued or reserved against on R&M’s financial statements in accordance with GAAP, there are no material unfunded liabilities (contingent or otherwise), solvency deficiencies or wind-up liabilities, where applicable, with respect to any R&M Benefit Plan.

(h) As of the date of this Agreement, except for exceptions that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect, there are no pending or, to the Knowledge of R&M, threatened claims, suits or proceedings by or on behalf of any participant in any of the R&M Benefit Plans, or otherwise involving any such R&M Benefit Plan or the assets of any R&M Benefit Plan, other than routine claims for benefits payable in the ordinary course.

(i) None of the execution and delivery of this Agreement, the obtaining of the R&M Shareholder Approval or the consummation of the Merger or the Second Merger (if required pursuant to Section 1.05) or any other transaction contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will: (i) entitle any current or former director, officer, employee, independent contractor or consultant of R&M or any of the R&M Subsidiaries to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any R&M Benefit Plan or (iii) result in any breach or violation of, default under or limit R&M’s right to amend, modify or terminate any R&M Benefit Plan. No director, officer, employee or independent contractor of R&M or any R&M Subsidiary is entitled to receive any gross-up or additional payment in respect of any Taxes (including without limitation the Taxes required under Section 409A or Section 4999 of the Code) being imposed on such Person.

Section 4.11  Litigation.  There is no suit, action or other proceeding pending or, to the Knowledge of R&M, threatened against R&M or any R&M Subsidiary that, individually or in the aggregate, would reasonably be expected to have a R&M Material Adverse Effect, nor is there any Judgment outstanding against or, to the Knowledge of R&M, any investigation by any Governmental Entity involving R&M or any R&M Subsidiary or any of their respective properties or assets that, individually or in the aggregate, would reasonably be expected to have a R&M Material Adverse Effect.

Section 4.12  Compliance with Applicable Laws.   Except for matters that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect, R&M and the R&M Subsidiaries are in compliance with all applicable Laws and R&M Permits, including all applicable rules, regulations, directives or policies of any Governmental Entity. To the Knowledge of R&M, except for matters that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect, no material action, demand or investigation by or before any Governmental Entity is pending or threatened alleging that R&M or a R&M Subsidiary is not in compliance with any applicable Law or R&M Permit or which challenges or questions the validity of any rights of the holder of any R&M Permit. This Section 4.12 does not relate to Tax matters, employee benefits matters, environmental matters or Intellectual Property Rights matters.

Section 4.13  Environmental Matters.  Except for matters that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect:

(a) R&M, the R&M Subsidiaries and their respective operations are in compliance with all Environmental Laws, and neither R&M nor any R&M Subsidiary has received any written notice from a Governmental Entity alleging that R&M or any R&M Subsidiary is in violation of, or has liability under, any Environmental Law or any Permit required under Environmental Law;

(b) R&M and the R&M Subsidiaries have obtained and are in compliance with all Permits required under Environmental Laws for their respective operations as currently conducted, all such Permits are valid and neither R&M nor any R&M Subsidiary has been advised in writing by any Governmental Entity of any proposed changes in the legal effectiveness or the terms and conditions of any such Permits;

(c) as of the date of this Agreement, there are no Environmental Claims pending or, to the Knowledge of R&M, threatened, against R&M or any of the R&M Subsidiaries;

(d) there have been no Releases of any Hazardous Material onsite or, to the Knowledge of R&M, offsite on real properties owned, operated or leased by R&M or any of the R&M Subsidiaries that would reasonably be expected to form the basis of any Environmental Claim against R&M or any of the R&M Subsidiaries;

(e) neither R&M nor any of the R&M Subsidiaries has retained or assumed, either contractually or, to the Knowledge of R&M, by operation of Law, any Known liabilities or obligations that would reasonably be expected to form the basis of any Environmental Claim against R&M or any of the R&M Subsidiaries; and

(f) there has been no exposure of any Person or property to Hazardous Materials in connection with R&M’s or any of the R&M Subsidiaries’ respective operations that would reasonably be expected to form the basis for a claim for damages or compensation.

The representations and warranties of R&M contained in this Section 4.13 are the only representations and warranties of R&M in this Agreement relating to Environmental Laws, Permits required under Environmental Laws, Environmental Claims or Hazardous Materials, includes Releases or threatened Releases of, or exposure to, Hazardous Materials.

Section 4.14  Contracts.  (a) As of the date of this Agreement, neither R&M nor any R&M Subsidiary is a party to any Contract required to be filed by R&M pursuant to Item 601(b)(2), (b)(4), (b)(9) or (b)(10) of Regulation S-K under the Securities Act (a “Filed R&M Contract”) that has not been so filed.

(b) Section 4.14 of the R&M Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, and R&M has made available to T-3 true and complete copies, of: (i) each agreement, understanding or undertaking to which R&M or any of the R&M Subsidiaries is a party that restricts in any material respect the ability of R&M or any of the R&M Subsidiaries to compete in any business or with any Person in any geographical area, (ii) each loan and credit agreement, note, debenture, bond, indenture or other similar agreement pursuant to which R&M or any of the R&M Subsidiaries has a borrowing capacity of more than $1,000,000 or outstanding Indebtedness of more than $1,000,000, other than any such agreement between or among R&M and the wholly owned R&M Subsidiaries, and (iii) each partnership, joint venture or similar agreement or understanding to which R&M or any of the R&M Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture material to R&M and the R&M Subsidiaries, taken as a whole. Each agreement, understanding or undertaking of the type described in this Section 4.14(b) and each Filed R&M Contract is referred to herein as a “R&M Material Contract.”

(c) Except for matters which, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect, (i) each R&M Material Contract (including, for purposes of this Section 4.14(c), any Contract entered into after the date of this Agreement that would have been a R&M Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of R&M or one of the R&M Subsidiaries, as the case may be, and, to the Knowledge of R&M, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such R&M Material Contract is in full force and effect, and (iii) none of R&M or any of the R&M Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such R&M Material Contract and, to the Knowledge of R&M, no other party to any such R&M Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

Section 4.15  Properties.  (a) R&M and each R&M Subsidiary has good and valid title to, or valid leasehold interests in, all their respective properties and assets, except in respects that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect. All such properties and assets, other than properties and assets in which R&M or any of the R&M Subsidiaries has leasehold interests, are free and clear of all Liens, except for Liens that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect. This Section 4.15 does not relate to Intellectual Property Rights matters, which are the subject of Section 4.16.

(b) R&M and each of the R&M Subsidiaries has complied with the terms of all leases to which it is a party, and all leases to which R&M or any R&M Subsidiary is a party and under which it is in possession are in full force and effect, except for such noncompliance or failure to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect.

R&M and each R&M Subsidiary is in possession of the properties or assets purported to be leased under all its leases, except for such failures to have such possession as, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect.

Section 4.16  Intellectual Property.  R&M and the R&M Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights as used in their business as presently conducted, except where the failure to have the right to use such Intellectual Property Rights, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect. No actions, suits or other proceedings are pending or, to the Knowledge of R&M, threatened that R&M or any of the R&M Subsidiaries is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property Right, except for matters that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect. To the Knowledge of R&M, no Person is infringing, misappropriating or otherwise violating the rights of R&M or any of the R&M Subsidiaries with respect to any Intellectual Property Right owned by R&M or any of the R&M Subsidiaries, except for such infringement, misappropriation or violation that, individually or in the aggregate, would not reasonably be expected to have, a R&M Material Adverse Effect.

Section 4.17  Labor Matters.  Section 4.17 of the R&M Disclosure Letter sets forth a true and complete list of all material collective bargaining or other labor union Contracts applicable to any employees of R&M or any of the R&M Subsidiaries as of the date of this Agreement. Neither R&M nor any of the R&M Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union Contract applicable to any employees of R&M or any of the R&M Subsidiaries, except for any breaches, failures to comply or disputes that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect. Except for matters that, individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect: (a) there is not any, and during the past three years there has not been any, labor strike, dispute, work stoppage or lockout pending, or, to the Knowledge of R&M, threatened, against or affecting R&M or any R&M Subsidiary; (b) to the Knowledge of R&M, no union organizational campaign is in progress with respect to the employees of R&M or any R&M Subsidiary and no question concerning representation of such employees exists; (c) there are not any unfair labor practice charges or complaints against R&M or any R&M Subsidiary pending, or, to the Knowledge of R&M, threatened, before the National Labor Relations Board; (d) there are not any pending, or, to the Knowledge of R&M, threatened, union grievances against R&M or any R&M Subsidiary that reasonably could be expected to result in an adverse determination; (e) R&M and each R&M Subsidiary is in compliance with all applicable Laws with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, pay equity and workers’ compensation; and (f) neither R&M nor any R&M Subsidiary has received written or oral communication during the past three years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting R&M or any R&M Subsidiary and, to the Knowledge of R&M, no such investigation is in progress.

Section 4.18  Certain Business Practices.  Within the last three years, neither R&M nor any of its Subsidiaries, nor to R&M’s Knowledge, any directors, officers, agents, employees or Affiliates, when acting in such capacity on behalf of R&M or any such Subsidiary, has:

(a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity;

(b) used any corporate funds for any unlawful payment to foreign or domestic government officials or employees;

(c) violated any provision of the U.S. Foreign Corrupt Practices Act;

(d) engaged in any material export transactions, or authorized any material transactions, that violate U.S. export control Law (including those specified in the Export Administration Regulations and the International Traffic in Arms Regulations) or any other material import or export Law;

(e) engaged in, or agreed to engage in, any conduct that would be prohibited by existing or then-applicable, material U.S. economic sanctions and embargoes, including, but not limited to, those covering Burma (Myanmar), Cuba, Iran, North Korea, Sudan, Syria, or Zimbabwe, or engaged in or agreed to engage in transactions with any Person covered by the list of Specially Designated Nationals that is maintained by the United States; or

(f) made any false or fraudulent claim for payment to the United States government.

R&M has received all material export authorizations applicable to U.S.-sourced goods or goods made with U.S.-origin technology where covered by U.S. export control Law. R&M has established reasonable internal controls and procedures intended to ensure compliance with the U.S. Foreign Corrupt Practices Act.

Section 4.19  Brokers’ Fees and Expenses.  No broker, investment banker, financial advisor or other Person, other than UBS Securities LLC (the “R&M Financial Advisor”), the fees and expenses of which will be paid by R&M, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of R&M.

Section 4.20  Opinion of Financial Advisor.  R&M has received an opinion from the R&M Financial Advisor dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to R&M from a financial point of view.

Section 4.21  Merger Sub and Merger Sub II.  R&M is the sole stockholder of Merger Sub and Merger Sub II. Since its date of incorporation, neither Merger Sub nor Merger Sub II has carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

Section 4.22  Sufficient Funds.  R&M shall have, as of the Effective Time, sufficient funds on hand with which to pay the aggregate Cash Consideration and consummate the transactions contemplated by this Agreement.

Section 4.23  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, T-3 acknowledges that none of R&M, the R&M Subsidiaries or any other Person on behalf of R&M makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01  Conduct of Business.  (a) Conduct of Business by T-3.  Except for matters set forth in the T-3 Disclosure Letter, as required by any judgment, order, decree or Law of any Governmental Entity, as expressly permitted or expressly contemplated by this Agreement or with the prior written consent of R&M (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, T-3 shall, and shall cause each T-3 Subsidiary to, conduct its business in the ordinary course in all material respects and use commercially reasonable efforts to preserve intact its business organization and preserve its relationship with key customers, suppliers and other Persons having business relationships with it. In addition, and without limiting the generality of the foregoing, except for matters set forth in the T-3 Disclosure Letter, as required by any judgment, order, decree or Law of any Governmental Entity, as expressly permitted or expressly contemplated by this Agreement or with the prior written consent of R&M (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, T-3 shall not, and shall not permit any T-3 Subsidiary to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect T-3 Subsidiary to T-3, a direct or indirect T-3 Subsidiary or any minority equityholder in a direct or indirect T-3 Subsidiary

(provided that any such dividends or distributions paid to such minority equityholders are no greater on a pro rata basis than those paid to T-3 or a direct or indirect T-3 Subsidiary, as the case may be), (B) other than with respect to any wholly owned T-3 Subsidiary, split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(a)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, T-3 or any T-3 Subsidiary or any securities of T-3 or any T-3 Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, T-3 or any T-3 Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except pursuant to the T-3 Stock Options and T-3 Restricted Shares, in each case, pursuant to their terms or any such transaction by T-3 or a wholly owned T-3 Subsidiary in respect of such capital stock, securities or interests in a wholly owned T-3 Subsidiary;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other then pursuant to a credit facility of T-3 existing on the date of this Agreement and disclosed in the T-3 Disclosure Letter): (A) any shares of capital stock of T-3 or any T-3 Subsidiary, other than the issuance of T-3 Common Stock upon the exercise of T-3 Stock Options and T-3 Warrants, in each case, outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time or thereafter granted as permitted by the provisions of this Section 5.01(a)(ii) and the issuance of shares of capital stock of a wholly owned T-3 Subsidiary to T-3 or another wholly owned T-3 Subsidiary, (B) any other equity interests or voting securities of T-3 or any T-3 Subsidiary, other than in the case of a T-3 Subsidiary, an issuance, delivery or sale to T-3 or any wholly owned T-3 Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, T-3 or any T-3 Subsidiary, other than in the case of a T-3 Subsidiary, an issuance, delivery or sale to T-3 or any wholly owned T-3 Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, T-3 or any T-3 Subsidiary, other than in the case of a T-3 Subsidiary, an issuance, delivery or sale to T-3 or any wholly owned T-3 Subsidiary, (E) any rights issued by T-3 or any T-3 Subsidiary that are linked in any way to the price of any class of T-3 Capital Stock or any shares of capital stock of any T-3 Subsidiary, the value of T-3, any T-3 Subsidiary or any part of T-3 or any T-3 Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of T-3 or any T-3 Subsidiary, other than in the case of a T-3 Subsidiary, an issuance, delivery or sale to T-3 or any wholly owned T-3 Subsidiary, or (F) any T-3 Voting Debt;

(iii) (A) amend the T-3 Certificate, (B) amend the T-3 Bylaws or (C) amend the charter or organizational documents of any T-3 Subsidiary in a manner which would be reasonably likely to have a T-3 Material Adverse Effect or to prevent or materially impede, interfere with, hinder or delay the consummation by T-3 of the Merger or any of the other transactions contemplated by this Agreement, except, in the case of each of the foregoing clauses (B) and (C), as may be required by Law or the rules and regulations of the SEC or the Nasdaq Stock Market;

(iv) except as required to comply with applicable Law or to comply with any T-3 Benefit Plan (including any award agreement thereunder) in effect as of the date of this Agreement: (A) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting or payment of, any compensation or benefits under, any collective bargaining agreement or T-3 Benefit Plan (or any award thereunder), (B) increase in any material respect the compensation or benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former director, officer, employee or independent contractor of T-3 or any T-3 Subsidiary, except for increases in regular cash compensation in the ordinary course of business consistent with past practice for employees of T-3 or any T-3 Subsidiary who are not officers, (C) pay any benefit or amount not required under any T-3 Benefit Plan as in effect on the date of this Agreement, (D) grant or pay any change in control, retention, severance or termination compensation or benefits; provided, however, that the compensation committee of the T-3 Board in its discretion may make grants or payments otherwise prohibited under this clause (D) in an aggregate amount not to exceed $1,000,000, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any T-3 Benefit Plan, (F) change any actuarial or other assumption used to calculate funding obligations with respect to any T-3 Pension Plan, except to the extent required by GAAP, or (G) change the manner in which contributions to any T-3 Pension Plan are made or the basis on which such contributions are determined; provided, however, that T-3 may take any actions otherwise prohibited by this Section 5.01(iv) in connection with the payment of bonuses and other incentive compensation to its employees (1) as part of its year-end compensation process following the completion of T-3’s 2010 fiscal year, based on actual results and in accordance with the bonus plan approved by the Compensation Committee of the T-3 Board and provided to R&M prior to the date of this Agreement or (2) that is otherwise consistent with Schedule 5.01(iv) of the T-3 Disclosure Letter;

(v) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (after the date of this Agreement);

(vi) (A) make any material election with respect to Taxes or make any changes to any such election or existing election that has a material effect, or (B) settle or compromise any material Tax liability or refund;

(vii) file or amend any material Tax Return other than in the ordinary course of business and on a basis consistent with past practices and applicable Law, or fail to pay any material amount of Taxes due and payable;

(viii) directly or indirectly acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof;

(ix) sell, lease (as lessor), license (as licensor), mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than (A) pursuant to a credit facility of T-3 existing on the date of this Agreement and disclosed in the T-3 Disclosure Letter, (B) routine statutory liens securing liabilities not yet due and payable, (C) Liens securing, in the aggregate, up to $250,000 in principle amount of Indebtedness, and (D) replacement Liens in connection with refinancings permitted pursuant to Section 5.01(a)(x)) or otherwise dispose of any properties or assets or any interests therein (other than the sale of inventory in the ordinary course of business) that, individually or in the aggregate, have a fair market value in excess of $1,000,000;

(x) incur any Indebtedness, except for (A) Indebtedness incurred in the ordinary course of business, (B) Indebtedness in replacement of existing Indebtedness, (C) Indebtedness incurred under any credit facility of T-3 in existence on the date hereof, or (D) Indebtedness of a T-3 Subsidiary payable to T-3 or a wholly owned T-3 Subsidiary;

(xi) make any capital expenditures or acquisitions of material properties or assets which are, in the aggregate, greater than 100% of the aggregate amount of capital expenditures set forth in Section 5.01(a)(xi) of the T-3 Disclosure Letter, except for capital expenditures to repair damage resulting from insured casualty events;

(xii) settle any material claim or material litigation, in each case made or pending against T-3 or any T-3 Subsidiary, other than (A) the settlement of disputes, claims or litigation in respect of: health care insurance, products and services; group disability, life and accident insurance; workers’ compensation case management and related services; products liability claims; and commutations of reinsurance agreements and resolutions of disputes concerning reinsurance agreements; in each case in the ordinary course of business, (B) the settlement of claims or litigation disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of T-3 included in the Filed T-3 SEC Documents for an amount not materially in excess of the amount so disclosed, reflected or reserved, and (C) Tax matters not prohibited by Section 5.01(a)(vi);

(xiii) make any loans or advances to any Person other than in the ordinary course of business or cancel any material Indebtedness owed to T-3 or a T-3 Subsidiary or waive any claims or rights of substantial value, in each case other than in the ordinary course of business; provided, however, that extensions of payment terms to customers consistent with past practices and advances to non-executive employees shall be deemed to be made in the ordinary course of business for purposes of this Section 5.01(a)(xiii);

(xiv) enter into, modify, amend or terminate any collective bargaining or other labor union Contract applicable to the employees of T-3 or any of the T-3 Subsidiaries, other than (A) the entry into new collective bargaining or other labor union Contracts in the ordinary course of business required to be entered into by any non-US Law, (B) modifications, amendments, renewals or terminations of such Contracts in the ordinary course of business, or (C) any modification, amendment, renewal or termination of any collective bargaining agreement to the extent required by applicable Law;

(xv) enter into any transaction or take any action that could reasonably be expected to: (A) prevent or materially delay or impair the ability of T-3 to consummate the Merger and the other transactions contemplated hereby or (B) result in any of the conditions to the Merger set forth in Article VII not being satisfied; or

(xvi) authorize any of, or commit, resolve or agree to take any of the foregoing actions.

(b) Conduct of Business by R&M.  Except for matters set forth in the R&M Disclosure Letter or otherwise expressly permitted, as required by any judgment, order, decree, or Law of any Governmental Entity, as contemplated by this Agreement or with the prior written consent of T-3 (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, R&M shall, and shall cause each R&M Subsidiary to, conduct its business in the ordinary course in all material respects and use commercially reasonable efforts to preserve intact its business organization and preserve its relationship with key customers, suppliers and other Persons having business relationships with it. In addition, and without limiting the generality of the foregoing, except for matters set forth in the R&M Disclosure Letter, as required by any judgment, order, decree or Law of any Governmental Entity, as expressly permitted or expressly contemplated by this Agreement or with the prior written consent of T-3 (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, R&M shall not, and shall not permit any R&M Subsidiary to, do any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (1) regular quarterly cash dividends payable by R&M in respect of R&M Common Shares not exceeding $0.0425 per R&M Common Share with (subject to Section 2.01(d)) usual declaration, record and payment dates and in accordance with R&M’s current dividend policy and (2) dividends and distributions by a direct or indirect R&M Subsidiary to R&M, a direct or indirect R&M Subsidiary or any minority equityholder in a direct or indirect R&M Subsidiary (provided that any such dividends or distributions paid to such minority equityholders are no greater on a pro rata basis than those paid to R&M or a direct or indirect R&M Subsidiary, as the case may be), (B) other than with respect to a wholly owned R&M Subsidiary, split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 5.01(b)(ii), or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, R&M or any R&M Subsidiary or any securities of R&M or any R&M Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, R&M or any R&M Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, except pursuant to the R&M Stock Plans and R&M Stock-Based Awards or any such transaction by R&M or a wholly owned R&M Subsidiary in respect of such capital stock, securities or interests in a wholly owned R&M Subsidiary;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than pursuant to a credit facility of R&M existing on the date of this Agreement and disclosed in the R&M Disclosure Letter): (A) any shares of capital stock of R&M or any R&M Subsidiary (other than the issuance of R&M Common Shares upon the exercise of R&M Stock Options or vesting of R&M Restricted Stock Units or R&M Performance Share Units, in each case, outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time or thereafter granted as permitted by the provisions of this Section 5.01(b)(ii) or the issuance of shares of capital stock of a wholly owned R&M Subsidiary to R&M or to another wholly owned R&M Subsidiary), (B) any other equity interests or voting securities of R&M or any R&M Subsidiary, other than in the case of a R&M Subsidiary, an issuance, delivery or sale to R&M or any wholly owned R&M Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, R&M or any R&M Subsidiary, other than in the case of a R&M Subsidiary, an issuance, delivery or sale to R&M or any wholly owned R&M Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, R&M or any R&M Subsidiary, other than in the case of a R&M Subsidiary, an issuance, delivery or sale to R&M or any wholly owned R&M Subsidiary, (E) any rights issued by R&M or any R&M Subsidiary that are linked in any way to the price of any class of R&M Capital Shares or any shares of capital stock of any R&M Subsidiary, the value of R&M, any R&M Subsidiary or any part of R&M or any R&M Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of R&M or any R&M Subsidiary, other than in the case of a R&M Subsidiary, an issuance, delivery or sale to R&M or any wholly owned R&M Subsidiary, or (F) any R&M Voting Debt other than, in the case of each of clauses (A) through (F), for grants of R&M Stock Options and issuances of R&M Restricted Stock Units and R&M Performance Share Units under the R&M Benefit Plans as in effect on the date of this Agreement, in each case in the ordinary course of business consistent with past practice; provided that such restrictions will not lapse nor shall any vesting accelerate as a result of this Agreement or the transactions contemplated hereby; (I) to any officer or employee of R&M or any R&M Subsidiary in the context of promotions based on job performance or workplace requirements, (II) in connection with new hires, (III) to respond to offers of employment made to existing employees by third parties, and (IV) in connection with normal annual grants to any director, officer or employee of R&M or any R&M Subsidiary in accordance with Section 5.01(b)(ii) of the R&M Disclosure Letter;

(iii) (A) amend the R&M Articles; (B) amend the R&M Code; or (C) amend the charter or organizational documents of any R&M Subsidiary in a manner which would be reasonably likely to have a R&M Material Adverse Effect or to prevent or materially impede, interfere with, hinder or delay the consummation by R&M of the Merger or any of the other transactions contemplated by this Agreement, except, in the case of each of the foregoing clauses (B) and (C), as may be required by Law or the rules and regulations of the SEC or the NYSE;

(iv) except as required to comply with applicable Law or to comply with any R&M Benefit Plan (including any award agreement thereunder) in effect as of the date of this Agreement and except as otherwise provided in Section 5.01(b)(iv) of the R&M Disclosure Letter: (A) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting or payment of, any compensation or benefits to or with any named executive officer (as such term is defined in Item 402 of Regulation S-K) under any R&M Benefit Plan (or any award thereunder), (B) increase in any material respect the compensation or benefits of, or pay any discretionary bonus of any kind or amount whatsoever to, any current or former director or named executive officer, (C) pay to any named executive officer any benefit or amount not required under any R&M Benefit Plan as in effect on the date of this Agreement, (D) grant or pay to any named executive officer any change in control, retention, severance or termination compensation or benefits, or (E) take any action to fund or in any other way secure the payment of compensation or benefits to any named executive officer under any R&M Benefit Plan;

(v) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (after the date of this Agreement);

(vi) (A) make any material election with respect to Taxes or make any changes to any such election or existing election that has a material effect, or (B) settle or compromise any material Tax liability or refund;

(vii) directly or indirectly acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereto other than acquisitions made in the ordinary course of business or other acquisitions to which the purchase price is not in excess of $60,000,000 in the aggregate and that are made following reasonable advance notice to T-3; provided, however, that notwithstanding the foregoing, neither R&M nor any R&M Subsidiary shall enter into any acquisition agreement or consummate any acquisition described above that could reasonably be expected to: (A) prevent or materially delay or impair the ability of R&M to consummate the Merger and the other transactions contemplated hereby or (B) result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(viii) sell, lease (as lessor), license (as licensor), sell and leaseback or otherwise dispose of any properties or assets or any interests therein other than in the ordinary course of business or otherwise that do not, individually or in the aggregate, have a fair market value in excess of $100,000,000; provided, however, that notwithstanding the foregoing, R&M shall not, nor shall any R&M Subsidiary sell, lease (as lessor), license (as licensor), sell and leaseback or otherwise dispose of any properties or assets or any interests therein (A) within the fluid management business segment as such segment is described in R&M’s Annual Report on Form 10-K for the year ended August 31, 2009 and subsequent Filed R&M SEC Documents (other than sales, leases, licenses, sales and leasebacks and other dispositions of assets (1) disclosed in Section 5.01(b)(viii) of the R&M Disclosure Letter, or (2) that have a fair market value in excess of $1,000,000, individually, or $3,000,000 in the aggregate); or (B) that could reasonably be expected to: (1) prevent or materially delay or impair the ability of R&M to consummate the Merger and the other transactions contemplated hereby or (2) result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(ix) incur, create or assume any Indebtedness, except for (A) Indebtedness incurred in the ordinary course of business, (B) Indebtedness in replacement of existing Indebtedness, (C) Indebtedness incurred under any credit facility of R&M in existence on the date of the Agreement and disclosed in the R&M Disclosure Letter, (D) Indebtedness of a R&M Subsidiary payable to R&M or a wholly-owned R&M Subsidiary, and (E) other Indebtedness not exceeding $25,000,000 in the aggregate;

(x) make any capital expenditures which are, in the aggregate, greater than 100% of the aggregate amount of capital expenditures set forth in Section 5.01(b)(x) of the R&M Disclosure Letter, except for capital expenditures to repair damage resulting from insured casualty events;

(xi) enter into or amend any material Contract to the extent consummation of the Merger or compliance by R&M or any R&M Subsidiary with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of, give rise to any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any material Lien upon any of the material properties or assets of R&M or any R&M Subsidiary under, or require R&M, T-3 or any of their respective Subsidiaries to license or transfer any of its material properties or assets under, or give rise to any material increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract or amendment, except where such action would not have or reasonably be expected to have, individually or in the aggregate with other actions contemplated by this Section 5.01(b)(xi), a R&M Material Adverse Effect;

(xii) settle any material claim or material litigation, in each case made or pending against R&M or any R&M Subsidiary, other than (A) the settlement of disputes, claims or litigation in respect of: health care insurance, products and services; group disability, life and accident insurance; workers’ compensation case management and related services; products liability claims; and commutations of reinsurance agreements and resolutions of disputes concerning reinsurance agreements; in each case in the ordinary course of business, (B) the settlement of claims or litigation disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of R&M included in the Filed R&M SEC Documents for an amount not materially in excess of the amount so disclosed, reflected or reserved, (C) Tax matters not prohibited by Section 5.01(b)(vi), and (D) the settlement of any disputes, claims or litigation where such settlement amounts do not, individually or in the aggregate, exceed $5,000,000;

(xiii) enter into any transaction or take any action that could reasonably be expected to: (A) prevent or materially delay or impair the ability of R&M to consummate the Merger and the other transactions contemplated hereby or (B) result in any of the conditions to the Merger set forth in Article VII not being satisfied; or

(xiv) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

(c) No Control of R&M’s Business.  Nothing contained in this Agreement is intended to give T-3, directly or indirectly, the right to control or direct the operations of R&M or any R&M Subsidiary prior to the Effective Time. Prior to the Effective Time, R&M shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the R&M Subsidiaries’ respective operations.

(d) No Control of T-3’s Business.   Nothing contained in this Agreement is intended to give R&M, directly or indirectly, the right to control or direct the operations of T-3 or any T-3 Subsidiary prior to the Effective Time. Prior to the Effective Time, T-3 shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the T-3 Subsidiaries’ respective operations.

(e) Advice of Changes.  R&M and T-3 shall promptly advise the other orally and in writing of any change or event that, individually or in the aggregate with all past changes and events, has had or would reasonably be expected to have a Material Adverse Effect with respect to such Person.

Section 5.02  No Solicitation by T-3; T-3 Board Recommendation.  (a) T-3 shall not, and shall cause the T-3 Subsidiaries not to, and shall direct and use its reasonable best efforts to cause its and the T-3 Subsidiaries’ Representatives not to: (i) directly or indirectly solicit, initiate or knowingly and intentionally encourage or facilitate any T-3 Acquisition Proposal or any inquiry or proposal that is reasonably expected to lead to a T-3 Acquisition Proposal, or (ii) directly or indirectly participate in any discussions or negotiations with or provide any nonpublic information to any Person that has made any T-3 Acquisition Proposal or any inquiry or proposal that is reasonably expected to lead to a T-3 Acquisition Proposal. T-3 shall, and shall cause the T-3 Subsidiaries and shall direct and use its reasonable best efforts to cause its and the T-3 Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person (other than R&M or any of its Affiliates or any of their respective Representatives) conducted heretofore with respect to any T-3 Acquisition Proposal, or any inquiry or proposal that is reasonably expected to lead to a T-3 Acquisition Proposal; request the prompt return or destruction of all confidential information previously furnished in connection therewith; and immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives. Notwithstanding the foregoing, at any time prior to obtaining the T-3 Stockholder Approval, in response to a written T-3 Acquisition Proposal that the T-3 Board determines in its good faith judgment (after consultation with outside counsel and its financial advisor) constitutes or is reasonably likely to lead to a Superior T-3 Acquisition Proposal, and which T-3 Acquisition Proposal was made after the date of this Agreement and did not otherwise result from any material breach (or any other breach that is knowing and intentional) of the non-solicitation provisions of this Section 5.02(a), T-3 may (and may authorize and permit its Affiliates and its and their Representatives to), subject to compliance with Section 5.02(c): (A) furnish information and access with respect to T-3 and the T-3 Subsidiaries to the Person making such T-3 Acquisition Proposal (and its Representatives and financing sources) (provided that all such information has previously been provided to R&M or is provided to R&M promptly after the time it is provided to such Person) pursuant to an executed confidentiality agreement the material terms of which, as they relate to confidentiality, are in all material respects not less restrictive of such Person than the Confidentiality Agreement and the terms of which, as they relate to confidentiality, shall not be waived, amended or modified by T-3, and (B) participate in discussions regarding the terms of such T-3 Acquisition Proposal and the negotiation of such terms with, and only with, the Person making such T-3 Acquisition Proposal (and such Person’s Representatives and financing sources). Without limiting the foregoing, any violation of the restrictions set forth in this Section 5.02(a) by any Representative of T-3 or any of its Subsidiaries shall constitute a breach of this Section 5.02(a) by T-3. For purposes of this Section 5.02 and for purposes of Section 5.03, a breach is “knowing and intentional” when the Person in question has actual knowledge that such Person’s actions breach the covenant in question.

(b) Except as set forth below, neither the T-3 Board nor any committee thereof shall: (i) (A) withdraw (or modify in any manner adverse to R&M), or propose publicly to withdraw (or modify in any manner adverse to R&M), the approval, recommendation or declaration of advisability by the T-3 Board or any such committee thereof with respect to this Agreement or the Merger, or (B) adopt, recommend or declare advisable, or propose publicly to adopt, recommend or declare advisable, any T-3 Acquisition Proposal (any action in this clause (i) being referred to as a “T-3 Adverse Recommendation Change”), or (ii) adopt, recommend or declare advisable, or propose publicly to adopt, recommend or declare advisable, or allow T-3 or any of its Subsidiaries to execute or enter into, any Acquisition Agreement (other than a confidentiality agreement referred to in Section 5.02(a)) constituting or related to, or that is intended to or would reasonably be expected to lead to, any T-3 Acquisition Proposal, or requiring, or reasonably expected to cause, T-3 to abandon, terminate, delay or fail to consummate, the Merger, the Second Merger (if required pursuant to Section 1.05) or any of the other transactions contemplated by this Agreement. Notwithstanding the foregoing, at any time prior to obtaining the T-3 Stockholder Approval, the T-3 Board may make a T-3 Adverse Recommendation Change if T-3 has received a Superior T-3 Acquisition Proposal or the T-3 Board determines, in good faith, after consulting with outside legal counsel, that the failure to make a T-3 Adverse Recommendation Change would reasonably be likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; provided, however, that T-3 shall not be entitled to exercise its right to make a T-3 Adverse Recommendation Change until after the third Business Day following R&M’s receipt of written notice (a “T-3 Notice of Recommendation Change”) from T-3 advising R&M that the T-3 Board intends to take such action and specifying the reasons therefor (it being understood and agreed that any material amendment of such Superior T-3 Acquisition Proposal shall require a new T-3 Notice of Recommendation Change and a new three Business Day period). In determining whether to make a T-3 Adverse Recommendation Change, the T-3 Board shall take into account any changes to the terms of this Agreement proposed by R&M in response to a T-3 Notice of Recommendation Change or otherwise.

(c) In addition to the obligations of T-3 set forth in paragraphs (a) and (b) of this Section 5.02, T-3 shall promptly (and, in any event, within two Business Days) advise R&M orally and confirm in writing: (i) the receipt of any indication (orally or in writing) that any Person is considering a T-3 Acquisition Proposal, and (ii) the receipt of any T-3 Acquisition Proposal describing: (A) the material terms and conditions of any such T-3 Acquisition Proposal (including any material changes thereto but T-3 shall not be required to disclose the identity of the Person making such T-3 Acquisition Proposal), and (B) if T-3 determines to submit a T-3 Notice of Recommendation Change or if T-3 determines to terminate this Agreement pursuant to Section 8.01(g), the identity of the Person making such T-3 Acquisition Proposal. T-3 shall: (x) keep R&M informed in all material respects of the status and details (including any change to the terms thereof) of any T-3 Acquisition Proposal, and (y) provide to R&M as soon as practicable after receipt or delivery thereof copies of all written correspondence, agreements and other written material (including, without limitation, copies of emails and other electronic text communications) exchanged between T-3 or any of its Affiliates and any Person that describes any of the terms or conditions of any T-3 Acquisition Proposal; provided, however, that T-3 may redact the identity of such Person unless required by clause (ii)(B) above. T-3 shall not, and shall cause its Representatives not to, enter into any confidentiality or other agreement with any Person which prohibits T-3 from providing information to R&M as required by this Section 5.02(c).

(d) Nothing contained in this Section 5.02 shall prohibit T-3 from: (i) issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking and disclosing to its stockholders positions required by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, in each case after the commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), (ii) issuing a statement in connection with a T-3 Acquisition Proposal that does not involve the commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), so long as the statement includes no more information than would be required for a “stop-look-and-listen communication” under Rule 14d-9(f) promulgated under the Exchange Act if such provision was applicable, (iii) making any disclosure to the stockholders of T-3 if, in the good faith judgment of the T-3 Board (after consultation with outside counsel) failure to so disclose would be inconsistent with its duties under applicable Law, or (iv) making any factually accurate public statement that describes T-3’s receipt of a T-3 Acquisition Proposal and the operation of this Agreement with respect thereto; provided, however, that in no event shall T-3 or the T-3 Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.02(b).

(e) R&M agrees that neither it nor any of its Affiliates, Subsidiaries or Representatives shall enter, or seek to enter, into any agreement, arrangement or understanding with a potential competing bidder for T-3 that has the purpose or effect of interfering with T-3’s ability to seek and obtain a Superior T-3 Acquisition Proposal from such party (including interfering with the ability of T-3 to hold discussions and negotiations with such third party in connection therewith) in compliance with the rights of T-3 under this Agreement.

Section 5.03  No Solicitation by R&M; R&M Board Recommendation.  (a) R&M shall not, and shall cause the R&M Subsidiaries not to, and shall direct and use its reasonable best efforts to cause its and the R&M Subsidiaries’ Representatives not to: (i) directly or indirectly solicit, initiate or knowingly and intentionally encourage or facilitate any R&M Acquisition Proposal or any inquiry or proposal that is reasonably expected to lead to a R&M Acquisition Proposal, or (ii) directly or indirectly participate in any discussions or negotiations with or provide any nonpublic information to any Person that has made any R&M Acquisition Proposal or any inquiry or proposal that is reasonably expected to lead to a R&M Acquisition Proposal. R&M shall, and shall cause the R&M Subsidiaries and shall direct and use its reasonable best efforts to cause its and the R&M Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any R&M Acquisition Proposal, or any inquiry or proposal that is reasonably expected to lead to a R&M Acquisition Proposal; request the prompt return or destruction of all confidential information previously furnished in connection therewith; and immediately terminate all physical and electronic dataroom access previously granted to any such Person or its Representatives. Notwithstanding the foregoing, at any time prior to obtaining the R&M Shareholder Approval, in response to a written R&M Acquisition Proposal that the R&M Board determines in its good faith judgment (after consultation with outside counsel and its financial advisor) constitutes or is reasonably likely to lead to a Superior R&M Acquisition Proposal, and which R&M Acquisition Proposal was made after the date of this Agreement and did not otherwise result from any material breach (or any other breach that is knowing and intentional) of the non-solicitation provisions of this Section 5.03(a), R&M may (and may authorize and permit its Affiliates and its and their Representatives to), subject to compliance with Section 5.03(c): (A) furnish information and access with respect to R&M and the R&M Subsidiaries to the Person making such R&M Acquisition Proposal (and its Representatives and financing sources) (provided that all such information has previously been provided to T-3 or is provided to T-3 promptly after the time it is provided to such Person) pursuant to an executed confidentiality agreement the material terms of which, as they relate to confidentiality, are in all material respects not less restrictive of such Person than the Confidentiality Agreement and the terms of which, as they relate to confidentiality, shall not be waived, amended or modified by R&M, and (B) participate in discussions regarding the terms of such R&M Acquisition Proposal and the negotiation of such terms with, and only with, the Person making such R&M Acquisition Proposal (and such Person’s Representatives and financing sources). Without limiting the foregoing, any violation of the restrictions set forth in this Section 5.03(a) by any Representative of R&M or any of its Subsidiaries shall constitute a breach of this Section 5.03(a) by R&M.

(b) Except as set forth below, neither the R&M Board nor any committee thereof shall: (i) (A) withdraw (or modify in any manner adverse to T-3), or propose publicly to withdraw (or modify in any manner adverse to T-3), the R&M Board Recommendation, or (B) adopt, recommend or declare advisable, or propose publicly to adopt, recommend or declare advisable, any R&M Acquisition Proposal (any action in this clause (i) being referred to as a “R&M Adverse Recommendation Change”), or (ii) adopt, recommend or declare advisable, or propose publicly to adopt, recommend or declare advisable, or allow R&M or any of its Subsidiaries to execute or enter into, any Acquisition Agreement (other than a confidentiality agreement referred to in Section 5.03(a)) constituting or related to, or that is intended to or would reasonably be expected to lead to, any R&M Acquisition Proposal, or requiring, or reasonably expected to cause, R&M to abandon, terminate, delay or fail to consummate, the Merger, the Second Merger (if required pursuant to Section 1.05) or any of the other transactions contemplated by this Agreement. Notwithstanding the foregoing, at any time prior to obtaining the R&M Shareholder Approval, the R&M Board may make a R&M Adverse Recommendation Change if R&M has received a Superior R&M Acquisition Proposal or the R&M Board determines, in good faith, after consulting with outside legal counsel, that the failure to make a R&M Adverse Recommendation Change would reasonably be likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; provided, however, that R&M shall not be entitled to exercise its right to make a R&M Adverse Recommendation Change until after the third Business Day following T-3’s receipt of written notice (a “R&M Notice of Recommendation Change”) from R&M advising T-3 that the R&M Board intends to take such action and specifying the reasons therefor (it being understood and agreed that any material amendment of such Superior R&M Acquisition Proposal shall require a new R&M Notice of Recommendation Change and a new three Business Day period). In determining whether to make a R&M Adverse Recommendation Change, the R&M Board shall take into account any changes to the terms of this Agreement proposed by T-3 in response to a R&M Notice of Recommendation Change or otherwise.

(c) In addition to the obligations of R&M set forth in paragraphs (a) and (b) of this Section 5.03, R&M shall promptly (and, in any event, within two Business Days) advise T-3 orally and confirm in writing: (i) the receipt of any indication (orally or in writing) that any Person is considering a R&M Acquisition Proposal, and (ii) the receipt of any R&M Acquisition Proposal describing: (A) the material terms and conditions of any such R&M Acquisition Proposal (including any material changes thereto but R&M shall not be required to disclose the identity of the Person making such R&M Acquisition Proposal), and (B) if R&M determines to submit a R&M Notice of Recommendation Change or if R&M determines to terminate this Agreement pursuant to Section 8.01(h), the identity of the Person making such R&M Acquisition Proposal. R&M shall: (x) keep T-3 informed in all material respects of the status and details (including any change to the terms thereof) of any R&M Acquisition Proposal, and (y) provide to T-3 as soon as practicable after receipt or delivery thereof copies of all correspondence, agreements and other written material (including, without limitation, copies of emails and other electronic text communications) exchanged between R&M or any of its Affiliates and any Person that describes any of the terms or conditions of any R&M Acquisition Proposal; provided, however, that R&M may redact the identity of such Person unless required by clause (ii)(B) above. R&M shall not, and shall cause its Representatives not to, enter into any confidentiality or other agreement with any Person which prohibits R&M from providing information to T-3 as required by this Section 5.03(c).

(d) Nothing contained in this Section 5.03 shall prohibit R&M from: (i) issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) promulgated under the Exchange Act or taking and disclosing to its stockholders positions required by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, in each case after the commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), (ii) issuing a statement in connection with a R&M Acquisition Proposal that does not involve the commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), so long as the statement includes no more information than would be required for a “stop-look-and-listen communication” under Rule 14d-9(f) promulgated under the Exchange Act if such provision was applicable, (iii) making any disclosure to the stockholders of R&M if, in the good faith judgment of the R&M Board (after consultation with outside counsel) failure to so disclose would be inconsistent with its fiduciary duties under applicable Law, or (iv) making any factually accurate public statement that describes R&M’s receipt of a R&M Acquisition Proposal and the operation of this Agreement with respect thereto; provided, however, that in no event shall R&M or the R&M Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.03(b).

(e) T-3 agrees that neither it nor any of its Affiliates, Subsidiaries or Representatives shall enter, or seek to enter, into any agreement, arrangement or understanding with a potential competing bidder for R&M that has the purpose or effect of interfering with R&M’s ability to seek and obtain a Superior R&M Acquisition Proposal from such party (including interfering with the ability of R&M to hold discussions and negotiations with such third party in connection therewith) in compliance with the rights of R&M under this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01  Preparation of the Form S-4 and the Joint Proxy Statement; Meetings.  (a) As promptly as practicable following the date of this Agreement, R&M and T-3 shall jointly prepare and cause to be filed with the SEC a joint proxy statement to be sent to the shareholders of R&M and the stockholders of T-3 in connection with the R&M Shareholders Meeting and the T-3 Stockholders Meeting (together with any amendments or supplements thereto, the “Joint Proxy Statement”), and R&M shall prepare and cause to be filed with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and R&M and T-3 shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of T-3 and R&M shall furnish all information required to be included in the Joint Proxy Statement concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Joint Proxy Statement, and the Form S-4 and Joint Proxy Statement shall include all information reasonably requested by such other party to be included therein. R&M shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of R&M Common Stock in the Merger and under the T-3 Stock Plan, and each of R&M and T-3 shall furnish all information concerning itself, its Affiliates and the holders of R&M Capital Stock (and rights to acquire R&M Capital Shares pursuant to the T-3 Stock Plan or the R&M Stock Plans, as applicable) as may be reasonably requested in connection therewith. Each of T-3 and R&M shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Joint Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of T-3 and R&M shall use reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or Joint Proxy Statement. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of T-3 and R&M: (i) shall provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not unreasonably be withheld, conditioned or delayed. Each of T-3 and R&M shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Merger Consideration for offering or sale in any jurisdiction, and T-3 and R&M each shall use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. T-3 and R&M each also shall take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the Merger, the Second Merger (if required pursuant to Section 1.05) and the issuance of the Stock Consideration.

(b) If, prior to the Effective Time, any event occurs with respect to R&M or any R&M Subsidiary, or any change occurs with respect to other information supplied by R&M for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, R&M promptly shall notify T-3 of such event, and R&M and T-3 shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to R&M’s shareholders and T-3’s stockholders. Nothing in this Section 6.01(b) shall limit the obligations of any party under Section 6.01(a).

(c) If, prior to the Effective Time, any event occurs with respect to T-3 or any T-3 Subsidiary, or any change occurs with respect to other information supplied by T-3 for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy

Statement or the Form S-4, T-3 promptly shall notify R&M of such event, and T-3 and R&M shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to R&M’s shareholders and T-3’s stockholders. Nothing in this Section 6.01(c) shall limit the obligations of any party under Section 6.01(a).

(d) R&M shall, as soon as practicable following the date of this Agreement: (i) in accordance with the R&M Articles, the R&M Code and applicable Law, duly call, give notice of, convene and hold the R&M Shareholders Meeting for the sole purpose of seeking the R&M Shareholder Approval, (ii) in accordance with the R&M Articles, the R&M Code and applicable Law, cause the Joint Proxy Statement to be mailed to R&M’s shareholders and to hold the R&M Shareholders Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act, and (iii) except as provided in Section 5.03(b), use its reasonable best efforts to solicit the R&M Shareholder Approval and to take all other action necessary or advisable to secure the R&M Shareholder Approval. Once the R&M Shareholders Meeting has been called and noticed, R&M shall not postpone or adjourn the R&M Shareholders Meeting without the consent of T-3, which shall not be unreasonably withheld, delayed or conditioned (other than (A) for the absence of a quorum, or (B) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the R&M Board has determined in good faith, after consultation with R&M’s outside counsel and financial advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the R&M Shareholders prior to the R&M Shareholders Meeting; provided, that in the event that the R&M Shareholders Meeting is delayed to a date after the Outside Date as a result of either (A) or (B) above, then T-3 may extend the Outside Date to the fifth Business Day after such date). Except in the event of a R&M Adverse Recommendation Change permitted by Section 5.03(b), the Joint Proxy Statement shall: (x) state that the R&M Board has determined that entering into this Agreement is in the best interest of R&M and the R&M Shareholders, and (y) include the recommendation of the R&M Board that the Merger and the other transactions contemplated hereby, including the Share Issuance, be approved by the R&M Shareholders (such recommendation described in this clause (y), the “R&M Board Recommendation”). Except as expressly contemplated by the foregoing sentence, R&M’s obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to R&M of any R&M Acquisition Proposal or by the making of any R&M Adverse Recommendation Change by the R&M Board.

(e) T-3 shall, as soon as practicable following the date of this Agreement: (i) in accordance with the T-3 Certificate, the T-3 Bylaws and applicable Law, duly call, give notice of, convene and hold the T-3 Stockholders Meeting for the purpose of seeking the T-3 Stockholder Approval, (ii) in accordance with the T-3 Certificate, the T-3 Bylaws and applicable Law, cause the Joint Proxy Statement to be mailed to T-3’s stockholders and to hold the T-3 Stockholders Meeting as promptly as practicable after the Form S-4 is declared effective under the Securities Act, and (iii) except as provided in Section 5.02(b), use its reasonable best efforts to solicit the T-3 Stockholder Approval and to take all other action necessary or advisable to secure the T-3 Stockholder Approval. Once the T-3 Stockholders Meeting has been called and noticed, T-3 shall not postpone or adjourn the T-3 Stockholders Meeting without the consent of R&M, which shall not be unreasonably withheld, delayed or conditioned (other than (A) for the absence of a quorum, or (B) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the T-3 Board has determined in good faith, after consultation with T-3’s outside counsel and financial advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the T-3 Stockholders prior to the T-3 Stockholders Meeting; provided, that in the event that the T-3 Stockholders Meeting is delayed to a date after the Outside Date as a result of either (A) or (B) above, then R&M may extend the Outside Date to the third Business Day after such date). Except in the event of a T-3 Adverse Recommendation Change permitted by Section 5.02(b), the Joint Proxy Statement shall: (x) state that the T-3 Board has determined that entering into this Agreement is in the best interests of T-3 and the T-3 Stockholders, (y) that the Merger is advisable, and (z) include the recommendation of the T-3 Board that the Merger be approved by the T-3 Stockholders. Except as expressly contemplated by the foregoing sentence, T-3’s obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to T-3 of any T-3 Acquisition Proposal or by the making of any T-3 Adverse Recommendation Change by the T-3 Board.

(f) R&M and T-3 each shall use their respective reasonable best efforts to hold the R&M Shareholders Meeting and T-3 Stockholders Meeting on the same day at the same time.

Section 6.02  Access to Information; Confidentiality.   Subject to applicable Law, each of R&M and T-3 shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the Representatives of such other party reasonable access during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of R&M and T-3 shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party: (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that either party may withhold any document or information that is subject to the terms of a confidentiality agreement with a third party (provided that the withholding party shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure) or subject to any attorney-client privilege (provided that the withholding party shall use its commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege). If any material is withheld by such party pursuant to the proviso to the preceding sentence, such party shall inform the other party as to the general nature of what is being withheld. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated December 21, 2009 between R&M and T-3, as amended on October 1, 2010 (the “Confidentiality Agreement”).

Section 6.03  Required Actions.  (a) Subject to the terms of this Agreement, including Section 6.03(c), R&M and T-3 each shall use reasonable best efforts to: (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things reasonable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by R&M or T-3 or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the Second Merger (if required pursuant to Section 1.05) required under any applicable Law and (v) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. R&M and T-3 shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. R&M and T-3 shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement.

(b) In connection with and without limiting Section 6.03(a), T-3 and the T-3 Board and R&M and the R&M Board shall: (i) take all action reasonably appropriate to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any transaction contemplated by this Agreement, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any transaction contemplated by this Agreement, take all action reasonably appropriate to ensure that the Merger, the Second Merger (if required pursuant to Section 1.05) and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement.

(c) Upon the terms and subject to the terms and conditions of this Agreement, R&M and T-3 shall, and shall cause each of their respective Subsidiaries to, cooperate and use reasonable best efforts to obtain any Consents of any Governmental Entity, and to make any registrations, declarations, notices or filings, if any, necessary for Closing under the HSR Act, and any other Federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, restraint of trade or regulation of foreign investment (collectively “Antitrust Laws”), to respond promptly to any requests of any Governmental Entity for information under any Antitrust Law, to secure the expiration or termination of any applicable waiting period, to resolve any objections asserted with respect to the transactions contemplated by this Agreement raised by any Governmental Entity and to contest and resist any action, including any legislative, administrative or judicial action, and to prevent the entry of any court order and to have vacated, lifted, reversed or overturned any Judgment (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, responses, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Such cooperation shall include, but not be limited to, the parties: (i) providing, in the case of oral communications with a Governmental Entity, advance notice of any such communication and, whether or not initiated by a party, an opportunity for the other party to participate; (ii) providing, in the case of written communications, an opportunity for the other party to comment on any such communication (including the incorporation of such reasonable comments) and provide the other with a final copy of all such communications (except for documents or information that reveal any party’s negotiating objectives or strategies), which shall, where applicable, be provided under a joint defense agreement. Nothing in this Section 6.03 shall require R&M or any R&M Subsidiary to make a Divestiture, other than any Divestiture or Divestitures that may be conditioned upon the consummation of the Merger and involve assets of R&M, T-3 or any of their respective Subsidiaries that accounted, in the aggregate, for less than $5,000,000 of consolidated revenues (to R&M or T-3 as the case may be) during the four most recently completed fiscal quarters of R&M or T-3, as applicable, preceding the date of this Agreement.

Section 6.04  Stock Awards.  (a) As soon as practicable following the date of this Agreement, the T-3 Board (or, if appropriate, any committee administering the T-3 Stock Plan) shall adopt such resolutions or take such other actions (including obtaining any required Consents) as may be required so that:

(i) the terms of each outstanding T-3 Stock Option shall be adjusted to provide that each such T-3 Stock Option, whether vested or unvested, outstanding immediately prior to the Effective Time shall be deemed to be fully vested on the day immediately preceding the Effective Time in accordance with the T-3 Stock Plan and, at the Effective Time, shall be converted into, and shall constitute, a fully vested and exercisable option to acquire, on the same terms and conditions as were applicable to such T-3 Stock Option immediately prior to the Effective Time, the number of R&M Common Shares (rounded up to the nearest whole share) determined by multiplying the number of shares of T-3 Common Stock subject to such T-3 Stock Option by the Option Exchange Ratio, at an exercise price per R&M Common Share, rounded up to the nearest whole cent, equal to: (A) the per share exercise price for the shares of T-3 Common Stock otherwise purchasable pursuant to such T-3 Stock Option divided by (B) the Option Exchange Ratio (each, as so adjusted, an “Adjusted Option”); and

(ii) the terms of all outstanding T-3 Restricted Shares shall be adjusted to provide that all of the restrictions and conditions applicable to each T-3 Restricted Share outstanding immediately prior to the Effective Time that has not otherwise become fully vested as unrestricted T-3 Common Stock prior to the Effective Time shall be deemed satisfied, and the Restricted Period (as defined in the T-3 Stock Plan) with respect thereto shall be deemed to have expired, and thus such outstanding T-3 Restricted Shares shall become free of all restrictions and fully vested and shall become unrestricted T-3 Common Stock on the day immediately preceding the Effective Time in accordance with the T-3 Stock Plan.

(b) All adjustments to T-3 Stock Options pursuant to this Section 6.04 shall be in accordance with the requirements under Section 409A of the Code and the regulations thereunder, if applicable.

(c) At the Effective Time, R&M shall assume all of the obligations of T-3 under: (i) the T-3 Stock Plan with respect to the Adjusted Options outstanding as of the Effective Date, and (ii) all agreements entered into under the T-3 Stock Plan evidencing the grant of the Adjusted Options outstanding as of the Effective Time. As soon as practicable after the Effective Time, R&M shall deliver to the holders of Adjusted Options appropriate notices setting forth such holders’ rights pursuant to the T-3 Stock Plan, and the agreements evidencing the grants of such Adjusted Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the Merger) with respect to the Adjusted Options. After the Effective Time, R&M shall comply with the terms of the T-3 Stock Plan with respect to the Adjusted Options.

(d) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes and shall be paid without interest.

(e) R&M shall take all corporate action necessary to reserve for issuance a sufficient number of R&M Common Shares for delivery in connection with the exercise of the Adjusted Options. As soon as practicable after the Effective Time (but in no event later than the day following the Effective Time), R&M shall cause to be filed with the SEC a registration statement on Form S-8 (or another appropriate form) registering (to the extent permitted under applicable Law) a number of R&M Common Shares equal to the number of R&M Common Shares subject to the Adjusted Options. R&M shall use reasonable best efforts to maintain (to the extent permitted under applicable Law) the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any Adjusted Options remain outstanding. T-3 shall cooperate with, and assist R&M in the preparation of, such registration statement.

Section 6.05  T-3 Warrants.  As soon as practicable following the date of this Agreement, the T-3 Board shall adopt such resolutions or take such other actions as may be required so that effective as of the Effective Time each outstanding T-3 Warrant is converted into, and shall constitute, solely the right to receive, upon payment of the Exercise Price (as defined in such T-3 Warrant) applicable to such T-3 Warrant immediately prior to the Effective Time and in accordance with the other terms and conditions applicable to such T-3 Warrant immediately prior to the Effective Time, in lieu of the number of shares of T-3 Common Stock which could be acquired upon exercise of such T-3 Warrant immediately prior to the Effective Time, the same Merger Consideration as would have been issuable and payable with respect to such shares of T-3 Common Stock pursuant to Section 2.01 if such shares of T-3 Common Stock had been outstanding immediately prior to the Effective Time (including any cash payable in lieu of fractional shares pursuant to Section 2.03(f) with respect thereto) (the “Warrant Consideration”). R&M shall cause the Surviving Entity to assume by written instrument, effective immediately prior to the Effective Time, the obligations of T-3 under Section 2 of the applicable T-3 Warrant, and R&M hereby assumes, effective as of the Effective Time, the obligation to deliver to the holder of each T-3 Warrant, upon payment of the Exercise Price in accordance with the terms and conditions of such T-3 Warrant, the Warrant Consideration that such holder of a T-3 Warrant is entitled to acquire under the terms of this Section 6.05.

Section 6.06  Indemnification, Exculpation and Insurance.  (a) Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise, from the Effective Time and until the six year anniversary of the Effective Time, R&M shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of T-3 or any of its Subsidiaries or who act as a fiduciary under any T-3 Benefit Plan (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including reasonable attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement (with the approval of the indemnifying party, which approval shall not be unreasonably withheld, delayed or conditioned), of or incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation to which such Indemnified Person is a party by reason of the fact that such Person is or was a director or officer of T-3 or any of its Subsidiaries, a fiduciary under any T-3 Benefit Plan or is or was serving at the request of T-3 or any of its Subsidiaries (as described in Section 6.06 of the T-3 Disclosure Letter) as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise existing prior to or at the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable Law (and R&M shall pay expenses incurred in connection therewith in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted under applicable Law, subject to delivery to R&M of an undertaking as hereinafter provided). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought or threatened to be brought against any Indemnified Persons (whether arising before or after the Effective Time): (i) the Indemnified Persons may retain T-3’s regularly engaged legal counsel or other counsel satisfactory to them, R&M shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons promptly as statements therefor are received, and (ii) R&M shall use its reasonable best efforts to assist in the defense of any such matter (and the Indemnified Parties shall cooperate with R&M with respect thereto); provided that R&M shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.06, upon learning of any such claim, action, suit, proceeding or investigation, shall notify R&M (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 6.06 except to the extent such failure materially prejudices such party’s position with respect to such claims) and shall deliver to R&M an undertaking to repay any amounts advanced to it if it shall ultimately be determined that such Indemnified Person is not entitled to indemnification, but without any requirement for the posting of a bond or any other terms or conditions other than those expressly set forth herein; provided further, that R&M shall not be obligated pursuant to this Section 6.06(a) to pay the fees and disbursements of more than one counsel for all Indemnified Persons in any single action, unless, in the good faith judgment of any of the Indemnified Persons, there is or may be a conflict of interests between two or more of such Indemnified Persons, in which case there may be separate counsel for each similarly situated group. With respect to any determination of whether any Indemnified Person is entitled to indemnification by R&M under this Section 6.06, such Indemnified Person shall have the right, as contemplated by the DGCL, to require that such determination be made by special, independent legal counsel jointly selected by the Indemnified Person and R&M, and who has not otherwise performed material services for R&M or the Indemnified Person within the last three (3) years.

(b) R&M and the Surviving Entity shall not amend, repeal or otherwise modify the certificate of incorporation or bylaws of the Surviving Entity in any manner that would affect adversely the rights thereunder or under the T-3 Certificate or the T-3 Bylaws of any Indemnified Person to indemnification, exculpation and advancement except to the extent required by law. R&M shall, and shall cause the Surviving Entity to, fulfill and honor any indemnification, expense advancement or exculpation agreements between T-3 and any of its directors, officers or employees existing immediately prior to the Effective Time.

(c) R&M and the Surviving Entity shall, to the fullest extent permitted by law, indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), relating to the enforcement of such Indemnified Person’s rights under this Section 6.06 or under any charter, bylaw or contract if such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder, promptly following such determination.

(d) In the event that R&M or the Surviving Entity or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and is not the continuing or Surviving Entity or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any Person, then, and in each such case, R&M and the Surviving Entity shall cause proper provision to be made so that the successors and assigns of R&M or the Surviving Entity, as the case may be, assume the obligations set forth in this Section 6.06 contemporaneous with the closing of any such consolidation, merger, transfer or conveyance.

(e) At or prior to the Effective Time, R&M and the Surviving Entity shall cause to be put in place and R&M shall fully prepay immediately prior to the Effective Time, “tail” insurance policies with a claims of at least for six years following the Effective Time from an insurance carrier with the same or better credit rating as T-3’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope of not less than the existing coverage and have other terms at least as favorable to the insured persons as the directors’ and officers’ liability insurance coverage maintained by T-3 or the T-3 Subsidiaries as of the date of this Agreement, as disclosed in the T-3 Disclosure Letter. R&M shall maintain such policy in full force and effect, and continue to honor the obligations thereunder.

(f) The provisions of this Section 6.06: (i) shall survive consummation of the Merger and the Second Merger (if required pursuant to Section 1.05), (ii) are intended to be for the benefit of, and will be enforceable by, the parties hereto and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.06, and, his or her heirs and his or her representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise, including under the terms of the respective charters or bylaws or comparable organizational documents of T-3 and the T-3 Subsidiaries.

Section 6.07  Fees and Expenses.  All fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Section 6.08  Certain Tax Matters.  (a) None of R&M, Merger Sub, Merger Sub II or T-3 shall take, nor shall they permit any of their respective Subsidiaries, Affiliates, Representatives or any “related person” (within the meaning of such term as used in Treasury Regulations Section 1.368-1) to take, any action that would prevent the Merger and the Second Merger (if required pursuant to Section 1.05), taken together in the manner described in Revenue Ruling 2001-46 from qualifying as a reorganization described in Section 368(a) of the Code. Merger Sub and Merger Sub II shall not, in connection with the transactions provided for in this Agreement, elect or take action to be treated as an entity whose separate existence from R&M is disregarded for U.S. federal income Tax purposes, be merged with or into any entity whose separate existence from R&M is disregarded for U.S. federal income Tax purposes or transfer any portion of its assets to R&M or an entity that is treated as a disregarded entity for U.S. federal income Tax purposes. R&M shall not, in connection with the transactions provided for in this Agreement, take any action which would cause Merger Sub or Merger Sub II to be treated as an entity whose separate existence from R&M is disregarded for U.S. federal income Tax purposes. The parties shall not take any position inconsistent with the Intended Tax Treatment. For the avoidance of doubt: (i) in determining whether the Aggregate Stock Consideration Closing Value is 80% or more of the Aggregate Reorganization Consideration Closing Value for purposes of satisfying the requirements of Section 368(a)(2)(E) of the Code, the Stock Consideration shall be valued as of the close of the Business Day immediately preceding the Closing Date, and (ii) in determining whether the payment of Stock Consideration and other relevant amounts pursuant to this Agreement satisfy the continuity of interest requirement of Treasury Regulation Section 1.368-1(e), if the Second Merger is required by Section 1.05, the “signing date rule” of Treasury Regulation Section 1.368-1T(e)(2) (or such successor provision having the same effect) shall be applicable to the valuation of R&M Common Shares consistent with IRS Notice 2010-25 (provided that the availability of such “signing date rule” is not prevented by subsequent regulatory pronouncement or statutory provision), and the parties shall take any action required to satisfy such IRS Notice and shall not adopt any treatment inconsistent with such treatment.

(b) T-3, R&M, Merger Sub and Merger Sub II each shall use its commercially reasonable efforts to obtain the Tax opinions described in Sections 7.02(d) and 7.03(d), including by making representations and covenants requested by Tax counsel in order to render such Tax opinions. Each of T-3, R&M, Merger Sub and Merger Sub II shall use its commercially reasonable efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to Tax counsel in furtherance of such Tax opinions.

Section 6.09  Transaction Litigation.  T-3 shall give R&M the reasonable opportunity to participate in the defense or settlement of any stockholder litigation against T-3 or its directors relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of R&M, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.10  Public Announcements.  Except with respect to any T-3 Adverse Recommendation Change or any R&M Adverse Recommendation Change made in accordance with the terms of this Agreement,

R&M and T-3 shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. T-3 and R&M agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

Section 6.11  Stock Exchange Listing.  R&M shall use reasonable best efforts to cause the R&M Common Shares to be issued in the Merger and any R&M Common Shares issuable following the Effective Time in respect of rights under the T-3 Stock Plan to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

Section 6.12  Employee Matters.  (a) From the Effective Time through August 31, 2011, the employees of T-3 and the T-3 Subsidiaries who remain in the employment of R&M and the R&M Subsidiaries (including T-3 and any T-3 Subsidiary) (the “Continuing Employees”) shall receive compensation and benefits (other than equity compensation) that is comparable in the aggregate to the compensation and benefits (other than equity compensation) provided to such employees of T-3 and the T-3 Subsidiaries immediately prior to the Effective Time.

(b) With respect to any employee benefit plan maintained by R&M or any of the R&M Subsidiaries in which Continuing Employees and their eligible dependents will be eligible to participate from and after the Effective Time, for all purposes, including determining eligibility to participate, level of benefits including benefit accruals (other than benefit accruals under defined benefit plans) and vesting service recognized by T-3 and any T-3 Subsidiary immediately prior to the Effective Time shall be treated as service with R&M or the R&M Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(c) With respect to any welfare plan maintained by R&M or any R&M Subsidiary in which Continuing Employees are eligible to participate after the Effective Time, R&M or such R&M Subsidiary shall: (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of T-3 and the T-3 Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid and for out-of-pocket maximums incurred prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(d) R&M shall, and shall cause the R&M Subsidiaries to, honor, in accordance with its terms, each T-3 Benefit Plan and all obligations thereunder, including any rights or benefits arising as a result of the transactions contemplated hereby (either alone or in combination with any other event).

(e) Nothing contained herein shall be construed as requiring, and T-3 shall take no action that would have the effect of requiring, R&M to continue any specific plans or to continue the employment of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of R&M to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of R&M or T-3. Without limiting the scope of Section 9.07, nothing in this Section 6.12 shall confer any rights or remedies of any kind or description upon any Continuing Employee or any other person other than the parties hereto and their respective successors and assigns.

Section 6.13  Obligations of Merger Sub and Merger Sub II.  R&M shall cause Merger Sub and Merger Sub II to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

Section 6.14  Reasonable Best Efforts.  Except to the extent that the parties’ obligations (and exceptions thereto) are specifically set forth elsewhere in this Agreement, upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

Section 6.15  Investigation; No Other Representations or Warranties.  (a) Each of R&M, Merger Sub and Merger Sub II acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, T-3 and its Subsidiaries and their businesses and operations, and R&M, Merger Sub and Merger Sub II have requested such documents and information from T-3 as each such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Each of R&M, Merger Sub and Merger Sub II acknowledges and agrees that it has had an opportunity to ask all questions of and receive answers from T-3 with respect to any matter such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. In connection with such investigation, R&M, Merger Sub, Merger Sub II and their Representatives have received from T-3 or its Representatives certain other estimates, projections and other forecasts for T-3 and its Subsidiaries and certain estimates, plans and budget information. Each of Parent R&M, Merger Sub and Merger Sub II acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that R&M, Merger Sub and Merger Sub II are familiar with such uncertainties; that R&M, Merger Sub and Merger Sub II are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them or their representatives; and that R&M, Merger Sub and Merger Sub II will not (and will cause all of their respective Subsidiaries or any other Person acting on their behalf to not) assert any claim or cause of action against T-3 or any of T-3’s Representatives with respect thereto, or hold any such Person liable with respect to such projections, forecasts, estimates, plans or budgets provided by R&M to T-3 or any of its Representatives in connection with the transactions contemplated by this Agreement, absent actual fraud.

(b) T-3 acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, R&M and its Subsidiaries and their businesses and operations, and T-3 has requested such documents and information from R&M as it considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. T-3 acknowledges and agrees that it has had an opportunity to ask all questions of and receive answers from R&M with respect to any matter it considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. In connection with such investigation, T-3 and its Representatives have received from R&M or its Representatives certain other estimates, projections and other forecasts for R&M and its Subsidiaries and certain estimates, plans and budget information. T-3 acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that T-3 is familiar with such uncertainties; that T-3 is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it or its representatives and that T-3 will not (and will cause all of its Subsidiaries or any other Person acting on their behalf to not) assert any claim or cause of action against R&M or any of R&M’s Representatives with respect thereto, or hold any such Person liable with respect to such projections, forecasts, estimates, plans or budgets provided by T-3 to R&M or any of its Representatives in connection with the transactions contemplated by this Agreement, absent actual fraud.

(c) Each of R&M, Merger Sub and Merger Sub II agrees that, except for the representations and warranties made by T-3 that are expressly set forth in Article III (as modified by the T-3 Disclosure Letter or as disclosed in the T-3 SEC Documents), neither T-3 nor any other Person has made and shall not be deemed to have made any representation or warranty of any kind. Without limiting the generality of the foregoing, each of R&M, Merger Sub and Merger Sub II agrees that neither T-3, any holder of T-3’s securities nor any of their respective Affiliates or Representatives, makes or has made any representation or warranty to R&M, Merger Sub, Merger Sub II or any of their Representatives or Affiliates with respect to:

(i) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of T-3 or any of its

Subsidiaries or the future business, operations or affairs of T-3 or any of its Subsidiaries heretofore or hereafter delivered to or made available to R&M, Merger Sub, Merger Sub II or their respective Representatives or Affiliates; or

(ii) any other information, statement or documents heretofore or hereafter delivered to or made available to R&M, Merger Sub, Merger Sub II or any of their Representatives or Affiliates, except to the extent and as expressly covered by a representation or warranty made by T-3 and contained in Article III.

(d) T-3 agrees that, except for the representations and warranties made by R&M, Merger Sub and Merger Sub II that are expressly set forth in Article IV (as modified by the R&M Disclosure Letter or as disclosed in the R&M SEC Documents), none of R&M, Merger Sub, Merger Sub II or any other Person has made and shall not be deemed to have made any representation or warranty of any kind. Without limiting the generality of the foregoing, T-3 agrees that none of R&M, Merger Sub, Merger Sub II, any holder of R&M’s securities nor any of their respective Affiliates or Representatives, makes or has made any representation or warranty to T-3 or any of its Representatives or Affiliates with respect to:

(i) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of R&M or any of its Subsidiaries or the future business, operations or affairs of R&M or any of its Subsidiaries heretofore or hereafter delivered to or made available to T-3 or its Representatives or Affiliates; or

(ii) any other information, statement or documents heretofore or hereafter delivered to or made available to T-3 or its Representatives or Affiliates, except to the extent and as expressly covered by a representation or warranty made by R&M, Merger Sub and Merger Sub II and contained in Article IV.

Section 6.16  Section 16(b) Matters.  Prior to the Effective Time, R&M, Merger Sub, Merger Sub II and T-3 shall take all such steps, if any, as may be required to cause any dispositions of equity securities of T-3 (including derivative securities) or acquisitions of equity securities of R&M (including derivative securities) in the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to T-3 to be exempt under Rule 16b-3 under the Exchange Act.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.01  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Shareholder and Stockholder Approvals.  The R&M Shareholder Approval and the T-3 Stockholder Approval shall have been obtained.

(b) Listing.  The R&M Common Shares issuable as Stock Consideration pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(c) Approvals.  The waiting periods and approvals applicable to the consummation of the Merger pursuant to the Antitrust Laws described in Section 7.01(c) of the T-3 Disclosure Letter shall have expired, been terminated or been obtained, as applicable. All other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity, including under any Antitrust Laws other than as set forth in Section 7.01(c) of the T-3 Disclosure Letter, shall have been obtained, and any applicable waiting period shall have expired or been terminated, except where the failure to comply would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (on the combined company following consummation of the Merger).

(d) No Legal Restraints.  No applicable Law and no Judgment, preliminary, temporary or permanent, or other legal restraint or prohibition (collectively, the “Legal Restraints”) shall be in effect that prevents the consummation of the Merger or the Second Merger (if required pursuant to Section 1.05);

provided, however, that a party seeking to rely on this condition to not complete the Closing shall have complied with its obligations under Section 6.03 and 6.14 in all material respects.

(e) Form S-4.  The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 7.02  Conditions to Obligations of T-3.  The obligation of T-3 to consummate the Merger is further subject to the satisfaction or waiver (by T-3) at or prior to the Closing of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of R&M, Merger Sub and Merger Sub II contained in this Agreement (except for the representations and warranties contained in Section 4.03) shall be true and correct at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “R&M Material Adverse Effect” set forth therein), individually or in the aggregate, would not reasonably be expected to have a R&M Material Adverse Effect, and (ii) the representations and warranties of R&M, Merger Sub and Merger Sub II contained in Section 4.03 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). T-3 shall have received a certificate signed on behalf of each of R&M, Merger Sub and Merger Sub II by an executive officer of each of R&M, Merger Sub, and Merger Sub II, respectively, to such effect.

(b) Performance of Obligations of R&M, Merger Sub and Merger Sub II.  R&M, Merger Sub and Merger Sub II shall have performed, in all material respects, all material covenants and obligations contained in this Agreement required to be performed by them under this Agreement at or prior to the Closing Date, and T-3 shall have received a certificate signed on behalf of each of R&M, Merger Sub and Merger Sub II by an executive officer of each of R&M, Merger Sub and Merger Sub II respectively, dated the Closing Date, certifying to such effect.

(c) Absence of R&M Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any event or development that, individually or in the aggregate, has had or is reasonably expected to have a R&M Material Adverse Effect.

(d) Tax Opinion.  T-3 shall have received the opinion of Vinson & Elkins, or such other nationally recognized Tax counsel reasonably satisfactory to T-3 as of the Closing Date, to the effect that either (i) the Merger will qualify as a reorganization described in Section 368(a)(2)(E) of the Code or (ii) the Merger and the Second Merger, taken together, qualify as a reorganization described in Section 368(a)(2)(D) of the Code. In rendering the opinion described in this Section 7.02(d), the Tax counsel rendering such opinion may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including those contained in certificates of officers of T-3, R&M, Merger Sub and Merger Sub II.

Section 7.03  Conditions to Obligation of R&M.  The obligation of R&M, Merger Sub and Merger Sub II to consummate the satisfaction or waiver (by R&M) at or prior to the Closing is further subject to the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of T-3 contained in this Agreement (except for the representations and warranties contained in Section 3.03) shall be true and correct at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “T-3 Material Adverse Effect” set forth therein), individually or in the aggregate, would not reasonably be expected to have a T-3 Material Adverse Effect, and (ii) the representations and warranties of T-3 contained in Section 3.03 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). R&M shall have received a certificate signed on behalf of T-3 by an executive officer of T-3 to such effect.

(b) Performance of Obligations of T-3.  T-3 shall have performed, in all material respects, all material covenants and obligations contained in this Agreement required to be performed by it under this Agreement at or prior to the Closing Date, and R&M shall have received a certificate signed on behalf of T-3 by an executive officer of T-3 dated the Closing Date, certifying to such effect.

(c) Absence of T-3 Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any event or development that, individually or in the aggregate, has had or is reasonably expected to have a T-3 Material Adverse Effect.

(d) Tax Opinion.  R&M shall have received the opinion of Thompson Hine LLP, or such other nationally recognized Tax counsel reasonably satisfactory to R&M, as of the Closing Date, to the effect that either (i) the Merger will qualify as a reorganization described in Section 368(a)(2)(E) of the Code or (ii) the Merger and the Second Merger, taken together, qualify as a reorganization described in Section 368(a)(2)(D) of the Code. In rendering the opinion described in this Section 7.03(d), the Tax counsel rendering such opinion may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including those contained in certificates of officers of T-3, R&M, Merger Sub and Merger Sub II.

(e) Appraisal Shares.  The number of Appraisal Shares for which demands for appraisal have not been withdrawn shall not exceed 10% of the outstanding shares of T-3 Common Stock.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.01  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the R&M Shareholder Approval or the T-3 Stockholder Approval:

(a) by mutual written consent of T-3 and R&M;

(b) by action of the T-3 Board or the R&M Board if:

(i) the Merger is not consummated on or before the Outside Date. The “Outside Date” shall mean May 15, 2011; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

(ii) the condition set forth in Section 7.01(d) is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; provided that the terminating party shall have complied with its obligations under Section 6.03 and 6.14 in all material respects;

(iii) the R&M Shareholder Approval is not obtained at the R&M Shareholders Meeting duly convened (unless such R&M Shareholders Meeting has been adjourned, in which case at the final adjournment thereof); or

(iv) the T-3 Stockholder Approval is not obtained at the T-3 Stockholders Meeting duly convened (unless such T-3 Stockholders Meeting has been adjourned, in which case at the final adjournment thereof);

(c) by T-3, if R&M, Merger Sub or Merger Sub II breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of R&M, Merger Sub or Merger Sub II contained herein fails to be true and correct, which breach or failure: (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) is not reasonably capable of being cured by the Outside Date or, if reasonably capable of being cured, R&M, Merger Sub or Merger Sub II, as the case may be, is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after receiving written notice from T-3 (provided that T-3 is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of T-3 contained in this Agreement then fails to be true and correct such that the conditions set forth in Section 7.03(a) or 7.03(b) could not then be satisfied);

(d) by R&M, if T-3 breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of T-3 contained herein fails to be true and correct, which breach or failure: (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) is not reasonably capable of being cured by the Outside Date or, if reasonably capable of being cured, T-3 is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after receiving written notice from R&M (provided that R&M, Merger Sub or Merger Sub II is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of R&M, Merger Sub or Merger Sub II contained in this Agreement then fails to be true and correct such that the conditions set forth in Section 7.02(a) or 7.02(b) could not then be satisfied);

(e) by R&M, prior to the T-3 Stockholders Meeting, if: (i) a T-3 Adverse Recommendation Change occurs, or (ii) the T-3 Board or a committee of the T-3 Board approves or recommends any T-3 Acquisition Proposal (whether or not such approval or recommendation is prohibited under Section 5.02), or (iii) if the T-3 Board fails, within 10 Business Days after any tender offer or exchange offer relating to the T-3 Common Stock by any Person (other than R&M) is first published, given or sent, to send the holders of the T-3 Common Stock a statement disclosing that the T-3 Board recommends rejection of such tender offer or exchange offer, or (iv) T-3, any T-3 Subsidiary or their respective Representatives commits a willful and material breach of any of its obligations under Section 5.02;

(f) by T-3, prior to the R&M Stockholders Meeting, if: (i) a R&M Adverse Recommendation Change occurs, or (ii) the R&M Board or a committee of the R&M Board approves or recommends any R&M Acquisition Proposal (whether or not such approval or recommendation is prohibited under Section 5.03), or (iii) if the R&M Board fails, within 10 Business Days after any tender offer or exchange offer relating to the R&M Common Shares by any Person (other than T-3) is first published, given or sent, to send the holders of the T-3 Common Shares a statement disclosing that the R&M Board recommends rejection of such tender offer or exchange offer, or (iv) R&M, any R&M Subsidiary or any of their respective Representatives commits a willful and material breach of any of its obligations under Section 5.03;

(g) by T-3 (acting through the T-3 Board), solely in response to a Superior T-3 Acquisition Proposal, if: (i) concurrently therewith T-3 enters into an Acquisition Agreement with respect to the Superior T-3 Acquisition Proposal, (ii) the Superior T-3 Acquisition Proposal has not been withdrawn and continues to be a Superior T-3 Acquisition Proposal, (iii) the T-3 Stockholder Approval has not been obtained, (iv) T-3 and its Representatives have complied in all material respects with its obligations under Section 5.02(c) with respect to such Superior T-3 Acquisition Proposal, and (v) T-3 pays all fees as required pursuant to Section 8.02(b); or

(h) by R&M (acting through the R&M Board), solely in response to a Superior R&M Acquisition Proposal, if: (i) concurrently therewith R&M enters into an Acquisition Agreement with respect to the Superior R&M Acquisition Proposal, (ii) the Superior R&M Acquisition Proposal has not been withdrawn and continues to be a Superior R&M Acquisition Proposal, (iii) the R&M Shareholder Approval has not been obtained, (iv) R&M and its Representatives have complied in all material respects with its obligations under Section 5.03(c) with respect to such Superior R&M Acquisition Proposal, and (v) R&M pays all fees as required pursuant to Section 8.02(c).

Section 8.02  Effect of Termination.  (a) In the event of termination of this Agreement by either R&M or T-3 as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of any party hereto except with respect to Section 3.22, Section 4.19, the last sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination indefinitely; provided, however, that no such termination (or any provision of this Agreement) shall relieve any party from liability for any damages for fraud or any willful and material breach by a party of any representation, warranty, covenant or agreement set forth in this Agreement. For purposes of this Agreement, “willful and material breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement that the breaching party is aware would or would reasonably be expected to breach its obligations under this Agreement.

(b) T-3 shall pay to R&M a fee of $12,000,000 (the “T-3 Termination Fee”) if:

(i) R&M terminates this Agreement pursuant to Section 8.01(e);

(ii) T-3 terminates this Agreement pursuant to Section 8.01(g); or

(iii) (A) prior to the T-3 Stockholders Meeting, a T-3 Acquisition Proposal has been made to T-3 and has become publicly known or has been made directly to the stockholders of T-3 generally by any Person, and in each case such T-3 Acquisition Proposal has not been publicly withdrawn prior to the T-3 Stockholder Meeting, (B) this Agreement is terminated pursuant to Section 8.01(b)(iv), and (C) within 12 months after such termination T-3 enters into a definitive Contract to consummate a T-3 Acquisition Proposal or a T-3 Acquisition Proposal is consummated. For purposes of this Section 8.02(b)(iii)(C) only, the term “T-3 Acquisition Proposal” shall have the meaning assigned to such term in Section 9.03, except that all references to “20%” therein shall be deemed to be references to “50%.”

Any T-3 Termination Fee due under this Section 8.02(b) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) above, on the Business Day immediately following the date of termination of this Agreement and (y) in the case of clause (iii) above, on the date of consummation of such T-3 Acquisition Proposal.

(c) R&M shall pay to T-3 a fee of $24,000,000 (the “R&M Termination Fee”) if:

(i) T-3 terminates this Agreement pursuant to Section 8.01(f);

(ii) R&M terminates this Agreement pursuant to Section 8.01(h); or

(iii) (A) prior to the R&M Shareholders Meeting, a R&M Acquisition Proposal has been made to R&M and has become publicly known or has been made directly to the shareholders of R&M generally by any Person, and in each case such R&M Acquisition Proposal has not been publicly withdrawn prior to the R&M Shareholder Meeting, (B) this Agreement is terminated pursuant to Section 8.01(b)(iii), and (C) within 12 months after such termination R&M enters into a definitive Contract to consummate a R&M Acquisition Proposal or a R&M Acquisition Proposal is consummated. For purposes of this Section 8.02(c)(iii)(C) only, the term “R&M Acquisition Proposal” shall have the meaning assigned to such term in Section 9.03, except that all references to “20%” therein shall be deemed to be references to “50%.”

Any R&M Termination Fee due under this Section 8.02(c) shall be paid by wire transfer of same-day funds (x) in the case of clause (i) above, on the Business Day immediately following the date of termination of this Agreement and (y) in the case of clause (iii) above, on the date of the consummation of such R&M Acquisition Proposal.

(d) R&M and T-3 acknowledge and agree that the agreements contained in Sections 8.02(b) and 8.02(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither T-3 nor R&M would enter into this Agreement. Accordingly, if T-3 fails promptly to pay the amount due pursuant to Section 8.02(b) or R&M fails promptly to pay the amount due pursuant to Section 8.02(c), and, in order to obtain such payment, the Person owed such payment commences a suit, action or other proceeding that results in a Judgment in its favor for such payment, the Person owing such payment shall pay to the Person owed such payment its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the rate of 3-month LIBOR as of the date such payment was required to be made (as adjusted thereafter on a quarterly basis to the then current 3-month LIBOR) plus 3%.

Section 8.03  Amendment.  This Agreement may be amended by the parties at any time before or after receipt of the R&M Shareholder Approval or the T-3 Stockholder Approval; provided, however, that: (i) after receipt of the R&M Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of R&M without the further approval of such shareholders, (ii) after receipt of the T-3 Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of T-3 without the further approval of such stockholders, (iii) no amendment shall be made to this Agreement after the Effective Time, and (iv) except as provided above in this Section 8.03, no amendment of this Agreement shall require the approval of the shareholders of R&M or the stockholders of T-3. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 8.04  Extension; Waiver.  At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement, or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by R&M shall require the approval of the shareholders of R&M unless such approval is required by Law, and no extension or waiver by T-3 shall require the approval of the stockholders of T-3 unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.05  Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of T-3, R&M, Merger Sub or Merger Sub II, action by its Board of Directors, or the duly authorized designee of its Board of Directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of R&M or the stockholders of T-3.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01  Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of a party which by its terms contemplates performance after the Effective Time.

Section 9.02  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to T-3, to:

T-3 Energy Services, Inc.
7135 Ardmore
Houston, Texas 77054
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: Douglas E. McWilliams
                 Stephen M. Gill

if to R&M, Merger Sub or Merger Sub II, to:

Robbins & Myers, Inc.
51 Plum Street, Suite 260
Dayton, Ohio
Attention: President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Thompson Hine LLP
2000 Courthouse Plaza, N.E.
Dayton, Ohio 45402
Attention: Linn S. Harson

Section 9.03  Definitions.  For purposes of this Agreement:

“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other similar agreement or arrangement constituting or related to, or that is intended to or would reasonably be expected to lead to, any T-3 Acquisition Proposal or R&M Acquisition Proposal, or requiring, or reasonably expected to cause, T-3 or R&M to abandon, terminate, delay or fail to consummate, or that would otherwise impede, interfere with or be inconsistent with, the Merger or any of the other transactions contemplated by this Agreement, or requiring, or reasonably expected to cause, T-3 or R&M to fail to comply with this Agreement (other than a confidentiality agreement referred to in Section 5.02(a) or Section 5.03(a), respectively).

“Adjusted Option” shall have the meaning specified in Section 6.04(a)(i).

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Aggregate Reorganization Consideration Closing Value” means the sum of: (i) the Aggregate Stock Consideration Closing Value, (ii) the aggregate amount of the Cash Consideration to be paid to holders of T-3 Common Stock, (iii) the aggregate amount of cash payable to holders of T-3 Warrants pursuant to Section 6.05, (iv) an amount equal to the product of: (A) the number of R&M Common Shares that can be issued to the holders of T-3 Warrants pursuant to Section 6.05, the number of R&M Common Shares to be issued to the former holders of T-3 Restricted Shares with respect to T-3 Restricted Shares that vest after the day this Agreement is executed, and the number of R&M Common Shares to be issued to the holders of T-3 Stock Options with respect to any such options that are exercised after the day that this Agreement is executed, and (B) the R&M Share Closing Price, (v) the amount of any cash and the fair market value of any property that is distributed, transferred or paid by T-3 to its stockholders (whether in a redemption transaction or as a dividend distribution) in connection with the Merger, and (vi) the amount of cash and the fair market value of property used by R&M or its Affiliates to purchase T-3 Common Stock other than in connection with the Merger.

“Aggregate Stock Consideration Closing Value” means the product of: (i) the number of R&M Common Shares that would be issued in the Merger as Merger Consideration if there were no reduction for cash to be paid in lieu of fractional R&M Shares pursuant to Section 2.03(f) (other than the number of R&M Common Shares to be issued to the holders of the T-3 Warrants pursuant to Section 6.05, the number of R&M Common Shares to be issued to the former holders of T-3 Restricted Shares with respect to T-3 Restricted Shares that vest after the day this Agreement is executed, and the number of R&M Common Shares to be issued to the former holders of T-3 Stock Options with respect to any such options that are exercised after the day that this Agreement is executed), and (ii) the R&M Share Closing Price.

“Agreement” shall have the meaning specified in the Preamble.

“Antitrust Laws” shall have the meaning specified in Section 6.03(c).

“Appraisal Shares” shall have the meaning specified in Section 2.02.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City or the State of Delaware.

“Cash Consideration” shall have the meaning specified in Section 2.01(c).

“Certificate” shall have the meaning specified in Section 2.01(c).

“Certificate of Merger” shall have the meaning specified in Section 1.03.

“Closing” shall have the meaning specified in Section 1.02.

“Closing Date” shall have the meaning specified in Section 1.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall have the meaning specified in Section 6.02.

“Consent” means any consent, approval, clearance, waiver, waiting period expiration, Permit or order.

“Continuing Employees” shall have the meaning specified in Section 6.12(a).

“Contract” shall mean any legally binding contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument.

“Delaware Secretary of State” shall have the meaning specified in Section 1.03.

“DGCL” shall have the meaning specified in Section 1.01.

A “Divestiture” of any asset means (i) any sale, transfer, license, separate holding, divestiture or other disposition, or any prohibition of, or any limitation on, the acquisition, ownership, operation, effective control or exercise of full rights of ownership, of such asset or (ii) the termination or amendment of any existing relationships or contractual rights.

“Effective Time” shall have the meaning specified in Section 1.03.

“Environmental Claim” means any administrative, regulatory or judicial proceedings, suits, orders, liens or investigations, or any written demands, directives, claims or notices of noncompliance or violation by or from any Person alleging liability arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (ii) the failure to comply with any Environmental Law or any Permit issued pursuant to Environmental Law.

“Environmental Laws” means all applicable Laws or Judgments of any Governmental Entity that are in effect as of the date of this Agreement relating to pollution or protection of natural resources, human health (to the extent relating to exposure to Hazardous Materials) or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) including such Laws and Judgments relating to the Release or threatened Release of, or exposure to, Hazardous Materials and the generation, manufacture, distribution, use, processing, treatment, storage, transport, disposal or arrangement for transport or disposal of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning specified in Section 2.03(a).

“Exchange Fund” shall have the meaning specified in Section 2.03(a).

“Filed R&M Contract” shall have the meaning specified in Section 4.14(a).

“Filed T-3 Contract” shall have the meaning specified in Section 3.14(a).

“Filed T-3 SEC Documents” means T-3 SEC Documents filed and publicly available prior to the date of this Agreement.

“Form S-4” means the registration statement on Form S-4 in connection with the issuance by R&M of the Stock Consideration, in which the Joint Proxy Statement shall be included as a prospectus.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Governmental Entity” means any foreign or domestic federal, state, regional or local government or any court of competent jurisdiction, regulatory or administrative agency or commission or other governmental authority or instrumentality.

“Grant Date” means the date on which the grant of a stock option is, by its terms, to be effective.

“Hazardous Materials” means any substance that, by its nature or its use, is regulated or as to which liability might arise under any Environmental Law including any: (i) chemical, product, material, substance or waste defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (ii) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, crude oil, or any components, fractions, or derivatives thereof Released into the environment; and (iii) asbestos containing materials, polychlorinated biphenyls, radioactive materials, urea formaldehyde foam insulation or radon gas.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, and (v) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or to purchase the obligations of others.

“Indemnified Liabilities” shall have the meaning specified in Section 6.06(a).

“Indemnified Person” shall have the meaning specified in Section 6.06(a).

“Intellectual Property Rights” means patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and any such rights in computer programs.

“Intended Tax Treatment” shall have the meaning specified in the Recitals.

“Intermediate Surviving Entity” shall have the meaning specified in Section 1.01.

“IRS” means the U.S. Internal Revenue Service.

“Joint Proxy Statement” shall have the meaning specified in Section 6.01(a).

“Judgment” means a judgment, settlement, writ, order or decree of any court or other Governmental Entity.

“Knowledge” of: (i) T-3 means, with respect to any matter in question, the knowledge of any of the following Persons: Steven W. Krablin, James M. Mitchell, Keith A. Klopfenstein and Jason Clark, and (ii) R&M, Merger Sub or Merger Sub II means, with respect to any matter in question, the knowledge of any of the following Persons: Peter C. Wallace, Christopher M. Hix, Saeid Rahimian and Kevin J. Brown. A fact is “Known” to a Person if that Person has Knowledge of the fact.

“Law” means any applicable statute, law (including common law), ordinance, rule or regulation.

“Legal Restraints” shall have the meaning specified in Section 7.01(d).

“Letter of Transmittal” shall have the meaning specified in Section 2.03(b).

“Lien” means any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever

“Material Adverse Effect” with respect to any Person means any event or development that materially and adversely affects the business, properties, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any effect that is attributable to, results from or arises in connection with (i) changes or conditions generally affecting the industries in which such Person and any of its Subsidiaries operate, except to the extent such effect has a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate, (ii) announcement of this Agreement or consummation of the transactions contemplated hereby (including any loss of customers or revenues in connection therewith), (iii) the outbreak or escalation of hostilities or any acts of war, sabotage or terrorism, or any earthquake, hurricane, tornado or other natural disaster, except to the extent such effect has a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate, (iv) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, except to the extent such effect has a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to others in the industries in which such Person and any of its Subsidiaries operate, or (v) any failure, in and of itself, to meet projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the underlying facts or occurrences giving rise to or contributing to such failure shall be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such underlying facts or occurrences are excluded from being taken into account by clauses (i) through (iv) of this definition)).

“Merger” shall have the meaning specified in Section 1.01.

“Merger Consideration” shall have the meaning specified in Section 2.01(c).

“Merger Sub” shall have the meaning specified in the Preamble.

“Merger Sub II” shall have the meaning specified in the Preamble.

“Merger Sub Common Stock” shall have the meaning specified in Section 2.01(a).

“NYSE” shall have the meaning specified in Section 2.03(f).

“OGCL” shall have the meaning specified in Section 4.03(b).

“Option Exchange Ratio” means 1.192 R&M Common Shares for each share of T-3 Common Stock.

“Outside Date” shall have the meaning specified in Section 8.01(b).

“Permit” means any applicable franchise, license, permit, registration, authorization, variance, waiver, exemption or approval obtained from or issued by any Governmental Entity.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“R&M” shall have the meaning specified in the Preamble.

“R&M Acquisition Proposal” means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving R&M, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a R&M Subsidiary or otherwise) of any business or assets of R&M or the R&M Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of R&M and the R&M Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of R&M, (iv) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the R&M Common Shares or (v) any combination of the foregoing (in each case, other than the Merger).

“R&M Adverse Recommendation Change” shall have the meaning specified in Section 5.03(b).

“R&M Articles” shall have the meaning specified in Section 4.01.

“R&M Benefit Plans” shall have the meaning specified in Section 4.10(a).

“R&M Board” shall have the meaning specified in the Recitals.

“R&M Board Recommendation” shall have the meaning specified in Section 6.01(d).

“R&M Capital Shares” shall have the meaning specified in Section 4.03(a).

“R&M Code” shall have the meaning specified in Section 4.01.

“R&M Common Shares” means the common shares, without par value, of R&M.

“R&M Commonly Controlled Entity” shall have the meaning specified in Section 4.10(a).

“R&M Disclosure Letter” shall have the meaning specified in Article IV.

“R&M Financial Advisor” shall have the meaning specified in Section 4.19.

“R&M Material Adverse Effect” means a Material Adverse Effect with respect to R&M.

“R&M Material Contract” shall have the meaning specified in Section 4.14(b).

“R&M Multiemployer Pension Plan” shall have the meaning specified in Section 4.10(c).

“R&M Notice of Recommendation Change” shall have the meaning specified in Section 5.03(b).

“R&M Pension Plans” shall have the meaning specified in Section 4.10(a).

“R&M Performance Share Unit” means any restricted stock unit that is subject to performance-based vesting and whose value is determined with reference to the value of shares of R&M Common Shares, and granted under any R&M Stock Plan.

“R&M Permits” shall have the meaning specified in Section 4.01.

“R&M Restricted Stock Unit” means any restricted stock unit payable in shares of R&M Common Shares or whose value is determined with reference to the value of shares of R&M Common Shares and granted under any R&M Stock Plan.

“R&M SEC Documents” shall have the meaning specified in Section 4.06(a).

“R&M Share Closing Price” means the closing price of a R&M Common Share as reported on the NYSE for the last trading session closing prior to the Closing Date, except as otherwise provided in Section 6.08.

“R&M Shareholder Approval” shall have the meaning specified in Section 4.04(a).

“R&M Shareholders Meeting” shall have the meaning specified in Section 4.04(a).

“R&M Stock-Based Awards” shall have the meaning specified in Section 4.03(a).

“R&M Stock Option” means any option to purchase R&M Common Shares granted under any R&M Stock Plan.

“R&M Stock Plans” means the R&M 2004 Stock Incentive Plan and the R&M 1999 Long-Term Stock Incentive Plan.

“R&M Subsidiaries” shall have the meaning specified in Section 4.01.

“R&M Termination Fee” shall have the meaning specified in Section 8.02(c).

“R&M Voting Debt” shall have the meaning specified in Section 4.03(b).

“Release” means any spilling, emitting, leaking, dumping, injecting, pouring, depositing, disposing, discharging, dispersing, leaching or migrating into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

“Representatives” means, collectively, a Person’s directors, officers, employees, investment bankers, accountants, attorneys or other advisors, agents or representatives.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger” shall have the meaning specified in Section 1.05.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Share Issuance” shall have the meaning specified in Section 4.04(a).

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Specified Parachute Payments” shall have the meaning specified in Section 3.10(j).

“Stock Consideration” shall have the meaning specified in Section 2.01(c).

A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Superior R&M Acquisition Proposal” means any bona fide written proposal or offer made by a third party or group pursuant to which such third party (or, in a merger, consolidation or statutory share-exchange involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, all, or at least a majority of the R&M Common Shares or assets of R&M or any of the R&M Subsidiaries, that represent more than 50% of the consolidated revenues, net income or assets of R&M and the R&M Subsidiaries, taken as a whole, which the R&M Board determines in good faith (after consultation with outside counsel and its financial advisor) is (i) on terms more favorable from a financial point of view to the holders of R&M Common Shares than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any changes proposed by T-3 to the terms of this Agreement), and (ii) reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

“Superior T-3 Acquisition Proposal” means any bona fide written proposal or offer made by a third party or group pursuant to which such third party (or, in a merger, consolidation or statutory share-exchange involving such third party, the stockholders of such third party) or group would acquire, directly or indirectly, all, or at least a majority of the T-3 Common Stock or assets of T-3 or any of the T-3 Subsidiaries, that represent more than 50% of the consolidated revenues, net income or assets of T-3 and the T-3 Subsidiaries, taken as a whole, which the T-3 Board determines in good faith (after consultation with outside counsel and its financial advisor) is: (i) more favorable from a financial point of view to the holders of T-3 Common Stock than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any changes proposed by R&M to the terms of this Agreement), and (ii) reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

“Surviving Entity” shall mean, if the Second Merger occurs, Merger Sub II or, if the Second Merger is not required to occur under Section 1.05, T-3.

“Surviving Entity Bylaws” shall have the meaning specified in Section 1.06.

“Surviving Entity Certificate” shall have the meaning specified in Section 1.06.

“T-3” shall have the meaning specified in the Preamble.

“T-3 Acquisition Proposal” means any proposal or offer (whether or not in writing), with respect to any (i) merger, consolidation, share exchange, other business combination or similar transaction involving T-3, (ii) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a T-3 Subsidiary or otherwise) of any business or assets of T-3 or the T-3 Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of T-3 and the T-3 Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of T-3, or (iv) transaction in which any Person (or the stockholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the T-3 Common Stock (in each case, other than the Merger).

“T-3 Adverse Recommendation Change” shall have the meaning specified in Section 5.02(b).

“T-3 Benefit Plans” shall have the meaning specified in Section 3.10(a).

“T-3 Board” shall have the meaning specified in the Recitals.

“T-3 Bylaws” shall have the meaning specified in Section 3.01.

“T-3 Capital Stock” shall have the meaning specified in Section 3.03(a).

“T-3 Certificate” shall have the meaning specified in Section 3.01.

“T-3 Common Stock” shall have the meaning specified in Section 2.01(b).

“T-3 Commonly Controlled Entity” shall have the meaning specified in Section 3.10(a).

“T-3 Disclosure Letter” shall have the meaning specified in Article III.

“T-3 Financial Advisor” shall have the meaning specified in Section 3.22.

“T-3 Material Adverse Effect” means a Material Adverse Effect with respect to T-3.

“T-3 Material Contract” shall have the meaning specified in Section 3.14(b).

“T-3 Multiemployer Pension Plan” shall have the meaning specified in Section 3.10(c).

“T-3 Notice of Recommendation Change” shall have the meaning specified in Section 5.02(b).

“T-3 Pension Plans” shall have the meaning specified in Section 3.10(a).

“T-3 Permits” shall have the meaning specified in Section 3.01.

“T-3 Preferred Stock” shall have the meaning specified in Section 3.03(a).

“T-3 Restricted Share” means any award of T-3 Common Stock that is subject to restrictions based on performance or continuing service and granted under the T-3 Stock Plan.

“T-3 SEC Documents” shall have the meaning specified in Section 3.06(a).

“T-3 Stock-Based Awards” shall have the meaning specified in Section 3.03(a).

“T-3 Stock Option” means any option to purchase T-3 Common Stock granted under any T-3 Stock Plan.

“T-3 Stock Plan” means the T-3 2002 Stock Incentive Plan.

“T-3 Stockholder Approval” shall have the meaning specified in Section 3.04(a).

“T-3 Stockholders” means holders of the T-3 Common Stock.

“T-3 Stockholders Meeting” shall have the meaning specified in Section 3.04(a).

“T-3 Subsidiaries” shall have the meaning specified in Section 3.01.

“T-3 Termination Fee” shall have the meaning specified in Section 8.02(b).

“T-3 Voting Debt” shall have the meaning specified in Section 3.03(b).

“T-3 Warrants” means warrants to purchase an aggregate of 8,595 shares of T-3 Common Stock issued in 2001 at a price of $12.80 per share.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return, refund or declaration of estimated Tax relating to Taxes.

“Taxes” means: (i) all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts, and (ii) liability for Taxes of any other Person of a kind described in clause (i) imposed: (A) under Treas. Reg. §1.1502-6 (or any similar provision of state or local Tax Law) or otherwise as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group for federal, state, local or foreign Tax purposes, or (B) under any Contract containing an express or implied obligation to indemnify any other Person.

“Voting Agreement” shall have the meaning specified in the Recitals.

“Warrant Consideration” shall have the meaning specified in Section 6.05.

“willful and material breach” shall have the meaning specified in Section 8.02(a).

Section 9.04  Interpretation.  When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “assets” and “properties” shall be deemed to have the same meaning, and to refer to all assets and properties, whether real or personal, tangible or intangible. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.

Section 9.05  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.05 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.06  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of an original counterpart hereof.

Section 9.07  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, taken together with the R&M Disclosure Letter and the T-3 Disclosure Letter and the Confidentiality Agreement: (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Merger and the other transactions contemplated by this Agreement and (b) except for Section 6.05, is not intended to confer upon any Person other than the parties any rights or remedies.

Section 9.08  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE, EXCEPT FOR SUCH PROVISIONS WHERE OHIO LAW IS MANDATORILY APPLICABLE, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO.

Section 9.09  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.10  Specific Enforcement.  The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VIII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in clause (a) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

Section 9.11  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER, THE SECOND MERGER (IF REQUIRED PURSUANT TO SECTION 1.05) OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereto: (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.11.

IN WITNESS WHEREOF, T-3, R&M, Merger Sub and Merger Sub II have duly executed this Agreement, all as of the date first written above.

ROBBINS & MYERS, INC.

By:	/s/ PETER C. WALLACE
Name:     Peter C. Wallace

Title:	President and Chief Executive Officer

T-3 ENERGY SERVICES, INC.

By:	/s/ STEVEN W. KRABLIN
Name:     Steven W. Krablin

Title:	Chairman, President &
Chief Executive Officer

TRIPLE MERGER I, INC.

By:	/s/ PETER C. WALLACE
Name:     Peter C. Wallace

Title:	President and Chief Executive Officer

TRIPLE MERGER II, INC.

By:	/s/ PETER C. WALLACE
Name:     Peter C. Wallace

Title:	President and Chief Executive Officer

EXHIBIT A TO MERGER AGREEMENT

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
T-3 ENERGY SERVICES, INC.

ARTICLE I

NAME

The name of the corporation is T-3 Energy Services, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware 19808 and the name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IV

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (as from time to time in effect, the “DGCL”).

ARTICLE V

AUTHORIZED CAPITAL STOCK

The Corporation shall have the authority to issue an aggregate of 75,000,000 shares, consisting of 25,000,000 shares of Preferred Stock, par value $.001 per share (“Preferred Stock”) and 50,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”).

A. Issuance of Preferred Stock.  Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions of this paragraph A and limitations prescribed by law, the Board of Directors is vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by the DGCL, by filing a certificate pursuant to the DGCL, to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations thereof or restrictions thereon relating to the shares of each such series, all to the maximum extent permitted by the DGCL. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

(1) the distinctive serial designation of the series and the number of shares constituting the series;

(2) the annual dividend rate, if any, on shares of the series and the preferences, if any, over shares of any other class or another series of the same class (or of shares of any other class or of another series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

(3) whether the shares of the series shall be redeemable and, if so, the terms and conditions of their redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

(4) the obligation, if any, of the Corporation to purchase or redeem shares of the series pursuant to a sinking fund or purchase fund and the terms of any such obligation;

(5) whether shares of the series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, shares of any series of the same class or any evidence of indebtedness, and, if so, the terms and conditions of conversion or exchange, including the price or prices or the rate or rates of conversion or exchange;

(6) whether the shares of the series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;

(7) the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;

(8) whether the shares of the series shall be entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issuance of any additional stock (including additional shares of the series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

(9) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan relating to any such series.

Except as otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

B. Redeemed or Reacquired Shares of Preferred Stock.  Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes, any other series of the same class, or any evidences of indebtedness, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part, or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

C. Common Stock.  The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein set forth and as may be stated in any resolutions of the Board of Directors regarding Preferred Stock. Subject to all rights of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed to the holders of Common Stock according to their respective shares. Except as otherwise provided by law and subject to the voting rights conferred on the Preferred Stock or any series thereof by any Directors’ Resolution, the holders of shares of Common Stock shall possess exclusive voting rights for the election of directors and for all other purposes, each holder of Common Stock on the date fixed for determining the stockholders entitled to vote being entitled to one vote for each share of Common Stock held of record by such holder.

D. Denial of Preemptive Rights.  No holder of any stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class of the Corporation, or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

E. Denial of Cumulative Voting.  No holder of any stock of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

ARTICLE VI

AMENDMENT OF BYLAWS

The Board of Directors shall have the power to make, alter, amend and repeal the Corporation’s bylaws. Any bylaws made, altered or amended by the Board of Directors under the powers conferred hereby may be further altered or amended, or repealed, by the directors or by the stockholders; provided, however, that the bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of at least a majority of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VII

BOARD OF DIRECTORS

The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws. Election of directors need not be by ballot unless the bylaws so provide.

ARTICLE VIII

DIRECTOR LIABILITY

No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VIII shall not eliminate or limit the liability of a director:

(1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders,

(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or

(4) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article VIII will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

ARTICLE IX

INDEMNIFICATION

A. Mandatory Indemnification.  Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this paragraph A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

B. Advancement of Expenses.  Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under paragraph A of this Article IX or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.

C. Vesting.  The Corporation’s obligation to indemnify and to advance expenses under paragraphs A and B of this Article IX shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under paragraphs A and B of this Article IX which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

D. Enforcement.  If a claim under either or both of paragraphs A and B of this Article IX is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

E. Nonexclusive.  The indemnification and advancement provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification and advancement may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of the stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

F. Permissive Indemnification.  The rights to indemnification and prepayment of expenses which are conferred to the Corporation’s directors and officers by paragraphs A and B of this Article IX may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

G. Insurance.  The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Corporation’s bylaws, the provisions of this Article IX, the DGCL or other applicable law.

H. Other Arrangements for Indemnification.  Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article IX, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation or (4) establish a letter of credit, guaranty or surety arrangement.

ARTICLE X

DGCL SECTION 203

The Corporation elects to not be governed by Section 203 of the DGCL.

EXHIBIT B TO MERGER AGREEMENT

AMENDED AND RESTATED
BYLAWS
OF
T-3 ENERGY SERVICES, INC.

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation.

Section 2.  Other Offices.  The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  All meetings of the stockholders will be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of the meeting or in duly executed waivers of notice of the meeting.

Section 2.  Annual Meetings.  An annual meeting of the Corporation’s stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.

Section 3.  Postponement or Adjournment of Meetings.  The Board of Directors may, at any time prior to the holding of a meeting of stockholders, postpone such meeting to such time and place as is specified in the notice of postponement of such meeting, which notice shall be given in accordance with Article VI of these bylaws at least ten days before the date to which the meeting is postponed. In addition, any meeting of the stockholders may be adjourned at any time by the Chairman of the Board or such other person who shall be lawfully acting as Chairman of the Meeting (defined below), if such adjournment is deemed by the Chairman of the Meeting to be a reasonable course of action under the circumstances.

Section 4.  Notice of Annual Meeting.  Written or printed notice of the annual meeting, stating the place, day and hour thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.

Section 5.  Special Meeting.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may only be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors by the written order of a majority of the entire Board of Directors.

Section 6.  Notice of Special Meeting.  Written notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.

Section 7.  Business at Special Meeting.  Business transacted at all special meetings will be confined to the purpose or purposes stated in the notice.

Section 8.  Stockholder List.  At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, will be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during usual business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or, if not so specified, at the principal place of business of the Corporation. Such list will also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Section 9.  Quorum.  The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, the Chairman of the Meeting or a majority of the shares of stock, present in person or represented by proxy, although not constituting a quorum, shall have power to postpone or recess the meeting without notice other than announcement at the meeting of the date, time and place of the postponed or recessed meeting. At any such adjourned meeting at which a quorum is represented any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 10.  Majority Vote.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented at the meeting in person or by proxy will decide any question brought before the meeting, unless the question is one upon which, by statute or express provision of the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

Section 11.  Proxies.  At any meeting of the stockholders every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than eleven months prior to the date of the meeting.

Section 12.  Voting.  Unless otherwise provided by statute, the Certificate of Incorporation or these bylaws, each stockholder will have one vote for each share of stock having voting power, registered in his name on the books of the Corporation.

Section 13.  Voting of Stock of Certain Holders; Elections.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officers, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of the fiduciary. Shares standing in the name of a receiver may be voted by the receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given in written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a) If only one votes, his act binds all;

(b) If more than one vote, the act of the majority so voting binds all;

(c) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 14.  Voting of Stock Owned by the Corporation.  Stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 14 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 15.  Action by Consent of Stockholders.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  Powers.  The business and affairs of the Corporation will be managed by a Board of Directors. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.

Section 2.  Number of Directors.  The number of directors which constitute the whole Board will be determined by resolution of the Board of Directors from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.  Election and Term.  The directors shall be elected at the annual meeting of stockholders, except as provided in Section 4 of this Article III, and each director elected shall hold office for the term for which he was elected and until his successor shall be elected and shall qualify or until his earlier death, resignation, disqualification or removal from office. Directors need not be residents of Delaware or stockholders of the Corporation.

Section 4.  Vacancies.  If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the resulting vacancy or the newly created directorship; and a director so chosen shall hold office until the next election and until his successor shall be duly elected and shall qualify, unless sooner removed.

Section 5.  Resignation; Removal.  Any director may resign at any time. Unless otherwise prescribed by law or the Certificate of Incorporation, a director may be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Section 6.  Chairman of the Board and Vice Chairman of the Board.  The Board of Directors may elect a Chairman of the Board who shall preside at meetings of the Board of Directors and stockholders and shall not be an officer of the Corporation. The Board of Directors may also elect a Vice Chairman of the Board who, in the absence or disability of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board and shall not be an officer of the Corporation.

Section 7.  Interested Directors.  A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

ARTICLE IV

MEETINGS AND COMMITTEES OF THE BOARD

Section 1.  Regular Meetings.  Regular meetings of the Board may be held at such time and place either within or without the State of Delaware and with such notice or without notice as is determined from time to time by the Board.

Section 2.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President on one days notice to each director, either personally or by mail or telegram. Special meetings will be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President in like manner and on like notice upon the written request of a majority of the Board of Directors.

Section 3.  Quorum and Voting.  At all meetings of the Board, a majority of the directors will be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.  Telephone Meetings.  The directors may hold their meetings in any manner permitted by law. Without limitation, at any meeting of the Board, a member may attend by telephone, radio, television, interactive media or similar means of communication by means of which all participants can hear each other and which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes, including the determination of whether a quorum is present.

Section 5.  Action by Written Consent.  Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors under applicable statutory provisions, the Certificate of Incorporation, or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Any such consent shall be filed with the minutes of the meetings of the Board of Directors or such committee, as the case may be.

Section 6.  Committees of Directors.  The Board of Directors may establish committees of the Board of Directors by resolution of a majority of the whole Board of Directors. Each of such committees shall consist of one or more members of the Board of Directors. Each committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided by resolution of the Board of Directors. Each of such committees may authorize the seal of the Corporation to be affixed to any document or instrument. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of committees may be called by the chairman of the committee by written, telegraphic or telephonic notice to all members of the committee and the Chief Executive Officer and shall be at such time and place as shall be stated in the notice of such meeting. Any member of a committee may participate in any meeting by means of conference telephone or similar communications equipment. In the absence or disqualification of a member of any committee the chairman of such committee may, if deemed advisable, appoint another member of the Board of Directors to act at the meeting in the place of the disqualified or absent member. The chairman of the committee may fix such other rules and procedures governing conduct of meetings as he shall deem appropriate.

ARTICLE V

COMPENSATION OF DIRECTORS

The Board of Directors shall have the authority to fix the compensation of directors. The Board shall also have the authority to fix the compensation of members of committees of the Board. No provision of these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VI

NOTICES

Section 1.  Methods of Notice.  Whenever any notice is required to be given to any stockholder under the provisions of any statute, the Certificate of Incorporation or these bylaws, it will not be construed to require personal notice, but such notice may be given in writing by mail addressed to such stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors may also be given by telegram, by facsimile, by telephone or in person, and notice given by such means shall be deemed given at the time it is delivered.

Section 2.  Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by statute.

ARTICLE VII

OFFICERS

Section 1.  Executive Officers.  The officers of the Corporation shall consist of a President, Vice President, Treasurer and Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect additional officers and assistant officers including, without limitation, a Chief Executive Officer, additional vice presidents, including one or more senior vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

Section 2.  Election and Qualification.  The Board of Directors shall elect the President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

Section 3.  Other Officers and Agents.  The Board of Directors may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the Board of Directors.

Section 4.  Salaries.  The salaries of all officers of the Corporation, if any, shall be fixed by the Board of Directors except as otherwise directed by the Board of Directors.

Section 5.  Term, Removal and Vacancies.  Each officer of the Corporation shall hold office until his resignation or his successor is chosen and qualified. Any officer may be removed at any time by the Board of Directors with or without cause. If any such office becomes vacant for any reason, the vacancy will be filled by the Board of Directors.

Section 6.  Chief Executive Officer.  The Chief Executive Officer, if one is elected, shall preside at meetings of the Board of Directors and stockholders if there is no Chairman of the Board or Vice Chairman of the Board. The Chief Executive Officer shall supervise and have overall executive charge of the business, properties, administration and operations of the Corporation with the powers of a general manager, including, without limitation, the authority to initiate and defend litigation and arbitration proceedings. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors (and committees thereof) are carried into effect. In general, he shall perform all duties as from time to time may be assigned to him by the Board of Directors. He shall from time to time make such reports of the affairs of the Corporation as the Board of Directors may require.

Section 7.  President.  The President shall, subject to the Board of Directors and to the authority of the Chief Executive Officer (if one is elected), supervise and have overall executive charge of the business properties, administration and operations of the Corporation with the powers of a general manager, including, without limitation, the authority to initiate and defend litigation and arbitration proceedings. The President shall see that all orders and resolutions of the Board of Directors (and committees thereof) are carried into effect. In the absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. The President shall have such other powers and duties as may from time to time be prescribed by duly adopted resolution of the Board of Directors.

Section 8.  Vice President.  The Vice Presidents in the order determined by the Board of Directors will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and will perform such other duties as the Board of Directors and President may prescribe.

Section 9.  Secretary.  The Secretary will attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and will perform like duties for the standing committees when required. He will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors and President. He will keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary.

Section 10.  Assistant Secretaries.  The assistant secretaries in the order determined by the Board of Directors will perform, in the absence or disability of the Secretary, the duties and exercise the powers of the Secretary and will perform such other duties as the Board of Directors and President may prescribe.

Section 11.  Treasurer.  The Treasurer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designed by the Board of Directors. He will disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and will render to the Board of Directors and President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

Section 12.  Assistant Treasurers.  The Assistant Treasurers in the order determined by the Board of Directors, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties as the Board of Directors and President may prescribe.

Section 13.  Officer’s Bond.  If required by the Board of Directors, any officer will give the Corporation a bond (to be renewed as the Board of Directors may require) in such sum and with such surety or sureties as is satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE VIII

SHARES AND STOCKHOLDERS

Section 1.  Certificates Representing Shares.  The certificates representing shares of capital stock of the Corporation shall be numbered and entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares and be signed by (i) the Chief Executive Officer, President or Vice-President and (ii) the Secretary or an Assistant Secretary. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

Section 2.  Transfer of Shares.  Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Notwithstanding the foregoing, no transfer will be recognized by the Corporation if such transfer would violate federal or state securities laws, the Certificate of Incorporation, or any stockholders’ agreements which may be in effect at the time of the purported transfer. The Corporation may, prior to any such transfer, require a stockholder to provide (at such stockholder’s expense) an opinion of counsel addressed to the Corporation and its stock transfer agent and registrar to the effect that any such transfer does not violate applicable securities laws requiring registration or an exemption from registration prior to any such transfer.

Section 3.  Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the share transfer records be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer records are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting or stockholders, such books must be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date, in any case, to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or dividend is adopted, as the case may be, will be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination will apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

Section 4.  Registered Stockholders.  The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends, and to vote as such owner, and for all other purposes; and the Corporation is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5.  Lost Certificate.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed, such affidavit to be satisfactory in form and substance to the Corporation. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in form and substance satisfactory to the Corporation and in such sum as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.  Fractional Share Interests.  The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

ARTICLE IX

GENERAL

Section 1.  Dividends.  The Board of Directors may from time to time declare, and, if so declared, the Corporation pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to law or the Certificate of Incorporation. Such dividends may be declared at any regular or special meeting of the Board of Directors, and the declaration and payment will be subject to all applicable provisions of law, the Certificate of Incorporation and these bylaws.

Section 2.  Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors may think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.  Checks.  All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.  Corporate Records.  The Corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 5.  Amendment.  These bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal bylaws adopted or amended by the Board.

Section 6.  Indemnification.  Except as otherwise provided in the Certificate of Incorporation, each director, officer and former director or officer of the Corporation, and any person who may have served or who may hereafter serve at the request of the Corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, is hereby indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law as may from time to time be in effect. Such indemnification will not be deemed exclusive of any other rights to which such director, officer or other person may be entitled under any agreement, vote of stockholders, or otherwise. Without limitation, nothing in this section shall limit any indemnification provisions in the Certificate of Incorporation.

ANNEX B

CONFIDENTIAL

October 6, 2010

The Board of Directors
Robbins & Myers, Inc.
51 Plum Street, Suite 560
Dayton, OH 45440

Dear Members of the Board:

We understand that Robbins & Myers, Inc., an Ohio corporation (“Robbins & Myers” or the “Company”), is considering a transaction whereby the Company will merge with T-3 Energy Services, Inc., a Delaware corporation (“T-3”). Pursuant to the terms of an Agreement and Plan of Merger, draft dated as of October 5, 2010 (the “Agreement”), among the Company, T-3, Triple Merger I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Sub I”), and Triple Merger II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Sub II”), Sub I will merge with T-3, as a result of which T-3 will become a wholly owned subsidiary of the Company (the “Transaction”), and all of the issued and outstanding shares of the common stock, par value $0.01 per share, of T-3 (“T-3 Common Stock”) will be converted into the right to receive, for each outstanding share of T-3 Common Stock, (x) 0.894 shares of the common shares, without par value, of the Company (“Company Common Stock” and, such aggregate number of shares of Company Common Stock, the “Stock Consideration”), and (y) $7.95 (such cash in the aggregate, the “Cash Consideration” and, collectively with the Stock Consideration, the “Consideration”). In certain circumstances, the Agreement also provides for the subsequent merger of T-3 with Sub II.

The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Consideration to be paid by the Company in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS and its affiliates have provided investment banking services to the Company unrelated to the proposed Transaction, for which UBS and its affiliates received compensation, including having acted as agent on a Robbins & Myers share repurchase program. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of T-3 and the Company and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

The Board of Directors
Robbins & Myers, Inc.
October 6, 2010

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company or the Company’s underlying business decision to effect the Transaction or any related transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any related transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction or any related transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. We express no opinion as to what the value of Company Common Stock will be when issued pursuant to the Transaction or the prices at which T-3 Common Stock or Company Common Stock will trade at any time. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on T-3, the Company or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to T-3 and the Company; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of T-3 that were provided to us by the management of T-3 and the management of the Company and not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iv) reviewed certain estimates of synergies prepared by the management of the Company that were not publicly available that you have directed us to utilize for purposes of our analysis; (v) conducted discussions with members of the senior managements of T3 and the Company concerning the businesses and financial prospects of T-3 and the Company; (vi) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vii) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (viii) reviewed current and historical market prices of T-3 Common Stock and Company Common Stock; (ix) considered certain pro forma effects of the Transaction on the Company’s financial statements; (x) reviewed the Agreement; and (xi) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of T-3 or the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts,

The Board of Directors
Robbins & Myers, Inc.
October 6, 2010

estimates, synergies and pro forma effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of T-3 and the Company and such synergies and pro forma effects. In addition, we have assumed, with your approval, that the financial forecasts and estimates, including synergies, referred to above will be achieved at the times and in the amounts projected. We also have assumed, with your consent, that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

UBS SECURITIES LLC

ANNEX C

October 5, 2010

The Board of Directors
T-3 Energy Services, Inc.
7135 Ardmore
Houston, TX 77054

Members of the Board:

You have asked us to advise you with respect to the fairness to the stockholders of T-3 Energy Services, Inc. (the “Company”), from a financial point of view of the consideration to be received by such holders pursuant to the terms of the Merger Agreement (the “Merger Agreement”), providing for the merger (the “Merger”) of a wholly owned subsidiary of Robbins & Myers, Inc. (the “Merger Parent”) with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Merger Parent. Under certain circumstances, the Company may be merged with and into another wholly-owned subsidiary of the Merger Parent (the “Second Merger” and together with the Merger, the “Mergers”). Pursuant to the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company will be converted into the right to receive (i) $7.95 in cash (the “Cash Consideration”), plus (ii) 0.894 of a share of common stock, without par value, of the Merger Parent (the “Stock Consideration”). Collectively, the Cash Consideration and the Stock Consideration are herein referred to as the “Merger Consideration”.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following:

(i)	the draft Merger Agreement dated as of October 4, 2010;

(ii)	the financial statements and other information concerning the Company, including the Company’s Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 2009; the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009, March 31, 2010 and June 30, 2010; the Company’s Proxy Statement on Form DEF 14A filed on April 30, 2010; and the Company’s Current Reports on Form 8-K filed on April 20, 2010, May 11, 2010, May 20, 2010, June 16, 2010, July 20, 2010 and July 29, 2010;

(iii)	certain other internal information, primarily financial in nature, relating to the Company, which was provided to us by the Company, including the Board of Directors approved budget for the year ended December 31, 2010, and projected financial results, developed by the management of the Company, for the subsequent five year period ending December 31, 2015;

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(iv)	certain publicly available information concerning the trading of, and trading market for, the Company’s common stock;

(v)	the financial statements and other information concerning the Merger Parent, including the Merger Parent’s Annual Reports on Form 10-K for each of the years in the three year period ended August 31, 2009; the Merger Parent’s Quarterly Reports on Form 10-Q for the quarters ended November 30, 2009, February 28, 2010 and May 31, 2010; the Merger Parent’s Proxy Statement on Form DEF 14A filed on December 4, 2009; the Merger Parent’s Post-Effective Amendment To Registration Statement on Form POS AM filed on October 30, 2009; and the Merger Parent’s Current Reports on Form 8-K filed on January 6, 2010, March 24, 2010 and June 24, 2010;

(vi)	certain other internal information, primarily financial in nature, relating to the Merger Parent, which was provided to us by the Merger Parent, including projected financial results, developed by the management of the Merger Parent, for the fiscal year ending August 31, 2011;

(vii)	the projected operating assumptions and projected financial results for the Merger Parent for the four year period covering fiscal years 2012 through 2015, developed by management of the Company;

(viii)	certain publicly available information concerning the trading of, and the trading market for, the Merger Parent’s common stock;

(ix)	certain publicly available information with respect to certain other companies we believe to be comparable to the Company and the Merger Parent and the trading markets for certain of such companies’ securities;

(x)	certain publicly available information concerning the estimates of the future operating and financial performance of Merger Parent, the Company and the comparable companies prepared by industry experts unaffiliated with either the Merger Parent or the Company;

(xi)	certain publicly available information concerning the markets in which the Merger Parent and the Company operate prepared by industry experts unaffiliated with either Merger Parent or the Company;

(xii)	certain publicly available information concerning the nature and terms of certain other transactions considered relevant to our analysis; and

(xiii)	such other analyses and examinations as we have deemed necessary and appropriate.

We have also met with certain officers and employees of the Company and the Merger Parent to discuss the foregoing, as well as other matters believed relevant to the inquiry.

In connection with our review, we have not independently verified any of the foregoing information (including the information contained in the Proxy Statement) and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s and the Merger Parent’s management as to the future financial performance of the

Company and the Merger Parent. We have assumed that the final/execution versions of the Merger Agreement will be substantially the same as the draft of such document that we have reviewed and that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We have assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived by the Merger. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters. We have not performed any tax analysis, nor have we been furnished with any such analysis. In addition, we have not made an independent evaluation or appraisal of the assets of the Company or the Merger Parent, nor have we been furnished with any such appraisals.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and the Merger Parent; (ii) the business prospects of the Company and the Merger Parent; (iii) the historical and current market for the Company’s common stock, the Merger Parent’s common stock and for the equity securities of certain other companies believed to be comparable to the Company or the Merger Parent; (iv) the respective contributions in terms of various financial measures of the Company and the Merger Parent to the combined company, and the relative pro forma ownership of the Merger Parent after the Merger by the current holders of the Company’s common stock and the Merger Parent’s common stock; (v) the value of the discounted cash flows of the Company and the Merger Parent and related sensitivities; and (vi) the nature and terms of certain other merger and acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions and our experience in connection with similar transactions and securities’ valuation generally.

Our opinion necessarily is based upon conditions as they exist and can be evaluated on, and on the information made available at, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger.

Simmons & Company International (“Simmons”) is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the past, we have acted as financial advisor to the Company and we anticipate that we may act as financial advisor to the Merger Parent with respect to future transactions.

In the ordinary course of our business, we actively trade debt and equity securities for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in securities of the Company and the Merger Parent.

It is understood that this opinion is for the information of the Board of Directors only and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or proxy statement, or in any other written document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent; provided, however, that this opinion may be included, in its entirety, in a proxy statement used to solicit approval of the Merger and the registration statement which is partly comprised of such proxy statement. This opinion does not address the Company’s underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effects of any other transaction in which the Company might engage. This opinion does not address the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of the Company.

The issuance of our opinion has been approved by a Simmons Fairness Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company as set forth in the Merger Agreement is fair to such stockholders from a financial point of view.

Very truly yours,

Simmons & Company International

By:
Managing Director

ANNEX D

SECTIONS 1701.84 AND 1701.85 OF THE OHIO REVISED
CODE — DISSENTER’S RIGHTS

Section 1701.84. Dissenting shareholders entitled to relief.

The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, 1701.801 of the Revised Code;

(B) In the case of the merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

(C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

(D) In the case of the combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

(E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code;

(F) Shareholders of a domestic corporation that is being converted pursuant to section 1701.792 of the Revised Code.

Section 1701.85. Qualifications of and procedures for dissenting shareholders.

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(5) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new or converted partnership or the comparable representatives of any other surviving, new or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

ANNEX E

DELAWARE GENERAL CORPORATION LAW
SECTION 262 — APPRAISAL RIGHTS

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 2 of Article V of the Code of Regulations of Robbins & Myers sets forth certain rights of directors and officers of Robbins & Myers to indemnification. Such rights provide indemnification by Robbins & Myers as permitted by Ohio law. The liabilities against which a director or officer may be indemnified and factors employed to determine whether a director or officer is entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of Robbins & Myers (“Third Party Actions”) or (b) by and in the right of Robbins & Myers (“Corporation Actions”).

In Third Party Actions, Robbins & Myers will indemnify each director and officer against expenses, including attorneys’ fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Robbins & Myers and with respect to any matter the subject of a criminal action, suit or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

In Corporation Actions, Robbins & Myers will indemnify each director and officer against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Robbins & Myers, except that no indemnification is permitted with respect to (i) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Robbins & Myers unless a court determines such person is entitled to indemnification and (ii) any liability asserted in connection with unlawful loans, dividends, distribution, distribution of assets and repurchase of Robbins & Myers shares under Section 1701.95 of the Ohio Revised Code.

Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Board of Directors of Robbins & Myers by a majority vote of a quorum consisting of directors of Robbins & Myers who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of Robbins & Myers.

Section 2 of Article V of the Robbins & Myers’ Code of Regulations does not limit in any way other indemnification rights to which those seeking indemnification may be entitled. Robbins & Myers has entered into an indemnification agreement with each director of Robbins & Myers, the form of which was approved by the shareholders of Robbins & Myers. A copy of such agreement was filed as an exhibit to Robbins & Myers Annual Report on Form 10-K for the year ended August 31, 2001.

Robbins & Myers maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to Robbins & Myers under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by Robbins & Myers’ indemnification obligations.

Item 21.	Exhibits and Financial Statement Schedules.

See Exhibit Index.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement, will as to the purchaser with a time of contract of the sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 of this Registration Statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on November 29, 2010.

ROBBINS & MYERS, INC.

By:	/s/ Peter C. Wallace
Name:     Peter C. Wallace

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter C. Wallace Peter C. Wallace	President and Chief Executive Officer (Principal Executive Officer) and a Director	November 29, 2010

/s/ Christopher M. Hix Christopher M. Hix	Vice President and Chief Financial Officer (Principal Financial Officer)	November 29, 2010

/s/ Kevin J. Brown Kevin J. Brown	Corporate Controller (Principal Accounting Officer)	November 29, 2010

* Thomas P. Loftis	Chairman of the Board	November 29, 2010

* Richard J. Giromini	Director	November 29, 2010

* Stephen F. Kirk	Director	November 29, 2010

* Andrew G. Lampereur	Director	November 29, 2010

* Dale L. Medford	Director	November 29, 2010

* Albert J. Neupaver	Director	November 29, 2010

*	The undersigned, by signing his name hereto, executes this registration statement pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission.

/s/  Peter C. Wallace
Peter C. Wallace
Their Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Document

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION
2.1	Agreement and Plan of Merger, dated October 6, 2010, by and among Robbins & Myers, Inc., Triple Merger I, Inc., Triple Merger II, Inc. and T-3 Energy Services, Inc., included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement.	F/*
2.2	Voting Agreement, dated October 6, 2010, by and among M.H.M. & Co., Ltd., Robbins & Myers, Inc., and T-3 Energy services, Inc. was filed as Exhibit 10.1 to the Robbins & Myers Current Report on Form 8-K filed on October 6, 2010.	**
(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
4.1	Amended Articles of Incorporation of Robbins & Myers, Inc. was filed as Exhibit 3.1 to the Robbins & Myers Quarterly Report on Form 10-Q for the Quarter ended February 29, 2008.	**
4.2	Code of Regulations of Robbins & Myers, Inc. was filed as Exhibit 3.1 to the Robbins & Myers Quarterly Report on Form 10-Q for the Quarter ended February 28, 2007.	**
4.3	Fifth Amended and Restated Credit Agreement dated December 19, 2006, among Robbins & Myers, Inc., Robbins & Myers Finance Europe B.V., the Lenders named in the amended agreement and JP Morgan Chase Bank, N.A. as Administrative Agent and Issuing Bank was filed as Exhibit 4.1 to the Robbins & Myers Current Report on Form 8-K filed on December 22, 2006.	**
4.4	Amended and Restated Pledge and Security Agreement between Robbins & Myers, Inc. and Bank One, Dayton, N.A., dated May 15, 1998, was filed as Exhibit 4.2 to the Robbins & Myers Report on Form 10-K for the year ended August 31, 2003.	**
4.5	Registration Agreement, dated August 7, 2008, between Robbins & Myers, Inc. and M.H.M & Co., Ltd. was filed as Exhibit 4.3 to the Robbins & Myers Registration Statement on Form S-3ASR (File No. 333-152874), as amended by Post-Effective Amendment No. 1 filed on October 30, 2009.	**
4.6	Waiver, dated as of October 6, 2010, by and among Robbins & Myers, Inc., Robbins & Myers Finance Europe B.V., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, was filed as Exhibit 10.2 to the Robbins & Myers Current Report on Form 8-K filed on October 6, 2010.	**
(5)	OPINION REGARDING LEGALITY
5.1	Opinion of Thompson Hine LLP as to the validity of the Robbins & Myers Common Shares being registered.	F
(8)	OPINION REGARDING TAX MATTERS
8.1	Opinion of Thompson Hine LLP as to certain tax matters.	F
8.2	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.	F
(23)	CONSENTS OF EXPERTS AND COUNSEL
23.1	Consents of Thompson Hine LLP (included in Exhibit 5.1 and Exhibit 8.1 hereto).	F
23.2	Consent of Vinson & Elkins LLP (included in Exhibit 8.2 hereto).	F
23.3	Consent of Ernst & Young LLP, independent auditors for Robbins & Myers, Inc.	F
23.4	Consent of Ernst & Young LLP, independent auditors of T-3 Energy Services, Inc.	F
(24)	POWER OF ATTORNEY
24.1	Power of Attorney of Directors and Officers of Robbins & Myers, Inc.	#
(99)	ADDITIONAL EXHIBITS
99.1	Consent of UBS Securities LLC, financial advisor to Robbins & Myers, Inc.	F
99.2	Consent of Simmons & Company International, financial advisor to T-3 Energy Services, Inc.	F
99.3	Form of Proxy Card of Robbins & Myers, Inc.	F
99.4	Form of Proxy Card of T-3 Energy Services, Inc.	F

“F”	Indicates Exhibit to be filed herewith.

‘‘*”	The Agreement and Plan of Merger included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement and incorporated herein by reference omits the disclosure letters to the Merger Agreement. Robbins & Myers agrees to furnish supplementary a copy of these documents to the Securities and Exchange Commission upon request.

‘‘**”	Indicates the Exhibit is incorporated by reference from a previous filing with the Commission. Unless otherwise indicated, all incorporated items are incorporated from SEC File No. 000-288 and 001-13651.

‘‘#”	Previously filed.